UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GREY GLOBAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

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777 Third Avenue

New York, New York 10017

January 31, 2005

To the Stockholders of Grey Global Group Inc.:

On September 11, 2004, the board of directors of Grey Global Group Inc. approved a merger agreement authorizing the merger of Grey and WPP Group plc, an English public limited company. As a result of the merger, WPP will acquire Grey. We are sending you this proxy statement/prospectus to ask you to vote on the adoption of the merger agreement.

If the merger is completed, you will have the right to elect to receive either $1,005 in cash or 21.746 WPP American depositary shares, or WPP ADSs, for each share of Grey common stock or Limited Duration Class B common stock that you own, subject to allocation and proration procedures generally designed to ensure that 50% of the Grey shares are converted into WPP ADSs and 50% of the Grey shares are converted into cash. In addition, Grey stockholders entitled to receive WPP ADSs will have the opportunity to choose to receive, instead of all or a portion of those WPP ADSs, five ordinary shares of WPP for each WPP ADS.

The WPP ADSs are quoted on the Nasdaq National Market under the symbol “WPPGY.” The WPP ordinary shares trade on the London Stock Exchange under the symbol “WPP.” On January 28, 2005, the closing price of a WPP ADS on the Nasdaq National Market was $53.59 and the closing price of a WPP ordinary share on the London Stock Exchange was £5.69.

We will hold a special meeting of our stockholders to vote on the adoption of the merger agreement on March 3, 2005, at 8:00 a.m. New York City time, at 32 Old Slip, Second Floor Auditorium, New York, New York 10005. Only Grey stockholders of record on January 31, 2005, the record date for the special meeting, will be entitled to vote at the special meeting. The adoption of the merger agreement must be approved by (i) the holders of at least two-thirds in aggregate voting power of the outstanding shares of Grey common stock and Limited Duration Class B common stock and (ii) the holders of at least two-thirds of the aggregate outstanding shares of Grey common stock and Limited Duration Class B common stock.

Your board of directors has unanimously declared that the merger agreement is advisable and unanimously recommends that all stockholders vote “FOR” the adoption of the merger agreement at the special meeting.

The accompanying notice of meeting and proxy statement/prospectus explain the proposed merger and provide specific information concerning the special meeting. You may obtain additional information about us and WPP from documents we and WPP have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Please read the entire proxy statement/prospectus. You should also carefully consider the risk factors relating to the merger described beginning on page 21.

Your vote is very important. A failure to vote will have the same effect as a vote against adoption of the merger agreement. To be certain that your shares are voted at the special meeting, please sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend in person. If your shares are held in “street name,” you should follow the directions your broker or bank provides.

Cordially,

Edward H. Meyer

Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the WPP ADSs or ordinary shares described in this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated January 31, 2005 and is expected to be first mailed to Grey stockholders on February 2, 2005.

777 Third Avenue

New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Grey Global Group Inc.:

A special meeting of stockholders of Grey Global Group Inc. will be held on March 3, 2005, at 8:00 a.m., New York City time, at 32 Old Slip, Second Floor Auditorium, New York, New York 10005, and at any adjournments or postponements thereof, for the following purposes:

•	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP Group plc, Abbey Merger Corporation, a wholly-owned subsidiary of WPP, and Grey Global Group Inc., as amended (a copy of which is attached as Appendix A to the enclosed proxy statement/prospectus). As a result of the merger, Grey will be merged into Abbey Merger Corporation and each share of Grey common stock and Limited Duration Class B common stock outstanding immediately prior to the merger will, subject to the election, allocation, proration and adjustment procedures described in the accompanying proxy statement/prospectus, be converted into the right to receive either $1,005 in cash or 21.746 WPP American depositary shares. Grey stockholders will have the right to choose to receive WPP ordinary shares instead of all or a portion of the WPP American depositary shares they are otherwise entitled to receive.

•	To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

You should read carefully and in its entirety the enclosed proxy statement/prospectus which includes a detailed description of the proposed merger.

Only holders of record of Grey’s common stock and Limited Duration Class B common stock at the close of business on January 31, 2005, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. You may vote in person or by proxy. Mailing your completed proxy in advance of the meeting will not prevent you from voting in person at the special meeting. Whether or not you plan to attend the special meeting in person, you are urged to sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. If you later desire to revoke your proxy for any reason, you may do so in the manner set forth in the proxy statement/prospectus.

It is important to you and to Grey that your shares be voted on the proposed merger. The Grey Board of Directors unanimously recommends that you vote in favor of the adoption of the merger agreement.

By Order of the Board of Directors,

Steven G. Felsher

Secretary

REFERENCE TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about WPP and Grey from documents filed with and furnished to the SEC that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request.

You may obtain documents related to Grey or WPP that are incorporated by reference in this proxy statement/prospectus without charge, upon written or oral request to the appropriate company at the following address:

Grey Global Group Inc. 777 Third Avenue New York, New York 10017 Attention: Investor Relations Telephone Number: (212) 546-2000	WPP Group plc c/o WPP Group USA, Inc. 125 Park Avenue New York, New York 10017 Attention: Investor Relations Telephone Number: (212) 632-2200

or

WPP Group plc 27 Farm Street London WIJ 5RJ England Attention: Feona McEwan, Group Communications Director Telephone Number: (011 44) 20 7408 2204

To receive timely delivery of the documents in advance of the Grey special meeting, you should make your request no later than February 24, 2005.

In addition, if you have questions about submitting your proxy, you may contact:

Innisfree M&A Incorporated

Stockholders call toll-free at (888) 750-5834

Banks and brokers call collect at (212) 750-5833

See “Where You Can Find More Information” beginning on page 142 for more information about the documents referenced in this proxy statement/prospectus.

Page
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING AND MAKING CASH AND SHARE ELECTIONS	1

SUMMARY	4
The Companies	4
The Merger	4
What You Will Receive in the Merger	4
Grey’s 5% Contingent Convertible Subordinated Debentures	6
The Grey Special Meeting	6
Recommendation of Grey’s Board of Directors	7
Opinions of Grey’s Financial Advisors	7
Record Date for Voting	7
Vote Required for the Adoption of the Merger Agreement	7
Voting Agreement with Edward H. Meyer	8
WPP Management	8
Appraisal Rights	8
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Grey Shares	9
Interests of Certain Persons in the Merger	9
Conditions to the Merger	10
Termination of the Merger Agreement	10
Termination Fees Payable to WPP	11
Comparison of Rights of Holders of WPP Shares with Holders of Grey Shares	11
Accounting Treatment	11
Listing of WPP ADSs and Ordinary Shares	11
WPP Shares Outstanding	11
Comparative Per Share Market Price and Dividend Data	12
Currency and Exchange Rate Data	13
Selected Historical Financial Data	14
Comparative Per Share Data	17
WPP’s Acquisition of Cordiant Communications Group plc	19

RISK FACTORS	21
Risk Factors Relating to the Merger	21
The value of WPP ADSs (or WPP ordinary shares) you may be entitled to receive in the merger depends on the market price of the WPP ADSs (or WPP ordinary shares) at the completion of the merger.	21

Page
The form or mix of consideration that you receive may be different from what you have elected to receive, and you will not know the actual form or mix of consideration that you will receive at the time you vote on the merger.	21
If you deliver your Grey shares to the exchange agent to make an election, you will not be able to sell those shares, unless you revoke your election prior to the election deadline.	22
The combined company’s ability to retain key personnel will affect its performance.	22
The combined company may lose existing clients and fail to attract new clients as a result of the merger.	22
The combined company may not realize the cost savings and other benefits expected from the merger.	23
Sales of a significant number of Grey common stock and/or WPP shares that the Grey stockholders receive in the merger may result in a decline in the market price of WPP ADSs and ordinary shares.	23
WPP, as a foreign private issuer, is subject to different corporate disclosure standards and other rules under the Securities Exchange Act of 1934 which may limit the information available to holders of WPP securities.	23
The market value of the WPP ordinary shares or WPP ADSs to be issued in the merger and dividends paid on the WPP ordinary shares underlying the ADSs may be adversely affected by fluctuations in the exchange rate between the U.S. dollar and the pound sterling.	23
WPP, Grey and Grey’s directors are parties to a pending lawsuit seeking monetary damages and injunctive relief in connection with the merger.	24
Risk Factors Relating to WPP	24
WPP competes for clients in a highly competitive industry, which may reduce market share and decrease profits.	24

i

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WPP receives a significant portion of its revenues from a limited number of large clients, and the loss of these clients could adversely impact WPP’s prospects, business, financial condition and results of operations.	24
WPP may be subject to certain regulations that could restrict its activities.	24
WPP is exposed to the risks of doing business internationally.	25
Currency exchange rate fluctuations could adversely affect WPP’s consolidated results of operations.	25
WPP may have difficulty repatriating the earnings of its subsidiaries.	25
WPP is subject to recessionary economic cycles.	25
WPP may be unsuccessful in evaluating material risks involved in completed and future acquisitions.	25
WPP may be unsuccessful in integrating any acquired operations with its existing businesses.	25
Goodwill recorded on WPP’s balance sheet with respect to acquired companies may become impaired.	26
We have not included or incorporated by reference into this proxy statement/prospectus audited financial statements for Cordiant Communications Group plc, a company acquired by WPP in 2003.	26

FORWARD-LOOKING STATEMENTS	27

THE GREY SPECIAL MEETING	28
General	28
Record Date; Quorum	28
Required Vote	28
Voting and Revocation of Proxies	29
Solicitation of Proxies	29
Voting and Elections by Participants in the Grey ESOP	30
Appraisal Rights	31

THE MERGER	34
Structure	34
Background of the Merger	34
Grey’s Reasons for the Merger	42
Recommendation of Grey’s Board of Directors	45
Opinions of Grey’s Financial Advisors	45
WPP’s Reasons for the Merger	57

Appendix A—	Agreement and Plan of Merger, dated as of September 11, 2004, by and among
	WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., including the First Amendment to the Agreement and Plan of Merger, dated as of December 1, 2004	A-1
Appendix B—	Voting Agreement, dated as of September 11, 2004, by and among Edward H. Meyer, WPP Group plc and Abbey Merger Corporation	B-1
Appendix C—	Opinion of Goldman, Sachs & Co.	C-1
Appendix D—	Opinion of J.P. Morgan Securities Inc.	D-1
Appendix E—	Section 262 of the Delaware General Corporation Law	E-1

The questions and answers below and the summary section that follows highlight selected information from this proxy statement/prospectus deemed most material by Grey and WPP. It does not contain all of the detailed information that may be important to you. You should read carefully the entire proxy statement/prospectus and the additional documents referred to in this proxy statement/prospectus to fully understand the merger. See “Where You Can Find More Information” beginning on page 142.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING

AND MAKING CASH AND SHARE ELECTIONS

Q1.	What is the proposed transaction for which I am being asked to vote?

A1.	You are being asked to vote to adopt a merger agreement between WPP Group plc and Grey Global Group Inc. The merger agreement provides for the acquisition of Grey by WPP.

Q2.	What do I need to do now?

A2.	After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy as soon as possible so that your shares may be voted on the merger agreement at the special meeting. If your Grey shares are registered in your own name, you may submit your proxy by signing and mailing the enclosed proxy card in the envelope provided.

Your proxy card will instruct the persons named on the proxy card how to vote your shares at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote on the merger agreement, your proxy will be voted FOR the adoption of the merger agreement. If you do not vote or if you abstain, the effect will be a vote AGAINST the adoption of the merger agreement. Your vote is very important.

Q3.	If my shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A3.	You should instruct your broker or bank to vote your shares by following the instructions your broker or bank provides. If you do not instruct your broker or bank, they will generally not have the discretion to vote your shares without your instructions. These “broker non-votes” will have the same effect as votes cast against the adoption of the merger agreement.

Q4.	If I plan to attend the Grey special meeting in person, should I still submit a proxy?

A4.	Yes. Whether or not you plan to attend the special meeting, you should submit your proxy. Your failure to vote in person or by proxy will have the same effect as a vote AGAINST the adoption of the merger agreement.

Q5.	May I change my vote?

A5.	Yes. You may withdraw your proxy or change your vote by sending a written revocation to Grey by mail, by submitting a new later-dated properly completed and signed proxy to Grey by mail or by voting in person at the Grey special meeting.

Q6.	How do I make a cash election or a share election?

A6.	A form of election is included in this proxy statement/prospectus. You should carefully review and follow the instructions in the form of election. To make a cash election or a share election, you must properly complete, sign and send the form of election and any stock certificates representing your Grey shares to American Stock Transfer & Trust Company, the exchange agent, at the following address:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, New York 10038

Attention: Exchange Department

Telephone Number: 800-937-5449

The exchange agent must receive your form of election and any stock certificates representing your Grey shares, a book entry transfer of shares or a guarantee of delivery as described in the form of election by the election deadline. The election deadline will be 5:00 p.m., New York City time, on March 3, 2005, the date of the special meeting of Grey stockholders. In the event that the completion of the merger will occur more than four business days following the date of the special meeting, the election deadline will be extended until two business days before the completion of the merger. In this event, WPP and Grey will publicly announce the new election deadline at least five business days prior to the anticipated completion date of the merger.

If you make no election with respect to your Grey shares, after the completion of the merger, you will receive a letter of transmittal for you to use in surrendering any Grey stock certificates you have at the time of the completion of the merger. If you do not properly make a cash election or share election by the election deadline, your Grey shares may be exchanged for cash consideration, share consideration or a combination of cash consideration and share consideration, depending on the elections made by other Grey stockholders.

If you own Grey shares in “street name” through a bank, broker or other financial institution and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

Q7.	If I beneficially own Grey shares held pursuant to Grey’s Employee Stock Ownership Plan, will I be able to vote on the merger agreement and elect whether to receive cash or share consideration?

A7.	Yes. If you are a participant in the Grey Employee Stock Ownership Plan, or ESOP, you will find enclosed an ESOP Instruction Form from the Trustee of the ESOP or its designee, as well as directions for its completion. You may indicate on the form how you want the Trustee to vote the Grey shares allocated to your ESOP account and whether you want the Trustee to elect cash consideration or share consideration for each Grey share allocated to your ESOP account. See “The Grey Special Meeting—Voting and Elections by Participants in the Grey ESOP” beginning on page 30 for detailed instructions.

Q8.	Can I elect to receive cash consideration for a portion of my Grey shares and share consideration for my remaining Grey shares?

A8.	Yes. The form of election provides for an election to be made for cash consideration or share consideration for all or any portion of your Grey shares.

Q9.	Can I change my election after I submit my form of election?

A9.	Yes. You may revoke your election and submit new election materials prior to the election deadline. You may revoke your election by submitting a written notice to the exchange agent that is received prior to the election deadline.

The revocation must specify the name in which your shares are registered on the stock transfer books of Grey and other information that the exchange agent may request. If you wish to submit a new election, you must do so in accordance with the election procedures described in this proxy statement/prospectus. If you instructed a broker to submit an election for your shares, you must follow your broker’s directions for changing those instructions.

Q10.	What if I do not send a form of election or it is not received?

A10.	If the exchange agent does not receive a properly completed form of election from you before the election deadline, together with the stock certificates representing the shares you wish to exchange for cash or shares, properly endorsed for transfer, a book entry transfer of shares or a guarantee of delivery as described in the form of election, then you will have no control over the type of merger consideration you receive. As a result, your Grey shares may be exchanged for cash consideration, share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares), or a combination of cash consideration and share consideration. You bear the risk of delivery and should send any form of election by courier or by hand to the appropriate addresses shown in the form of election.

Q11.	How do I choose to receive WPP ordinary shares instead of WPP ADSs?

A11.	If, as a result of your election, you are entitled to receive share consideration in the merger, you will receive WPP ADSs unless you indicate on the form of election provided with this proxy statement/prospectus that you wish to receive WPP ordinary shares instead of WPP ADSs. If you do not make a share or cash election, after the completion of the merger you will receive a letter of transmittal which will allow you to choose to receive WPP ordinary shares instead of WPP ADSs you may otherwise be entitled to receive. If you own Grey shares in “street name” through a bank, broker or other financial institution, you should seek advice from the financial institution concerning making an election to receive WPP ordinary shares.

Q12.	Should I send in my stock certificates with my proxy card or my form of election?

A12.	You should send in your stock certificates to the exchange agent with your form of election. Please DO NOT send your stock certificates with your proxy card.

Q13.	Who can help answer my questions?

A13.	If you have any questions about the merger, need assistance in voting your shares, or making elections or need additional copies of this proxy statement/prospectus or the enclosed proxy card or form of election, you should contact Innisfree M&A Incorporated toll free at (888) 750-5834 (Banks and Brokers may call collect at (212) 750-5833).

SUMMARY

The Companies (see pages 105 and 107)

WPP Group plc

27 Farm Street

London WIJ 5RJ

England

(011 44) 20 7408 2204

WPP and its subsidiaries and affiliates comprise one of the largest advertising and marketing businesses in the world. As of June 30, 2004, WPP employed 57,723 people located in approximately 1,400 offices in 104 countries. WPP operates through a number of established global, multinational and national advertising and marketing services companies that are organized into four business segments: Advertising and Media investment management; Information, insight and consultancy; Public relations and public affairs; and Branding and identity, Healthcare and Specialist communications. WPP serves over 330 clients in at least three service disciplines and more than 130 clients in four service disciplines. WPP serves over 100 clients in six or more countries. All together, WPP serves more than 300 of the Fortune Global 500, over one-half of the NASDAQ 100, and over 30 of the Fortune e-50.

Grey Global Group Inc.

777 Third Avenue

New York, NY 10017

(212) 546-2000

Grey is one of the world’s largest advertising, communications and marketing service companies. It operates in 83 countries around the world providing its clients with services and expertise over a broad range of communications disciplines including mass market advertising, media planning and buying, direct marketing, healthcare marketing, public relations and public affairs, sales promotion, graphic design, corporate communications, event marketing, interactive communications, channel marketing and retail advertising support, and product branding. Headquartered in New York, Grey, together with its subsidiaries, employs approximately 10,500 people.

The Merger (see page 34)

WPP will acquire Grey by means of a merger of Grey with and into a wholly-owned subsidiary of WPP. As a result of the merger, Grey will become a wholly-owned subsidiary of WPP. WPP and Grey expect to complete the merger as promptly as possible following the special meeting. However, because the merger is also subject to regulatory approval, we cannot predict the exact timing of its completion.

What You Will Receive in the Merger (see page 79)

The merger agreement provides that each Grey share issued and outstanding immediately prior to the effective time of the merger, other than shares held by holders who properly demand appraisal, will be converted, at the election of the holder, into the right to receive $1,005 in cash or 21.746 WPP ADSs. This right is subject to the allocation and proration procedures contained in the merger agreement and described in this proxy statement/prospectus. Each Grey stockholder entitled to receive WPP ADSs in the merger may choose to receive WPP ordinary shares instead of all or a portion of those WPP ADSs. Each WPP ADS represents five WPP ordinary shares.

FOR EXAMPLE: If you hold 1,000 Grey shares, you may elect to receive 21,746 WPP ADSs (21.746 WPP ADSs per Grey share) or $1,005,000 ($1,005 per Grey share) in cash for all of your Grey shares, or you may elect to receive 21.746 WPP ADSs per share for some of your Grey shares and $1,005 in cash per share for some of your Grey shares. You may choose to receive five WPP ordinary shares instead of each WPP ADS that you are otherwise entitled to receive. However, as described below, the amount of either shares or cash that you actually receive in the merger will depend on the election of other Grey stockholders.

The number of WPP ADSs that Grey stockholders may receive in the merger for each Grey share is fixed at 21.746. The merger agreement does not contain a mechanism to adjust the exchange ratio for changes in the market prices of either Grey shares or WPP ADSs. Accordingly, the market value of the WPP ADSs that you may become entitled to receive on completion of the merger may vary significantly from the market value of the WPP ADSs on the date of this proxy statement/prospectus or the date of the Grey special meeting, particularly in the event that the completion date of the merger is significantly delayed for regulatory reasons. See “The Merger—Regulatory Approvals” beginning on page 66. Accordingly, you will not know at the time you vote on the merger the value of the WPP ADSs you may become entitled to receive upon completion of the merger. In contrast, the cash consideration is fixed at $1,005 per Grey share.

The following table illustrates the value of 21.746 WPP ADSs to be exchanged for each Grey share entitled to receive share consideration in the merger based on a hypothetical range of per share closing prices for WPP ADSs. The shaded portions of the table indicate the closing price of WPP ADSs on September 10, 2004, the last full trading day prior to the date of the merger agreement, and January 28, 2005, the latest practicable date before printing this proxy statement/prospectus.

IMPLIED PRICE PER GREY SHARE

Price Per WPP ADS
45.00	46.00	46.66	47.00	48.00	49.00	50.00	51.00	52.00	53.00	53.59	54.00	55.00	56.00	57.00
$979	$1,000	$1,015	$1,022	$1,044	$1,066	$1,087	$1,109	$1,131	$1,153	$1,165	$1,174	$1,196	$1,218	$1,240

Each election by a Grey stockholder to receive shares, cash or a combination of both in the merger is subject to allocation and proration procedures which are designed to ensure that 50% of the Grey shares outstanding at the completion of the merger are converted into share consideration and 50% of the Grey shares outstanding at the completion of the merger are converted into cash. If the aggregate number of Grey shares for which cash elections are made exceeds the 50% threshold, then a portion of the Grey shares for which cash elections are made will be exchanged for WPP ADSs (or WPP ordinary shares) on a pro rata basis so that the total number of Grey shares exchanged for cash equals the 50% threshold. Similarly, if the aggregate number of Grey shares for which share elections are made exceeds the 50% threshold, then a portion of the Grey shares for which share elections are made will be exchanged for cash on a pro rata basis so that the total number of Grey shares exchanged for WPP shares equals the 50% threshold.

FOR EXAMPLE: If you hold 1,000 Grey shares and you elect to receive only WPP shares in exchange for your Grey shares, and all other Grey stockholders make the same election:

•	only 50% of your Grey shares would be converted into WPP shares and the remaining 50% of your Grey shares would be converted into cash; and

•	as a result, you would receive an aggregate amount of 10,873 WPP ADSs (21.746 WPP ADSs per Grey share) and $502,500 ($1,005 per Grey share) in cash for your 1,000 Grey shares. If you choose to receive WPP ordinary shares instead of WPP ADSs, you would receive 54,365 WPP ordinary shares (108.73 WPP ordinary shares per Grey share) and $502,500 in cash for your 1,000 Grey shares.

Accordingly, even if you elect to receive only cash consideration for your Grey shares, as a result of these allocation and proration procedures, it is possible that you will receive WPP ADSs (or, instead of WPP ADSs,

WPP ordinary shares) in the merger. Therefore, you should consider WPP’s financial condition, business activities and prospects before you vote. In considering these factors, you should review the documents incorporated by reference in this proxy statement/prospectus because they contain detailed business, financial and other information about WPP.

There is also a possibility that, depending on the value of the WPP shares at the completion of the merger, some Grey shares that otherwise would be converted into cash will be converted into WPP ADSs (or WPP ordinary shares) to ensure the merger qualifies as a reorganization for U.S. tax purposes. The merger agreement provides that the percentage of Grey shares to be converted into cash will be decreased and the percentage of Grey shares to be converted into WPP shares will be correspondingly increased to the minimum extent necessary such that the aggregate cash consideration payable by WPP in the merger will represent no more than 60% of the fair market value of the aggregate merger consideration, or if otherwise necessary to permit tax counsel to Grey and WPP to render their tax opinions. In general, a material decline in the value of WPP ADSs or ordinary shares prior to completion of the merger would need to occur before the percentage of Grey shares to be converted into cash will be decreased pursuant to this adjustment mechanism.

FOR EXAMPLE: Assume that 1,400,000 Grey shares are outstanding at the time of the merger and the fair market value of a WPP ADS, as of the date of the merger, is $25. Absent an adjustment to the percentage of Grey shares to be converted into cash consideration and into share consideration, 50%, or 700,000, of the outstanding Grey shares would be converted into cash consideration and 50%, or 700,000, of the outstanding Grey shares would be converted into share consideration. In this case, the fair market value of the cash consideration payable in the merger (700,000 x $1,005 = $703,500,000.00) would represent more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger [(700,000 x $1,005) + (700,000 x 21.746 x $25) = $1,084,055,000.00].

To ensure the fair market value of the cash consideration payable in the merger represents no more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger, the merger agreement would require that 72,876 shares of the 700,000 Grey shares that would otherwise have been converted into cash consideration instead be converted into share consideration. As a result of this adjustment, a total of 627,124 of the outstanding Grey shares would be converted into cash consideration, a total of 772,876 of the outstanding Grey shares would be converted into share consideration, and the fair market value of the cash consideration payable in the merger (627,124 x $1,005 = $630,259,620.00) would not represent more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger [(627,124 x $1,005) + (772,876 x 21.746 x $25) = $1,050,433,657.40]. As a result of this adjustment, if you would otherwise have been entitled to receive cash consideration for 1,000 Grey shares, you would receive cash consideration for approximately 895 of those Grey shares and share consideration for approximately 105 of those Grey shares.

Grey’s 5% Contingent Convertible Subordinated Debentures (see page 67)

As of January 28, 2005, Grey had outstanding 5% Contingent Convertible Subordinated Debentures in the aggregate principal amount of $150,000,000. These debentures will become convertible into up to approximately 156,060 Grey shares during the 15 day period before the completion of the merger. If all of the debentures were to be converted before the merger, WPP would be required to pay in the merger an additional $78,420,150, in the aggregate, for 78,030 of these shares, and issue in the merger approximately an additional 1,696,840 WPP ADSs for the other 78,030 Grey shares.

The Grey Special Meeting (see page 28)

The Grey special meeting is scheduled to take place on March 3, 2005, at 8:00 a.m. (New York City time), at 32 Old Slip, Second Floor Auditorium, New York, New York 10005. At the special meeting, Grey stockholders will be asked to vote on the adoption of the merger agreement.

Recommendation of Grey’s Board of Directors (see page 45)

Grey’s board of directors has unanimously declared that the merger agreement is advisable and determined that it is in the best interests of Grey and its stockholders. The board of directors of Grey unanimously recommends that Grey stockholders vote “FOR” adoption of the merger agreement at the special meeting.

Opinions of Grey’s Financial Advisors (see page 45)

Goldman, Sachs & Co., as co-financial advisor to Grey, delivered its opinion to Grey’s board of directors that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the cash consideration and the share consideration to be received by the holders of Grey shares in the merger, taken in the aggregate, was fair from a financial point of view to the holders of Grey shares. In addition, J.P. Morgan Securities Inc., as co-financial advisor to Grey, delivered its opinion to Grey’s board of directors that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of Grey shares in the proposed merger, in the aggregate, was fair from a financial point of view to the holders of Grey shares.

The full text of the written opinions of Goldman Sachs, dated September 11, 2004, and JPMorgan, dated September 13, 2004, which set forth assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with such opinions, are attached as Appendices C and D, respectively, to this proxy statement/prospectus. Each of Goldman Sachs and JPMorgan provided its opinion for the information and assistance of Grey’s board of directors in connection with its consideration of the merger. The opinions of Goldman Sachs and JPMorgan do not constitute a recommendation as to how any holder of Grey shares should vote or act with respect to the transactions contemplated by the merger agreement or any other matter. Pursuant to the terms of the engagement letters with each of Goldman Sachs and JPMorgan, Grey has agreed to pay each of Goldman Sachs and JPMorgan a transaction fee, all of which is payable upon consummation of the merger.

Record Date for Voting (see page 28)

You can vote at the special meeting of Grey stockholders if you owned Grey shares at the close of business on January 31, 2005, the record date for the special meeting.

Vote Required for the Adoption of the Merger Agreement (see page 28)

The adoption of the merger agreement requires the affirmative vote of the holders of:

•	at least two-thirds of the voting power of all outstanding shares of Grey common stock and Limited Duration Class B common stock, voting together as a single class (with holders of shares of Limited Duration Class B common stock entitled to ten votes per share of Limited Duration Class B common stock and holders of shares of common stock entitled to one vote per share of common stock for this vote); and

•	at least two-thirds of the total number of outstanding shares of Grey common stock and Limited Duration Class B common stock, voting together as a single class (with holders of shares of Limited Duration Class B common stock and holders of shares of common stock, in each case, entitled to only one vote per share for this vote).

Unless both of the above-described votes are obtained, the merger agreement will not be adopted. By virtue of the requirement that the holders of at least two-thirds of the outstanding Grey shares vote in favor of adoption of the merger agreement, in light of the number of Grey shares owned as of the date of this proxy statement/prospectus by stockholders who are directors, officers or employees of Grey, even if those directors, officers and employees vote all of the Grey shares they own in favor of the adoption of the merger agreement, a majority of the Grey shares held by the Grey public stockholders (i.e., stockholders who are not directors, officers or employees of Grey) will need to be voted in favor of the adoption of the merger agreement in order for the merger agreement to be adopted by the holders of at least two-thirds of the outstanding Grey shares. Accordingly, the merger will be effectively conditioned on the affirmative vote of a majority of the Grey shares held by the Grey public stockholders.

Under the terms of a voting agreement, Edward H. Meyer, Grey’s Chairman, President and Chief Executive Officer and Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, has committed to vote the shares of Grey common stock and Limited Duration Class B common stock owned by him in favor of the adoption of the merger agreement. As of the record date, the aggregate number of shares of Grey common stock and Limited Duration Class B common stock owned by Mr. Meyer, excluding shares of Grey common stock issuable upon the exercise of Mr. Meyer’s currently exercisable options to purchase shares of Grey common stock, represent approximately 45.6% of the voting power of all outstanding Grey shares and 20.8% of all outstanding Grey shares. The voting agreement is summarized immediately below and under “The Voting Agreement” beginning on page 100.

Voting Agreement with Edward H. Meyer (see page 99)

Mr. Meyer, Grey’s Chairman, President and Chief Executive Officer and Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, has entered into a voting agreement with WPP and Abbey Merger Corporation with respect to the 149,158 shares of Grey common stock and the 135,617 shares of Limited Duration Class B common stock owned by him as of the date of the voting agreement, as well as shares of Grey common stock issuable upon the exercise by Mr. Meyer of his currently exercisable options and any other Grey shares which Mr. Meyer acquires after the date of the voting agreement.

Mr. Meyer has agreed to vote all of these shares in favor of the adoption of the merger agreement and against any competing transaction proposed to Grey’s stockholders, unless the merger agreement is terminated in accordance with its terms. The full text of the voting agreement is attached to this proxy statement/prospectus as Appendix B. We encourage you to read the full text of the voting agreement in its entirety.

WPP Management (see page 65)

The directors and officers of WPP are not expected to change in connection with the completion of the merger. WPP has, however, agreed that, after the appointment of a successor to Edward H. Meyer as Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, WPP will, subject to applicable law and if requested by Mr. Meyer, appoint Mr. Meyer to WPP’s board of directors. Information about the directors and officers of WPP is incorporated into this proxy statement/prospectus by reference to WPP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003.

Appraisal Rights (see page 31)

Any holder of Grey shares who does not vote in favor of the adoption of the merger agreement and does not wish to accept the merger consideration may elect to exercise appraisal rights. The requirements for exercising appraisal rights are described under “The Grey Special Meeting—Appraisal Rights” beginning on page 31. We have also included a copy of Section 262 of the Delaware General Corporation Law as Appendix E to this proxy statement/prospectus.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Grey Shares (see page 73)

It is the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to WPP, and Simpson Thacher & Bartlett LLP, counsel to Grey, that, if the merger is completed in accordance with the terms of the merger agreement, the merger will qualify as a reorganization for tax purposes. Accordingly:

•	you will not recognize any gain or loss for U.S. federal income tax purposes if you exchange your Grey shares solely for WPP ADSs or ordinary shares in the merger, except with respect to cash received in lieu of a fractional WPP ADS or ordinary share;

•	you generally will recognize gain or loss if you exchange your Grey shares solely for cash in the merger; and

•	you generally will recognize gain, but not loss, if you exchange your Grey shares for a combination of WPP ADSs or ordinary shares and cash, but the gain will not exceed the cash you receive in the merger.

The tax consequences to you of the transaction will depend on your particular facts and circumstances (e.g., the above consequences may not apply to you if you are a five-percent transferee shareholder) and the form of merger consideration you receive. You should consult your tax advisor for a full understanding of all of the tax consequences of the merger to you.

Interests of Certain Persons in the Merger (see page 59)

When considering the recommendation of Grey’s board of directors that you vote in favor of the adoption of the merger agreement, you should be aware that the directors and executive officers of Grey may have interests in the merger that are different from, or in addition to, your interest as a Grey stockholder. These interests relate to, among other matters:

•	the new employment agreement entered into by Edward H. Meyer in connection with the merger, and certain payments and benefits that Mr. Meyer is entitled to receive as a result of, and following the completion of, the merger:

•	Mr. Meyer will be entitled to receive a payout of deferred compensation and supplemental pension amounts earned by him over nearly the past 10 years (as well as the accrued return on these amounts) equal to approximately $53.1 million (as of September 30, 2004), which amount is owed to Mr. Meyer under his existing employment agreement with Grey.

•	Mr. Meyer will be entitled to receive a settlement payment of approximately $22.7 million (and, if the merger had closed in 2004, a gross-up payment related to golden parachute excise taxes of approximately $12.4 million) in exchange for Mr. Meyer’s agreeing to remain an employee of Grey following the merger, terminating his existing employment agreement and, in part, agreeing to various non-competition restrictions contained in the new employment agreement.

•	In connection with the new employment agreement, which includes the settlement payment described above, Mr. Meyer has also agreed to various other matters described under “Interest of Certain Persons in the Merger—Compensation and Benefits During Term of Employment” beginning on page 60, including an agreement to exercise in 2004 a number of options to purchase Grey common stock in order to preserve the potential deductibility to Grey of compensation payments made to him in connection with the merger and avoid the need for Grey to gross up any golden parachute excise taxes (potential savings to Grey of $16.6 million when compared with payments that would otherwise be made to him by Grey in 2005 pursuant to this new employment agreement in the absence of such exercise).

•	the accelerated vesting of options, restricted stock and stock allocations to stock accounts owned by Grey employees in the event that the employee, including an executive officer of Grey, is terminated by Grey without cause or terminates his or her employment for good reason or as a result of death or disability;

•	the right to continued insurance coverage, to be paid by WPP, of Grey’s directors and executive officers for acts or omissions occurring prior to the merger; and

•	the inclusion of provisions in the surviving corporation’s organizational documents following completion of the merger that provide for the ongoing indemnification of Grey’s directors and executive officers.

Conditions to the Merger (see page 93)

Grey and WPP will not complete the merger unless a number of conditions are satisfied. These include:

•	adoption of the merger agreement by Grey’s stockholders;

•	clearance under applicable antitrust and competition laws of the U.S., European Union and member states of the European Union to which the merger is referred under European Union merger control law; and approval by other governmental authorities under specified circumstances;

•	there being no law or order prohibiting, or pending lawsuit seeking to prohibit, the merger having been issued or filed by any U.S., European Union or United Kingdom governmental entity, any governmental entity in other specified jurisdictions or any other governmental entity under specified circumstances, subject to certain exceptions described in this proxy statement/prospectus; and

•	receipt of opinions of tax counsel substantially to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code and that WPP will be treated as a corporation under Section 367(a) of the Internal Revenue Code with respect to each transfer of property to WPP pursuant to the merger.

In addition, WPP will not be required to complete the merger unless Edward H. Meyer continues to be employed as Chairman, President and Chief Executive Officer of Grey, except as a result of his death, disability or termination for cause.

Termination of the Merger Agreement (see page 96)

WPP and Grey may terminate the merger agreement by mutual written consent. In addition, either WPP or Grey may terminate the merger agreement if:

•	the merger is not completed by August 11, 2005 (this date reflects the amendment contained in the First Amendment to Agreement and Plan of Merger dated as of December 1, 2004); or

•	a final, non-appealable law or order of any U.S., European Union or United Kingdom governmental entity or of any governmental entity in other specified jurisdictions prohibits the merger; or

•	the other party has materially breached its representations, warranties, covenants or agreements under the merger agreement under specified circumstances; or

•	Grey’s stockholders fail to adopt the merger agreement.

Additionally, WPP may terminate the merger agreement if Grey’s board of directors:

•	withdraws or adversely changes its favorable recommendation of the merger; or

•	recommends another acquisition proposal.

Before Grey’s stockholders vote on the merger agreement, Grey may terminate the merger agreement to accept an acquisition proposal from a third party that is more favorable to Grey’s stockholders than the proposed merger with WPP, referred to as a superior acquisition proposal.

Termination Fees Payable to WPP (see page 97)

Grey will be required to pay WPP a termination fee of $56 million if:

•	Grey terminates the merger agreement to accept a superior acquisition proposal;

•	WPP terminates the merger agreement after Grey’s board of directors recommends a superior acquisition proposal;

•	WPP terminates the merger agreement after Grey’s board of directors withdraws or adversely changes its favorable recommendation of the merger at a time when a proposal for an alternative transaction with Grey is pending;

•	Grey’s stockholders do not adopt the merger agreement at the special meeting at a time when a proposal for an alternative transaction with Grey is pending, the merger agreement is terminated and, within nine months, Grey enters into or completes an alternative transaction; or

•	at a time when a proposal for an alternative transaction with Grey is pending, Grey materially breaches its representations, warranties, covenants or agreements under the merger agreement such that a condition to the merger cannot be satisfied, WPP terminates the merger agreement and, within nine months, Grey enters into or completes an alternative transaction.

Comparison of Rights of Holders of WPP Shares with Holders of Grey Shares (see page 119)

There are numerous differences between the rights of a stockholder in Grey, a Delaware corporation, and the rights of a share owner in WPP, an English company. These differences are summarized under “Comparison of Rights of Grey Stockholders and WPP Share Owners” beginning on page 119.

There are also significant differences between the rights of holders of WPP ordinary shares and WPP ADSs. The characteristics of, and differences between, WPP ordinary shares and WPP ADSs are summarized under “Description of WPP Ordinary Shares” beginning on page 108 and “Description of WPP American Depositary Shares” beginning on page 113.

Accounting Treatment (see page 66)

WPP will account for the merger as an acquisition under generally accepted accounting principles in the U.K., or U.K. GAAP (or International Financial Reporting Standards from 2005 onward), and in the U.S., or U.S. GAAP. Following the merger, Grey will be fully consolidated by WPP. The purchase price will be allocated to Grey’s assets (including intangible assets other than goodwill) and liabilities based on their estimated fair market values and exchange and any excess of the purchase price over these fair market values will be accounted for as goodwill.

Listing of WPP ADSs and Ordinary Shares (see page 102)

The WPP ADSs you receive in the merger will be quoted on the Nasdaq National Market and the WPP ordinary shares underlying those ADSs, or any WPP ordinary shares you choose to receive instead of WPP ADSs, will be admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the London Stock Exchange, or LSE.

WPP Shares Outstanding (see pages 108 and 113)

As of September 10, 2004, there were 1,180,228,711 WPP ordinary shares outstanding. 102,976,890 of those shares were represented by 20,595,378 WPP ADSs outstanding as of September 10, 2004. As of September 10, 2004, the directors and executive officers of WPP and their affiliates held WPP ADSs and ordinary shares representing approximately 1.58% of all the outstanding WPP ADSs and ordinary shares.

Comparative Per Share Market Price and Dividend Data (see page 102)

The primary trading market for the WPP ordinary shares is the London Stock Exchange, where they are traded under the ticker symbol “WPP.” WPP ADSs, each representing five ordinary shares, are quoted on the Nasdaq National Market under the ticker symbol “WPPGY.” The Grey common stock is quoted on the Nasdaq National Market under the ticker symbol “GREY.”

We present below the per share closing prices for WPP ADSs as quoted on the Nasdaq National Market and the closing prices for shares of Grey common stock as quoted on the Nasdaq National Market. We also present the closing middle market quotations—that is, the volume-weighted average sales price for the last ten minutes of trading—for WPP ordinary shares as derived from the Daily Official List of the LSE. These prices are presented on the following dates:

•	June 18, 2004, the last day before rumors of a possible merger involving Grey were circulating in press reports;

•	September 10, 2004, the last trading day before the formal public announcement of the signing of the merger agreement; and

•	January 28, 2005, the latest practicable date before the printing of this proxy statement/prospectus.

The table also presents pro forma equivalent per share values for shares of Grey common stock, which is determined by multiplying the applicable per share closing price for WPP ADSs by the exchange ratio of 21.746.

	WPP ADS price	Grey common stock price	WPP ordinary share price	Grey common stock pro forma equivalent price
June 18, 2004	$51.80	$754.00	£5.64	$1,126.44
September 10, 2004	$46.66	$940.00	£5.14	$1,014.67
January 28, 2005	$53.59	$1,082.00	£5.69	$1,165.37

Grey stockholders are urged to obtain current market quotations for WPP ADSs, WPP ordinary shares and shares of Grey common stock before making a decision with respect to the merger.

Grey has historically paid quarterly dividends for each year, and WPP has historically paid an interim dividend and a final dividend for each year. Grey paid a dividend of $1.00 for each of the first three quarters of 2004. On August 20, 2004, WPP’s board of directors declared an interim dividend of 2.5p per ordinary share for 2004 (or 4.6¢ based on the Bloomberg Closing Mid Point rate for U.K. pounds sterling on June 30, 2004 of £1.00 = U.S. $1.8144), which WPP paid on November 15, 2004 to WPP’s registered share owners as of October 15, 2004. Grey stockholders are urged to review the historical dividend data for Grey and WPP beginning on page 103.

Currency and Exchange Rate Data

WPP publishes its consolidated financial statements in pounds sterling. In this proxy statement/prospectus, references to “$”, “U.S.$” or “U.S. dollars” are to United States dollars and references to “¢” are to United States cents. References to “£”, “pounds sterling”, “pounds”, “pence” or “p” are to the lawful currency of the United Kingdom. Solely for your convenience, this proxy statement/prospectus contains translations of certain pounds sterling amounts into U.S. dollars at the rate or rates indicated. Unless otherwise indicated, pounds sterling amounts for the year ended December 31, 2003 and for the six months ended June 30, 2004 have been translated at the Bloomberg Closing Mid Point rate on June 30, 2004 of £1.00 = U.S. $1.8144. These translations should not be construed as representations that the pound amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. On January 28, 2005 the latest practicable date for which exchange rate information was available before the printing of this proxy statement/prospectus the Bloomberg Closing Mid Point rate was £1.00 = $1.8881.

The annual average of the daily Bloomberg Closing Mid Point rate for pounds sterling expressed in U.S. dollars for each of the five years ended December 31, 2004 was:

Year ended December 31,	Average
2000	$1.5162
2001	$1.4401
2002	$1.5036
2003	$1.6356
2004	$1.8329

The following table sets forth the high and low Bloomberg Closing Mid Point rates for pounds sterling expressed in U.S. dollars for each of the most recent six months.

Month ended	High	Low
July 31, 2004	$1.8714	$1.8159
August 31, 2004	$1.8437	$1.7908
September 30, 2004	$1.8117	$1.7743
October 31, 2004	$1.8418	$1.7775
November 30, 2004	$1.9097	$1.8326
December 31, 2004	$1.9477	$1.9140

We make no representation that the pounds sterling or U.S. dollar amounts referred to in this proxy statement/prospectus have been, could have been or could, in the future, be converted into U.S. dollars or pounds sterling, as the case may be, at any particular rate, if at all.

Selected Historical Financial Data

We present below selected historical financial data of WPP and Grey as of and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, as of and for the six months ended June 30, 2004 and for the six months ended June 30, 2003 and, with respect to Grey, as of and for the nine months ended September 30, 2004 and for the nine months ended September 30, 2003. We derived the selected historical financial data of WPP and Grey as of and for the years ended December 31, 2003, 2002 and 2001 (apart from the selected historical balance sheet data for Grey as of December 31, 2001) from, and you should read the data in conjunction with, the most recent annual audited consolidated financial statements of WPP and Grey, including the notes to those financial statements, which we have incorporated by reference into this proxy statement/prospectus. We derived the selected historical financial data as of June 30, 2004 and for the six month periods ended June 30, 2004 and 2003 and as of September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003 from, and you should read the data in conjunction with, the most recent unaudited interim consolidated financial statements of WPP and Grey for those periods, including the notes thereto, which we have incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 142. The selected historical balance sheet data for Grey as of December 31, 2001 and the WPP and Grey selected historical financial data as of and for the years ended December 31, 2000 and 1999 have been derived from their respective annual audited consolidated financial statements, which, in accordance with SEC rules, we have not incorporated by reference into this proxy statement/prospectus.

WPP reports its financial results in accordance with U.K. GAAP, and Grey reports its financial results in accordance with U.S. GAAP. The main differences between U.S. GAAP and U.K. GAAP that are relevant to WPP’s consolidated financial statements are presented in a Report on Form 6-K/A filed by WPP on January 25, 2005, which reconciles WPP’s share owners’ funds and net income as of and for the years ended December 31, 2003, 2002 and 2001 to U.S. GAAP. We have incorporated this Report by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 142.

Selected Historical Financial Data for WPP

	Six months ended June 30,						Years ended December 31,
	2004				2003		2003				2002		2001		2000		1999
	£		$		£		£		$		£		£		£		£
	(in millions, except per ordinary share and ADS amounts)(1)
Selected Consolidated Profit and Loss Account Data
U.K. GAAP
Turnover (gross billings)	9,155.2		16,611.2		8,639.2		18,621.3		33,786.5		18,028.7		20,886.9		13,949.4		9,345.9
Revenue	2,025.6		3,675.2		1,910.8		4,106.0		7,449.9		3,908.3		4,021.7		2,980.7		2,172.6
Operating profit	194.6		353.1		174.8		415.3		753.5		272.5		505.5		379.4		265.0
Profit on ordinary activities before taxation	176.3		319.9		153.6		349.9		634.9		205.4		411.0		365.7		255.4
Profit attributable to ordinary share owners	105.9		192.1		95.2		208.4		378.1		88.0		271.2		244.7		172.8
Earnings per ordinary share
Basic	9.4	p	17.1	¢	8.6	p	18.7	p	33.9	¢	7.9	p	24.6	p	29.3	p	22.9	p
Diluted	9.1	p	16.5	¢	8.5	p	18.2	p	33.0	¢	7.7	p	23.7	p	28.4	p	22.5	p
Earnings per ADS
Basic	47.0	p	85.3	¢	43.0	p	93.5	p	169.6	¢	39.5	p	123.0	p	146.5	p	114.5	p
Diluted	45.5	p	82.6	¢	42.5	p	91.0	p	165.1	¢	38.5	p	118.5	p	142.0	p	112.5	p
Cash dividends per ordinary share	2.5	p	4.6	¢	2.1	p	6.5	p	10.6	¢	5.4	p	4.5	p	3.8	p	3.1	p
Cash dividends per ADS (U.S. dollars)	—		22.8	¢	16.8	¢	—		53.0	¢	40.6	¢	32.4	¢	28.4	¢	25.1	¢

U.S. GAAP
Operating profit(2)	177.2		321.5		160.2		321.0		582.4		243.1		242.7		247.9		163.0
Net income before the cumulative effect of change in accounting principle	78.5		142.4		86.9		110.3		200.1		79.2		79.2		122.9		81.9
Net income after the cumulative effect of change in accounting principle	78.5		142.4		86.9		110.3		200.1		53.5		79.2		122.9		81.9
Earnings per ordinary share before the cumulative effect of change in accounting principle:
Basic	6.9	p	12.5	¢	7.8	p	9.9	p	18.0	¢	7.1	p	7.2	p	14.7	p	10.9	p
Diluted	6.8	p	12.3	¢	7.7	p	9.6	p	17.4	¢	7.0	p	7.1	p	14.1	p	10.6	p
Earnings per ordinary share after the cumulative effect of change in accounting principle:
Basic	6.9	p	12.5	¢	7.8	p	9.9	p	18.0	¢	4.8	p	7.2	p	14.7	p	10.9	p
Diluted	6.8	p	12.3	¢	7.7	p	9.6	p	17.4	¢	4.7	p	7.1	p	14.1	p	10.6	p
Cash dividends declared per ordinary share(3)	2.5	p	4.6	¢	2.1	p	5.8	p	10.4	¢	4.8	p	4.0	p	3.3	p	2.7	p
Cash dividends declared per ADS (U.S. dollars)(3)	—		22.8	¢	16.8	¢	—		44.6	¢	35.0	¢	29.7	¢	26.1	¢	22.4	¢

(1)	U.K. pounds sterling amounts have been translated into U.S. dollars using the Bloomberg Closing Mid Point rate for pounds sterling expressed as U.S. dollars on June 30, 2004 of £1.00 = U.S. $1.8144 unless otherwise indicated. U.S. dollar equivalent dividend amounts were obtained by translating the equivalent dividend paid in U.K. pounds sterling into U.S. dollars using the Bloomberg Closing Mid Point rate for pounds sterling expressed as U.S. dollars on June 30, 2004 of £1.00 = U.S. $1.8144.
(2)	Operating profit under U.S. GAAP includes adjustments to reclassify (i) amounts written off fixed asset investments recognized as non-operating expense under U.K. GAAP and (ii) the portion of pension cost recognized as interest expense in accordance with Financial Reporting Standard No. 17, “Retirement Benefits,” under U.K. GAAP.
(3)	Under U.K. GAAP, dividends are provided for in the financial statements based on recommendation by the directors. Under U.S. GAAP, dividends are provided only when the legal obligation to pay arises.

	At June 30, 2004		At December 31,
			2003		2002	2001	2000	1999
	£	$	£	$	£	£	£	£
	(in millions)(1)
Balance Sheet Data
U.K. GAAP
Total assets	10,569.2	19,176.8	11,005.3	19,968.0	9,958.8	9,915.8	9,112.0	3,234.4
Net assets	3,780.7	6,859.7	4,067.6	7,380.3	3,714.4	3,640.9	3,394.1	341.7
Capital stock	117.9	213.9	118.7	215.4	115.7	115.0	111.2	77.5
Number of shares	1,178.8	1,178.8	1,187.4	1,187.4	1,157.3	1,149.6	1,111.9	774.5
U.S. GAAP
Total assets	10,118.1	18,358.3	10,412.3	18,892.1	9,799.6	10,159.8	9,532.7	3,723.0
Net assets	3,543.7	6,429.7	3,704.1	6,720.7	3,779.6	4,182.5	4,173.3	1,028.1

(1)	U.K. pounds sterling amounts have been translated into U.S. dollars using the Bloomberg Closing Mid Point rate for pounds sterling expressed in U.S. dollars on June 30, 2004 of £1.00 = U.S. $1.8144.

For fiscal periods ending subsequent to June 22, 2004, U.K. GAAP required adoption of UITF 38. UITF 38 requires the classification of the cost of shares held by WPP’s ESOP trusts as a deduction from share owner’s funds; previously these were shown as fixed investments. For additional information, please see WPP’s Report on Form 6-K/A filed with the SEC on January 25, 2005. Following the implementation of UITF 38, WPP will restate its consolidated income statement, balance sheet and cash flow statement for all preceding periods. The unaudited interim consolidated financial information as of June 30, 2004 includes the effect of this restatement. The historic information for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 shown above have not been restated. There was no material impact on the income statement for the six months ended June 30, 2003 or for the year ended December 31, 2003.

	Six months ended June 30,				Years ended December 31,
	2004		2003		2003		2002		2001		2000		1999
Other Data
U.S. dollar equivalent dividends per WPP ordinary share(1)(2)	4.6	¢	3.4	¢	10.6	¢	8.1	¢	6.5	¢	5.7	¢	5.0	¢
U.S. dollar equivalent dividends per WPP ADS(1)(2)	22.8	¢	16.8	¢	53.0	¢	40.6	¢	32.4	¢	28.4	¢	25.1	¢

(1)	WPP’s dividend with respect to each year is comprised of an interim dividend paid in November and a final dividend paid in July of the next year, subject to approval by WPP’s share owners. On August 20, 2004, WPP’s board of directors declared an interim dividend for 2004, which WPP paid on November 15, 2004 to WPP’s registered share owners as of October 15, 2004. See “Comparative Per Share Market Price and Dividend Data—Dividend Data” beginning on page 103.
(2)	U.S. dollar equivalent dividend amounts were obtained by translating the equivalent dividend paid in U.K. pounds sterling into U.S. dollars using the average Bloomberg Closing Mid Point Rate for pounds sterling for each period presented.

Selected Historical Financial Data of Grey

(U.S. GAAP)

	Nine months ended September 30,		Six months ended June 30,		Years ended December 31,
	2004	2003	2004	2003	2003	2002	2001	2000	1999
	$	$	$	$	$	$	$	$	$
	(in millions, except per share amounts)
Statement of Operations Data
Revenues	1,065.9	942.1	707.9	617.6	1,307.3	1,199.7	1,217.0	1,247.4	1,067.2
Income (loss) of consolidated companies before taxes on income	60.6	35.8	38.7	23.2	66.1	43.0	(4.1)	54.2	38.3
Net income (loss)	27.4	14.4	17.1	9.8	29.1	18.3	(24.4)	19.4	6.4
Earnings (loss) per common share
Basic(1)	20.05	10.30	12.54	6.73	21.76	13.28	(18.46)	15.70	5.13
Diluted(2)	19.44	9.45	12.12	6.19	20.03	12.08	(18.46)	14.41	4.86
Cash dividends per common share	3.00	3.00	2.00	2.00	4.00	4.00	4.00	4.00	4.00

	At September 30, 2004	At June 30, 2004	At December 31,
			2003	2002	2001	2000	1999
	$	$	$	$	$	$	$
	(in millions)
Balance Sheet Data
Total assets	2,543.8	2,625.9	2,525.5	2,073.8	1,899.8	1,989.3	1,809.3
Long-term debt	275.0	275.0	275.0	128.0	128.0	128.0	78.0
Redeemable preferred stock at redemption value(3)	n/a	n/a	12.0	9.7	8.2	10.0	10.2

(1)	After giving effect to amounts attributable to redeemable preferred stock and for diluted earnings per common share to the assumed (i) exercise of dilutive stock options, (ii) issuance of shares pursuant to Grey’s Senior Management Incentive Plan and (iii) conversion of Grey’s 8 1/2% Convertible Subordinated Debentures. On December 31, 2003, the 8 1/2% Convertible Subordinated Debentures were converted into 25,564 shares of common stock and 25,564 shares of Limited Duration Class B common stock. For 2003, net income was adjusted by interest savings, net of tax, on the assumed conversion of the 8 1/2% Convertible Subordinated Debentures.
(2)	Due to the anti-dilutive result of the diluted earnings per share calculation for 2001, basic and diluted earnings per share are the same.
(3)	The preferred stock was redeemed on April 7, 2004.

Comparative Per Share Data

We present below, for the periods indicated, comparative historical per share data for WPP ordinary shares and ADSs and Grey common stock, pro forma per share amounts for WPP ordinary shares and ADSs under U.S. GAAP and pro forma per share equivalent amounts for shares of Grey common stock. Solely for your convenience, in the fifth, seventh and ninth columns below we present in U.S. dollars the pro forma and pro forma equivalent amounts presented in U.K. pounds sterling in the fourth, sixth and eighth columns (based on an exchange rate of £1.00 = U.S. $1.8144, the Bloomberg Closing Mid Point rate on June 30, 2004).

You should read the data presented below together with the audited historical consolidated financial statements, including applicable notes, of WPP and Grey that we have incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 142. The pro forma amounts in the tables below are presented for informational purposes only. You should not rely on the pro forma amounts as being indicative of the financial position or results of operations of the combined company that would have actually occurred had the merger been effective during the periods presented or of the future financial position of future results of operations of the combined company. The combined financial information as at and for the periods presented may have been different had the companies actually been combined as at and during those periods.

The first, second and third columns on the left in the tables below present the unaudited historical per share amounts for WPP and Grey for the six month period ended and at June 30, 2004 and the unaudited historical per share amounts for WPP and Grey for the year ended and at December 31, 2003. The fourth, fifth, sixth and seventh columns present pro forma amounts which have been prepared in accordance with U.S. GAAP, are based on the purchase method of accounting and are presented as if the merger had been effective for the periods presented based on the historical financial statements of WPP and Grey. The pro forma amounts included in the tables below do not include the anticipated financial benefits from items such as cost savings and revenue synergies arising from the merger, nor do these amounts include potential integration costs to be incurred by WPP. The eighth and ninth columns present pro forma equivalent data calculated based on the number of WPP ordinary shares represented by 21.746 WPP ADSs issuable in the merger for a Grey share and the estimated aggregate number of WPP ordinary shares to be issued in the merger.

	As at and for the six months ended June 30, 2004
	Historical per WPP ordinary share		Historical per WPP ADS		Historical per Grey share	Pro forma per WPP ordinary share				Pro forma per WPP ADS				Pro forma equivalent per Grey share(4)
	£		£		$	£		$		£		$		£	$
Amounts under U.S. GAAP
Earnings:
Basic	6.9	p	34.5	p	12.54	6.4	p	11.6	¢	32.0	p	58.1	¢	6.96	12.63
Diluted	6.8	p	34.0	p	12.12	6.4	p	11.6	¢	32.0	p	58.1	¢	6.96	12.63
Book value(1)	3.01		15.03		202.82	3.25		5.90		16.26		29.50		353.53	641.45
Other Data(2), (3)
Dividends	2.5	p	12.5	p	2.00	n/a		n/a		n/a		n/a		2.72	4.93

(1)	The book value calculation represents equity stockholders funds (net assets excluding minority interests) divided by the number of shares outstanding at the period end.
(2)	On August 20, 2004, WPP’s board of directors declared an interim dividend for 2004 of 2.50p per WPP ordinary share. WPP paid this dividend on November 15, 2004 to WPP’s registered share owners as of October 15, 2004. See “Comparative Per Share Market Price and Dividend Data—Dividend Data” beginning on page 103.
(3)	Pro forma equivalent dividend per share has been calculated by reference solely to the historical WPP dividend.
(4)	Pro forma equivalent per Grey share is calculated by multiplying the pro forma amounts per WPP ordinary share by 108.73 (which is the number of WPP ordinary shares to be issued in the merger in exchange for each Grey share entitled to receive share consideration) and, in the case of dividends, by multiplying the historical amount per WPP ordinary share by 108.73.

	As at and for the year ended December 31, 2003
	Historical per WPP ordinary share		Historical per WPP ADS		Historical per Grey share	Pro forma per WPP ordinary share				Pro forma per WPP ADS				Pro forma equivalent per Grey share(4)
	£		£		$	£		$		£		$		£	$
Amounts under U.S. GAAP
Earnings:
Basic	9.9	p	49.5	p	21.76	10.2	p	18.5	¢	51.0	p	92.5	¢	11.09	20.12
Diluted	9.6	p	48.0	p	20.03	9.9	p	18.0	¢	49.5	p	89.8	¢	10.76	19.53
Book Value(1)	3.12		15.6		189.18	3.35		6.08		16.80		30.39		364.28	660.95
Other Data(2), (3)
Dividends	5.8	p	29.0	p	4.00	n/a		n/a		n/a		n/a		6.31	11.44

(1)	The book value calculation represents equity stockholders funds (net assets excluding minority interests) divided by the number of shares outstanding at the period end.
(2)	The 2003 dividend amount for WPP is comprised of an interim dividend that was declared by the WPP board of directors and paid by WPP during 2003 and a final dividend that was paid on July 5, 2004. See “Comparative Per Share Market Price and Dividend Data—Dividend Data” beginning on page 103.
(3)	Pro forma equivalent dividend per share has been calculated by reference solely to the historical WPP dividend.
(4)	Pro forma equivalent per Grey share is calculated by multiplying the pro forma amounts per WPP ordinary share by 108.73 (which is the number of ordinary shares to be issued in the merger in exchange for each Grey share entitled to receive share consideration) and, in the case of dividends, by multiplying the historical amount per WPP ordinary share by 108.73.

WPP’s Acquisition of Cordiant Communications Group plc

As noted under “Risk Factors” beginning on page 21, WPP completed its acquisition of Cordiant in August 2003. For the year ended December 31, 2002, in accordance with US GAAP, Cordiant had a consolidated loss before income taxes of £248.1 million. For the five years ended December 31, 2002, WPP had an average consolidated US GAAP income before income taxes of £330.3 million. Because Cordiant’s loss before income taxes for 2002, the last full year before WPP’s acquisition, was greater than 50% of WPP’s income before income taxes for the five years ended December 31, 2002, the rules of the SEC require WPP to include or incorporate by reference into this proxy statement/prospectus audited financial statements of Cordiant for the three years ended December 31, 2002. We have incorporated by reference a Report on Form 6-K filed by WPP with the SEC on January 25, 2005 that contains financial statements of Cordiant for the three years ended December 31, 2002. These financial statements were excerpted from Cordiant’s Annual Report on Form 20-F for the year ended December 31, 2002 and do not include an audit report.

According to Cordiant’s 2002 Annual Report on Form 20-F, Cordiant’s unaudited financial statements for the three years ended December 31, 2002 were prepared on a going-concern basis. However, when Cordiant’s 2002 Form 20-F was filed with the SEC in July 2003, there was fundamental uncertainty as to whether the going-concern basis of presentation was appropriate. This uncertainty was due to the recent loss of a major client and then ongoing negotiations regarding an interim support agreement that was soon to expire under which WPP, which then held substantially all of Cordiant’s outstanding debt, had waived non-compliance by Cordiant with certain debt covenants. As a consequence of this uncertainty, Cordiant’s auditors were unable to issue an audit opinion with respect to Cordiant’s financial statements for the three years ended December 31, 2002.

When Cordiant was acquired by WPP in August 2003, it was a company that had been experiencing significant difficulties. The total consideration paid by WPP of £220.8 million to acquire all of the outstanding debt and equity of Cordiant represented approximately 2.25% of WPP’s total assets of £9,799.6 million on a US GAAP basis as of December 31, 2002. Moreover, shortly after the Cordiant acquisition, WPP sold Cordiant’s equity investment in Zenith Optimedia for £75 million, further reducing WPP’s net investment. Accordingly, the carrying value of the investment in Cordiant is not significant to WPP’s total assets.

Moreover, for the five-month period of 2003 after the completion of the acquisition of Cordiant on August 1, 2003, Cordiant generated UK GAAP income before income taxes on a stand-alone basis of £9.6 million. This amount represented approximately 5.11% of WPP’s UK GAAP consolidated income before income taxes of £188.4 million for the same five-month period. In addition, as of December 31, 2003, the Cordiant purchase price of £220.8 million represented approximately 2.01% of WPP’s UK GAAP total assets.

Finally, since the end of 2003, the remaining businesses of Cordiant have been reorganized and integrated into existing WPP businesses and Cordiant no longer operates on a stand-alone basis.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including without limitation, Grey’s Annual Report on Form 10-K and amendment to its annual report on Form 10-K/A for the fiscal year ended December 31, 2003, Grey’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2004, six months ended June 30, 2004 and nine months ended September 30, 2004, and WPP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003, WPP’s Report on Form 6-K/A filed with the SEC on January 25, 2005 and WPP’s Report on Form 6-K filed with the SEC on January 25, 2005, you should carefully consider the following risk factors relating to the merger and WPP in deciding whether to vote to adopt the merger agreement.

Risk Factors Relating to the Merger

The value of WPP ADSs (or WPP ordinary shares) you may be entitled to receive in the merger depends on the market price of the WPP ADSs (or WPP ordinary shares) at the completion of the merger.

The number of WPP ADSs that you will be entitled to receive in the merger for Grey shares you own if you elect to receive, or receive pursuant to the allocation and proration procedures described in this proxy statement/prospectus, is fixed at 21.746 per Grey share. Because the market price of WPP ADSs and the ordinary shares represented by the ADSs will fluctuate, the value at the time of the completion of the merger of any share consideration that you receive will depend on the market price at that time. There can be no assurance as to the market value at the time of the merger of any share consideration that you receive. For historical and current market prices of the WPP ADSs and ordinary shares, see “Comparative Per Share Market Price and Dividend Data” beginning on page 102. There will be no adjustment to the exchange ratio or right to terminate the merger agreement based solely on fluctuations in the market price of WPP ADSs and the ordinary shares represented by the ADSs. A material decline in the value of WPP ADSs or ordinary shares prior to the effective time of the merger could trigger the adjustment described in “The Merger Agreement—Adjustment to Ensure Reorganization Treatment for U.S. Federal Income Tax Purposes” beginning on page 84.

The form or mix of consideration that you receive may be different from what you have elected to receive, and you will not know the actual form or mix of consideration that you will receive at the time you vote on the merger.

While each Grey stockholder may elect to receive cash consideration or share consideration in the merger, the number of Grey shares for which WPP will pay cash consideration and share consideration is fixed. For 50% of the outstanding Grey shares, WPP will pay $1,005 per share in cash and for the other 50% of the outstanding Grey shares, WPP will pay 21.746 ADSs (or, at the choice of the stockholder, 108.730 WPP ordinary shares per Grey share). As a result, if either a cash or share election proves to be more popular among Grey stockholders, and you choose the election that is more popular, you might receive, for a portion of your Grey shares, the less popular form of consideration.

If Grey stockholders in the aggregate make cash elections with respect to more than 50% of the outstanding Grey shares, those stockholders will receive WPP ADSs for a portion of their cash electing shares. Similarly, if Grey stockholders in the aggregate make share elections with respect to more than 50% of the outstanding Grey shares, those stockholders will receive cash consideration for a portion of their share electing shares. Moreover, the percentage of Grey’s outstanding shares entitled to receive cash consideration will be reduced below 50%, and the percentage of Grey’s outstanding shares entitled to receive share consideration will be correspondingly increased above 50%, to the extent necessary to ensure that the merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code. See “The Merger Agreement—Adjustment to Ensure Reorganization Treatment for U.S. Federal Income Tax Purposes” beginning on page 84. If this reduction and corresponding increase are made, the adjustments described above will not be made based on the 50% figure referred to above, but rather will be made based on the reduced cash percentage and the correspondingly increased share percentage. The impact of these allocation and proration procedures on the merger consideration that you will receive will not be known at the time you are required to vote as to whether to adopt the merger agreement.

If you deliver your Grey shares to the exchange agent to make an election, you will not be able to sell those shares, unless you revoke your election prior to the election deadline.

If you want to make a cash or share election, you must deliver a properly completed and signed form of election covering the Grey shares for which you wish to make a cash or share election to the exchange agent together with stock certificates representing your Grey shares, a book entry transfer of shares or a guarantee of delivery as described in the form of election. The deadline for doing this is 5:00 p.m., New York City time, on March 3, 2005, the day of the special meeting of Grey stockholders, unless the completion of the merger will occur more than four business days following the date of this special meeting, in which case the election deadline will be extended until two business days before the completion of the merger. After you submit a form of election, under the terms of the election, you will not be able to sell any Grey shares covered by your form of election, regardless of whether those shares are held in certificated or book entry form, unless you revoke your election before the deadline by providing written notice to the exchange agent. If you do not revoke your election, you will not be able to liquidate your investment in Grey shares covered by a form of election prior to completion of the merger. In the time between your submission of a form of election and the completion of the merger, the trading price of Grey common stock or WPP ADSs or ordinary shares may decrease, and you might otherwise want to sell your Grey shares covered by a form of election to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment.

The combined company’s ability to retain key personnel will affect its performance.

WPP’s and Grey’s respective employees, including their creative, research, media, account and practice group specialists, and those employees’ and specialists’ skills and relationships with clients, are among WPP’s and Grey’s most important assets. The ability of the post-merger combined company to retain these employees after the completion of the merger will affect its performance.

Other than the employment agreement entered into by WPP and Grey with Edward H. Meyer, Grey’s Chairman, President and Chief Executive Officer and Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, in connection with the merger agreement and existing employment agreements between Grey and a limited number of other members of its senior management, personnel of Grey are generally not subject to employment agreements and therefore may terminate their employment at any time. Moreover, Mr. Meyer and other senior management of Grey that are parties to employment agreements may voluntarily terminate their employment at any time, although in doing so they may forfeit certain rights under their employment agreements to receive salary, bonuses, benefits and other compensation.

We cannot assure you that employees of Grey or WPP, including senior executives and key employees, will not terminate their employment in connection with or after completion of the merger. For example, Steve Blamer, who served as the chief executive officer of Grey Worldwide-North America, provided notice of his resignation to Grey following announcement of the merger. If the combined company is unable to retain Grey’s and WPP’s senior executives and key employees, or attract qualified personnel to replace any employees who leave, the business of the combined company may be materially and adversely impacted.

The combined company may lose existing clients and fail to attract new clients as a result of the merger.

The ability of the combined company to retain the existing clients of WPP and Grey and attract new clients will affect its performance. Clients’ policies on conflicts of interest may, in some cases, limit the combined company’s ability to retain existing clients and attract new clients. These policies can in some cases prevent one agency and, in limited circumstances, different agencies within the same holding company, from performing similar services for competing products or companies. These conflicts could result in clients terminating their relationship with the agencies of the combined company or reducing the projects for which they retain those agencies. Moreover, because of the combined company’s larger number of clients, there will be a greater likelihood of conflict with potential new clients in the future. The failure of the combined company to maintain existing clients or attract new clients may materially and adversely impact its business.

The combined company may not realize the cost savings and other benefits expected from the merger.

The combined company expects that the merger will result in cost savings and other benefits to the combined company. We cannot assure you that the combined company will achieve these cost savings or other benefits. In particular, the combined company’s ability to successfully realize these cost savings and benefits and the timing of this realization may be affected by a variety of factors, including:

•	its broad geographic areas of operations and the resulting potential complexity of integration of these operations;

•	the failure to fully develop or carry out its cost savings implementation plans; and

•	unexpected events, including major changes in the advertising, marketing and communication services industries and adverse political developments in the geographic areas of operations.

If the cost savings or benefits we expect are not realized or are delayed, the market price of the WPP ADSs and ordinary shares could be adversely affected.

Sales of a significant number of Grey common stock and/or WPP shares that the Grey stockholders receive in the merger may result in a decline in the market price of WPP ADSs and ordinary shares.

In connection with the merger, stockholders of Grey may sell a significant number of shares of Grey common stock, or the WPP ADSs or ordinary shares they will receive in the merger. These sales could adversely affect the market price for the WPP ADSs and ordinary shares for a period of time before and after completion of the merger. Grey stockholders who may sell WPP shares after the merger include:

•	U.S. mutual funds, state pension funds and other investors who are not permitted to hold equity securities of non-U.S. companies; and

•	mutual funds and other investors who hold shares of Grey because it is included in the Russell 2000 Index; WPP shares are not included in that index.

WPP, as a foreign private issuer, is subject to different corporate disclosure standards and other rules under the Securities Exchange Act of 1934 which may limit the information available to holders of WPP securities.

Although WPP is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, the periodic disclosure required of non-U.S. issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Therefore, there may be less publicly available information about WPP than is regularly published by or about other public companies in the U.S., including by or about Grey prior to completion of the merger.

The market value of the WPP ordinary shares or WPP ADSs to be issued in the merger and dividends paid on the WPP ordinary shares underlying the ADSs may be adversely affected by fluctuations in the exchange rate between the U.S. dollar and the pound sterling.

Fluctuations in the exchange rate between the U.S. dollar and the pound sterling will affect the market value of the WPP ordinary shares or WPP ADSs to be issued in the merger. If the relative value of the pound sterling to the U.S. dollar declines, the dollar equivalent of the pound sterling price of WPP ordinary shares traded on the LSE will also decline. This would likely cause the U.S. dollar market price of the WPP ADSs traded on the Nasdaq National Market to decline. WPP also pays cash dividends on its ordinary shares in pounds sterling, and, as a result, a decline in the relative value of the pound sterling to the U.S. dollar would likely also result in a decline in the U.S. dollar value of these dividends as well as any other U.S. dollar distributions paid to you by the depositary if you hold WPP ADSs.

If you choose to receive WPP ordinary shares, you should be aware that U.S. holders of WPP ordinary shares who would like to sell their shares must sell them on the LSE for pounds sterling and have the proceeds of the sale converted into U.S. dollars. As a result of any fluctuations in the exchange rate between the U.S. dollar and the pound sterling, U.S. holders of WPP ordinary shares may receive a reduced U.S. dollar value upon the sale of their ordinary shares.

WPP, Grey and Grey’s directors are parties to a pending lawsuit seeking monetary damages and injunctive relief in connection with the merger.

WPP, Grey and Grey’s directors are parties to a lawsuit filed by a purported stockholder of Grey seeking monetary damages or injunctive relief, or both, in connection with the merger. Predicting the outcome of this lawsuit is difficult. No assurances can be given that the lawsuit will not result in the issuance of an injunction, which could prevent or delay the completion of the merger. In addition, an adverse judgment for monetary damages could negatively impact the operations of the combined company following the merger.

Risk Factors Relating to WPP

WPP competes for clients in a highly competitive industry, which may reduce market share and decrease profits.

The communications services industry is highly competitive and fragmented. WPP’s competitors are other large multinational communications services companies as well as regional and national advertising and/or marketing services firms. In the communications services industry, service agreements with clients are generally terminable by the client upon 90 days’ notice. As such, clients may move their accounts to another agency on relatively short notice. In many cases, a WPP agency represents a client for only a portion of its advertising or marketing services needs or only in particular geographic areas, thus enabling the client to continually compare the effectiveness of the WPP agency against other agencies’ work. Many clients do not permit an agency working for it to represent competing accounts or product lines in the same market. A lesser number of companies will not permit any of the agencies owned by a communications services company to work on competing accounts or product lines in any market. These client conflict policies can and sometimes prevent WPP’s agencies from seeking and winning new clients and assignments. If WPP’s agencies are unable to compete effectively in the markets in which they operate, WPP’s market share and profits may decrease.

WPP receives a significant portion of its revenues from a limited number of large clients, and the loss of these clients could adversely impact WPP’s prospects, business, financial condition and results of operations.

A relatively small number of clients contribute a significant percentage of WPP’s consolidated revenues. WPP’s 10 largest clients accounted for approximately 26% of WPP’s revenues in the year ended December 31, 2003. If the merger had been completed in the beginning of 2003, the combined company’s 10 largest clients would have similarly accounted for 26% of the combined company’s revenues in the year ended December 31, 2003. WPP’s clients generally are able to reduce advertising and marketing spending or cancel projects at any time for any reason. WPP cannot assure you that any of WPP’s clients will continue to utilize its services to the same extent, or at all, in the future. A significant reduction in advertising and marketing spending by, or the loss of one or more of, WPP’s largest clients, if not replaced by new client accounts or an increase in business from existing clients, would adversely affect WPP’s prospects, business, financial condition and results of operations.

WPP may be subject to certain regulations that could restrict its activities.

From time to time, governments, government agencies and industry self-regulatory bodies in the U.S., European Union and other countries in which WPP operates have adopted statutes, regulations and rulings that directly or indirectly affect the form, content and scheduling of advertising, public relations and public affairs, and market research, or otherwise affect WPP’s activities and those of its clients. Though WPP does not expect any existing or proposed regulations to materially adversely impact its business, WPP is unable to estimate the effect on its future operations of the application of existing statutes or regulations or the extent or nature of future regulatory action.

WPP is exposed to the risks of doing business internationally.

WPP operates in 104 countries throughout the world. WPP’s international operations are subject to a number of risks inherent in operating in different countries. These include, but are not limited to, risks regarding:

•	currency exchange rate fluctuations;

•	restrictions on repatriation of earnings; and

•	changes in a specific country’s or region’s political or economic conditions, particularly in emerging markets.

The occurrence of any of these events or conditions could adversely affect WPP’s ability to increase or maintain its operations in various countries.

Currency exchange rate fluctuations could adversely affect WPP’s consolidated results of operations.

WPP’s reporting currency is the pound sterling. However, its significant international operations give rise to an exposure to changes in foreign exchange rates, since most of its revenues from countries other than the U.K. are denominated in currencies other than the pound sterling, including the U.S. dollar. Changes in exchange rates can reduce WPP’s consolidated results of operations when measured in pounds sterling.

WPP may have difficulty repatriating the earnings of its subsidiaries.

Any payment of dividends, distributions, loans or advances to WPP by its subsidiaries could be subject to restrictions on, or taxation of, dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which WPP’s subsidiaries operate. If WPP is unable to repatriate the earnings of its subsidiaries it could have an adverse impact on WPP’s ability to pay dividends or to redeploy earnings in other jurisdictions where they could be used more profitably.

WPP is subject to recessionary economic cycles.

WPP’s business is affected by recessionary economic cycles. Recessionary economic cycles may adversely affect the businesses of WPP’s clients, which can have the effect of reducing the amount of services they purchase from WPP’s agencies and thus can materially adversely affect WPP’s consolidated results of operations.

WPP may be unsuccessful in evaluating material risks involved in completed and future acquisitions.

WPP regularly reviews potential acquisitions of businesses that are complementary to its businesses. As part of that review WPP conducts business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in any particular transaction. Despite WPP’s efforts, it may be unsuccessful in ascertaining or evaluating all such risks. As a result, it might not realize the intended advantages of any given acquisition. If WPP fails to realize the expected benefits from one or more acquisitions, WPP’s business, results of operations and financial condition could be adversely affected.

WPP may be unsuccessful in integrating any acquired operations with its existing businesses.

WPP may experience difficulties in integrating operations acquired from other companies. These difficulties include the diversion of management’s attention from other business concerns and the potential loss of key employees of the acquired operations. Acquisitions also frequently involve significant costs related to integrating information technology, accounting and management services and rationalizing personnel levels. If WPP experiences difficulties in integrating one or more acquisitions, WPP’s business, results of operations and financial condition could be adversely affected.

Goodwill recorded on WPP’s balance sheet with respect to acquired companies may become impaired.

WPP has a significant amount of goodwill recorded on its balance sheet with respect to acquired companies. WPP annually tests the carrying value of goodwill for impairment. The estimates and assumptions about results of operations and cash flows that WPP makes in connection with impairment testing could differ from future actual results of operations and cash flows. In addition, future events could cause WPP to conclude that the asset values associated with a given operation have become impaired. Any resulting impairment loss could have a material impact on WPP’s financial condition and results of operations.

WPP may use equity, incur indebtedness, expend cash or use any combination of equity, indebtedness and cash for all or part of the consideration to be paid in future acquisitions that would result in additional goodwill being recorded on WPP’s balance sheet.

We have not included or incorporated by reference into this proxy statement/prospectus audited financial statements for Cordiant Communications Group plc, a company acquired by WPP in 2003.

WPP completed its acquisition of Cordiant in August 2003. In the year ended December 31, 2002, in accordance with US GAAP, Cordiant had a consolidated loss before income taxes of £248.1 million. For the five years ended December 31, 2002, WPP had an average consolidated US GAAP income before income taxes of £330.3 million. Because Cordiant’s loss before income taxes for 2002, the last full year before WPP’s acquisition, was greater than 50% of WPP’s income before income taxes for the five years ended December 31, 2002, the rules of the SEC require WPP to include or incorporate by reference into this proxy statement/prospectus audited financial statements of Cordiant for the three years ended December 31, 2002. We have incorporated by reference a Report on Form 6-K filed by WPP with the SEC on January 25, 2005 that contains financial statements of Cordiant for the three years ended December 31, 2002. These financial statements were excerpted from Cordiant’s Annual Report on Form 20-F for the year ended December 31, 2002 and do not include an audit report.

According to Cordiant’s 2002 Annual Report on Form 20-F, Cordiant’s unaudited financial statements for the three years ended December 31, 2002 were prepared on a going-concern basis. However, when Cordiant’s 2002 Form 20-F was filed with the SEC in July 2003, there was fundamental uncertainty as to whether the going-concern basis of presentation was appropriate. This uncertainty was due to the recent loss of a major client and then ongoing negotiations regarding an interim support agreement that was soon to expire under which WPP, which then held substantially all of Cordiant’s outstanding debt, had waived non-compliance by Cordiant with certain debt covenants. As a consequence of this uncertainty, Cordiant’s auditors were unable to issue an audit opinion with respect to Cordiant’s financial statements for the three years ended December 31, 2002.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, and the documents incorporated by reference, contain forward-looking statements about WPP, Grey and the combined company, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions.

The forward-looking statements in this proxy statement/prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of WPP and Grey. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include:

•	those we discuss above under “Risk Factors”;

•	those discussed or identified in WPP and Grey’s public filings with the SEC;

•	risks and uncertainties with respect to our expectations regarding:

•	the timing and completion of the merger;

•	the value of the merger consideration;

•	growth and expansion opportunities;

•	market positions;

•	the conduct of worldwide operations;

•	earnings improvements;

•	cost savings;

•	revenue growth;

•	other benefits anticipated from the merger;

•	gains and losses of clients and client business and projects;

•	changes in the marketing and communications budgets of clients;

•	changes in management or ownership of clients; and

•	retention of, and ability to attract, qualified employees;

•	the effects of:

•	foreign exchange rate fluctuations;

•	regional, national and international economic conditions, including changes in interest rates and the performance of the financial markets;

•	changes in industry rates of compensation;

•	changes in regional, national and international laws;

•	regulations and taxes;

•	changes in competition and pricing environments;

•	the occurrence of natural disasters or acts of terrorism;

•	regional, national and international market and industry conditions; and

•	regional, national and international political and social conditions.

The actual results, performance or achievement by WPP, Grey or the combined company could differ materially from those expressed in, or implied by, our forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the results of operations and financial conditions of WPP, Grey or the combined company following the merger. WPP and Grey disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section. See also “Where You Can Find More Information” beginning on page 142.

THE GREY SPECIAL MEETING

General

The special meeting of stockholders of Grey will be held on March 3, 2005 at 8:00 a.m., New York City time, at 32 Old Slip, Second Floor Auditorium, New York, New York 10005. At the special meeting the Grey stockholders will consider and vote upon adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP, Grey and Abbey Merger Corporation, a wholly-owned subsidiary of WPP, as amended, providing for the merger of Grey with and into Abbey Merger Corporation. Abbey Merger Corporation will survive the merger as a wholly-owned subsidiary of WPP. We have attached a copy of the merger agreement and amendment to the merger agreement to this proxy statement/prospectus as Appendix A.

Record Date; Quorum

Grey’s board of directors has fixed the close of business on January 31, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting. At the record date, there were 1,220,481 outstanding shares of Grey common stock and 210,717 outstanding shares of Grey Limited Duration Class B common stock held by approximately 444 Grey stockholders of record.

The holders of a majority in voting power of the outstanding Grey shares at the record date, represented by person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any Grey shares held in treasury by Grey or by any of its subsidiaries are not considered to be outstanding for purposes of a quorum. Brokers and nominees are not allowed to vote on the adoption of the merger agreement on behalf of stockholders, and shares that are not voted because brokers did not receive instructions are referred to as “broker non-votes.” Abstentions and “broker non-votes” count as present for establishing a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting.

Required Vote

Each share of Grey common stock outstanding as of the close of business on January 31, 2005 entitles the holder to one vote at the special meeting and each share of Grey Limited Duration Class B common stock outstanding as of the close of business on January 31, 2005 entitles the holder to ten votes at the special meeting, other than as described below.

Completion of the merger requires the adoption of the merger agreement by both of the following votes:

•	the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of Grey common stock (counted as one vote per share) and Limited Duration Class B common stock (counted as ten votes per share), voting together as a single class; and

•	the affirmative vote of the holders of at least two-thirds of the total number of all outstanding shares of Grey common stock (counted as one vote per share) and Limited Duration Class B common stock (counted as one vote per share), voting together as a single class.

The failure to vote your shares has the same effect as a vote against adoption of the merger agreement. In addition, abstentions and “broker non-votes” will have the same effect as votes against adoption of the merger agreement. You may vote your shares in one of the following ways:

(1) by signing and returning the accompanying proxy card; or

(2) by appearing and voting in person at the special meeting.

As of the record date, the directors and executive officers of Grey, including Mr. Meyer, and their affiliates held shares of Grey common stock and Limited Duration Class B common stock representing approximately

49.2% of the voting power of all the outstanding Grey shares and 22.6% of all the outstanding Grey shares. These numbers and percentages do not reflect 274 shares of Grey common stock and 48,944 shares of Limited Duration Class B common stock, representing 14.7% of the voting power of all outstanding Grey shares and 3.4% of all of the outstanding Grey shares, held by Grey’s ESOP as of the record date.

Mr. Meyer has entered into a voting agreement with WPP and Abbey Merger Corporation with respect to the 149,158 shares of Grey common stock and the 135,617 shares of Limited Duration Class B common stock owned by him as of the date of the voting agreement, as well as shares of Grey common stock issuable upon the exercise by Mr. Meyer of his currently exercisable options and any other Grey shares which Mr. Meyer acquires after the date of the voting agreement. As of the record date, the aggregate number of shares of Grey common stock and Limited Duration Class B common stock owned by Mr. Meyer, excluding shares of Grey common stock issuable upon the exercise of Mr. Meyer’s currently exercisable options to purchase shares of Grey common stock, represent approximately 20.8% of the voting power of all outstanding Grey shares and 45.6% of all outstanding Grey shares.

Mr. Meyer has agreed to vote all of these shares in favor of the adoption of the merger agreement and against any competing transaction proposed to Grey’s stockholders, unless the merger agreement is terminated in accordance with its terms.

Voting and Revocation of Proxies

If you sign and submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your Grey shares will be voted “FOR” the adoption of the merger agreement.

You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:

(1) by submitting a written revocation to the Corporate Secretary of Grey Global Group Inc. at 777 Third Avenue, New York, New York 10017;

(2) by submitting a new proxy dated after the date of the proxy that is being revoked; or

(3) by voting in person at the special meeting.

However, simply attending the special meeting will not revoke a proxy. If you do not hold your shares in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

Grey’s board of directors is not aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment, including for adjournment of the meeting for the purpose of soliciting additional votes. However, shares represented by proxies that have been voted “AGAINST” adoption of the merger agreement will not be voted in favor of the adjournment of the special meeting for the purpose of soliciting additional votes for the adoption of the merger agreement.

Do not include stock certificates when returning the enclosed proxy card. Rather, if you wish to make an election with respect to your Grey shares, prior to the election deadline you should send your stock certificates to the exchange agent, together with your completed, signed form of election to the exchange agent as described in the form of election.

Solicitation of Proxies

Grey will bear the costs of soliciting proxies to vote on the merger at the special meeting. WPP and Grey will share equally the amount of the filing fees and other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. Officers, directors and employees of Grey may also solicit proxies from stockholders by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Grey will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Grey will reimburse those brokerage houses and custodians for their reasonable expenses in doing so. Innisfree M&A Incorporated has been retained by Grey to assist in the solicitation of proxies, using the means referred to above, and will receive fees of up to $10,000, plus reasonable out-of-pocket expenses.

Voting and Elections by Participants in the Grey ESOP

Participants in the Grey ESOP will be able to direct the Trustee of the ESOP, who is the record owner of all Grey shares held by the ESOP, as to how they want the Trustee to vote both the vested and non-vested Grey shares allocated to their ESOP accounts as of the record date, January 31, 2005 and whether they want the Trustee to elect cash consideration or share consideration to be allocated to their ESOP accounts in exchange for each Grey share in their ESOP accounts. All voting instructions submitted by ESOP participants are confidential and will not be disclosed to Grey’s management. If you are a participant in the ESOP, enclosed with this proxy statement/prospectus, you will receive an ESOP Instruction Form from the Trustee or its designee, as well as instructions for its completion, for these purposes. This ESOP Instruction Form must be returned to the Trustee by no later than 4:00 p.m., New York City time on February 28, 2005, so that the Trustee has sufficient time to tabulate your directions in advance of the special meeting.

On your ESOP Instruction Form, you will be able to direct the Trustee to vote your ESOP shares at the special meeting in one of three ways: vote for adoption of the merger agreement, vote against adoption of the merger agreement or abstain from voting on adoption of the merger agreement. Please note:

•	If you fail to return your ESOP Instruction Form by the due date for its return, the Trustee will vote your ESOP shares ratably for and against the adoption of the merger agreement, in the same proportion as for those ESOP shares for which the Trustee has received specific directions.

•	If you sign and send in your ESOP Instruction Form and do not indicate how you want the Trustee to vote, the Trustee will vote your ESOP shares FOR the adoption of the merger agreement.

•	If you indicate you wish to abstain, the Trustee will abstain from voting your shares, which will have the same effect as a vote AGAINST the adoption of the merger agreement.

•	Any unallocated shares will be voted by the Trustee ratably for and against the merger, in the same proportion as for those ESOP shares for which the Trustee has received special instructions.

The ESOP Instruction Form will also provide you an opportunity to elect whether, if the merger is completed, you wish the Trustee to request either $1,005 in cash or 21.746 WPP ADSs as consideration for each Grey share allocated to your account, subject to the allocation and proration procedures described in this proxy statement/prospectus applicable to all Grey stockholders. The ESOP will only permit investment by the Trustee in WPP ADSs and not in WPP ordinary shares. Therefore, you will not be able to elect to have the Trustee receive WPP ordinary shares in exchange for your Grey shares allocated to your ESOP account.

This will be the only opportunity you will have to choose the form of consideration to be requested by the Trustee in exchange for your ESOP shares. Accordingly, please note that, if you do not indicate on the ESOP Instruction Form the manner of consideration you want the Trustee to request for your ESOP shares, or if you fail to timely return the ESOP Instruction Form, your ESOP shares will be exchanged by the Trustee for the same cash consideration and/or share consideration received by regular holders of Grey shares who fail to vote their shares. No determination has been made at this time with respect to the investment alternatives with respect to the cash consideration received following the completion of the merger. The cash consideration may be invested in savings accounts, certificates of deposit, money market funds, mutual funds, high-grade, short-term securities, equity stocks, bonds, money market funds, or temporarily in cash.

Participants in the Grey ESOP will not have the right to appraisal under the Delaware General Corporation Law, or the DGCL. If the merger is completed, cash consideration and/or share consideration will be allocated to each participant’s ESOP account in exchange for each Grey share held in the participant’s ESOP account at the completion of the merger.

Appraisal Rights

Under Section 262 of the DGCL, any holder of Grey shares who does not wish to accept the merger consideration may elect to exercise appraisal rights. A stockholder who exercises appraisal rights will be entitled to receive, in lieu of the merger consideration provided for under the merger agreement, the fair value in cash of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by such Court, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement/prospectus as Appendix E. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the Grey shares who asserts appraisal rights.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the notice, and we attach the applicable statutory provisions to this proxy statement/prospectus as Appendix E. Any holder of Grey shares who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Appendix E carefully. Failure to comply with the procedures of Section 262 of the DGCL, in a timely and proper manner, will result in the loss of appraisal rights.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	The stockholder must NOT vote in favor of the adoption of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST the adoption of the merger agreement or ABSTAIN.

•	The stockholder must deliver to Grey a written demand for appraisal BEFORE the vote on the merger agreement at the special meeting.

•	The stockholder must NOT surrender his or her shares for the merger consideration. Because the proper submission of an election form will require an accompanying surrender of stock certificates, book entry transfer of shares or guarantee of delivery, a stockholder who so properly submits an election form will not be entitled to seek an appraisal of such stockholder’s shares.

•	The stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•	The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

The failure to vote against the proposal to adopt the merger agreement will not constitute a waiver of appraisal rights. However, neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of Grey shares issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must specify the stockholder’s name and mailing address, the number of Grey shares owned and that the stockholder intends to demand appraisal of his or her Grey shares. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to: Corporate Secretary, Grey Global Group Inc., 777 Third Avenue, New York, New York 10017.

If the merger is completed, Grey will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each of Grey’s former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL, referred to as a dissenting stockholder. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Grey shares held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Under the merger agreement, Grey has agreed to give WPP prompt notice of any demands for appraisal that Grey receives and any withdrawals of those demands. WPP will have the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Grey will not, except with the prior written consent of WPP, settle, offer to settle or make any payment with respect to any demands for appraisal.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Grey has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the Grey shares held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. The Goldman Sachs and JPMorgan opinions delivered to Grey’s board of directors do not in any manner address fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

THE MERGER

Structure

Grey’s board of directors has approved and declared advisable the merger agreement, which provides for the merger of Grey with and into Abbey Merger Corporation, a wholly-owned subsidiary of WPP. Abbey Merger will be the surviving corporation in the merger. WPP and Grey expect to complete the merger as promptly as possible following the special meeting. However, because the merger is also subject to the other closing conditions described in this proxy statement/prospectus, including regulatory approval, WPP and Grey can not predict the exact timing of its completion.

Each share of Abbey Merger common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of the surviving corporation, and each Grey share issued and outstanding at the effective time of the merger will be, subject to the election and allocation and proration procedures described in this proxy statement/prospectus, converted into the right to elect to receive either $1,005 in cash consideration or share consideration in the form of 21.746 WPP ADSs. Grey stockholders will have the right to choose to receive WPP ordinary shares instead of all or a portion of the WPP ADSs they are otherwise entitled to receive. See “The Merger Agreement—Merger Consideration” beginning on page 79.

The Abbey Merger certificate of incorporation and by-laws will be the certificate of incorporation and by-laws of the surviving corporation after the completion of the merger.

Background of the Merger

Over the past several years, the advertising and communications services industry has experienced increasing consolidation. As part of the on-going evaluation of Grey’s business, Grey’s board of directors and management have regularly evaluated Grey’s long-term strategic alternatives and prospects for continued operations as an independent company. These alternatives have included business combinations with other companies. While Grey’s board of directors recognized Grey’s strong business and client base, Grey’s board of directors also understood that the increasing industry consolidation would place Grey at a competitive disadvantage in the years to come. Moreover, Grey’s board of directors also recognized the risks regarding the need for Mr. Meyer, Grey’s longstanding Chairman, President and Chief Executive Officer, to transition from active management eventually and related issues regarding potential overhang associated with Mr. Meyer’s significant stock position. These issues were not imminent, but Grey’s board of directors preferred to explore a potential business combination transaction from a position of strength.

In February 2004, Grey’s management contacted Goldman, Sachs & Co. and J.P. Morgan Securities Inc. to assist Grey in considering its financial alternatives. In February and March 2004, representatives of Goldman Sachs and JPMorgan separately met with Mr. Meyer and Steven Felsher, Grey’s Chief Financial Officer, to discuss the possibility of assisting Grey in conducting a sales process. During March and April 2004, Mr. Meyer and Mr. Felsher met with various representatives of Goldman Sachs and JPMorgan to discuss valuation, timing and process issues.

In March and April 2004, Grey’s management, with the assistance of Goldman Sachs, began to compile a list of prospective buyers to be contacted directly by Goldman Sachs regarding their interest in a potential transaction. Grey’s management and Goldman Sachs considered a variety of criteria in identifying potential buyers, such as history of acquisitions, ability to execute a transaction and likely level of interest in engaging in a business combination transaction with, or acquisition of, Grey. In April 2004, members of Grey’s management discussed with Daniel Shapiro, a member of Grey’s board of directors, and Julian Brodsky, a member of Grey’s board of directors, who joined the board on April 14, 2004, the possibility of a business combination transaction involving Grey and the discussions that had taken place between Grey’s management and Goldman Sachs.

During April and May 2004, Goldman Sachs contacted various parties on behalf of Grey to ascertain their potential interest in a business combination transaction with Grey. During April and May 2004, Grey provided draft confidentiality agreements to various prospective buyers, including WPP, for the purpose of facilitating the delivery of confidential information regarding Grey to the parties who expressed an interest in receiving such information. On May 10, 2004, representatives from Grey contacted the law firm of Simpson Thacher & Bartlett LLP, which was subsequently engaged, to assist Grey with respect to legal matters related to a possible business combination transaction.

In late May 2004, members of Grey’s management discussed with Harold Tanner, a member of Grey’s board of directors, who joined the board on May 25, 2004, the possibility of a business combination transaction involving Grey and the sale process being conducted by Goldman Sachs.

Grey’s board of directors met on June 7, 2004 to discuss whether to continue the process of exploring potential business combination alternatives. Simpson Thacher & Bartlett reviewed the fiduciary duties of directors in connection with a potential business combination transaction. Members of Grey’s management made a presentation concerning Grey’s strategy, business, results of operations, clients and prospects. Grey’s board of directors discussed, among other matters, the consolidation trend in the industry, the implications for Grey of attempting to remain independent in light of that trend, and the possibility that potential buyers would provide a higher value for Grey than would be available in the equity markets if Grey remained independent. Representatives of Goldman Sachs then provided a presentation to Grey’s board of directors regarding, among other matters, current industry developments and recent business combinations, various financial analyses with respect to Grey, the potential value creation from a possible business combination transaction involving Grey, and a detailed analysis of potential buyers. Goldman Sachs, together with Grey’s management, determined the list of potential buyers presented at the meeting based on, among other factors, each potential buyer’s acquisition history and execution ability, expressed indications of interest from each potential buyer and the interactions to date between Goldman Sachs and each potential buyer. At the conclusion of this meeting, Grey’s board of directors decided that it was in the best interests of the Grey stockholders to continue the process, seek preliminary indications of interest and formally engage Goldman Sachs to assist in this process.

In June 2004, following discussions between members of Grey’s management and Grey’s board of directors, Grey formally engaged JPMorgan as a co-financial advisor to Grey. Grey decided to engage JPMorgan as an additional financial advisor based on its longstanding relationship with JPMorgan and its expectation that it would benefit from JPMorgan’s knowledge and experience with respect to Grey and the advertising industry generally. Grey engaged both Goldman Sachs and JPMorgan to provide it with financial advice and assistance in considering a possible business combination transaction, including performing financial analyses, identifying and communicating with potential bidders, advising and assisting Grey in negotiating the financial aspects of a transaction and rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received in the transaction.

On June 11, 2004, members of Grey’s management and representatives of Goldman Sachs and JPMorgan made a confidential presentation regarding Grey’s business to WPP. During June 2004, and into July 2004, confidentiality agreements were provided to several additional prospective buyers and confidential presentations similar to the presentation made to WPP were made to these prospective buyers following their execution of a confidentiality agreement. Grey’s management, with the assistance of Goldman Sachs and JPMorgan, determined to make confidential presentations to those prospective buyers who, among other factors, had expressed a strong interest in pursuing a business combination with Grey and a willingness to execute a confidentiality agreement and begin the due diligence process.

From April through July 2004, Goldman Sachs and JPMorgan engaged in discussions with a total of 21 parties on behalf of Grey to ascertain the strength of their potential interest in a business combination transaction with Grey. Grey entered into confidentiality agreements with a total of 15 parties, and a total of 10 parties were provided access to a data room maintained for the due diligence process. Grey’s management, with the assistance of Goldman Sachs and JPMorgan, selected the parties who were provided access to the data room based on, among other criteria, each party’s indication that it was likely to submit a bid proposal with respect to a business combination transaction with Grey as well as prior discussions regarding each party’s financial ability to engage in a business combination transaction which would provide substantial value to Grey’s stockholders.

Beginning in June 2004, at Grey’s direction, Goldman Sachs contacted 15 prospective buyers inviting them to submit preliminary indications of interest with respect to a business combination transaction with Grey. On July 1, 2004, Grey received a preliminary indication of interest from WPP which proposed that WPP would pay merger consideration in the form of, at the election of Grey’s stockholders, a fixed number of WPP shares or a fixed amount of cash, subject to proration so that no more than 25% of Grey shares would be converted into the right to receive cash.

On July 6, 2004, a meeting of Grey’s board of directors was convened. Members of Grey’s management presented a review and update relating to various aspects of Grey’s business. Representatives of Simpson Thacher & Bartlett again reviewed with Grey’s board of directors their legal duties in light of a possible sale of Grey. Goldman Sachs and JPMorgan presented, among other matters, an update on the sale process, an analysis of the preliminary indication of interest by WPP (which was the only indication of interest which had been submitted at this time), and analyses regarding the financial aspects of other alternatives available to Grey, including remaining a stand-alone company, a sale or merger, a leveraged buyout transaction or a recapitalization transaction. Grey’s board of directors discussed, among other matters, the key offer provisions included in WPP’s indication of interest, including, among other matters, price, the split between cash and share consideration, WPP’s ability to finance the proposed transaction, conditions to closing and potential regulatory issues. Grey’s board of directors discussed various strategic alternatives, including executing its business plan as an independent company, and Goldman Sachs, JPMorgan and members of Grey’s management responded to questions from the board. After further discussions and an executive session of the Grey directors, Grey’s board of directors determined to continue the process and authorized Grey’s management to solicit additional indications of interest and prepare for more extensive due diligence.

On July 9, 2004, Grey was informed by two potential strategic acquirers that they had decided not to submit bid proposals for a business combination transaction with Grey. On July 19, 2004, Grey received a preliminary indication of interest from a second potential buyer, which we refer to as Company X, which proposed that the merger consideration would be payable 100% in cash. Company X proposed a combination of debt and equity financing to fund payment of the merger consideration.

During June and July 2004, various news articles indicated that Grey was in the process of potentially considering a business combination transaction. On July 20, 2004, Grey issued a press release confirming that Goldman Sachs and JPMorgan had been engaged by Grey to assist Grey in exploring strategic alternatives focused on enhancing stockholder value.

On July 23, 2004, Simpson Thacher & Bartlett distributed a draft merger agreement to WPP and Company X. On July 26, 2004, Grey received a preliminary indication of interest from a third potential buyer, which we refer to as Company Y, which also proposed that the merger consideration would be payable 100% in cash. Company Y proposed a combination of debt and equity financing to fund payment of the merger consideration. Simpson Thacher & Bartlett distributed a draft merger agreement to this bidder on July 28, 2004.

On July 30, 2004, Simpson Thacher & Bartlett received detailed comments to the draft merger agreement from Fried, Frank, Harris, Shriver & Jacobson LLP, outside legal counsel to WPP. Simpson Thacher & Bartlett also received from outside legal counsel to Company X a list of material issues regarding the draft merger agreement on July 30, 2004 (and subsequently received detailed comments to the merger agreement on August 10, 2004).

Grey’s board of directors convened a meeting on August 3, 2004 to discuss the sale process. Members of Grey’s management discussed with Grey’s board of directors the status of the due diligence investigations being conducted by various prospective buyers. Grey’s board of directors discussed the status of ongoing discussions with various prospective buyers and reviewed the terms of the preliminary indications of interest received to date. Representatives of Goldman Sachs and JPMorgan reviewed for Grey’s board of directors, among other matters, a summary of the financial terms of each preliminary indication of interest, a summary of Grey’s share price performance since the last board meeting, an illustration of premium represented by various hypothetical bid prices, illustrative leveraged buyout returns and certain publicly available information relating to prospective buyers and responded to questions from the board. Representatives of Simpson Thacher & Bartlett discussed with Grey’s board of directors an overview of the comments to the merger agreement provided by WPP and Company X and responded to questions from the board. Grey’s board of directors discussed the process and strategic issues relating to a proposed business combination transaction.

On August 5, 2004, an executive session of Grey’s board of directors (other than Mr. Meyer) was convened to consider the proposed business combination transaction involving Grey. The directors reviewed and discussed the information which had been reviewed by members of Grey’s management, Goldman Sachs and JPMorgan at the August 3 meeting of the board of directors. The directors also discussed, among other matters, the desirability of receiving the same presentation that management had presented to potential bidders, which would include, if and when prepared, updated financial projections for Grey. Representatives of Simpson Thacher & Bartlett discussed with the directors various legal issues relating to the proposed business combination transaction and the directors’ legal duties in evaluating a sale of Grey. The directors discussed certain interests that Mr. Meyer might have in a potential business combination.

On August 6, 2004, Simpson Thacher & Bartlett received detailed comments to the draft merger agreement from outside legal counsel to Company Y.

On August 11, 2004, Grey’s board of directors met to discuss a further update on the status of the bid proposals, draft documentation, due diligence process and management meetings with respect to each of the bidders and other prospective buyers. Representatives of Simpson Thacher & Bartlett reviewed the key issues raised by each bidder and responded to questions from Grey’s board of directors. Members of Grey’s management made the same presentation that had been made to potential bidders, including matters regarding Grey’s strategy, key clients, management, business lines and financial condition. Representatives of Grey’s management also presented updated financial information regarding Grey which was substantially in the form provided to each of the bidders. Grey’s board of directors decided, after discussion with each other and representatives of Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett, to distribute a revised draft merger agreement to WPP pursuant to which 55% of Grey shares would be converted into the right to receive cash and 45% of the Grey shares would be converted into the right to receive WPP shares. The revised draft merger agreement also included Grey’s board of directors’ proposal that the share portion of the merger consideration would be subject to a variable ratio to provide a fixed value in the merger with respect such share portion.

On August 25, 2004, a revised draft of the merger agreement was circulated to each of the three bidders. On August 26, 2004, Goldman Sachs sent letters to each of the three bidders on behalf of Grey outlining the procedures for submitting a final bid for Grey and requesting that the bidders submit comments to the merger agreement by September 3, 2004 and final bids for Grey by September 8, 2004.

On August 27, 2004, Grey’s board of directors met and received an update on the sale process from Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett.

Grey received detailed comments to the merger agreement from WPP and Company Y on September 3, 2004 and received detailed comments to the merger agreement from Company X on September 6, 2004. During the week of September 6, 2004, in advance of receipt of the revised financial terms of the bid proposals, representatives of Simpson Thacher & Bartlett engaged in negotiations with outside legal counsel to each of the three bidders in an attempt to narrow the legal issues presented in the revised merger agreement drafts submitted by each bidder.

On September 8, 2004, Grey received written bid proposals from each of the three bidders. WPP proposed to issue 67.141 WPP ordinary shares (or 13.428 WPP American depositary shares) and $334.25 in cash per Grey share, subject to proration so that 65% of the Grey shares would be converted into the right to receive WPP shares and 35% of the Grey shares would be converted into the right to receive cash. WPP indicated that its bid proposal represented an implied value of $955 per Grey share based on the closing price of WPP shares on September 8, 2004. WPP conditioned its bid on Mr. Meyer entering into a voting agreement committing him to vote his Grey shares in favor of the WPP transaction and against any competing transactions for a period of four months following termination of the merger agreement. WPP also conditioned its bid on Mr. Meyer entering into an employment agreement. WPP’s bid was not conditioned upon its ability to finance payment of the merger consideration.

Each of Company X and Company Y proposed that the merger consideration would be payable in the form of a fixed amount of cash per Grey share. Each of Company X and Company Y included as a condition to closing the proposed transaction, among other conditions, the receipt of proceeds of financing required to finance payment of the merger consideration.

On September 9, 2004, a meeting of Grey’s board of directors was convened to discuss the three bid proposals received. Representatives of Goldman Sachs and JPMorgan reviewed with Grey’s board of directors the financial terms of the bid proposals received from each of the three bidders. Representatives of Simpson Thacher & Bartlett reviewed for Grey’s board of directors a detailed summary of the material legal terms of the revised merger agreement drafts submitted by each bidder. Grey’s board of directors discussed, among other matters, the amount and form of merger consideration proposed by each bidder, the conditions to closing proposed by each of the bidders, the execution risks relating to each bid proposal and the other material changes made by each bidder to the draft merger agreement.

Representatives of Simpson Thacher & Bartlett and a representative of Davis Polk & Wardwell provided an update for Grey’s board of directors on discussions with the bidders regarding the employment and voting arrangements to be entered into by Mr. Meyer in connection with the proposed transactions. Mr. Meyer had engaged Davis Polk & Wardwell as his separate legal counsel, and Davis Polk negotiated on behalf of Mr. Meyer with respect to the employment and voting arrangements proposed by the bidders. WPP had specified in its bid letter that its willingness to enter into the proposed transaction with Grey was subject to the condition that Mr. Meyer enter into the employment and voting arrangements proposed by WPP. Representatives of Simpson Thacher & Bartlett discussed with Grey’s board of directors the potential antitrust issues relating to each of the three bidders, and representatives of Simpson Thacher & Bartlett, Goldman Sachs and JPMorgan discussed with Grey’s board of directors the relative strength of the draft financing commitment letters delivered by Company X and Company Y.

Representatives of Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett further discussed with Grey’s board of directors the potential decrease in the aggregate value of the consideration proposed by WPP in the event of a decline in WPP’s share price and discussed the possibility of proposing a collar on the WPP share price with respect to the share portion of the merger consideration proposed by WPP. Grey’s board of directors also discussed, among other matters, the possibility of WPP increasing the portion of the cash consideration to be offered to Grey’s stockholders. After further discussion, Grey’s board of directors directed management and its advisors to pursue discussions with Company X, the bidder which proposed the higher of the two all-cash bids, to discuss possible changes to the bid proposal and transaction terms submitted by Company X.

Mr. Meyer, members of management of Grey and representatives of Goldman Sachs and JPMorgan then left the meeting, and Grey’s board of directors (other than Mr. Meyer) convened an executive session of the board of directors. Representatives of Simpson Thacher & Bartlett updated the directors on the voting and employment arrangements proposed by each of the bidders. The directors discussed Mr. Meyer’s current employment and compensation arrangements and compared these to terms proposed by the three bidders. The directors discussed, among other matters, the proposed payment of approximately $22.7 million (and potential gross-up payment of

$12.4 million) to be paid to Mr. Meyer under WPP’s proposal and, in that connection, considered the difference in severance payments and gross-up payments to which Mr. Meyer would be entitled under his existing employment agreement depending on whether the proposed merger closed in 2004 or 2005. The directors also discussed the non-competition, transfer and voting restrictions, as well as the employment and option exercise commitments, requested of Mr. Meyer by the various bidders. The directors discussed, among other matters, the value to WPP of the restrictions and commitments that WPP requested of Mr. Meyer. The directors further discussed with representatives of Simpson Thacher & Bartlett WPP’s stated desire for Mr. Meyer to remain with Grey following the merger.

Following the September 9, 2004 Grey board meeting, members of Grey’s management and representatives of Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett met with representatives of Company X. Representatives of Goldman Sachs and JPMorgan communicated the need for Company X to increase its price, and representatives of Simpson Thacher & Bartlett outlined the key issues in the revised merger agreement submitted by Company X that needed to be improved.

After the meeting with Company X, representatives of WPP initiated contact with representatives of Goldman Sachs to communicate that WPP was increasing its implied price per share as well as the cash portion of the merger consideration to be payable in the transaction. Specifically, WPP proposed that the merger consideration would be payable in the form of, at the election of Grey’s stockholders, a fixed number of WPP shares or a fixed amount of cash, subject to proration so that 50% of the Grey shares would be converted into the right to receive WPP shares and 50% of the Grey shares would be converted into the right to receive cash. During the evening of September 9, 2004, members of Grey’s management and representatives of Simpson Thacher & Bartlett, Goldman Sachs and JPMorgan met with representatives of WPP and discussed each of the material changes made by WPP to the merger agreement draft. Following the meeting, Simpson Thacher & Bartlett prepared a revised draft of the merger agreement to reflect the discussions with WPP and, on September 10, 2004, sent to WPP’s outside counsel, Fried Frank, the revised merger agreement draft.

On September 10, 2004, the Grey directors (other than Mr. Meyer) held an executive session of the board of directors to discuss the ongoing negotiations with Company X and WPP and the payments and benefits to which Mr. Meyer would be entitled under the new employment agreement proposed by WPP. The directors discussed a comparison of the terms of Mr. Meyer’s existing employment agreement and the terms of the employment agreement proposed by WPP as well as a summary of Mr. Meyer’s compensation in 2003, 2002 and 2001. In that connection, the directors discussed, among other matters, certain payments of deferred compensation and supplemental pension amounts that would be paid to Mr. Meyer in connection with a change of control of Grey under Mr. Meyer’s existing employment agreement, the amount of the settlement payment to Mr. Meyer under WPP’s proposal and the benefits to WPP of the terms of the employment agreement proposed by WPP. The directors further discussed the fact that WPP had conditioned its willingness to enter into a transaction with Grey on the execution of an employment agreement with Mr. Meyer.

Following the executive session of the board, the full Grey board of directors held a telephonic meeting to discuss the status of negotiations with each of the three bidders. Representatives of Goldman Sachs and JPMorgan discussed with Grey’s board of directors WPP’s revised bid proposal, and updated the board on the recent meetings with representatives of WPP. Goldman Sachs reported to Grey’s board of directors that WPP had rejected Grey’s request to include a collar on WPP’s stock price with respect to the stock portion of the consideration. Representatives of Simpson Thacher & Bartlett discussed with Grey’s board of directors certain improvements in the terms of the draft merger agreement that had been agreed upon by representatives of WPP, and representatives of Davis Polk & Wardwell and Simpson Thacher & Bartlett updated Grey’s board of directors on discussions with Fried Frank regarding the proposed employment and voting agreements to be entered into by Mr. Meyer.

Members of Grey’s management discussed with Grey’s board of directors the results of the financial and accounting due diligence investigation conducted with respect to WPP. Grey’s board of directors discussed the proposed process for continuing discussions with WPP and the other bidders. Goldman Sachs informed the board that another meeting with Company X had been scheduled for later that afternoon. Grey’s board of directors instructed Goldman Sachs to advise each of the bidders that Grey’s board of directors would be meeting on the morning of September 11, 2004 to discuss the proposed transaction and likely approve one of the bidders and that each bidder should submit its best and final proposal prior to the September 11 board meeting.

Following the board meeting, representatives of Simpson Thacher & Bartlett continued to negotiate the draft merger agreement distributed to WPP with representatives of Fried Frank. In addition, on the same day, members of Grey’s management and representatives of Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett met for a second time with Company X to negotiate changes to the draft merger agreement submitted by this bidder. Representatives of Goldman Sachs also continued to have discussions with Company Y, the bidder which proposed the lower of the two all-cash bids.

During the morning of September 11, 2004, Simpson Thacher & Bartlett sent another revised draft of the merger agreement to representatives of WPP, which reflected the results of continued negotiations with Fried Frank.

Immediately prior to the board meeting scheduled for 9:30 a.m. on September 11, 2004, Goldman Sachs and JPMorgan received a final bid proposal from WPP with an implied price per share of $1,005. Specifically, WPP proposed that it would issue 54.367 WPP ordinary shares (or 10.873 WPP American depositary shares) and $502.50 per Grey share, subject to proration so that 50% of the Grey shares would be converted into the right to receive WPP shares and 50% of the Grey shares would be converted into the right to receive cash. WPP’s proposal indicated that, based on WPP’s share price on September 10, 2004, their proposal represented an implied value of $1,005 per Grey share. Company X submitted a bid reflecting an increase in its proposed price, which represented a value which was lower than the implied value of the final proposal by WPP. Company Y had indicated some potential willingness to increase its proposed price but, ultimately, did not submit a revised bid proposal following its initial bid submitted on September 8, 2004.

At the 9:30 a.m. Grey board meeting on September 11, 2004, members of Grey’s management reviewed with Grey’s board of directors the strategic rationale for the proposed merger of Grey, the sale process and various prospective buyers that had been contacted throughout the process. Representatives of Simpson Thacher & Bartlett again discussed with Grey’s board of directors, among other matters, the legal duties of directors in consideration of an extraordinary transaction such as the proposed merger, Mr. Meyer’s interests in the transactions, the ability of the board of directors to consider unsolicited acquisition proposals following the execution of a definitive agreement, and the ability of the board of directors to terminate the merger agreement to accept a superior proposal following the execution of a definitive agreement.

Representatives of Goldman Sachs and JPMorgan reviewed with Grey’s board of directors presentations that analyzed, among other matters, on a comparative basis, the financial aspects of the proposed transaction with WPP, Grey’s strategic plan and the strategic alternatives of remaining an independent company or engaging in a leveraged buyout transaction. Representatives of Goldman Sachs and JPMorgan responded to questions from Grey’s board of directors and further discussed, among other matters, the final bid proposals by each of the three bidders. Representatives of Goldman Sachs reviewed for Grey’s board of directors certain recent declines in the share price of WPP stock. Representatives of Goldman Sachs and JPMorgan described the impact of a decline in the share price of WPP stock (as well as exchange rate fluctuations) on the merger consideration proposed by WPP and explained the extent of a decline in the share price of WPP stock that would be required in order to lower the implied value of WPP’s final bid proposal to the value of the bid proposal made by Company X, the bidder which submitted the higher of the all-cash bids. Grey’s board of directors discussed whether the WPP bid represented a superior financial alternative to the value represented by the final bid proposal made by Company X and discussed the risk of a decline in the share price of WPP stock. Representatives of Goldman Sachs and JPMorgan responded to questions from Grey’s board of directors. Diligence and other information regarding

WPP was presented to Grey’s board of directors by members of Grey’s management and representatives of Simpson Thacher & Bartlett, Goldman Sachs, JPMorgan and Grey’s outside accountants.

Representatives of Simpson Thacher & Bartlett compared for Grey’s board of directors the terms and conditions of the various bids, including the conditions to closing proposed by each bidder. Representatives of Simpson Thacher & Bartlett noted that Company X and Company Y had conditioned the proposed merger on their receipt of financing proceeds and discussed with Grey’s board of directors the relative strength of the financing commitment letters delivered by Company X and Company Y. Grey’s board of directors discussed the improvement in the terms proposed by WPP as well as the risks and benefits of proceeding with a business combination transaction with WPP relative to other alternatives available to Grey. With respect to WPP’s bid proposal, Grey’s board of directors specifically discussed the risk of a decline in the trading price of WPP’s stock, currency exchange rate risks and antitrust risks. Grey’s board of directors further discussed the advantages and disadvantages of each bid. At the request of certain of the directors, Grey’s board of directors agreed to pause the meeting to permit an executive session of the board of directors to take place.

The Grey directors (other than Mr. Meyer) remained for an executive session of the board of directors. The Grey directors discussed with representatives of Simpson Thacher & Bartlett the revised terms of Mr. Meyer’s voting and employment agreement proposed by WPP. The directors again reviewed the status of negotiations between Mr. Meyer and WPP, including the payments and benefits to be received by Mr. Meyer under WPP’s proposed employment agreement, the restrictions and commitments that Mr. Meyer was willing to undertake which had been requested by WPP and the distinction in possible payments to Mr. Meyer depending on whether the proposed transaction closed in 2004 or 2005. The Grey directors also discussed the risks and benefits of the proposed merger with WPP. The consensus of the Grey directors was that, taking into account, among other matters, the views and analyses of Goldman Sachs and JPMorgan which were presented to the full board of directors, including the potential for a decline in WPP’s stock price and a comparison of the implied value of WPP’s final bid proposal and the value of the bid proposal made by Company X, the WPP proposal was the superior financial alternative for Grey, despite any risk with respect to potential declines in the trading price of WPP stock.

Following the executive session of the board, the full Grey board of directors reconvened and continued to discuss the process for finalizing the merger agreement terms with WPP. After further discussions, Grey’s board of directors requested that Goldman Sachs and JPMorgan render an opinion as to whether the proposed merger with WPP was fair from a financial point of view to the Grey stockholders. Goldman Sachs delivered to Grey’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 11, 2004, that, as of such date and based upon and subject to the factors and assumptions set forth in the written opinion, the cash consideration and share consideration to be received by the holders of Grey shares in the merger, taken in the aggregate, was fair from a financial point of view to such holders. JPMorgan delivered to Grey’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated September 13, 2004 that, as of such date and subject to various assumptions and limitations specified in the opinion, the consideration to be received by the holders of Grey shares in the proposed merger, in the aggregate, was fair, from a financial point of view, to such holders. The full text of the written opinions of Goldman Sachs and JPMorgan, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinions, are attached as Appendix C and Appendix D, respectively, to this proxy statement/prospectus. There are no material differences between the oral and written versions of the opinion of Goldman Sachs, and there are no material differences between the oral and written versions of the opinion of JPMorgan. The opinions of Goldman Sachs and JPMorgan do not constitute a recommendation as to how any holder of Grey shares should vote or act with respect to the transactions contemplated by the merger agreement or any other matter. Grey stockholders are urged to read each opinion carefully in its entirety. Pursuant to the terms of the engagement letters with each of Goldman Sachs and JPMorgan, Grey has agreed to pay each of Goldman Sachs and JPMorgan a transaction fee, all of which is payable upon consummation of the merger. Grey’s board of directors agreed to reconvene later in the day following additional negotiations between Simpson Thacher & Bartlett and Fried Frank to finalize the merger agreement.

Members of management and representatives of Simpson Thacher & Bartlett continued to negotiate final changes to the merger agreement, the voting agreement and the employment agreement with representatives of WPP and Fried Frank throughout the afternoon of September 11, 2004.

At 6:00 p.m. on September 11, 2004, Grey’s board of directors reconvened to review the terms of the merger agreement and to consider whether to approve the proposed merger with WPP. Representatives of Simpson Thacher & Bartlett updated Grey’s board of directors on the changes in the merger agreement, voting agreement and employment agreement since their previous review by the board. Following questions and a discussion of certain aspects of the merger agreement and the ancillary agreements, Grey’s board of directors unanimously approved the merger agreement, the voting agreement and the employment agreement and the transactions contemplated by each agreement and unanimously resolved to recommend that the Grey stockholders adopt the merger agreement.

On the evening of September 11, 2004, Grey and WPP executed the merger agreement. On the morning of September 13, 2004, before the opening of the LSE, WPP issued a press release announcing the transaction, and before the opening of the Nasdaq National Market, Grey issued a press release announcing the transaction.

Grey’s Reasons for the Merger

In reaching its decision to approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, the voting agreement and the employment agreement and to recommend that Grey’s stockholders vote to adopt the merger agreement, Grey’s board of directors consulted with Grey’s management and its legal and financial advisors. The board considered a number of factors and potential benefits of the merger including, without limitation, the following:

•	at the time of execution of the merger agreement, the implied price per share of $1,005 (based on the closing price of WPP ordinary shares on September 10, 2004) to be paid for each share of Grey common stock in the merger represented a premium of approximately 33% over the closing sale price of Grey common stock of $754 on June 18, 2004 (the last trading day before the publication of press reports regarding a possible transaction by Grey) and a premium of approximately 7% over the closing sale price of Grey common stock of $940 on September 10, 2004 (the last trading day before the announcement of execution of the merger agreement);

•	the assessment by Grey’s management and board of directors that Grey’s business and financial performance would benefit from being part of a larger, more diverse company, particularly given Grey’s relatively smaller reported revenues for the year ended December 31, 2003 of approximately $1.3 billion compared with, for example, the reported revenues for the year ended December 31, 2003 (converted based on applicable average exchange rates for 2003) of Omnicom (approximately $8.6 billion), WPP (approximately $6.7 billion), Interpublic (approximately $5.9 billion), and Publicis (approximately $4.4 billion);

•	the potential that Grey would face increasing competitive disadvantages in light of the consolidation in the advertising industry, such as the recent acquisitions by WPP, Publicis and Omnicom, Interpublic and Havas;

•	the information provided to Grey’s board of directors with respect to the financial condition, results of operations and business of WPP, including information regarding WPP’s market capitalization, historical share price performance, revenue breakdown, equity analyst coverage, shareholder base, management and board of directors, earnings history and forecasts based on WPP management estimates and publicly available information, and the due diligence review by Grey’s management and financial, accounting and legal advisors regarding WPP’s business, financial condition, results of operations, prospects and business reputation;

•	the potential benefits to Grey of WPP’s large scale global presence, including over 57,000 employees in approximately 1,400 offices in 104 countries, given the increasing trend of global clients turning to large, global advertising and communication services firms;

•	the extensive process conducted by Grey, with the assistance of Goldman Sachs and JPMorgan, to seek potential buyers of Grey, involving engaging in discussions with 21 parties to determine their potential interest in a business combination transaction with Grey, entering into confidentiality agreements with 15 parties and the receipt of three definitive proposals to acquire Grey;

•	the fact that the implied price proposed by WPP was higher than that of any of the other bid proposals received by Grey;

•	the opinions of Goldman Sachs and JPMorgan that, as of the respective dates of such opinions and subject to the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with such opinions, the cash consideration and the share consideration to be received by the holders of Grey shares in the merger, taken in the aggregate, was fair from a financial point of view to such holders (the full text of the written opinion of Goldman Sachs, dated September 11, 2004, is attached as Appendix C to this proxy statement/prospectus, and the full text of the written opinion of JPMorgan, dated September 13, 2004, is attached as Appendix D to this proxy statement/prospectus; stockholders are urged to and should read each of the written opinions carefully and in their entirety);

•	the improved ability of the combined company to effectively compete in key faster growing markets in Africa, Asia and Latin America;

•	the ability to strengthen relationships with Grey’s existing clients, including BAT, Diageo, gsk, Nokia and Pfizer, with relatively modest client conflicts;

•	ameliorating the risks regarding the need for Mr. Meyer, Grey’s longstanding Chairman, President and Chief Executive Officer, to transition from active management eventually and related issues regarding potential overhang associated with Mr. Meyer’s significant stock position;

•	an increased ability to provide a broader and more diverse array of global services and tools to Grey’s clients, as well as the expanded client base of the combined company, in light of the fact that WPP serves over 330 clients in at least three service disciplines and more than 130 clients in four service disciplines;

•	the potential for Grey’s stockholders to receive the share portion of the consideration without currently being subject to U.S. federal income tax;

•	the opportunity for Grey’s stockholders to elect WPP American depository shares (or the number of WPP ordinary shares underlying the WPP American depository shares) or cash in exchange for their Grey shares, subject to proration that generally is designed to ensure that 50% of Grey shares will be exchanged for WPP American depository shares (or WPP ordinary shares underlying such WPP American depository shares) and 50% of Grey shares will be exchanged for cash;

•	the opportunity for Grey stockholders who receive WPP shares in the merger to benefit from any increases in the trading price of WPP shares following consummation of the proposed merger;

•	the significantly larger public float and trading volume of WPP shares (average daily trading volume of WPP ordinary shares of approximately 9,637,183 and WPP ADSs of approximately 97,608, in each case, for the six months prior to September 10, 2004) compared to the public float and trading volume of shares of Grey common stock and Limited Duration Class B common stock (average daily trading volume for shares of Grey common stock of approximately 4,750 for the six months prior to September 10, 2004), which should provide Grey stockholders who receive WPP shares in the merger the opportunity to gain greater liquidity in their investment;

•	the fact that Edward Meyer, Grey’s largest stockholder, supported, and agreed to vote his shares in favor of the adoption of the merger agreement with WPP;

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the recognition that the merger will be effectively conditioned on the affirmative vote of a majority of the Grey shares held by the Grey public stockholders (i.e., stockholders who are not directors, officers and employees of Grey) by virtue of the requirement that holders of at least two-thirds of the outstanding shares of Grey common stock and Limited Duration Class B common stock vote in favor of adoption of the merger agreement;

•	the interests of Grey’s directors and officers described under “—Interests of Certain Persons in the Merger”;

•	the terms of the merger agreement, including, without limitation:

•	the limited number and nature of the conditions to WPP’s obligation to consummate the merger and the limited risk of non-satisfaction of such conditions;

•	the provisions that allow Grey’s board of directors, under certain circumstances, to change its recommendation for the Grey stockholders to vote in favor of the adoption of the merger agreement with WPP;

•	the provisions that allow Grey, under certain circumstances, to furnish information to and conduct negotiations with third parties;

•	the provisions that allow Grey’s board of directors to terminate the merger agreement in order to accept a superior proposal (subject to paying a termination fee to WPP);

•	the conclusion of Grey’s board of directors that the $56 million termination fee, and the circumstances when such fee may be payable, were reasonable in light of the benefits of the merger, the auction process conducted by Grey and commercial practice;

•	the existence of certain conditions contained in the bid proposals received from Company X and Company Y, including, in each case, a financing condition; and

•	the ability of Grey stockholders to elect to exercise appraisal rights as described under “The Grey Special Meeting—Appraisal Rights.”

Grey’s board of directors also considered and balanced against the potential benefits of the merger a number of factors and potential risks concerning the merger including, without limitation, the following:

•	the risk that the merger might not be completed in a timely manner or at all, including the risk that required antitrust approvals from various governmental authorities may not be obtained;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	the risk that the fixed exchange ratio provided for in the merger agreement would result in an erosion of the premium received by Grey’s stockholders as a result of a decline in the trading price of WPP’s shares and/or fluctuations in currency exchange rates between signing and closing;

•	the risk that a significant portion of the WPP American depository shares issued in the merger will “flow back” to the U.K. by conversion into the form of WPP ordinary shares, potentially reducing the price and liquidity of the remaining WPP American depository shares;

•	the requirement to pay WPP a $56 million termination fee in the event that Grey’s board of directors decide to accept a superior proposal;

•	WPP’s requirement that Mr. Meyer enter into the proposed employment agreement with WPP and Grey as a condition to its willingness to enter into a transaction with Grey; and

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the payments and benefits to which Mr. Meyer would be entitled under the new employment agreement to be entered into among Mr. Meyer, Grey and WPP in connection with the proposed merger, including a payout of deferred compensation and supplemental pension amounts earned by him over nearly the past 10 years (as well as the accrued return on these amounts) equal to approximately $53.1 million (as of September 30, 2004), a payment of approximately $22.7 million and, if the merger had closed in

2004, a gross-up payment related to golden parachute excise taxes of approximately $12.4 million, as compared to the payments and benefits that Mr. Meyer would have been entitled to under this existing employment agreement in connection with a change of control of Grey.

After taking into account all of the factors set forth above, as well as others, Grey’s board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the merger agreement and merger are advisable and fair to and in the best interests of Grey and its stockholders. Grey’s board of directors has unanimously approved the merger agreement and the merger and recommends that the Grey stockholders vote in favor of the adoption of the merger agreement at the special meeting.

Grey’s board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, individual members of Grey’s board of directors may have given different weight to different factors. Grey’s board of directors did not reach any specific conclusion on each factor considered, but instead conducted an overall analysis of the totality of the benefits and risks relating to the proposed merger with WPP.

Recommendation of Grey’s Board of Directors

GREY’S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF GREY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

Opinions of Grey’s Financial Advisors

Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its oral opinion to Grey’s board of directors, which was subsequently confirmed in writing, that, as of September 11, 2004 and based upon and subject to the factors and assumptions set forth in the opinion, the cash consideration and the share consideration to be received by the holders of Grey shares in the merger, taken in the aggregate, was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated September 11, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of Grey’s board of directors in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of Grey shares should vote or make any election with respect to the transactions contemplated by the merger agreement.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	the voting agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Grey for the five fiscal years ended December 31, 2003;

•	Annual Reports on Form 20-F of WPP for the five fiscal years ended December 31, 2003;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Grey;

•	certain periodic reports on Form 6-K of WPP;

•	certain other communications from Grey and WPP to their respective stockholders, including earnings releases and presentations for annual stockholder meetings;

•	certain internal financial analyses and forecasts for WPP prepared by its management, including revenue forecasts and analyses of revenue mix for calendar year 2004;

•	certain publicly available equity research reports relating to WPP, including estimates of the future financial performance of WPP set forth in such reports; and

•	certain internal financial analyses and forecasts for Grey prepared by its management, including, for calendar years 2004 through 2008, revenue projections, net income projections, projections for earnings before interest, taxes, depreciation and amortization, or EBITDA, projections for earnings before interest and taxes, or EBIT, and projections for EBITDA less capital expenditures, less increases in change in working capital and less taxes on EBIT, or unlevered free cash flows.

Goldman Sachs also held discussions with members of the senior managements of Grey and WPP regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies, including discussions with respect to the financial forecasts relating to WPP included in certain publicly available equity research reports. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of Grey common stock, the WPP ADSs and the WPP ordinary shares, reviewed the exchange rates between U.S. dollars and pounds sterling, compared certain financial and stock market information for Grey and WPP with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the advertising industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed, with Grey’s board’s consent, that the internal financial forecasts prepared by Grey’s management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Grey. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Grey or WPP or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Grey or WPP or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs’ opinion does not address the underlying business decision of Grey to engage in the merger nor did Goldman Sachs express any opinion as to the prices at which the WPP ADSs or WPP ordinary shares will trade at any time. In addition, Goldman Sachs did not express any opinion as to the allocation of the cash consideration and the share consideration, taken in the aggregate, among the different classes or series of Grey shares.

The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 10, 2004 and is not necessarily indicative of current market conditions.

Analysis at Transaction Price. Goldman Sachs performed certain analyses, based on historical information contained in public filings and projections provided by Grey’s management and based on Grey’s closing stock price of $754 on June 18, 2004, the last trading day prior to initial press reports regarding a possible sale of Grey,

Grey’s closing stock price of $940 on September 10, 2004 and the $1,005 per share transaction price implied by the merger consideration provided in the merger agreement as of September 10, 2004, the last trading day prior to the date of its opinion. For each of Grey’s closing stock prices of $754 on June 18, 2004 and $940 on September 10, 2004 and the $1,005 per share transaction price, Goldman Sachs calculated for Grey the implied total equity consideration (on a diluted basis, or after giving effect to the exercise of outstanding stock options and the conversion of convertible securities), the ratio of total equity consideration (on a diluted basis) to net income, the enterprise value and the ratio of enterprise value to (i) revenues that were pro forma to include contributions from APCO Worldwide (which was in the process of being sold) in the first half of 2004, (ii) EBITDA, but excluding interest income and income attributable to minority interests, including income from equity affiliates and (iii) unlevered free cash flow, or UFCF. The enterprise value of a company is obtained by adding its short and long-term debt to the sum of the market value of its common equity (on a diluted basis), the value of any preferred stock (at liquidation value), the book value of any minority interest and the value of any material debt-equivalent liabilities, and from the resulting sum, subtracting the value of its cash and cash equivalents.

The $1,005 implied transaction price was calculated based on (i) the $1,005 in cash that 50% (subject to certain adjustments) of the outstanding Grey shares will receive, on a per share basis, under the merger agreement and (ii) the 21.746 WPP ADSs that the remainder of the outstanding Grey shares will receive, on a per share basis, under the merger agreement, assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. In calculating the implied total equity consideration, Goldman Sachs assumed 1,391,668 Grey shares and 112,417 vested options with a weighted average strike price of $347.82 and took into account the $150 million of Grey’s 5.0% Contingent Convertible Subordinated Debentures Due 2033 with a conversion price of $961.20 per share. In calculating enterprise value for Grey, Goldman Sachs assumed (i) Grey’s cash balance equaled the latest twelve months, or LTM, through June 30, 2004 quarterly average cash balance of approximately $430 million (pro forma for the expected sale of APCO Worldwide), (ii) total debt of approximately $321 million as of June 30, 2004, including $150 million in face value of Grey’s 5.0% Contingent Convertible Subordinated Debentures Due 2033, and (iii) minority interest as of 2004 year-end of approximately $14 million. In addition, the enterprise value was adjusted to exclude the book value of approximately $16 million of investments in companies in which Grey is a minority owner. The following table presents the results of this analysis:

	Grey at June 18, 2004 closing price		Grey at September 10, 2004 closing price		Grey at transaction price
	$754		$940		$1,005

Equity Consideration (diluted) ($ in millions)	$1,095		$1,375		$1,479
Enterprise Value ($ in millions)	$984		$1,264		$1,369

Enterprise Value/2003 Revenue	0.75	x	0.97	x	1.05	x
Enterprise Value/LTM Revenue	0.70	x	0.90	x	0.98	x
Enterprise Value/2004E Revenue	0.70	x	0.89	x	0.97	x
Enterprise Value/2005E Revenue	0.70	x	0.89	x	0.97	x
Enterprise Value/2003 EBITDA	8.3	x	10.6	x	11.5	x
Enterprise Value/LTM EBITDA	6.6	x	8.4	x	9.1	x
Enterprise Value/2004E EBITDA	6.3	x	8.1	x	8.7	x
Enterprise Value/2005E EBITDA	6.0	x	7.7	x	8.4	x
Equity Consideration/2003 Net Income	39.4	x	49.5	x	53.2	x
Equity Consideration/LTM Net Income	30.1	x	37.8	x	40.7	x
Equity Consideration/2004E Net Income	23.3	x	29.2	x	31.5	x
Equity Consideration/2005E Net Income	20.1	x	25.2	x	27.1	x
Enterprise Value/2004E UFCF	15.1	x	19.5	x	21.1	x
Enterprise Value/2005E UFCF	16.3	x	21.0	x	22.7	x

Historical Analysis. Goldman Sachs reviewed the historical closing prices for Grey common stock for the three-year period ended September 10, 2004. In addition, Goldman Sachs analyzed the $1,005 per share implied transaction price to be received by holders of Grey shares pursuant to the merger agreement in relation to the closing prices of Grey common stock on selected dates and during certain periods within the one-year period ending September 10, 2004.

This analysis indicated that the price per Grey share to be paid to Grey’s stockholders pursuant to the merger agreement represented:

•	a premium of 6.9% based on the closing price of $940 per share on September 10, 2004;

•	a premium of 33.3% based on the closing price of $754 per share on June 18, 2004, the last trading day prior to initial press reports regarding a possible sale of Grey;

•	a premium of 37.7% based on the undisturbed trading average of $729.93 per share for the 60-day period leading up to June 18, 2004;

•	a premium of 1.5% based on the 52 week high of $990 per share; and

•	a premium of 53.4% based on the 52 week low of $655.05 per share.

Selected Companies Analysis. In order to assess how the public market values shares of publicly traded companies similar to Grey and WPP, Goldman Sachs reviewed and compared certain financial information for Grey and WPP to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the advertising industry:

•	Omnicom Group Inc.

•	Publicis Group S.A.

•	The Interpublic Group of Companies, Inc.

•	Aegis Group plc

•	Havas

Goldman Sachs also calculated and compared various financial multiples and ratios for Grey and WPP and for the selected companies. The multiples and ratios for Grey were calculated using each of the closing price for Grey common stock on September 10, 2004 and the undisturbed closing price for Grey common stock on June 18, 2004, the most recent publicly available information, projections provided by Grey’s management and the assumptions and adjustments relating to the calculation of enterprise value as described above under “—Analysis at Transaction Price”. The multiples and ratios for each of WPP and the selected companies were calculated using the closing price of WPP ordinary shares and the respective selected companies’ closing prices on September 10, 2004, the most recent publicly available information, Wall Street research estimates and assumed exchange rates as of September 10, 2004 of $1.8006 per pounds sterling and $1.2296 per euro. With respect to Grey, WPP and the selected companies, Goldman Sachs calculated and compared, among other things, the enterprise value as a multiple of estimated sales for 2004 and 2005, estimated EBITDA for 2004 and 2005 and estimated UFCF for 2004 and 2005. Enterprise values assumed an equity market capitalization based on shares outstanding (on a diluted basis) and LTM average quarterly cash balances for 2004, adjusted to exclude book value of associate investments.

This analysis indicated that as of September 10, 2004, the high, mean, median and low ratios for the selected companies of enterprise value as a multiple of estimated sales for 2004 were 1.8x, 1.3x, 1.4x and 0.7x, respectively, and as a multiple of estimated sales for 2005 were 1.7x, 1.3x, 1.3x and 0.7x, respectively. At the closing price of $940 for Grey common stock on September 10, 2004 and the undisturbed closing price of $754 for Grey common stock on June 18, 2004, the enterprise value of Grey as a multiple of estimated sales for 2004 were 0.9x and 0.7x, respectively, and as a multiple of estimated sales for 2005 were 0.9x and 0.7x, respectively.

The implied transaction price was $1,005 per Grey share, assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. As of September 10, 2004, the enterprise value of WPP as a multiple of estimated sales for 2004 was 1.5x and as a multiple of estimated sales for 2005 was 1.4x.

As of September 10, 2004, the high, mean, median and low ratios for the selected companies of enterprise value as a multiple of estimated EBITDA for 2004 were 10.7x, 8.7x, 8.7x and 6.3x, respectively, and as a multiple of estimated EBITDA for 2005 were 9.7x, 8.1x, 8.2x and 6.0x, respectively. At the closing price of $940 for Grey common stock on September 10, 2004 and the undisturbed closing price of $754 for Grey common stock on June 18, 2004, the enterprise value of Grey as a multiple of estimated EBITDA for 2004 were 8.1x and 6.3x, respectively, and as a multiple of estimated EBITDA for 2005 were 7.7x and 6.0x, respectively. The implied transaction price was $1,005 per Grey share, assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. As of September 10, 2004, the enterprise value of WPP as a multiple of estimated EBITDA for 2004 was 9.4x and as a multiple of estimated EBITDA for 2005 was 8.8x.

This analysis further indicated that as of September 10, 2004, the high, mean, median and low ratios for the selected companies of enterprise value as a multiple of estimated UFCF for 2004 were 19.5x, 15.7x, 15.2x and 12.1x, respectively, and as a multiple of estimated UFCF for 2005 were 21.0x, 16.4x, 15.5x and 14.3x, respectively. At the closing price of $940 for Grey common stock on September 10, 2004 and the undisturbed closing price of $754 for Grey common stock on June 18, 2004, the enterprise value of Grey as a multiple of estimated UFCF for 2004 were 19.5x and 15.1x, respectively, and as a multiple of estimated UFCF for 2005 were 21.0x and 16.3x, respectively. The implied transaction price was $1,005 per Grey share, assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. As of September 10, 2004, the enterprise value of WPP as a multiple of estimated UFCF for 2004 was 15.6x and as a multiple of estimated sales for 2005 was 14.9x.

The following table presents the results of this analysis:

	Selected Companies (including Grey and WPP)								Grey at September 10, 2004		Grey at June 18, 2004		WPP
Enterprise Value as a multiple of:	High		Mean		Median		Low
2004E Sales	1.8	x	1.3	x	1.4	x	0.7	x	0.9	x	0.7	x	1.5	x
2005E Sales	1.7	x	1.3	x	1.3	x	0.7	x	0.9	x	0.7	x	1.4	x
2004E EBITDA	10.7	x	8.7	x	8.7	x	6.3	x	8.1	x	6.3	x	9.4	x
2005E EBITDA	9.7	x	8.1	x	8.2	x	6.0	x	7.7	x	6.0	x	8.8	x
2004E UFCF	19.5	x	15.7	x	15.2	x	12.1	x	19.5	x	15.1	x	15.6	x
2005E UFCF	21.0	x	16.4	x	15.5	x	14.3	x	21.0	x	16.3	x	14.9	x

Goldman Sachs also calculated WPP’s and the selected companies’ price to calendarized estimated earnings ratios based on the closing prices of WPP ordinary shares and the selected companies on September 10, 2004 and their calendarized estimated earnings for 2004 and 2005 which were based on Wall Street research estimates and assuming exchange rates as of September 10, 2004 of $1.8006 per pounds sterling and $1.2296 per euro. Goldman Sachs compared the results of these calculations for WPP and the selected companies to the ratios of price to calendarized estimated earnings for Grey, which were based on both Grey’s closing price on September 10, 2004 and Grey’s undisturbed price on June 18, 2004 and on Grey’s management’s earnings estimates for 2004 and 2005. This analysis indicated that, as of September 10, 2004, the high, mean, median and low ratios of price to calendarized estimated earnings for the selected companies were, with respect to calendarized estimated earnings for 2004, 57.3x, 27.8x, 21.5x and 12.3x, respectively, and were, with respect to calendarized estimated earnings for 2005, 27.8x, 18.8x, 17.3x and 10.5x, respectively. At the closing price of $940 for Grey common stock on September 10, 2004 and the undisturbed closing price of $754 for Grey common stock on June 18, 2004, the price to calendarized estimated earnings ratios for Grey were, with respect to calendarized estimated earnings for 2004, 29.2x and 23.3x, respectively, and were, with respect to calendarized estimated earnings for 2005, 25.2x and 20.1x, respectively. As of September 10, 2004, the price to calendarized estimated earnings ratio for WPP was, with respect to calendarized estimated earnings for 2004, 18.5x, and was, with respect to calendarized estimated earnings for 2005, 16.3x. The implied transaction price was $1,005 per Grey share, assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. The following table presents the results of this analysis:

	Selected Companies (including Grey and WPP)								Grey at September 10, 2004		Grey at June 18, 2004		WPP
Price/Earnings Ratio:	High		Mean		Median		Low
2004	57.3	x	27.8	x	21.5	x	12.3	x	29.2	x	23.3	x	18.5	x
2005	27.8	x	18.8	x	17.3	x	10.5	x	25.2	x	20.1	x	16.3	x

Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis on Grey to generate illustrative indications of the implied “present value” per share of Grey common stock using Grey’s management projections. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting such future cash flows or amounts by a discount rate that takes into account risk, the opportunity cost of capital, expected returns and other appropriate factors. Goldman Sachs calculated illustrative indications of the implied per share value of Grey shares by calculating implied indications of the value of Grey’s projected unlevered free cash flows and by using implied indications of the “terminal value” of Grey’s projected unlevered free cash flows based on perpetuity growth rates of unlevered free cash flows ranging from 2.0% and 4.0%. “Terminal value” refers to the present value of future cash flows of an asset from a particular point in time. The implied indications of the value of the unlevered free cash flows and the implied indications of the terminal value derived from this analysis were then discounted using discount rates ranging from 8.5% to 11.0%. The ranges for discount rates used by Goldman Sachs were based on a weighted average cost of capital analysis of Grey. The discounted cash flow analysis indicated illustrative indications of the implied present value per Grey share ranging from $684 per share to $1,191 per share as compared to the implied transaction price of $1,005 per Grey share (assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling).

Goldman Sachs performed a sensitivity analysis on the discounted cash flow analysis to assess the potential impact of uncertainties related to Grey’s business. Goldman Sachs performed its sensitivity analysis on the discounted cash flows analysis by applying a range of revenue growth estimates and target 2007 EBITDA margin estimates. The revenue growth estimates used ranged from 0.0%, indicating a flat revenue growth rate, to 4.0%. Grey management’s 2005 estimated revenues represented a growth rate of 2% from 2004 estimated revenues and lie within the range of revenue estimates used in the sensitivity analysis. Goldman Sachs also used a range of target 2007 EBITDA margin estimates, based on ranges forecast by Grey management, that ranged from 11.1% to 13.5%. Based on the foregoing ranges of revenue growth estimates and target 2007 EBITDA margin estimates and a perpetuity growth rate of unlevered free cash flows of 3.0%, and assuming a 9.5% discount rate based on Grey management estimates, the sensitivity analysis resulted in implied indications of the present value per Grey share ranging from $747 to $1,003 per share as compared to the implied transaction price of $1,005 per Grey share (assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling).

Implied Total Stock Return Analysis. Goldman Sachs performed an analysis of the present value of implied total stock returns per Grey share using Grey’s management projections. Goldman Sachs calculated illustrative implied indications for estimated total stock returns per Grey share by calculating implied value indications of projected dividends on Grey shares, assuming annual dividends of $4.00 per Grey share based on Grey management projections, and by calculating implied indications of future share price for each of the calendar years 2005 through 2008 based on EBITDA estimates for 2005 through 2008 provided by Grey management.

Goldman Sachs calculated implied indications of future share price for the calendar years 2005 through 2008 using Enterprise Value/LTM EBITDA multiples of 7.0x to 9.0x. Goldman Sachs assumed, for purposes of this analysis, that the Grey shares were sold on September 11 for each of the calendar years 2005 through 2008. The implied value indications of projected dividends and implied indications of future share price derived from this analysis were then discounted using equity discount rates of 12% and 14%. The analysis resulted in illustrative indications of implied present value for estimated total stock returns per Grey share ranging from a low and a high of $767 and $975 per share for Grey shares sold in 2005 to a low and a high of $673 and $880 per share for Grey shares sold in 2008. Goldman Sachs noted that the implied transaction price was $1,005 per Grey share (assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling).

Hypothetical Leveraged Buyout Analysis. Goldman Sachs performed a hypothetical leveraged buyout analysis on Grey using Grey’s management projections and publicly available historical information. A hypothetical leveraged buyout analysis is a valuation methodology used to calculate the returns to hypothetical financial buyers of a corporate entity based on illustrative implied purchase prices for the entity. Goldman Sachs assumed, for purposes of this analysis, an opening leverage of 5.0x total debt and 2.0x subordinated debt which reflect a capital structure that hypothetical financial buyers may assume, and illustrative implied entry multiples of LTM EBITDA ranging from 8.2x to 9.2x which reflect illustrative implied purchase prices that hypothetical financial buyers may place on Grey. Based upon a range of LTM EBITDA exit multiples of 8x to 12x for the estimated exit year of 2008 which reflect illustrative implied prices at which hypothetical financial buyers may sell Grey, this analysis resulted in illustrative equity returns to hypothetical financial buyers ranging from 5.2% to 23.7% based on illustrative implied purchase prices per Grey share ranging from $900 to $1,000. Goldman Sachs noted that the implied transaction price was $1,005 per Grey share (assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling). Goldman Sachs also performed a sensitivity analysis on the hypothetical leveraged buyout analysis to assess the potential impact of uncertainties related to Grey’s business. Goldman Sachs performed its sensitivity analysis on the hypothetical leveraged buyout analysis, assuming a 2008 exit year, by applying revenue growth rate estimates ranging from 2.00% to 5.00% and target 2007 EBITDA margin estimates that ranged from 12.50% to 14.50%. Based on the foregoing ranges of revenue growth estimates and target 2007 EBITDA margin estimates, the sensitivity analysis indicated illustrative equity returns to hypothetical financial buyers ranging from 14.9% to 23.0% based on an illustrative implied purchase price per Grey share of $950. Goldman Sachs noted that the implied transaction price was $1,005 per Grey share (assuming the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling).

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to the fairness on the basis of its experience and professional judgment after considering the results of all its analyses. No company used in the above analyses as a comparison is directly comparable to Grey or WPP.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Grey’s board of directors as to the fairness from a financial point of view of the cash consideration and the share consideration to be received by the holders of Grey shares in the merger, taken in the aggregate. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Grey, WPP, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

Goldman Sachs’ opinion to Grey’s board of directors was one of many factors taken into consideration by Grey’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Appendix C to this proxy statement/prospectus.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as a financial advisor to Grey in connection with, and has participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain investment banking services to WPP from time to time, including having acted as financial advisor to WPP in connection with its acquisition of Young & Rubicam Inc. in October 2000; having acted as a financial advisor to WPP in connection with its acquisition of Tempus Group PLC in November 2001; and having acted as a financial advisor to WPP in connection with its acquisition of Cordiant Communications Group PLC in August 2003. In addition, Goldman Sachs may provide investment banking services to Grey and WPP in the future. In connection with the above-described investment banking services, Goldman Sachs has received, and may receive, compensation.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to the Grey, WPP and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Grey and WPP for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

Grey selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated June 7, 2004, Grey engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transactions. Pursuant to the terms of this engagement letter, Grey agreed to pay Goldman Sachs a transaction fee equal to 0.95% of the aggregate equity consideration paid in the merger (including amounts paid to holders of options and warrants), all of which is payable upon consummation of the merger. Grey has also agreed to reimburse Goldman Sachs for its reasonable expenses, including attorney’s fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of J.P. Morgan Securities Inc.

At a meeting of Grey’s board of directors held on September 11, 2004, JPMorgan rendered its oral opinion to Grey’s board of directors to the effect that, as of that date and subject to various specified assumptions and limitations, the consideration to be received by the holders of Grey shares in the proposed merger, in the aggregate, was fair, from a financial point of view, to such holders. JPMorgan subsequently confirmed its oral opinion in a written opinion dated as of September 13, 2004.

The full text of the written opinion of JPMorgan, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan, is attached as Appendix D to this proxy statement/prospectus and is incorporated into this document by reference. JPMorgan’s opinion was provided to Grey’s board of directors in connection with and for the purposes of its evaluation of the merger. JPMorgan’s opinion does not constitute a recommendation to any stockholder of Grey as to how such stockholder should vote or act with respect to the merger or any other matter.

Grey stockholders are encouraged to read the opinion of JPMorgan carefully and in its entirety. The summary of JPMorgan’s opinion below is qualified in its entirety by reference to the full text of JPMorgan’s opinion.

In the course of performing its review and analyses for rendering its opinion, JPMorgan:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning Grey and WPP and the industries in which they operate;

•	compared the financial and operating performance of Grey and WPP with publicly available information concerning certain other companies it deemed relevant and reviewed the current and historical market prices of the Grey common stock, the WPP ADSs and the WPP ordinary shares and certain publicly traded securities of such other companies;

•	reviewed the publicly available financial terms of certain transactions involving advertising companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Grey relating to Grey’s business, including projections for calendar years 2004 through 2008 of sales, net income, earnings before interest, taxes and depreciation and amortization, or EBITDA, earnings before interest and taxes, or EBIT, capital expenditures, increases or decreases in the amount of working capital accounts on Grey’s balance sheet, such as accounts receivable, accrued expenses and accounts payable, tax rates, and acquisition commitments and earn outs;

•	reviewed certain internal financial analyses and forecasts prepared by the management of WPP relating to WPP’s business, including revenue forecasts and analyses of revenue mix for calendar year 2004;

•	reviewed certain publicly available equity research reports relating to WPP which include estimates for WPP’s future results; and

•	performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

In addition, JPMorgan held discussions with certain members of the management of Grey and WPP with respect to certain aspects of the merger, and the past and current business operations of Grey and WPP, the financial condition and future prospects and operations of Grey and WPP, the effects of the merger on the financial condition and future prospects of Grey and WPP, and certain other matters JPMorgan believed necessary or appropriate to its inquiry, including discussions relating to the financial forecasts relating to WPP included in certain publicly available equity research reports.

In preparing its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Grey or WPP or otherwise reviewed by it, and JPMorgan did not assume any responsibility or liability for such information. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor was it provided with any such valuations or appraisals. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that such analyses and forecasts had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Grey and WPP to which such analyses or forecasts relate. JPMorgan also assumed that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Grey or WPP or on the contemplated benefits of the merger.

JPMorgan’s opinion is necessarily based on economic, market and other conditions (including without limitation, the exchange rate between U.S. dollars and pounds sterling) as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect JPMorgan’s opinion and that JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. The opinion is limited to the fairness, from a financial point of view, to the holders of Grey shares of the consideration to be received, in the aggregate, by such holders in the proposed merger and JPMorgan expressed no opinion as to the allocation of the consideration among the different classes or series of Grey shares or the relative merits of the merger as compared to other business strategies that might be available to Grey or the underlying decision by Grey to engage in the merger. JPMorgan expressed no opinion as to the price at which the WPP ADSs or the WPP ordinary shares will trade at any future time.

Set forth below is a brief summary of the material financial and comparative analyses considered by JPMorgan in connection with the rendering of its opinion. This summary does not purport to be a complete description of the analyses underlying the JPMorgan opinion.

Historical Stock Trading Analysis. JPMorgan reviewed the historical trading prices for Grey common stock for the period commencing June 18, 2002 and ending on September 10, 2004, the last trading day prior to the date of the JPMorgan opinion. In addition, JPMorgan analyzed the $1,005 per share implied transaction price to be received by holders of Grey shares pursuant to the merger in relation to the closing prices of Grey common stock on June 18, 2004 and the 52 week high and low market prices of Grey common stock, in each case from September 10, 2003 to September 10, 2004 and from September 10, 2003 to June 18, 2004, the last trading day prior to initial press reports regarding a possible sale of Grey. The $1,005 per share implied transaction price was calculated based on (i) the $1,005 in cash that 50% of the then issued and outstanding Grey shares will receive, on a per share basis, in the merger and (ii) the implied value of 21.746 WPP ADSs that the remainder of the then issued and outstanding Grey shares will receive, on a per share basis, in the merger based on the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling.

This analysis indicated that the $1,005 per share implied transaction price to be received by the holders of Grey shares pursuant to the merger represented:

•	a premium of 33.3% based on the market price of $754 per share on June 18, 2004, the day prior to initial press reports regarding a possible sale of Grey;

•	a premium to the stock trading range of approximately $655 to $990 per share, which represented the low and high market prices of Grey common stock for the 52 week period from September 10, 2003 to September 10, 2004; and

•	a premium to the stock trading range of approximately $655 to $817 per share, which represented the unaffected low and high market prices of Grey common stock for the period from September 10, 2003 to June 18, 2004.

JPMorgan further reviewed the historical trading prices for WPP ordinary shares for the period commencing September 10, 2003 and ending on September 10, 2004. JPMorgan noted that the range represented by the low and high market prices of WPP ordinary shares for the 52 week period from September 10, 2003 to September 10, 2004 was £4.64 to £6.49 and that the closing price of WPP ordinary shares on September 9, 2004 was £5.09.

Discounted Cash Flow Analysis. JPMorgan performed a discounted cash flow analysis of Grey to determine the estimated intrinsic value for Grey. A discounted cash flow analysis determines the estimated intrinsic value of a business by calculating sum of the “present values” of the estimated future cash flows which could be generated by the business in the future. “Present value” refers to the current value of future cash flows obtained by discounting them to the present through the application of a discount rate compounded by the number of periods in the future the cash flow occurs. The discount rate takes into account the risk of the business, the expected returns of equity and debt investors, and other factors as appropriate. “Unlevered after-tax free cash flow” refers to EBIT plus depreciation and amortization minus (1) taxes calculated by applying Grey’s tax rate to EBIT, (2) capital expenditures, (3) increases in working capital and (4) acquisitions and earn-outs. The analyses were based on the projections provided by Grey’s management for the five years ending December 31, 2008.

Ranges of “terminal values,” which refers to the value of unlevered after-tax free cash flows occurring after the end of the forecast period, were estimated assuming that unlevered after-tax free cash flows grow at rates of 2.00% to 3.00% in perpetuity. JPMorgan then discounted to present value the unlevered after-tax free cash flows and the range of terminal values using a range of discount rates of 9.00% to 10.00%. The discount rates selected by JPMorgan were based upon factors including an analysis of the weighted average cost of capital of Grey and its peers. This analysis indicated an implied per share equity value range for Grey shares of approximately $740 to $930 using Grey’s management projections and taking into account approximately 0.119 million options with a weighted average exercise price of $340. JPMorgan noted that the implied transaction price was $1,005 based on the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling.

JPMorgan also performed a discounted cash flow analysis of WPP to estimate the present value of the unlevered after-tax free cash flows that WPP could generate. The analyses were based on Wall Street research estimates and estimates provided by WPP’s management for the five years ending December 31, 2008. Ranges of terminal values were estimated assuming that unlevered after-tax free cash flows grow at rates of 2.00% to 3.00% in perpetuity. JPMorgan then discounted to present value the unlevered after-tax free cash flows and the range of terminal values using a range of discount rates of 8.50% to 9.50%. The discount rates selected by JPMorgan were based upon an analysis of the weighted average cost of capital of WPP. This analysis indicated an implied per share equity value range for WPP ordinary shares of £5.34 to £7.15 using Wall Street research estimates and estimates provided by WPP’s management. JPMorgan noted that the closing price of WPP ordinary shares on September 9, 2004 was £5.09.

Comparable Trading Multiples. In order to analyze how the public market values shares of publicly traded companies similar to Grey and using publicly available information, JPMorgan compared selected financial data of Grey as of September 9, 2004 and as of June 18, 2004 with similar data as of September 9, 2004 for selected publicly traded companies engaged in businesses that JPMorgan judged to be similar to Grey. The companies selected by JPMorgan were Omnicom Group Inc., WPP, The Interpublic Group of Companies, Inc., Publicis Group S.A., Havas and Aegis Group plc.

For each comparable company, JPMorgan used publicly available information and Wall Street research estimates to calculate, among other things, firm value as a multiple of estimated calendar year 2004 EBITDA. The firm value of each comparable company was calculated by JPMorgan as market value as of September 9, 2004 plus average net debt, deferred compensation payable (net of tax benefit) and the value of minority interests. JPMorgan also calculated the ratio of stock price as of September 9, 2004 to calendar year 2004 estimated earnings per share for each company. The table below sets forth the median multiples for the comparable companies based on this analysis and certain reference multiple ranges selected by JPMorgan based on a review of the comparable company multiples.

	Comparable Company Multiples	Reference Range
Median
Firm Value / 2004E EBITDA	9.5x	8.6x –10.1x
Price / 2004E Earnings Per Share	17.1x	12.1x –17.6x

The analysis implied a per share equity value range for Grey shares of approximately $980 to $1,140 based on Grey’s management estimates of 2004E EBITDA and a per share equity value range for Grey shares of approximately $500 to $535 based on Grey’s management estimates of 2004 earnings per share. JPMorgan further noted that the implied transaction price was $1,005 based on the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling. In calculating the implied equity values per share based on Grey’s management estimates of 2004E EBITDA, JPMorgan assumed approximately $95 million of net debt for Grey, pro forma for the expected sale of APCO Worldwide, based upon an estimate of Grey’s debt as of September 9, 2004 and Grey’s latest twelve months average cash balance through June 30, 2004 and took into account Grey’s $150 million 5.0% Contingent Convertible Subordinated

Debentures Due 2033 with a conversion price of $961.20 per share and approximately 0.119 million options with a weighted average exercise price of $340 per share.

In order to analyze how the public market values shares of publicly traded companies similar to WPP and using publicly available information, JPMorgan also compared selected financial data of WPP as of September 9, 2004 with similar data for selected publicly traded companies engaged in businesses that JPMorgan judged to be similar to WPP. The companies selected by JPMorgan were Omnicom Group Inc., The Interpublic Group of Companies, Inc., Publicis Group S.A., Havas, Aegis Group plc and Grey. The data for the comparable companies were as of September 9, 2004 except that the data for Grey were as of June 18, 2004, the last trading day prior to initial press reports regarding a possible sale of Grey. For each of these comparable companies, JPMorgan used publicly available information, Wall Street research estimates and estimates of 2004 earnings per share for Grey provided by Grey’s management to calculate firm value as a multiple of estimated calendar year 2004E EBITDA. The median multiple for the comparable companies based on this analysis was 9.4x and the reference multiple ranges selected by JPMorgan based on a review of the comparable company multiples was 8.5x to 10.5x which implied a per share equity value range for WPP ordinary shares of approximately £4.80 to £5.90 based on estimates of 2004E EBITDA for WPP included in Wall Street research reports. JPMorgan further noted that the closing price of WPP ordinary shares on September 9, 2004 was £5.09.

Leveraged Buy-Out Analysis. JPMorgan performed a leveraged buy-out analysis on Grey. A leveraged buy-out analysis calculates estimated values for a business based on the returns which financial buyers would likely require during their ownership of the business, often assumed to be a period of three to five years. JPMorgan performed its leveraged buy-out analysis using Grey’s management projections modified by JPMorgan to reflect assumptions regarding revenue and profitability growth which may potentially be made by a financial buyer and a capital structure based on an opening leverage of total debt to 2004E EBITDA of 5.7x and senior debt to 2004E EBITDA of 3.3x. JPMorgan’s analysis, based on a range of 2009E EBITDA exit multiples of 8.00x to 9.00x which reflect illustrative implied prices at which a financial buyer may sell Grey, suggested that a per share equity value for Grey between $850 to $925 would generate internal rates of return for an investment in the equity of Grey between 20.0% and 25.0% which JPMorgan believed would represent likely minimum expected returns for a financial buyer. JPMorgan further noted that the implied transaction price was $1,005 based on the WPP ordinary share closing price of 514p on September 10, 2004 and an exchange rate of $1.7982 per pounds sterling.

Analyst Price Targets. JPMorgan reviewed a number of publicly available equity analyst research reports on WPP, including the price targets for WPP ordinary shares that were contained in the equity analyst research reports. JPMorgan noted that the price targets per WPP ordinary share contained in these equity analyst research reports between July 15, 2004 and September 1, 2004 ranged from £5.20 to £7.25 as compared to the closing price of WPP ordinary shares on September 9, 2004 of £5.09.

Pro Forma EPS Analysis. Using Wall Street research estimates and estimates for Grey and WPP provided by the managements of Grey and WPP, respectively, JPMorgan also prepared a pro forma analysis of the potential impact of the merger on WPP’s earnings per share for the two calendar years ending December 31, 2005 and 2006. JPMorgan assumed, for purposes of this analysis, that WPP’s cost of debt financing would be 6% and an exchange rate of $1.7982 per pounds sterling. JPMorgan also assumed, for purposes of this analysis, that the merger would close on December 31, 2004 and that 50% of Grey’s $150 million 5.0% Contingent Convertible Subordinated Debentures Due 2033 would be redeemed for the cash consideration and the remaining 50% would receive WPP ADSs or WPP ordinary shares. This analysis showed that pre-tax synergies of more than approximately £21.9 million would be required for the merger to result in an increase to WPP’s calendar year 2005 earnings per share and that pre-tax synergies of more than approximately £19.3 million would be required for the merger to result in an increase to WPP’s calendar year 2006 earnings per share.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analysis and the application of these methods to the particular circumstances involved. Fairness opinions therefore are not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analyses as a whole, would, in the view of JPMorgan, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. JPMorgan did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation, supported or failed to support its opinion. In arriving at its opinion, JPMorgan considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor. Rather, JPMorgan made its determination as to the fairness to the holders of Grey shares, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of its analyses.

These analyses were prepared solely as part of the JPMorgan analysis of the fairness, from a financial point of view, of the consideration to be received, in the aggregate, by the holders of Grey shares in the proposed merger. In performing its analyses, JPMorgan made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of JPMorgan, Grey or WPP. The analyses performed by JPMorgan, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The JPMorgan opinion was one of many factors taken into consideration by Grey’s board of directors in making its determination to approve the merger agreement. The analyses of JPMorgan should not be viewed as a determination of the opinion of Grey’s board of directors with respect to the value of Grey. The foregoing summary does not purport to be a complete description of the analyses performed by JPMorgan.

Pursuant to the terms of a letter agreement dated August 11, 2004, Grey will be responsible to pay JPMorgan a transaction fee equal to 0.35% of the aggregate consideration paid or payable to Grey stockholders in connection with the merger (including amounts paid or payable in respect of convertible securities, options or similar rights), all of which is payable upon consummation of the merger. In addition, Grey has agreed to reimburse JPMorgan for its reasonable expenses, including fees and disbursements of counsel, and to indemnify JPMorgan and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

Grey selected JPMorgan as its financial advisor because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to the proposed merger. As part of its investment banking and financial advisory business, JPMorgan is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

JPMorgan and its affiliates have in the past provided certain investment banking and commercial banking services to Grey, for which customary compensation was received, including acting as lead managing underwriter of Grey’s $150 million 5.0% Contingent Convertible Subordinated Debentures Due 2033 and serving as the administrative agent on Grey’s $110 million Senior Revolving Credit Facility since 2001. In addition, one of JPMorgan’s affiliates is a lender under WPP’s syndicated bank facilities. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Grey or WPP for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

WPP’s Reasons for the Merger

WPP is a leading company in the global advertising and marketing services industry operating through a number of established global, multinational and national advertising and marketing services companies with offices in approximately 104 countries. WPP is organized into four business segments: Advertising and Media investment management; Information, insight and consultancy; Public relations and public affairs; and Branding & identity, Healthcare and Specialist communications. WPP intends to continue after the merger to operate through these four segments, each of which is described briefly below and more fully in the documents we have incorporated by reference into this proxy statement/ prospectus. WPP intends that Grey’s operating companies will remain separate after the merger, reporting to the Chief Executive Officer for Grey. At the same time, the addition to the WPP group of the Grey companies will complement WPP’s existing portfolio of companies in three of WPP’s operating segments as described below.

•	Advertising and Media investment management. WPP currently operates its Advertising and Media investment management business through the well-known advertising networks J. Walter Thompson Company, Ogilvy & Mather Worldwide, Y&R, Red Cell and Bates Asia. As a result of the merger, WPP’s advertising networks will include Grey Worldwide, Grey’s global advertising agency, which operates in 90 countries worldwide. WPP currently has two media investment management companies: Mindshare and Mediaedge:cia. These companies plan and buy media to communicate clients’ brand messages in the most effective manner. Mediacom Worldwide is Grey’s global media service company in the media investment management business.

•	Information, insight and consultancy. WPP operates its information, insight and consultancy business through Research International, Millward Brown, Kantar Media Research and other companies. The business activities of these companies include consumer, media, corporate communication and policy research, advertising research, pre-testing and tracking and evaluation of advertising and promotions, design and management of international markets studies and new product development.

•	Public relations and public affairs. WPP operates its public relations and public affairs segment through well-known companies such as Burson-Marsteller, Hill & Knowlton, Ogilvy Public Relations Worldwide and Cohn & Wolfe. GCI, which has offices in 47 countries, is Grey’s global public relations firm.

•	Branding & identity, Healthcare and Specialist communications. WPP currently delivers a large range of identity and design services: healthcare marketing and communications services and specialist communications services (including custom media, demographic and industry sector marketing, sports marketing and media, technology and production services) through companies such as Enterprise IG, Landor Associates, Fitch Worldwide, CommonHealth, Sudler & Hennessey, Healthworld, OgilvyOne, Wunderman, 141 Worldwide and other companies. Grey’s companies in the branding, healthcare and specialty communications markets include Grey Healthcare Group, a fully integrated healthcare communications company operating in 16 countries; G2 Worldwide, Grey’s global brand development and design with offices in 38 countries; Grey Interactive, a global leader in digital marketing with an excellent roster of healthcare and technology clients and operations in 32 countries; and Grey Direct, Grey’s direct marketing agency with offices in 35 countries.

WPP believes that acquiring Grey will allow it to continue to maintain its position as a leading company in the global advertising and marketing services industry and to further its goal of delivering added value to its clients, its share owners and its people. WPP believes that the addition of the Grey portfolio of companies will expand its ability to provide multinational and local clients with comprehensive solutions to reach their customers, build their brands, enhance their market position and develop superior service capabilities in an efficient manner. Specifically, WPP’s board of directors believes that the merger with Grey will:

•	combine two companies that philosophically and culturally are committed to delivering a broad range of integrated communications services to their respective clients—this shared vision will help facilitate coordinating client communications programs both geographically and functionally;

•	create additional business opportunities by creating new relationships with Grey’s clients who are major advertisers, including The Procter & Gamble Company (the world’s largest advertiser), 3M, Adobe, Boehringer Ingelheim, JPMorgan Chase, Conagra, Hasbro and Warner Bros;

•	enhance existing business opportunities for WPP by strengthening WPP’s relationship with existing clients that are also clients of Grey, including BAT, Diageo, gsk, Nokia and Pfizer;

•	expand the services available to WPP’s existing clients by making available to them Grey’s services in advertising, media investment management, healthcare, direct & interactive, sales promotion and public relations; and

•	increase WPP’s revenue to more than £750 million on a combined basis in key faster growing markets in Africa, Asia and Latin America.

WPP’s board of directors also believes there are significant opportunities for margin and cash flow enhancement and tax rate improvement, as well as increased organic growth for the combined company. In particular:

•	WPP’s board of directors expects the transaction to result in an increase to WPP’s 2005 earnings per share, or EPS, with further increases in 2006 and 2007, although WPP’s EPS for 2006 and 2007 may not necessarily be greater than WPP’s EPS for the prior periods;

•	WPP and Grey have identified potential estimated cost savings of £11 million ($20 million) from reductions to Grey’s parent company expenses, integration of WPP’s and Grey’s information technology infrastructure and property portfolios, and other worldwide and regional infrastructure, although there is no guarantee that any or all of these savings will be realized;

•	WPP’s board of directors expects that Grey’s operating margins, which have historically been around five or six percent and believed to be around eight to eight and one-half percent for 2004, can be increased to around ten and one-half percent in 2005 based on the strategic and complimentary opportunities that would be created by the combination of WPP and Grey; and

•	WPP’s board of directors expects that Grey’s historical tax rate, which has been around 50 percent, can be reduced to around 38%, based on a more normalized tax structure that will result from operating performances and efficiencies in certain markets.

In evaluating the merger, WPP’s board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, individual members of WPP’s board of directors may have given different weight to different factors. WPP’s board of directors did not reach any specific conclusion on each factor considered, but instead conducted an overall analysis of the totality of the benefits and risks relating to the proposed merger with Grey.

Interests of Certain Persons in the Merger

In considering the recommendation of Grey’s board of directors with respect to the merger, Grey stockholders should be aware that some of the directors and officers of Grey have interests in the merger that are different from, or in addition to, the interests of Grey stockholders generally. These interests, to the extent material, are described below. Grey’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

New Employment Agreement for Edward Meyer

In connection with the signing of the merger agreement, WPP and Grey entered into a new employment agreement with Edward H. Meyer, Grey’s Chairman, President and Chief Executive Officer and Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit. WPP conditioned its willingness to enter into the merger agreement on Mr. Meyer entering into a new employment agreement with Grey. The new employment agreement replaces and supercedes Mr. Meyer’s existing employment agreement, which provided for a term of employment ending on December 31, 2005 and provided for certain payments and benefits to be made to Mr. Meyer in the event that he terminated his employment following consummation of the merger (as described below).

Generally, all of the provisions of the new employment agreement become effective upon the completion of the merger. However, the following provisions became effective upon execution of the new employment agreement (each of which are described below): the effect of termination of Mr. Meyer’s employment prior to the completion of the merger, Mr. Meyer’s non-competition obligations (and WPP’s ability to enforce such obligations against Mr. Meyer), and Mr. Meyer’s obligation to exercise certain stock options. If the merger agreement is terminated, the new employment agreement will terminate and the existing employment agreement will govern Mr. Meyer’s employment with Grey. The new employment agreement provides for certain payments and benefits that Mr. Meyer is entitled to receive as a result of, and following the completion of, the merger:

•	Mr. Meyer will be entitled to receive a payout of deferred compensation and supplemental pension amounts earned by him over nearly the past 10 years (as well as the accrued return on these amounts) equal to approximately $53.1 million (as of September 30, 2004), which amount is owed to Mr. Meyer under his existing employment agreement with Grey.

•	Mr. Meyer will be entitled to receive a settlement payment of approximately $22.7 million (and, if the merger had closed in 2004, a gross-up payment related to golden parachute excise taxes of approximately $12.4 million) in exchange for Mr. Meyer’s agreeing to remain an employee of Grey following the merger, terminating his existing employment agreement and, in part, agreeing to various non-competition restrictions contained in the new employment agreement.

•	In connection with the new employment agreement, which includes the settlement payment described above, Mr. Meyer has also agreed to various other matters described below under “—Compensation and Benefits During Term of Employment”.

Position and Term of Employment Agreement. The new employment agreement provides for a term of employment for Mr. Meyer beginning upon completion of the merger and ending on December 31, 2006. The term will be automatically extended for successive one-year periods beginning on January 1, 2007, unless Grey or Mr. Meyer provides at least 90 days written notice of non-renewal. During the term, Mr. Meyer will serve as the Chairman of the board of directors and Chief Executive Officer of Grey Global Group Inc.

In addition, Mr. Meyer will continue to serve as Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, following the merger until a successor is appointed. Pursuant to the terms of the new employment agreement, Mr. Meyer will propose for appointment a successor Chief Executive Officer of Grey Worldwide within six months after the completion of the merger. This appointment is subject to the approval of the Group Chief Executive of WPP. If a successor Chief Executive Officer of Grey Worldwide has not been appointed within six months after the completion of the merger, the Group Chief Executive of WPP will have the right to appoint the successor Chief Executive Officer of Grey Worldwide. As promptly as practicable after the appointment of the successor Chief Executive Officer of Grey Worldwide, the board of directors of WPP will, subject to applicable law and at the request of Mr. Meyer, appoint Mr. Meyer to the board of directors of WPP.

Compensation and Benefits During Term of Employment. Under his existing employment agreement, Mr. Meyer was entitled to receive a minimum annual base salary of $3,650,000, subject to certain increases, as well as bonus and other compensation pursuant to Grey’s bonus, stock award and other plans. Under the new employment agreement, Mr. Meyer will be entitled to receive a minimum annual base salary of $1,000,000, subject to increases fixed from time to time in accordance with Grey’s salary review policy for senior executives then in effect. During the term of the new employment agreement, Mr. Meyer will be eligible to earn an annual cash bonus equal to $750,000 for achieving target performance for the applicable year and $1,000,000 as a maximum bonus for outstanding achievement above target levels for the applicable year, in accordance with the terms and conditions of the Short-Term Incentive Plan to be established for Grey for each year following completion of the merger.

Pursuant to the terms of the new employment agreement, promptly after the completion of the merger, WPP will award Mr. Meyer performance shares with a target value of $1,000,000 pursuant to and subject to the terms and conditions of the Long-Term Incentive Plan to be established for Grey for the three-year period following completion of the merger. So long as Mr. Meyer is employed through December 31, 2006, he will be entitled to receive, after completion of the three-year period ending 2007, a payout equal to the full value of his performance shares (determined based on the extent to which targets for such period are achieved), even if Mr. Meyer’s employment with Grey is terminated after December 31, 2006. In addition, on or before each of April 30, 2005 and April 30, 2006, if Mr. Meyer is then employed by Grey, Mr. Meyer will be granted stock options to acquire WPP ADSs with a fair market value of $1,000,000 at the time each of the options are granted, subject to the terms of the WPP Group Executive Stock Option Plan. These options will have an exercise price per WPP ADS equal to the fair market value of a WPP ADS as of the time of the grant, vest on the third anniversary of the grant if Mr. Meyer remains employed by Grey through December 31, 2006, and be exercisable for a period of 90 days after the options vest in the event that Mr. Meyer is no longer employed by Grey.

The new employment agreement provides that Mr. Meyer, during the term of the employment agreement, will be entitled to participate in all insurance, pension and other fringe plans or benefits made available to senior executives of Grey. In addition, at the completion of the merger, Mr. Meyer will receive a payout representing the aggregate amount of deferred compensation and supplemental pension amounts earned by Mr. Meyer over nearly the past 10 years (as well as the accrued return on these amounts), which is owed by Grey to Mr. Meyer pursuant to his existing employment arrangements. As of September 30, 2004, the aggregate amount of deferred compensation and supplemental pension amounts was approximately $53.1 million. The life insurance previously purchased by Grey with respect to Mr. Meyer will be owned by Mr. Meyer or his assigns and will be payable to a beneficiary or beneficiaries designated by him. Following completion of the merger, Grey will not be obligated to make any premium or similar payments in respect of this life insurance.

Pursuant to Mr. Meyer’s existing employment agreement, the transaction with WPP constitutes a change of control of Grey that entitles Mr. Meyer to elect to terminate his employment with Grey and, following termination, receive a severance payment of approximately $22.7 million (plus an additional amount of approximately $12.4 million in gross-up payments related to golden parachute excise taxes) in the event that his employment was terminated in 2004 following a change of control of Grey, and approximately $9 million in the event that his employment was terminated in 2005 following a change of control of Grey. Mr. Meyer would also be entitled to receive certain other compensation, benefits and rights under his existing employment agreement, including a “put right” pursuant to which, if his employment was terminated in 2004 following a change of control of Grey, Mr. Meyer could require Grey to purchase all of his Grey shares for cash at a price equal to the fair market value of such shares.

In connection with the proposed merger with WPP, Mr. Meyer has agreed, among other matters, to:

•	remain an employee of Grey following completion of merger;

•	terminate his existing employment agreement and replace it with his new employment agreement;

•	eliminate any “put right” of Mr. Meyer to require Grey to purchase his shares for cash at fair market value;

•	become subject to various non-competition restrictions described below;

•	exercise in 2004 a number of options to purchase Grey common stock, if the effective time of the merger occurs in 2005, in order to preserve the potential deductibility to Grey of compensation payments made to him in connection with the merger and avoid the need for Grey to gross up any golden parachute excise taxes (potential savings to Grey of approximately $16.6 million when compared with payments that would otherwise be made to him by Grey in 2005 pursuant to his new employment agreement in the absence of such exercise);

•	relinquish his existing rights to severance and other benefits in the event that his employment with Grey is terminated prior to consummation of the merger under certain circumstances (as further described below);

•	terminate Grey’s obligation to make any premium or similar payments in respect of his life insurance following completion of the merger; and

•	terminate Grey’s obligation to defer any of his compensation or make any further credits to his supplemental pension account following completion of the merger.

As provided in the new employment agreement, in exchange for certain of the foregoing actions by Mr. Meyer, and in lieu of the change of control payments described above which Mr. Meyer would have otherwise been entitled to receive, Grey has agreed to pay Mr. Meyer a settlement payment of approximately $22.7 million upon the completion of the merger, plus an additional amount of approximately $12.4 million in gross-up payments related to golden parachute excise taxes in the event that the merger had closed in 2004.

Mr. Meyer, WPP and Grey entered into a letter agreement dated as of December 20, 2004 which provided that Mr. Meyer would exercise in 2004 options to acquire 30,000 shares of Grey common stock, which would have expired on January 23, 2005, as described below. On December 23, 2004, Mr. Meyer exercised these 30,000 options.

Effect of Termination of Mr. Meyer’s Employment Prior to Completion of the Merger. If Mr. Meyer’s employment with Grey terminates prior to the completion of the merger (except in the event that the merger agreement is terminated), Mr. Meyer would forfeit all rights to payments or benefits that he may otherwise be entitled to receive under his existing employment agreement and Grey’s benefit plans (other than certain deferred compensation and supplemental pension payments and benefits and certain health benefits for the remainder of Mr. Meyer’s life and the remainder of Mr. Meyer’s wife’s life). However, if Mr. Meyer is terminated without cause or departs for good reason (each as defined in his existing employment agreement) prior to completion of the merger, other than by reason of a change of control of Grey, but, nonetheless, assumes his position as Chairman and Chief Executive Officer of Grey upon the completion of the merger, he will receive all payments and (to the extent practicable) benefits he would have received between termination and the completion of the merger had he remained employed during this period. In the event that Mr. Meyer’s employment is terminated prior to the completion of the merger due to his death or disability, Mr. Meyer and/or his estate, as applicable, will be entitled to receive the same payments and benefits that Mr. Meyer would be entitled to receive in such event under his existing employment agreement.

In the event that Grey or WPP terminates the merger agreement, Mr. Meyer’s new employment agreement will terminate and his existing employment agreement will be reinstated and in effect.

Effect of Termination of Mr. Meyer’s Employment Following Completion of the Merger. In the event that, during the term of the new employment agreement, Mr. Meyer’s employment is terminated by Grey other than for “cause,” death or disability, or by Mr. Meyer for “good reason,” Mr. Meyer will be entitled to receive the following payments and benefits:

•	a lump sum severance benefit equal to his base salary for the remainder of the employment term and the full target annual cash bonus under the Short-Term Incentive Plan for the year of termination;

•	long term incentive plan performance shares paid out at the end of the Long-Term Incentive Plan period prorated for the portion of the term prior to termination;

•	if any stock option grant for 2005 or 2006 to which Mr. Meyer would have received but which has not been granted prior to termination, WPP will grant restricted shares of WPP ADSs with a value of $250,000 for each grant which will vest on the third anniversary of such grant;

•	options previously granted will be exercisable for a period of 90 days following the vesting of such options; and

•	continued coverage under Grey’s health benefit plans for the remainder of Mr. Meyer’s life and the remainder of Mr. Meyer’s wife’s life.

Mr. Meyer will be entitled to receive substantially reduced payments and benefits in the event that his employment is terminated as a result of his death or disability following completion of the merger.

Under the new employment agreement, termination of employment for “cause” generally includes willful and continued failure by Mr. Meyer to substantially perform his duties, violations by Mr. Meyer of written policies applicable to senior executives of Grey or WPP which would result in material injury to Grey or WPP, and felony convictions. Under the new employment agreement, termination of employment for “good reason” generally includes adverse changes in Mr. Meyer’s responsibilities or salary and failure to comply with the terms of the new employment agreement, including failure to elect or re-elect Mr. Meyer to his current positions or failure to provide incentive and equity compensation as provided in the new employment agreement. A change of control of Grey (following completion of the merger with WPP) would also constitute “good reason.”

Under the term of the new employment agreement, in the event that Mr. Meyer retires on or after January 1, 2006 and prior to December 31, 2006, Mr. Meyer will be entitled to receive the following payments and benefits:

•	base salary for the remainder of the employment term;

•	one-half of the Long-Term Incentive Plan performance shares paid out at the end of the Long-Term Incentive Plan period;

•	options previously granted will be exercisable for a period of 90 days following the vesting of such options; and

•	continued coverage under Grey’s health benefit plans for the remainder of Mr. Meyer’s life and the remainder of Mr. Meyer’s wife’s life.

Under the new employment agreement, upon termination of Mr. Meyer’s employment at the end of the employment term, termination by Grey other than for “cause” or by Mr. Meyer for “good reason,” or upon Mr. Meyer’s retirement on or after January 1, 2006 and prior to December 31, 2006, Mr. Meyer will also be entitled to receive other perquisites and benefits for five years following termination, including office accommodations and support staff, certain travel accommodations, reimbursement for travel and entertainment expenses incurred in performing services for Grey and access to Grey’s executive dining rooms.

The new employment agreement provides that, if any payments under the new employment agreement would be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code, as amended, or the U.S. tax code, Grey will provide an additional payment so that Mr. Meyer will be placed in the same after-tax financial position that he would have been in had he not incurred any excise tax under Section 4999.

Under the new employment agreement, Mr. Meyer will be restricted for a period of five years after the completion of the merger from, except on behalf of WPP and Grey, working on the account of any client of WPP or Grey or any significant competitor of such client, being employed by or furnishing services to any company whose principal activity is competitive with WPP or Grey or soliciting other employees to do so.

Mr. Meyer, age 77, has been a member of the board of directors of Grey since 1961. Mr. Meyer was elected President of Grey in 1968 and Chairman and Chief Executive Officer in 1970. He is also a director of Ethan Allen Interiors, Inc. and Harman International Industries, Inc.

Letter Agreement among Mr. Meyer, WPP and Grey

As indicated above, under Mr. Meyer’s new employment agreement, Mr. Meyer was required to exercise the number of options (estimated to be approximately 13,000) necessary to preserve the potential deductibility to Grey of compensation payments made to Mr. Meyer in connection with the merger and avoid the need for Grey to gross up any golden parachute excise taxes, if requested by WPP. As of the date of Mr. Meyer’s new employment agreement, Mr. Meyer held options to acquire 50,000 shares of Grey common stock, including options to acquire 30,000 shares of Grey common stock that expire by their terms on January 23, 2005, if unexercised.

Mr. Meyer, WPP and Grey entered into a letter agreement dated as of December 20, 2004 which provided that Mr. Meyer would exercise the 30,000 options which would have expired on January 23, 2005 by December 31, 2004 and permitted Mr. Meyer to pay the aggregate exercise price of these 30,000 options and the tax withholding obligations associated with the option exercise by delivering to Grey that number of shares of Grey common stock having a market value equal to the aggregate exercise price and tax withholding obligations. This method of paying the exercise price and tax withholding obligations was permitted under Mr. Meyer’s voting agreement with WPP, but only to the extent of the number of options (estimated to be approximately 13,000) that Mr. Meyer had been required to exercise under his new employment agreement in order to preserve the potential deduction and avoid the gross up payments described above. In the letter agreement, WPP also consented, for purposes of the operating covenants in the merger agreement, to Grey’s acquisition of the shares of Grey common stock from Mr. Meyer as payment of the aggregate exercise price and tax withholding obligations. On December 23, 2004, Mr. Meyer exercised these 30,000 options and delivered to Grey 9,253 shares of Grey common stock having a market value equal to the aggregate exercise price of these options and 8,184 shares of Grey common stock in satisfaction of tax withholding obligations arising from the exercise of these options.

Payments and Benefits to Other Directors or Officers in Connection with the Merger

Mr. Steven Felsher, Grey’s Vice Chairman, Chief Financial Officer, Secretary and Treasurer, is entitled to receive certain severance and other compensatory payments and benefits pursuant to his existing employment agreement, dated as of July 21, 2000, in the event that his employment is terminated without cause. Mr. Felsher’s employment agreement does not provide for any payments or benefits that would specifically be triggered in connection with the proposed merger of WPP and Grey. However, in the event that Mr. Felsher’s employment is terminated without cause in connection with the completion of the merger, any severance or other compensatory payments that may be paid to Mr. Felsher could be subject to the excise tax under Section 4999 of the U.S. tax code. In view of this possibility, at a September 11, 2004 meeting of an executive session of the Grey board of directors, Grey’s independent directors determined to recommend to the full board that Mr. Felsher receive in the future such gross up payments as would be necessary to place Mr. Felsher in the same after-tax financial position that he would have been in had he not incurred any excise tax liability imposed by Section 4999 of the Internal Revenue Code on any severance or other compensatory payments made to him in connection with a change of control of Grey. At a later meeting of the full board of directors on September 11, 2004, the Board resolved to approve such future gross-up payments to Mr. Felsher.

Mr. Felsher, WPP and Grey entered into a letter agreement dated as of December 20, 2004 which provided that Mr. Felsher would exercise his options to acquire 2,500 shares of Grey common stock which would have expired on January 5, 2005 by December 31, 2004. This exercise was designed to preserve the potential deductibility to Grey of certain compensation payments to Mr. Felsher and to eliminate Grey’s gross up obligation with respect to any such compensation. In the letter agreement, WPP consented, for purposes of the operating covenants in the merger agreement, to Grey’s acquisition of shares of Grey common stock that Mr. Felsher would deliver as payment of the aggregate exercise price and tax withholding obligations associated with the exercise of these 2,500 options. On December 23, 2004, Mr. Felsher exercised these 2,500 options and delivered to Grey 344 shares of Grey common stock having a market value equal to the aggregate exercise price of these options and 850 shares of Grey common stock in satisfaction of tax withholding obligations arising from the exercise of these options.

WPP does not expect that any of its directors or officers will receive bonuses, severance payments, or vesting of options contingent on the completion of the merger.

Treatment of Stock Options and Other Stock Awards

At the completion of the merger, each outstanding option to acquire shares of Grey common stock by their terms will become an option to acquire either WPP ordinary shares or WPP ADSs, depending generally on whether the holder’s primary place of employment is in Europe or the U.S., respectively. In the merger, holders of shares of Grey restricted stock granted by Grey prior to the merger will generally be treated the same as other stockholders of Grey, including having the right to make a cash election or share election with respect to their restricted shares, and such restricted shares will be converted into the right to receive the merger consideration. At the completion of the merger, stock allocations to stock accounts pursuant to Grey’s Senior Management Incentive Plans will be converted into allocations of WPP ordinary shares or WPP ADSs, depending generally on whether the account holder’s primary place of employment is in Europe or the U.S., respectively.

Generally, the unvested stock options, restricted stock and stock allocations to stock accounts pursuant to Grey’s Senior Management Incentive Plans will not vest upon completion of the merger and will, in each case, remain subject to the terms of the plans under which they have been granted. However, if the employment of a holder (including any of Grey’s officers) of Grey stock options, restricted stock or stock allocations to stock accounts pursuant to Grey’s Senior Management Incentive Plans is terminated by the surviving corporation in the merger or any of its subsidiaries after completion of the merger under certain circumstances specified in the merger agreement, then all of such holder’s unvested stock options, restricted stock and stock allocations to stock accounts pursuant to Grey’s Senior Management Incentive Plans outstanding at the time of the merger will become fully vested and be immediately exercisable for, or converted into, WPP ordinary shares or WPP ADSs, as applicable. See “The Merger Agreement—Stock Options, Restricted Shares and Senior Management Incentive Plan” beginning on page 86.

Indemnification of Grey Directors and Officers

WPP has agreed in the merger agreement that the indemnification provisions of the certificate of incorporation and bylaws of Grey as in effect at the effective time of the merger will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of former or present directors and officers of Grey.

WPP has also agreed in the merger agreement to, or to cause the surviving corporation in the merger to, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director or officer of Grey or any of its subsidiaries against any damages, liabilities, judgments, inquiries, fees, costs or expenses (including attorneys’ fees) in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of actions taken by them in their capacities as officers or directors prior to the effective time of the merger, including, without limitation, acts or omissions in connection with any persons serving as an officer, director or other fiduciary in any entity if this service was at the request or for the benefit of Grey. Each present and former director or officer of Grey or any of its subsidiaries also will be entitled to advancement of expenses incurred in defense of any claim, action, suit, proceeding or investigation from WPP or the surviving corporation in the merger.

The merger agreement requires that, for a period of six years after the effective time of the merger, WPP will maintain in effect the current policies of directors’ and officers’ liability insurance maintained by Grey, provided that WPP or the surviving corporation may obtain substitute policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary. WPP will not, however, be required to provide any more coverage than can be obtained for the six-year period for an annual premium that is more than 200% of the annual premium currently paid by Grey for its existing coverage.

WPP Management

The directors and officers of WPP are not expected to change in connection with the completion of the merger. WPP has, however, agreed that, after the appointment of a successor to Edward H. Meyer as Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit, WPP will, subject to applicable law and if requested by Mr. Meyer, appoint Mr. Meyer to WPP’s board of directors. Information about the directors and officers of WPP is incorporated into this proxy statement/prospectus by reference to WPP’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003.

Accounting Treatment

WPP will account for the merger as an acquisition under U.K. GAAP in accordance with Financial Reporting Standard 6, “Acquisitions and Mergers,” (or International Financial Reporting Standards from 2005 onward) and under U.S. GAAP in accordance with FAS 141, “Business Combinations.” Following the merger, Grey will be fully consolidated by WPP. The purchase price will be allocated to Grey’s assets (including intangible assets other than goodwill) and liabilities based on their estimated fair market values and exchange and any excess of the purchase price over these fair market values will be accounted for as goodwill.

Regulatory Approvals

U.S. Antitrust. On October 6, 2004, WPP and Grey each filed a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the FTC and the Department of Justice.

On November 5, 2004 at 11:59 p.m., New York City time, the HSR waiting period relating to the transaction expired.

European Union Antitrust. WPP and Grey each conducts business in member states of the European Union. Council Regulation (EC) 139/2004, or the Merger Control Regulation, requires notification to and approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. On October 20, 2004, WPP and Grey filed a merger notification, or Form CO, with the DG Competition of the European Commission. Following a decision of the European Commission on November 22, 2004 requesting further information relating to WPP’s and Grey’s respective media buying businesses, WPP and Grey submitted a revised filing on December 10, 2004 containing the additional information sought by the European Commission.

On January 24, 2005, the European Commission announced its final decision to clear the merger.

Other Laws. The merger is also subject to receipt of required regulatory approvals from other jurisdictions unless closing the merger without obtaining these approvals would not have a material adverse effect on WPP (for this purpose, measured without giving effect to the merger) or lead to the criminal prosecution of the directors or officers of WPP or Grey.

General. Governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, WPP and Grey have both agreed to use reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required regulatory approvals. For this purpose, if any objections are asserted with respect to the transactions contemplated by the merger agreement under any antitrust laws which would prevent, materially impede or materially delay the completion of the merger, each of WPP and Grey are required to use reasonable best efforts to resolve any such objections so as to permit the completion of the merger, including in order to resolve such objections which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the completion of the merger, including, without limitation, selling, holding separate or otherwise disposing of any of its assets or any assets of its subsidiaries or conducting its business in a manner which would resolve such objections, unless those actions would have a material adverse effect on WPP (for this purpose, materiality is measured without giving effect to the merger). The merger agreement defines “materially delay” as any delay beyond August 11, 2005. Also, the merger agreement does not require either WPP or Grey to agree to any action, condition or restriction unless taking any such action, or agreeing to any such condition or restriction, is conditioned on completion of the merger. Furthermore, Grey has agreed not to take actions or accept restrictions or conditions without the approval of WPP. Grey has also agreed to take actions or accept restrictions or conditions at the request of WPP as they determine necessary or appropriate to gain clearance from antitrust and competition authorities and to obtain other required regulatory approvals. Although we do not expect the regulatory authorities to raise any significant objections to the merger, we cannot assure you that we will obtain all required regulatory approvals or that these approvals will not require actions or contain restrictions or conditions that would be detrimental to WPP or Grey.

5% Contingent Convertible Subordinated Debentures of Grey

Conversion

Conversion of Debentures Prior to Completion of the Merger. Under the terms of the indenture governing the debentures, the debentures will be convertible during the 15 calendar days prior to completion of the merger. During that period, holders will be permitted to convert each debenture with a $1,000 principal amount into 1.0404 shares of Grey common stock (based on the currently applicable conversion price per share of Grey common stock of $961.20). As required by the indenture, at least two business days before the beginning of the 15-day conversion period, Grey will announce by publication on its website the date upon which the 15-day conversion period will commence. Prior to this 15-day period, the debentures will be convertible only under the circumstances set forth in the indenture.

Under the indenture, on the day that a debenture holder properly surrenders a debenture for conversion, the debenture holder will be deemed to be a holder of the Grey shares he or she is entitled to receive upon conversion. Accordingly, a debenture holder who properly surrenders debentures for conversion prior to the election deadline will be permitted, like all other stockholders of Grey, to make an election to receive cash consideration, share consideration or a combination of both forms of consideration for those shares so long as the holder properly submits a completed form of election to the exchange agent prior to the election deadline.

Under the indenture, Grey may elect, within two business days after a holder properly surrenders a debenture for conversion, to pay cash for all or some of the debentures being converted by a debenture holder instead of delivering shares of Grey common stock upon conversion. Grey is required to make this election by delivering a written notice to the indenture trustee and paying agent under the indenture. Grey has determined that it will not exercise its right under the indenture to pay cash with respect to any of the debentures converted during the 15-day conversion period before completion of the merger.

Upon conversion of any debentures, Grey will be required to deliver shares of Grey common stock in certificated form or by book entry notation on Grey’s common stock share register as soon as practicable, but in any event within five business days after a holder properly surrenders debentures for conversion. If the completion of the merger occurs before Grey has delivered these shares, the converting debenture holder will instead receive merger consideration for the shares of Grey common stock that the holder would otherwise be entitled to receive. The form of merger consideration that will be received will be determined based on the cash elections or share elections, if any, made in respect of these shares by the converting debenture holder and the cash elections or share elections made by other Grey stockholders as described under “The Merger Agreement—Allocation and Proration Procedures” beginning on page 82.

As of January 31, 2005, Grey had outstanding debentures in the aggregate principal amount of $150,000,000. As noted above, these debentures will be convertible in the aggregate into up to approximately 156,060 Grey shares during the 15 days before the merger. If all of the debentures were converted prior to the merger, WPP would be obligated to pay in the aggregate an additional $78,420,150 in the merger for 78,030 of these Grey shares (78,030 x $1,005) and issue in the aggregate approximately an additional 1,696,840 WPP ADSs in the merger for the other 78,030 of these Grey shares. These payments and share issuances would be in addition to the cash and share consideration that would be paid or issued in the merger to existing holders of Grey shares. Regardless of the number of debentures that are converted into Grey shares prior to the completion of the merger, each Grey stockholder will remain entitled to receive $1,005 in cash or 21.746 WPP ADSs (or the ordinary shares underlying the WPP ADSs) for each Grey share, subject to the allocation and proration procedures described under “The Merger Agreement—Allocation and Proration Procedures” beginning on page 82. Because the allocation and proration procedures are designed to ensure that 50% of the Grey shares outstanding at the completion of the merger are converted into share consideration and 50% of the Grey shares outstanding at the completion of the merger are converted into cash, for every two Grey shares issued in exchange for debentures converted prior to the completion of the merger, WPP will, in effect, pay an additional $1,005 and issue an additional 21.746 ADSs (or the ordinary shares underlying the WPP ADSs) to Grey stockholders in the merger.

Conversion of Debentures After Completion of the Merger. The merger agreement provides that, after completion of the merger, each debenture will be convertible, at the times and under the circumstances described in the indenture, into the amount of cash and/or a number of WPP ADSs that would have been received in the merger by a Grey stockholder who held 1.0404 shares of Grey common stock at the time of the merger (the number of Grey shares into which each debenture will be convertible prior to the merger) and did not make a cash election or share election for those shares in accordance with the merger agreement. We refer to a Grey stockholder who makes no election with respect to his or her shares as a “non-electing stockholder.” We describe under “The Merger Agreement—Allocation and Proration Procedures” the amount of cash and/or a number of WPP ADSs that a non-electing stockholder will receive in the merger for his or her Grey shares under each of the following election scenarios: (a) cash elections are properly made by Grey stockholders for more than the percentage of the outstanding Grey shares entitled to be converted into cash consideration in the merger; (b) share elections are properly made by Grey stockholders for more than the percentage of the outstanding Grey shares entitled to be converted into share consideration in the merger; and (c) both cash elections and share elections are made by Grey stockholders for less than the respective percentages of the outstanding shares entitled to be converted into cash consideration or share consideration, as applicable, in the merger.

Obligation to Make “Change of Control” Redemption Offer. Unless the last reported sale price of Grey common stock is equal to or in excess of $1,009.26 on at least five trading days during the last 10 trading days before the completion of the merger, the proposed merger will constitute a “change in control” as defined in the indenture. If the merger does constitute a change of control, Abbey Merger will be required to mail to all debenture holders, within 20 business days of the effective time of the merger, notice of a change of control offer to redeem all outstanding debentures for a redemption price equal to 100% of the outstanding principal amount of the debentures plus accrued and unpaid interest. The offer will remain open for 20 business days after the notice, subject to extension to comply with applicable law.

Other Effects of the Merger

Listing of Shares. It is a condition to the merger that the WPP ordinary shares to be issued by WPP in connection with the merger are admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the LSE. If the merger is completed, the newly issued WPP ordinary shares will be admitted to the official list of the U.K. Listing Authority and to trading on the market for listed securities of the LSE and dealings in the WPP ordinary shares are expected to commence on the day the merger is completed. In addition, the WPP ADSs issuable in connection with the merger will be listed on the Nasdaq National Market upon completion of the merger. For information concerning the material tax consequences of the ownership of WPP ADSs and ordinary shares, see “Material Tax Consequences—U.S. Federal Income Tax Consequences of Owning WPP ADSs and Ordinary Shares” beginning on page 76.

Content and Timing of Reports and Notices of the Companies; Definition of Foreign Private Issuer. The content and timing of reports and notices that WPP files with and furnishes to the SEC differ in several respects from the reports and notices that Grey currently files. WPP is a foreign private issuer for the purposes of the reporting rules under the Exchange Act.

As a U.S. reporting company, Grey currently must file with the SEC, among other reports and notices:

(1) an Annual Report on Form 10-K within 60 days after the end of each fiscal year;

(2) a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending on or after December 15, 2004 and before December 15, 2005 and within 35 days after the end of a fiscal quarter ending on or after December 15, 2005; and

(3) Current Reports on Form 8-K promptly following the occurrence of various corporate events.

As a foreign private issuer, pursuant to the requirements of the Exchange Act, WPP is required to:

(1) file with the SEC an Annual Report on Form 20-F within six months after the end of each fiscal year; and

(2) furnish reports on Form 6-K promptly following the occurrence of significant corporate events.

As a foreign private issuer, WPP is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

Grey’s directors and executive officers are also required under Section 16 of the Exchange Act to publicly disclose, by filing with the SEC within two (2) business days, their purchases and sales of Grey’s equity securities and to forfeit to Grey any “short swing” profits realized from certain purchases and sales of Grey equity securities. WPP’s directors and executive officers are not subject to the Exchange Act’s disclosure and “short swing” profit rules because WPP is a foreign private issuer under the Exchange Act and is not subject to these rules. However, WPP’s directors are subject to applicable U.K. legislation prohibiting insider dealing. In addition, WPP’s directors have to comply with the Model Code of the U.K. Listing Authority which has been adopted by WPP, which provides that the considerations taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director must not be of a short-term nature. The Model Code also places additional restrictions on trading during periods prior to announcement of a company’s results. Under the U.K. Companies Act, WPP’s directors must also disclose their purchases and sales of WPP shares to WPP within 5 days. Under the rules of the U.K. Listing Authority, WPP would then be under an obligation to publicly disclose such purchases and sales of WPP shares without delay.

In addition, the content and timing of reports and notices that holders of WPP ADSs and ordinary shares will receive will differ from the reports and notices that Grey stockholders currently receive. As a U.S. reporting company, Grey must mail to its stockholders in advance of each annual meeting of stockholders:

(1) an annual report containing audited financial statements; and

(2) a proxy statement that complies with the requirements of the Exchange Act.

As a foreign private issuer, WPP is exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its share owners. WPP expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, WPP will retain its status as a foreign private issuer so long as either:

•	share owners who are not residents of the U.S beneficially own 50% or more of WPP ordinary shares, including ordinary shares underlying WPP ADSs; or

•	all three of the following conditions continue to be satisfied:

•	at least 50% of WPP’s directors and its executive officers are neither citizens nor residents of the U.S.;

•	at least 50% of WPP’s assets are located outside the U.S.; and

•	WPP’s business is administered principally outside the U.S.

Currently, a majority of WPP’s directors are U.S. citizens or residents. If this remains the case or at any time either (1) a majority of WPP’s executive officers are U.S. citizens or residents, (2) a majority of WPP’s assets are located in the U.S. or (3) WPP administers its business principally within the U.S., and at that time U.S. share owners hold more than 50% of WPP’s ordinary shares, including ordinary shares underlying the WPP ADSs, WPP would no longer qualify as a foreign private issuer. If, at any time, WPP does not qualify as a foreign private issuer, it will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, WPP will then be subject to the rules under the Exchange Act regarding the disclosure of, and the forfeiture of any “short swing” profits from, purchases and sales of its equity securities by its directors and executive officers and the furnishing and content of annual reports and proxy statements to its share owners.

Although WPP, as a foreign private issuer, is exempt from the rules under the Exchange Act regarding the furnishing of annual reports, the rules of the Nasdaq National Market require WPP to distribute to the holders of its ADSs an annual report containing audited financial statements a reasonable period of time before WPP’s annual general meeting of share owners. WPP currently furnishes holders of its ordinary shares and ADSs with its Annual Report and Accounts which contains audited financial statements prepared in conformity with U.K. GAAP, including U.S. GAAP reconciliations, and a discussion of WPP’s financial results similar to the management’s discussion and analysis contained in Grey’s Annual Reports on Form 10-K. WPP also furnishes those holders with semi-annual interim reports, which include unaudited interim financial information prepared in conformity with U.K. GAAP, and notices of meetings of share owners and related documents in accordance with the rules of the London Stock Exchange. See “Description of WPP American Depositary Shares” beginning on page 113.

Deregistration of Grey Common Stock. If the merger is completed, we expect that the Grey common stock will cease to be quoted on the Nasdaq National Market and deregistered under the Exchange Act.

The Market Price for the WPP ADSs and Ordinary Shares. Some U.S. mutual funds and state pension funds currently holding shares of Grey common stock who are precluded from holding non-U.S. equities will be required to sell their shares of Grey common stock (or any WPP ADSs or ordinary shares they receive in the merger) prior to or after completion of the merger. In addition, Grey common stock is presently included in the Russell 2000 Index. Mutual funds and other investment vehicles that track the performance of the Russell 2000 Index will also be required to sell their shares of Grey common stock (or any WPP ADSs or ordinary shares they receive in the merger) if, as is likely after the merger, Grey is removed from the Russell 2000 Index. The Russell 2000 Index does not include WPP ADSs or ordinary shares. Furthermore, as of January 28, 2005, the last date for which this information is available, Grey employees held Grey stock options to purchase approximately 54,985 shares of Grey common stock. Grey employees may sell their Grey shares or the WPP ADSs or ordinary shares they receive in the merger. These sales could adversely affect the market price for the WPP ADSs and ordinary shares.

After completion of the merger, the relative weight of WPP in the FTSE 100 Index, the FTSE Eurotop 300 Index and other indices is expected to increase. As a result, pension funds, unit trusts and other investment vehicles that track the performance of any of these indices are likely to increase their holdings of WPP ordinary shares. This increase in holdings of WPP ordinary shares may counterbalance any adverse effect on the market price for the WPP ADSs or ordinary shares caused by some of the factors described above.

Financial Information

WPP prepares its financial statements in accordance with U.K. GAAP and presents them in pounds sterling. WPP financial statements include a reconciliation of the U.K. GAAP net income and share owners’ funds to U.S. GAAP and a summary of the effects of the differences between U.K. GAAP and U.S. GAAP in accordance with SEC rules.

If WPP fails to qualify as a foreign private issuer, under SEC rules it will be required to prepare financial statements in accordance with U.S. GAAP and present them in U.S. dollars. See “—Other Effects of the Merger”

above. The notes to the financial statements of WPP included in WPP’s report on Form 6-K/A filed on January 25, 2005 describe the significant differences between U.K. GAAP and U.S. GAAP as they relate to WPP.

Dividends

WPP has historically paid dividends on a semi-annual basis and expects to continue to pay semi-annual dividends on WPP ordinary shares. The amount of future dividends paid by WPP will depend upon its earnings and financial condition and other factors affecting its businesses. WPP’s aggregate interim and final dividends for the year ended December 31, 2003, was 6.48p per ordinary share or $0.53 per ADS (based on the exchange rates on the dates of payment). On August 20, 2004, WPP’s board of directors declared an interim dividend of 2.50p per WPP ordinary share or 22.8¢ per ADS (based on the Bloomberg Closing Mid Point rate in New York City on June 30, 2004). WPP paid this interim dividend on November 15, 2004 to registered share owners on October 15, 2004.

Holders of WPP ordinary shares receive dividends in pounds sterling. The ADS depositary will convert dividends received in respect of WPP ordinary shares into U.S. dollars and distribute the dividends in U.S. dollars to holders of WPP ADSs. See “Description of WPP American Depositary Shares—Share Dividends and Other Distributions” beginning on page 113.

U.S. Federal Securities Laws Consequences

All WPP ADSs and ordinary shares received in the merger by Grey stockholders will be freely transferable under the Federal securities laws, except persons who are deemed to be “affiliates” of Grey or WPP for purposes of Rule 144 or Rule 145 under the Securities Act of 1933, as amended, at the time of the Grey special meeting may only resell WPP ADSs and ordinary shares issued to them in the merger in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Grey or WPP for these purposes generally include directors and executive officers of Grey and other individuals or entities that control, are controlled by or are under common control with Grey or WPP. The merger agreement requires Grey to use commercially reasonable efforts to cause each of its affiliates to execute a written agreement to not offer, sell or otherwise dispose of any WPP ADSs or ordinary shares issued to them in the merger in violation of the Securities Act or the related rules of the SEC.

This document does not constitute a registration statement covering resales of WPP ADSs or ordinary shares by persons who are otherwise restricted from selling their shares pursuant to Rules 144 and 145 under the Securities Act.

Legal Proceedings Relating to the Merger

On December 17, 2004, a purported derivative and class action case, styled David B. Shaev v. Edward H. Meyer, Julian A. Brodsky, Daniel S. Shapiro, Harold Tanner, WPP Group plc, Abbey Merger Corporation and Grey Global Group, Inc., was filed in the Court of Chancery of the State of Delaware, New Castle County, on behalf of the Grey stockholders (other than certain named defendants), in connection with the proposed merger. The complaint asserts claims against WPP, Grey, Edward H. Meyer and the remaining Grey directors for breach of fiduciary duty in connection with the merger. The plaintiff alleges, among other matters, that the individual defendant directors of Grey breached their fiduciary duties as a result of their failure to take appropriate steps to maximize the value of a business combination transaction to Grey stockholders, the alleged unfairness of the merger consideration as a result of certain benefits to be paid to Mr. Meyer in connection with the merger and the alleged absence of an effective vote on the proposed merger in light of Mr. Meyer’s stock ownership. The complaint includes a request for injunctive as well as monetary relief.

MATERIAL TAX CONSEQUENCES

General

The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders of Grey common stock and Limited Duration Class B common stock and the material U.S. federal income tax and U.K. tax considerations applicable to the ownership of WPP ADSs or ordinary shares by U.S. holders. As used in this discussion, a “U.S. holder” means (1) prior to completion of the merger, a beneficial owner of a share of Grey common stock or Grey Class B stock, and (2) after completion of the merger, a beneficial owner of a WPP ADS or ordinary share that, for U.S. federal income tax purposes, is characterized as:

•	a citizen or individual resident of the U.S.;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Grey shares or, after completion of the merger, WPP ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

This discussion does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to a U.S. holder of Grey shares or a U.S. holder of WPP ADSs or ordinary shares in light of their particular circumstances. For instance, the discussion does not address all aspects of U.S. federal income taxation or U.K. taxation to a shareholder:

•	who is resident or, in the case of an individual shareholder, ordinarily resident in the U.K. for purposes of the U.K.-U.S. Income Tax Treaty of July 24, 2001 and the U.K.-U.S. Estate and Gift Tax Treaty of October 19, 1978;

•	who carries on a trade in the U.K. (which for this purpose includes a profession or vocation in the U.K.) through a branch, agency or permanent establishment, and where the Grey shares, the WPP ADSs or ordinary shares are or have been used, held or acquired for the purpose of that trade, branch, agency or permanent establishment; or

•	who is an individual and who has, on or after March 17, 1998, ceased to be resident or ordinarily resident for tax purposes in the U.K. and continues to be neither resident nor ordinarily resident in the U.K. for a period of less than five complete years of assessment for U.K. tax purposes.

In addition, the discussion below does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to shareholders who are subject to special provisions of U.S. federal income tax law or U.K. tax law. For example, the discussion does not address all aspects of U.S. federal income taxation or U.K. taxation that may be relevant to:

•	shareholders liable for alternative minimum tax;

•	shareholders that actually or constructively will own 10% or more by vote of the outstanding stock of WPP;

•	shareholders that hold their shares as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment composed of Grey shares or WPP ADSs or ordinary shares and one or more other investments;

•	shareholders whose “functional currency” is not the U.S. dollar;

•	holders of options, or shareholders who acquired their shares pursuant to employee stock options or otherwise as compensation;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations, including employee stock ownership plans;

•	traders in securities that elect mark-to-market accounting treatment; or

•	broker-dealers.

Further, the discussion below is limited to shareholders who hold Grey shares and, after the merger, WPP ADSs or ordinary shares, as capital assets within the meaning of Section 1221 of the U.S. tax code, and does not address U.S. state or local taxation or taxation by countries other than the United States and the United Kingdom.

The discussion below is based on current U.K. tax law and U.S. federal income tax law, including legislation, administrative rulings, court decisions and U.K. Inland Revenue practice, as well as on the relevant U.K.-U.S. tax treaties, all as in effect on the date of this proxy statement/prospectus, all of which are subject to change, or changes in interpretation, possibly with retroactive effect. This discussion is further based, in part, upon the representations of the depositary and the assumption that each obligation in the deposit agreement relating to WPP ADSs and any related agreement will be performed in accordance with its terms. The foregoing discussion also assumes that the merger will be completed in accordance with the terms of the merger agreement.

Finally, WPP believes that it is not a “passive foreign investment company” within the meaning of Section 1297(a) of the U.S. tax code or a “foreign personal holding company” within the meaning of Section 552(a) of the U.S. tax code and the discussion below so assumes.

Each Grey stockholder is advised to consult his or her own tax advisor as to the U.S. federal income tax consequences and U.K. tax consequences of the merger, and the ownership and disposition of the WPP ADSs or ordinary shares to him or her, in each case in light of the facts and circumstances that may be unique to him or her, and as to any U.K. inheritance and gift taxes, U.S. estate, gift, state, local, or non-U.S./non-U.K. tax consequences of the merger.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Grey Shares

Based on representations contained in representation letters provided by WPP and Grey and on customary factual assumptions, including that the merger will be completed in accordance with the terms of the merger agreement, all of which must continue to be true, correct and complete in all respects and at all times through the effective time of the merger, it is the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to WPP, and Simpson Thacher & Bartlett LLP, counsel to Grey, that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code and that WPP will be treated as a corporation under Section 367(a) of the U.S. tax code with respect to each transfer of property to WPP pursuant to the merger. Accordingly, the material U.S. federal income tax consequences of the merger to a U.S. holder (other than a five-percent transferee shareholder, as described below) will be as follows:

•	A U.S. holder of Grey shares who exchanges his or her shares solely for WPP ADSs or ordinary shares in the merger will not recognize gain or loss;

•	A U.S. holder of Grey shares who exchanges his or her shares solely for cash in the merger, subject to the discussion under “—Possible Treatment of Cash as a Dividend” below, generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s basis in his or her Grey shares surrendered in the merger;

•	A U.S. holder of Grey shares who exchanges his or her shares for a combination of WPP ADSs or ordinary shares and cash in the merger, subject to the discussion under “—Possible Treatment of Cash as a Dividend” below, generally will recognize gain (but not loss) in an amount equal to the lesser of:

(1) the excess, if any, of:

(a) the sum of the cash and the fair market value of the WPP ADSs or ordinary shares received by the U.S. holder in the merger, over:

(b) the U.S. holder’s tax basis in the shares of Grey common stock or Limited Duration Class B common stock surrendered in the merger, and

(2) the amount of cash received by the U.S. holder in the merger.

•	A U.S. holder’s aggregate tax basis in the WPP ADSs or ordinary shares received in the merger will equal the aggregate tax basis in the U.S. holder’s Grey shares surrendered in the merger, increased by the amount of taxable gain, if any, recognized on the exchange, and decreased by the amount of cash, if any, received in the merger; and

•	A U.S. holder’s holding period of the WPP ADSs or ordinary shares received in the merger will include the holding period of the Grey shares exchanged in the merger.

A shareholder who acquired different blocks of Grey shares at different times or at different prices will determine any gain or loss recognized separately with respect to each block of Grey shares. Any such shareholder who receives a combination of WPP ADSs or ordinary shares and cash in the merger is urged to consult with his or her tax advisor concerning the gain recognition and other related consequences resulting from the allocation of the merger consideration received to the different blocks of Grey shares.

Fractional Shares. Cash received by a U.S. holder in lieu of a fractional WPP ADS or ordinary share will be treated as having been received in redemption of such fractional share. Thus, gain or loss generally will be recognized by such U.S. holder in an amount equal to the difference between the amount of cash received and the basis allocated to such fractional WPP ADS or ordinary share.

Taxation of Capital Gain. Subject to the discussion under “—Possible Treatment of Cash as a Dividend” below, any gain or loss recognized in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if a U.S. holder’s holding period in his or her Grey shares is greater than one year as of the date of the merger. The deductibility of capital losses is subject to limitations.

Possible Treatment of Cash as a Dividend. In certain circumstances, a U.S. holder of Grey shares who (i) receives cash in the merger and (ii) either constructively owns Grey shares that are exchanged for WPP ADSs or ordinary shares, or actually or constructively owns WPP ADSs or ordinary shares after the merger, may be required to treat any gain recognized as dividend income (rather than capital gain, if any) up to the amount of cash received in the merger if the receipt of cash by such U.S. holder has the effect of a distribution of a dividend. However, in the case of a U.S. holder that receives solely cash in the merger, the amount of any such dividend will not be limited to the amount of his or her gain. In general, dividends currently are taxable at a maximum rate of 15% in the case of an individual U.S. holder and 35% in the case of a corporate U.S. holder. Whether the receipt of cash has the effect of the distribution of a dividend will depend upon the U.S. holder’s particular circumstances. The Internal Revenue Service has indicated in published rulings that a distribution that results in any actual reduction in interest of a small minority shareholder in a publicly held corporation generally will not constitute a dividend if the shareholder exercises no control with respect to corporate affairs. For these purposes, a shareholder is treated as owning the stock owned by certain family members, stock subject to an option to acquire such stock, stock owned by certain estates and trusts of which the shareholder is a beneficiary and stock owned by certain affiliated entities. Because of the complexity of these rules, each U.S. holder of Grey shares who receives either solely cash or a combination of cash and WPP ADSs or ordinary shares in the merger, and who believes these rules may apply to him or her, is particularly urged to contact his or her tax advisor.

Five Percent Transferee Shareholders. A U.S. holder who is a five-percent transferee shareholder, as defined in Treasury regulations promulgated under Section 367(a) of the U.S. tax code, with respect to WPP after the merger will qualify for non-recognition treatment as described in this proxy statement/prospectus only if the shareholder files a “gain recognition agreement,” as defined in U.S. Treasury regulations promulgated under Section 367(a) of the U.S. tax code, with the U.S. Internal Revenue Service. Any U.S. holder of Grey shares who will be a five-percent transferee shareholder is urged to consult with his or her tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

Information Reporting and Backup Withholding. Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a U.S. holder is entitled pursuant to the merger, unless the U.S. holder or other payee (i) provides his or her taxpayer identification number (social security number or employer identification number) and certifies that such U.S. holder or other payee is not subject to backup withholding on the substitute Form W-9 that will be included as part of the form of election transmittal letter or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided the holder furnished the required information to the Internal Revenue Service.

Tax Opinion. It is a condition to completion of the merger that WPP and Grey each receive an opinion from its counsel, dated as of the closing date of the merger, substantially to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code. The merger agreement permits each of WPP and Grey to waive the receipt of its counsel’s opinion as a condition to its obligation to consummate the merger. WPP will not waive this condition to its obligation to consummate the merger. In rendering these opinions, counsel may rely upon representations contained in representation letters to be received from WPP and Grey and on certain customary factual assumptions. The tax opinions will not be binding on the IRS or a court and will not preclude the IRS or a court from adopting a contrary position. Neither WPP nor Grey will seek a ruling from the IRS as to the U.S. federal income tax treatment of the merger.

The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the U.S. tax code provided a number of statutory and other requirements are satisfied. One such requirement, the “continuity of interest” requirement, provides that the merger will be treated as a reorganization only if a substantial part of the value of the proprietary interests in Grey are preserved in the merger. A proprietary interest in Grey generally will be considered to have been preserved if, in the merger, the proprietary interest is exchanged for WPP ADSs or ordinary shares. A proprietary interest in Grey will not be considered to have been preserved if, in the merger, the proprietary interest is acquired by WPP for consideration other than WPP ADSs or ordinary shares, or if WPP ADSs or ordinary shares exchanged for the proprietary interest in Grey are redeemed. As a general matter, it is widely believed that if at least 40%, by value, of the merger consideration is equity of the acquiring corporation, then the continuity of interest requirement will be satisfied. An IRS pronouncement provides that, for these purposes, continuity of interest generally is measured as of the effective time of the merger.

The merger agreement generally requires that 50% of Grey’s shares be converted into the right to receive cash and 50% of Grey’s shares be converted into the right to receive WPP ADSs or ordinary shares. However, the merger agreement provides for a fixed exchange ratio and, therefore, the relative values of the cash and WPP equity components of the merger consideration could fluctuate between the date the merger agreement was signed and the effective time of the merger. To ensure that the continuity of interest requirement would be satisfied even if a meaningful decline in the value of WPP ADSs or ordinary shares were to occur between the date the merger agreement was signed and the effective time of the merger, the agreement generally provides for a reduction in the percentage of Grey shares that will be converted into the right to receive cash consideration and a corresponding increase in the percentage of Grey shares that will be converted into the right to receive WPP ADSs and ordinary shares (i) if the aggregate merger consideration excluding WPP ADSs and ordinary shares would represent more than 60% of the fair market value (measured on the closing date) of the aggregate merger consideration including WPP ADSs and ordinary shares or (ii) if otherwise necessary to permit the delivery of the tax opinions.

U.S. Federal Income Tax Consequences of Owning WPP ADSs and Ordinary Shares

In general, for U.S. federal income tax purposes, U.S. holders of WPP ADSs will be treated as the owners of the underlying WPP ordinary shares, and deposits and withdrawals of WPP ordinary shares by U.S. holders in exchange for WPP ADSs will not be subject to U.S. federal income tax.

Taxation of Dividends. For U.S. federal income tax purposes, a U.S. holder will generally include in gross income the amount of any dividend paid by WPP to the extent paid out of WPP’s current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, as ordinary income when the dividend is actually received by the U.S. holder in the case of WPP ordinary shares or constructively received by the U.S. holder in the case of dividends paid to the depositary with respect to WPP ADSs. Dividends paid to an individual U.S. holder currently are taxable at a maximum tax rate of 15% (provided the U.S. holder satisfies certain holding period requirements) and to a corporate U.S. holder at a 35% tax rate. Dividends generally will be income from sources outside of the U.S. for foreign tax credit limitation purposes, and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations (except, as provided in Section 243(e)), to the extent paid out of earnings and profits accumulated by a U.S. corporation). Distributions in excess of WPP’s current and/or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in the WPP ADSs or ordinary shares and thereafter as capital gain.

The amount of the dividend includible in the income of a U.S. holder will be the U.S. dollar value of the dividend determined at the spot rate on the date that dividend is includible in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. holder will have a basis in any pound sterling distributed by WPP equal to the U.S. dollar value of the pound sterling on the date it is actually or constructively received by the U.S. holder, in the case of WPP ordinary shares, or by the depositary, in the case of WPP ADSs. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is includible in income to the date that payment is converted into U.S. dollars will be treated as ordinary income or loss. This gain or loss will generally be income from sources within the U.S. for foreign tax credit limitation purposes.

Taxation of Capital Gains. Upon a sale or other disposition of WPP ADSs or ordinary shares, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the WPP ADSs or ordinary shares. Gain or loss recognized will be long-term capital gain or loss with respect to WPP ADSs or ordinary shares held for more than 12 months at the time of the sale or other disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes.

A U.S. holder that is liable for both U.S. federal income tax and U.K. tax on a sale or other disposition of WPP ADSs or ordinary shares should consult with his or her tax advisor to determine the U.S. holder’s entitlement to credit the U.K. tax against the U.S. holder’s U.S. federal income tax liability.

Backup Withholding and Information Reporting. In general, dividend payments with respect to WPP ADSs or ordinary shares and proceeds from the sale or other disposition of WPP ADSs or ordinary shares made (or deemed made) within the United States may be subject to information reporting to the U.S. IRS and U.S. backup withholding (currently at a rate of 28%). Backup withholding will generally not apply to a U.S. holder if such U.S. holder (i) provides his or her taxpayer identification number (social security number or employer identification number) and certifies that such U.S. holder is not subject to backup withholding on the substitute Form W-9 that will be included as part of the form of election transmittal letter or (ii) otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided the holder furnished the required information to the Internal Revenue Service.

United Kingdom Tax Consequences of Owning WPP ADSs and Ordinary Shares

Taxation of Distributions

Under current U.K. tax law, WPP is not required to withhold tax at source from dividend payments that it makes.

Taxation of Capital Gains

A U.S. holder who is neither resident nor (in the case of an individual) ordinarily resident for tax purposes in the U.K. will not generally be liable for U.K. tax on capital gains realized on the disposal of WPP ADSs or ordinary shares unless at the time of disposal:

•	the U.S. holder carries on a trade, profession or vocation in the U.K. through a branch, agency or permanent establishment; and

•	the WPP ADSs or ordinary shares are or have been used, held or acquired for the purposes of the trade, profession, vocation, branch, agency or permanent establishment.

Inheritance and Gift Taxes

An individual who is domiciled in the U.S. and who is not a national of the U.K. for purposes of the U.K.-U.S. Estate and Gift Tax Treaty will generally not be subject to U.K. inheritance tax in respect of the WPP ADSs or ordinary shares on the individual’s death or on a gift of the WPP ADSs or ordinary shares during the individual’s lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid. In the exceptional case where the WPP ADSs or ordinary shares are subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the U.K.-U.S. Estate and Gift Tax Treaty generally provides for any tax paid in the U.K. to be credited against tax payable in the U.S. or for any tax paid in the U.S. to be credited against tax payable in the U.K. based on priority rules set out in that treaty.

Stamp Duty and Stamp Duty Reserve Tax

Under current U.K. tax law, stamp duty or stamp duty reserve tax of 1.5% is levied on the value of the WPP ordinary shares underlying the WPP ADSs when they are transferred to the ADS depository. WPP or Grey will pay such stamp duty or stamp duty reserve tax pursuant to the terms of the merger agreement.

No stamp duty will be payable on the acquisition or subsequent transfer of WPP ADSs or beneficial ownership of WPP ADSs, provided that any instrument of transfer is not executed in the U.K. and provided further that the instrument of transfer is not brought into the U.K. An agreement for the transfer of WPP ADSs or beneficial ownership of WPP ADSs will not give rise to a liability for stamp duty reserve tax.

A transfer for value of the WPP ordinary shares will generally be subject to ad valorem stamp duty or to stamp duty reserve tax. Stamp duty will arise on the execution of an instrument to transfer WPP ordinary shares. Stamp duty reserve tax will arise on the entry into an unconditional agreement to transfer WPP ordinary shares or on a conditional agreement to transfer WPP ordinary shares becoming unconditional, but the charge may be canceled if stamp duty has been paid. Stamp duty and stamp duty reserve tax are normally a liability of the purchaser. Any transfer for value of the underlying WPP ordinary shares represented by WPP ADSs, rather than the WPP ADSs themselves, may also give rise to a liability on the transferee to stamp duty or stamp duty reserve tax. The rate of stamp duty payable is 0.5% of the consideration rounded up to the nearest £5, and 0.5% of the consideration in the case of stamp duty reserve tax. On a transfer of WPP ordinary shares from the custodian of the depositary to a holder of a WPP ADS upon cancellation of the WPP ADS, only a fixed stamp duty of £5 per instrument of transfer will be payable.

If WPP ordinary shares are uncertificated, a transfer of those shares effected through CREST (in which there is a change in the beneficial ownership of those shares) will generally be subject to stamp duty reserve tax at the rate of 0.5% of the value of the consideration given. The duty will be payable by the new beneficial owner.

CREST is obliged to collect stamp duty reserve tax on relevant transactions settled within CREST. When WPP ordinary shares are transferred to a member of CREST who will hold those shares in uncertificated form (de-materialised) as nominee for the transferor, and, accordingly, no change in beneficial ownership of those shares ensues, no stamp duty or stamp duty reserve tax will generally be payable. When WPP ordinary shares which are held in uncertificated form are transferred by a member of CREST to a beneficial owner who is not a member of CREST and on whose behalf the member of CREST has held them as nominee (re-materialised), so that no change in beneficial ownership of those shares ensues, and no onward sale is contemplated, then no stamp duty or stamp duty reserve tax will generally be payable.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the complete text of the merger agreement and the amendment to the merger agreement, copies of which are attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this document. Grey stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

The Merger

If Grey’s stockholders adopt the merger agreement and all other conditions to the merger are satisfied or waived, Grey will be merged with and into Abbey Merger, a newly formed wholly-owned subsidiary of WPP. After the merger, Abbey Merger will be the surviving corporation and will remain a wholly-owned subsidiary of WPP.

Effective Time and Timing of Completion

The merger will become effective and be completed when Abbey Merger files a certificate of merger with the Secretary of State of the State of Delaware or at a later time, if so specified in the certificate of merger. WPP and Grey expect the merger to become effective on the same day as the completion of the merger, which will take place either as soon as practicable after the conditions described below under “—Conditions” have been satisfied or waived or on another date agreed upon by WPP and Grey. WPP and Grey anticipate that the completion of the merger will occur as promptly as practicable after the adoption of the merger agreement by Grey’s stockholders.

Merger Consideration

Under the terms of the merger agreement, at the effective time of the merger, each outstanding Grey share (other than dissenting shares, which are not entitled to be exchanged for merger consideration, and shares held by WPP, Abbey Merger and Grey, which will be cancelled without payment of any merger consideration) will be converted into the right to receive, at the election of the holder and subject to the allocation and proration procedures described below, either:

•	$1,005 in cash, without interest; or

•	21.746 WPP ADSs.

Any WPP ADSs issued in the merger will be issued in accordance with the depository agreement relating to the WPP ADSs. See “Description of WPP American Depositary Shares” beginning on page 112. You may choose to receive, instead of all or a portion of the WPP ADSs you are otherwise entitled to receive, five ordinary shares of WPP for each WPP ADS.

The share portion of the merger consideration is comprised of a fixed number of WPP ADSs (or WPP ordinary shares). The merger agreement does not contain a mechanism to adjust the exchange ratio for changes in the market prices of either Grey shares or WPP ADSs or WPP ordinary shares. Therefore, if you receive share consideration in the merger, the market value of the WPP ADSs (or WPP ordinary shares) that you will become entitled to receive upon completion of the merger may vary significantly from the market value on the date of this proxy statement/prospectus or the date of the Grey special meeting. As a result, you will not know at the time you vote on the merger the value of the WPP ADSs you may become entitled to receive upon completion of the merger. In addition, if you receive WPP ordinary shares in the merger, the value of the merger consideration that you receive will also fluctuate based on currency exchange rates. In contrast, the cash consideration is fixed at $1,005 per Grey share.

The following table illustrates the value of 108.73 WPP ordinary shares to be exchanged for each Grey share entitled to receive share consideration in the merger based on a hypothetical range of per share closing prices for WPP ordinary shares and a hypothetical range of the $/£ exchange rate. The shaded portions of the table indicate the closing price of WPP ordinary shares and the $/£ exchange rate on September 10, 2004, the last full trading day prior to the date of the merger agreement.

IMPLIED PRICE PER GREY SHARE

Price Per WPP Ordinary Share
		480p	490p	500p	510p	514p	520p	530p	540p	550p	560p	570p
Exchange Rate ($/£)	1.7500	$913	$932	$951	$970	$978	$989	$1,008	$1,027	$1,047	$1,066	$1,085
	1.7750	926	946	965	984	992	1,004	1,023	1,042	1,061	1,081	1,100
	1.7982	938	958	978	997	1,005	1,017	1,036	1,056	1,075	1,095	1,114
	1.8250	952	972	992	1,012	1,020	1,032	1,052	1,072	1,091	1,111	1,131
	1.8500	966	986	1,006	1,026	1,034	1,046	1,066	1,086	1,106	1,126	1,147
	1.8750	979	999	1,019	1,040	1,048	1,060	1,081	1,101	1,121	1,142	1,162
	1.9000	992	1,012	1,033	1,054	1,062	1,074	1,095	1,116	1,136	1,157	1,178
	1.9250	1,005	1,026	1,047	1,067	1,076	1,088	1,109	1,130	1,151	1,172	1,193
	1.9500	1,018	1,039	1,060	1,081	1,090	1,103	1,124	1,145	1,166	1,187	1,209
	1.9750	1,031	1,052	1,074	1,095	1,104	1,117	1,138	1,160	1,181	1,203	1,224

The following table illustrates the value of 21.746 WPP ADSs to be exchanged for each Grey share entitled to receive share consideration in the merger based on a hypothetical range of per share closing prices for WPP ADSs. The shaded portion of the table indicates the closing price of WPP ADSs on September 10, 2004, the last full trading day prior to the date of the merger agreement.

IMPLIED PRICE PER GREY SHARE

Price Per WPP ADS
45.00	46.00	46.66	47.00	48.00	49.00	50.00	51.00	52.00	53.00	54.00	55.00	56.00	57.00
$979	$1,000	$1,015	$1,022	$1,044	$1,066	$1,087	$1,109	$1,131	$1,153	$1,174	$1,196	$1,218	$1,240

Fractional Shares. You will not receive fractional WPP ADSs or ordinary shares in connection with the merger. Instead, each holder of Grey shares exchanged in the merger who would otherwise have received a fraction of a WPP ADS or ordinary share, as applicable, will receive cash in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by (x) the closing price for a WPP ordinary share as reported on the Daily Official List of the London Stock Exchange on the first trading day following the effective time of the merger, in the case of a fractional interest in a WPP ordinary share, and (y) the amount determined pursuant to clause (x) multiplied by five, in the case of a fractional interest in a WPP ADS. Any cash payment in lieu of a fractional interest will be made in U.S. dollars, in the case of a WPP ADS, and U.K. pounds sterling, in the case of a WPP ordinary share.

Adjustment of Merger Consideration. If, before the completion of the merger, a stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction causes a change to the number of outstanding shares or class of shares of Grey common stock and/or Limited Duration Class B common stock or WPP ordinary shares, or the number of WPP ordinary shares represented by a WPP ADS changes, the number of WPP ADSs or ordinary shares and the cash consideration, as the case may be, into which a Grey share will be converted in the merger will be appropriately adjusted.

Making Cash and Share Elections

Grey stockholders are receiving a form of election with this proxy statement/prospectus for making cash and share elections. Each form of election allows the holder to make cash or share elections for some or all of their Grey shares. For shares as to which an election is made, the holder may elect to receive cash, shares or some combination of both in exchange for these shares. If a holder and/or the holder’s affiliates are the registered holders of Grey shares represented by more than one certificate, the holder may also specify on the form of election how to allocate cash consideration, if any, among those Grey shares. Grey stockholders who hold their shares in “street name” through brokers, banks or other nominees will be able to make this type of allocation only if and to the extent that the stockholder’s brokers, banks or other nominees provide for the making of this type of allocation. Under the merger agreement, Grey is required to use its reasonable best efforts to make the form of election and this proxy statement/prospectus available to anyone who becomes a record holder of Grey shares between the record date for the stockholder meeting and the election deadline. Grey shares as to which the holder has not made a valid election prior to the election deadline will be treated as though no election had been made.

The U.S. federal income tax consequences of the merger to each Grey stockholder will vary depending on whether the Grey stockholder receives cash or WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares), or a combination of cash and shares in exchange for his or her Grey shares. However, at the time that a Grey stockholder is required to make cash or share elections, the Grey stockholder will not know if, and to what extent, the allocation and proration procedures, and any adjustments that may be necessary to ensure that the merger will qualify as a reorganization for U.S. tax purposes as described below, will change the mix of consideration that he or she will receive in the merger. As a result, the Grey stockholders will not know the tax consequences to them with certainty until they know the amounts of cash and WPP ADSs (or WPP ordinary shares) that they will receive in the merger after giving effect to the allocation and proration procedures and any adjustments. For more information regarding the tax consequences of the merger to the Grey stockholders, please see “Material Tax Consequences” beginning on page 72.

Choosing WPP ordinary shares will relieve Grey or WPP of its obligation to pay, under current U.K. tax laws, a 1.5% stamp tax on the value of the WPP ordinary shares underlying the WPP ADSs. Therefore, there is an advantage to the combined company if you choose to receive ordinary shares. However, you should consider carefully the advantages and disadvantages to you of receiving WPP ADSs before you make this choice.

Exchange Agent. American Stock Transfer & Trust Company will serve as the exchange agent for purposes of effecting the election, allocation and proration procedures.

Election Deadline. The election deadline will be 5:00 p.m., New York City time, on March 3, 2005, the date of the Grey special meeting. In the event that the completion of the merger will occur more than four business days following the date of the special meeting, the election deadline will be extended until two business days before the completion of the merger. In this event, WPP and Grey will publicly announce the new election deadline at least five business days prior to the anticipated completion date of the merger.

Form of Election. The form of election must be properly completed and signed and accompanied by:

•	certificates representing all of the Grey shares covered by the form of election, duly endorsed in blank or otherwise in a form acceptable for transfer on Grey’s books (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in the form of election); or

•	a properly completed and signed notice of guaranteed delivery, as described in the form of election, from a firm which is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the notice of guaranteed delivery; or

•	if the Grey shares are held in book-entry form, the documents specified in the form of election.

In order to make a cash or share election, the properly completed and signed form of election, together with one of the items described above, must be actually received by the exchange agent at or prior to the election deadline in accordance with the instructions in the form of election.

If Grey shares are held in street name and the holder wishes to make an election, the holder should contact his or her bank, broker, dealer or financial institution and follow the instructions provided.

Inability to Sell Shares as to which an Election is Made. Stockholders who have made elections will be unable to sell their shares after making the election, unless the election is properly revoked.

Election Revocation and Changes. Generally, an election may be revoked or changed by the holder who submitted the applicable form of election, but only by written notice received by the exchange agent prior to the election deadline. If an election is revoked, or the merger agreement is terminated, and any stock certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the stockholder who submitted those certificates. Grey stockholders will not be entitled to revoke or change their elections following the election deadline. As a result, stockholders who have made elections will be unable to revoke their elections or sell their Grey shares during the interval between the election deadline and the date of completion of the merger.

Grey shares as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If it is determined that any purported cash election or share election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

Non-Electing Holders. Grey stockholders who make no election to receive cash consideration or share consideration in the merger, whose elections are not received by the exchange agent by the election deadline, or whose forms of election are improperly completed and/or are not signed will be deemed not to have made an election. Stockholders not making an election in respect of their Grey shares may receive cash consideration, share consideration, or cash consideration for some of their Grey shares and share consideration for some of their Grey shares, depending on elections that have been made by other Grey stockholders. See “—Allocation and Proration Procedures” below. In the event that a non-electing holder will receive WPP ADSs for some or all of his or her Grey shares, the non-electing holder will be entitled to choose to receive WPP ordinary shares instead of WPP ADSs.

Allocation and Proration Procedures

Grey stockholders should be aware that cash elections or share elections they make may be subject to the allocation and proration procedures provided in the merger agreement. Regardless of the cash or share elections made by Grey stockholders, these procedures are designed to ensure that:

•	50% of the Grey shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive cash consideration of $1,005 per share; and

•	50% of the Grey shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive 21.746 WPP ADSs per share (or, instead of WPP ADSs, 108.73 WPP ordinary shares).

Shares held by holders who properly demand appraisal will be treated as non-electing shares for purposes of these allocation and proration procedures. Set forth below is a description of the allocation and proration procedures, and the effects on Grey’s stockholders, including those who fail to properly make a cash or share election, that will be made under certain alternative scenarios, subject to any adjustments described under “—Adjustment to Ensure Reorganization Treatment for U.S. Federal Income Tax Purposes” below. Some illustrative examples of the effects of the allocation and proration of the merger consideration are also set forth below; however, the actual elections are likely to differ from the examples, perhaps significantly.

•	Scenario 1: More than 50% of Grey Shares Elect to Receive Cash Consideration:

•	Grey Shares Subject to Cash Elections. Each Grey stockholder who properly elected to receive cash consideration will receive cash consideration for only a pro rata portion of the Grey shares for which he or she properly made a cash election. The stockholder will receive share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) for his or her remaining Grey shares.

The precise number of Grey shares for which a Grey stockholder will receive cash consideration will be determined by multiplying the number of Grey shares for which the stockholder properly made a cash election by a fraction with a numerator equal to 50% of the number of Grey shares outstanding immediately prior to the effective time of the merger and a denominator equal to the total number of Grey shares for which cash elections are properly made by all Grey stockholders.

EXAMPLE. Assume that 1,400,000 Grey shares are outstanding at the time of the merger and Grey stockholders make cash elections with respect to 800,000 Grey shares and share elections with respect to 600,000 Grey shares. If you own 100 Grey shares and have made an effective cash election for all of those shares, you would receive cash consideration for 87.5 of your Grey shares [100× (700,000/800,000)] and share consideration for your remaining 12.5 Grey shares.

•	Grey Shares Subject to Share Elections. Each Grey stockholder who properly elected to receive share consideration will receive share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) for all of the Grey shares for which he or she made a share election.

•	Grey Shares Subject to No Election. Each Grey stockholder who failed to properly make an election will receive share consideration in the form of WPP ADSs, (or, instead of WPP ADSs, WPP ordinary shares) for all of the Grey shares for which he or she made no election.

•	Scenario 2: More than 50% of Grey Shares Elect to Receive Share Consideration:

•	Grey Shares Subject to Cash Elections. Each Grey stockholder who properly elected to receive cash consideration will receive cash consideration for all of the Grey shares for which he or she made a cash election.

•	Grey Shares Subject to Share Elections. Each Grey stockholder who properly elected to receive share consideration will receive share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) for only a pro rata portion of the Grey shares for which he or she properly made a share election. The stockholder will receive cash consideration for his or her remaining Grey shares.

The precise number of Grey shares for which a Grey stockholder will receive share consideration will be determined by multiplying the number of Grey shares for which the stockholder properly made a share election by a fraction with a numerator equal to 50% of the number of Grey shares outstanding immediately prior to the effective time of the merger and a denominator equal to the total number of Grey shares for which share elections are properly made by all Grey stockholders.

EXAMPLE. Assume that 1,400,000 Grey shares are outstanding at the time of the merger and Grey stockholders make share elections with respect to 800,000 Grey shares and cash elections with respect to 600,000 Grey shares. If you own 100 Grey shares and have made an effective share election for all of those shares, you would receive share consideration for 87.5 of your Grey shares [(100× (700,000/800,000)] and cash consideration for your remaining 12.5 Grey shares.

•	Grey Shares Subject to No Election. Each Grey stockholder who failed to properly make an election for his or her shares will receive cash consideration for all of the Grey shares for which he or she made no election.

•	Scenario 3: Less than 50% of Grey Shares Elect to Receive Cash Consideration and Less than 50% of Grey Shares Elect to Receive Share Consideration:

•	Grey Shares Subject to Cash Elections. Each Grey stockholder who properly elected to receive cash consideration will receive cash consideration for all of the Grey shares for which he or she made a cash election.

•	Grey Shares Subject to Share Elections. Each Grey stockholder who properly elected to receive share consideration will receive share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) for all of the Grey shares for which he or she made a share election.

•	Grey Shares Subject to No Election. Each Grey stockholder who failed to make an election will receive cash consideration for a portion of the Grey shares for which he or she made no election and share consideration in the form of WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) for a portion of the Grey shares for which he or she made no election.

The precise number of Grey shares for which a Grey stockholder will receive share consideration will be determined by multiplying the number of Grey shares for which the stockholder made no election by a fraction with a numerator equal to 50% of the number of Grey shares outstanding immediately prior to the effective time of the merger less the number of Grey shares for which Grey stockholders, collectively, properly made share elections and a denominator equal to the total number of Grey shares for which no elections were properly made by Grey stockholders.

The precise number of Grey shares for which a Grey stockholder will receive cash consideration will be determined by multiplying the number of Grey shares for which the stockholder made no election by a fraction with a numerator equal to 50% of the number of the number of Grey shares outstanding immediately prior to the effective time of the merger less the number of Grey shares for which Grey stockholders, collectively, properly made cash elections and a denominator equal to the total number of Grey shares for which no elections were properly made by Grey stockholders.

EXAMPLE. Assume that 1,400,000 Grey shares are outstanding at the time of the merger and Grey stockholders make cash elections with respect to 500,000 Grey shares and share elections with respect to 400,000 Grey shares. If you own 100 Grey shares and have not made an effective cash election or share election for any of those shares, you would receive cash consideration for 40 of your Grey shares [100× ((700,000-500,000)/500,000)] and share consideration for 60 of your Grey shares [100× ((700,000-400,000)/500,000)].

Neither WPP nor Grey is making any recommendation as to whether Grey stockholders should elect to receive cash consideration or share consideration in the merger. You must make your own decision with respect to this election.

No guarantee can be made that you will receive the amount of cash consideration or share consideration you elect. As a result of the allocation and proration procedures and other limitations described in this proxy statement/prospectus and in the merger agreement, you may receive share consideration or cash consideration in amounts that are different from the amounts you elect to receive. Accordingly, even if you elect to receive only cash consideration for your Grey shares, as a result of these allocation and proration procedures, it is possible that you will receive WPP ADSs (or, instead of WPP ADSs, WPP ordinary shares) in the merger. Therefore, you should consider WPP’s financial condition, business activities and prospects before you vote. In considering these factors, you should review the documents incorporated by reference in this proxy statement/prospectus because they contain detailed business, financial and other information about WPP.

Adjustment to Ensure Reorganization Treatment for U.S. Federal Income Tax Purposes

Notwithstanding the discussion and examples above, the percentage of Grey shares to be converted into cash will be decreased and the percentage of Grey shares to be converted into WPP shares will be correspondingly increased if the aggregate cash consideration payable to Grey stockholders plus the amount equal to (x) $1,005.00 multiplied by (y) the sum of the number of Grey shares for which appraisal rights have been perfected and the number of Grey shares that are owned by WPP or Abbey Merger plus the value of any other consideration described in U.S. Treasury Regulation Section 1.368-1(e) exceeds 60% of the fair market value, as of the date of the merger, of the sum of the cash consideration and the share consideration payable in the merger, or if otherwise necessary to permit WPP’s and Grey’s outside tax counsel to deliver their tax opinion that the merger will qualify as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code. In the event this adjustment is made, the aggregate value of the cash consideration payable in the merger generally will equal no more than 60% of the fair market value, as of the date of the merger, of the sum of the cash consideration and the share consideration payable in the merger. If this adjustment is necessary, Grey stockholders who elect to receive cash consideration or a combination of cash consideration and share consideration may receive a greater amount of WPP shares than they otherwise would have received. WPP and Grey will promptly make an announcement if this adjustment is necessary.

EXAMPLE: Assume that 1,400,000 Grey shares are outstanding at the time of the merger and the fair market value of a WPP ADS, as of the date of the merger, is $25. Absent an adjustment to the percentage of Grey shares to be converted into cash consideration and into share consideration, 50%, or 700,000, of the outstanding Grey shares would be converted into cash consideration and 50%, or 700,000, of the outstanding Grey shares would be converted into share consideration. In this case, the fair market value of the cash consideration payable in the merger (700,000 x $1,005 = $703,500,000.00) would represent more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger [(700,000 x $1,005) + (700,000 x 21.746 x $25) = $1,084,055,000.00].

To ensure the fair market value of the cash consideration payable in the merger represents no more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger, the merger agreement would require that 72,876 shares of the 700,000 Grey shares that would otherwise have been converted into cash consideration instead be converted into share consideration. As a result of this adjustment, a total of 627,124 of the outstanding Grey shares would be converted into cash consideration, a total of 772,876 of the outstanding Grey shares would be converted into share consideration, and the fair market value of the cash consideration payable in the merger (627,124 x $1,005 = $630,259,620.00) would not represent more than 60% of the fair market value of the sum of the cash consideration and share consideration payable in the merger [(627,124 x $1,005) + (772,876 x 21.746 x $25) = $1,050,433,657.40]. As a result of this adjustment, if you would otherwise have been entitled to receive cash consideration for 1000 Grey shares, you would receive cash consideration for approximately 895 of those Grey shares and share consideration for approximately 105 of those Grey shares.

Conversion of Shares; Exchange of Certificates; Dividends; Withholding

Conversion and Exchange of Shares. The conversion of Grey shares into the right to receive the merger consideration will occur automatically at the effective time of the merger. The exchange agent will, as soon as reasonably practicable after the effective time of the merger, exchange certificates representing Grey shares for the merger consideration to be received in the merger pursuant to the terms of the merger agreement.

WPP will issue the ordinary shares that will underlie the WPP ADSs to be issued as merger consideration in registered form to the exchange agent as nominee and agent for those Grey stockholders who elect to receive share consideration for some or all of their Grey shares, or who receive share consideration for some of their Grey shares pursuant to the adjustments described under “—Allocation and Proration Procedures” above and who do not choose to receive WPP ordinary shares. These WPP ordinary shares will be delivered to the custodian for the WPP ADSs and, in exchange, the depositary will issue American depositary receipts representing the WPP ADSs that will be delivered to those Grey stockholders who are entitled to receive share consideration and who do not choose to receive ordinary shares. WPP will also deposit with the exchange agent WPP ordinary share certificates in an amount sufficient to deliver WPP ordinary shares to Grey stockholders who are entitled to and choose to receive ordinary shares.

Letter of Transmittal. Promptly after the completion of the merger, the exchange agent will send a letter of transmittal to only those persons who were record holders of Grey shares at the effective time of the merger and who have not previously submitted a form of election and properly surrendered Grey shares to the exchange agent. This mailing will contain instructions on how to surrender Grey shares (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for Grey common stock or Limited Duration Class B common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration properly payable under the merger agreement upon compliance by the applicable stockholder with the replacement requirements established by the exchange agent.

Dividends and Distributions. Until Grey stock certificates or book-entry shares are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to WPP ADSs or ordinary shares into which Grey shares may have been converted will accrue but will not be paid. WPP will pay to former Grey stockholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Grey stock certificates or book-entry shares. After the effective time of the merger, there will be no transfers on the stock transfer books of Grey of any Grey shares. If stock certificates representing Grey shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the Grey shares represented by that certificate has been converted.

Withholding. The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any Grey stockholder the amounts it is required to deduct and withhold under the Internal Revenue Code or any provision of any state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Stock Options, Restricted Shares and Senior Management Incentive Plan

Stock Options. In the merger, Grey stock options granted by Grey prior to the merger and held by a person whose primary place of residence or employment with Grey is in Europe will by their terms become options to acquire WPP ordinary shares. All other options granted by Grey prior to the merger will by their terms become options to acquire WPP ADSs.

Each Grey stock option will remain subject to the terms of the Grey stock equity plan under which it was issued, except that after the merger Grey stock options that become options to acquire WPP ordinary shares will be exercisable for 108.73 ordinary shares for each share of Grey common stock subject to that option before the merger and all other options will be exercisable for 21.746 WPP ADSs for each share of Grey common stock subject to that option before the merger.

The exercise price per WPP ADS or ordinary share, as applicable, for each of these options will be the exercise price per share of Grey common stock applicable to that option before completion of the merger divided by 108.73, if the option is exercisable for WPP ordinary shares, or 21.746, if the option is exercisable for WPP ADSs.

If the employment of a holder of Grey stock options is terminated by the combined company without cause, if the holder terminates his or her employment for good reason, or if the holder dies or becomes disabled, in each case after completion of the merger, then all unvested stock options granted by Grey prior to the merger and held by a holder of Grey stock options will become fully vested and be immediately exercisable for WPP ordinary shares or WPP ADSs, as applicable, upon termination.

Restricted Shares. In the merger, holders of Grey restricted shares granted by Grey prior to the merger will generally be treated the same as other stockholders of Grey, including having the right to make an election to receive cash consideration or share consideration. WPP shares issued in the merger upon conversion of each Grey restricted share will remain subject to the terms (including the vesting terms) of the Grey equity stock plan under which it was issued. All cash amounts (including any cash in lieu of a fractional WPP share) payable upon conversion of each Grey restricted share will be paid at the time the restricted share vests pursuant to its terms, together with simple interest on the cash amount at a rate of two percent per annum from the completion of the merger.

As in the case of stock options, if the employment of a holder of Grey restricted shares is terminated by Grey without cause, or if the holder terminates his or her employment for good reason, in each case after completion of the merger, then all Grey restricted shares (and cash, if applicable, with interest) granted by Grey prior to the merger and held by the holder will become fully vested (and cash paid out) upon termination.

Senior Management Incentive Plans. In the merger, each share of Grey common stock held in the stock accounts of Grey’s Senior Management Incentive Plans will be converted into 108.73 WPP ordinary shares for each share of Grey common stock held in an account of a person whose primary place of residence or employment with Grey is in Europe and 21.746 WPP ADSs for each share of Grey common stock held in all other accounts. Following the merger, all references in the Senior Management Incentive Plans to stock will be deemed to refer to WPP ADSs and all references to the company will be deemed to refer to WPP. The stock accounts in Grey’s Senior Management Incentive Plans will otherwise remain subject to the terms of the plans.

If the employment of a holder of an unvested stock account in Grey’s senior management incentive plans is terminated by Grey without cause, or if the holder terminates his or her employment for good reason, in each case after completion of the merger, then the unvested account will become fully vested upon termination.

Convertible Subordinated Debentures of Grey

Prior to the effective time of the merger, WPP will take action to ensure that each debenture remaining outstanding after the merger will be convertible, in accordance with the terms of the indenture, into the number of WPP ADSs and/or the amount of cash that would be paid in the merger to a Grey stockholder who holds the number of Grey shares into which such debenture would have been convertible absent consummation of the merger and does not make a cash or share election with respect to those shares. Additionally, Grey has agreed to use its reasonable best efforts, to the extent requested by WPP, to conduct and complete a tender offer, consent solicitation or other transaction with respect to the debentures, as directed by WPP. The effectiveness of any of these transactions would be conditioned on the completion of the merger and would terminate if the merger agreement is terminated.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by Grey relating to a number of matters, including the following:

•	organization, valid existence, good standing and qualification to do business of Grey and its subsidiaries;

•	the effectiveness of its certificate of incorporation and by-laws;

•	capitalization;

•	corporate authority to enter into the merger agreement and the new employment agreement with Mr. Meyer;

•	absence of conflicts with Grey’s or its subsidiaries charter and by-laws, contracts or laws;

•	the required governmental filings and approvals necessary to complete the merger;

•	SEC filings and financial statements;

•	compliance with laws;

•	Grey’s possession of required permits and regulatory approvals necessary to conduct its business;

•	absence of changes since December 31, 2003;

•	absence of litigation;

•	employee benefit plans;

•	labor and employment matters;

•	insurance;

•	properties;

•	tax matters;

•	receipt of the opinion of each of its financial advisors as to the fairness, from a financial point of view, of the merger consideration to Grey’s stockholders;

•	brokers’ and finders’ fees related to the merger;

•	the absence of a Grey stockholders rights plan and the inapplicability of anti-takeover statutes to the merger;

•	intellectual property;

•	environmental matters;

•	undisclosed liabilities;

•	contracts;

•	continuity of business;

•	the absence of actions that would jeopardize the treatment of the merger as a reorganization within the meaning of Section 368 of the Internal Revenue Code or the ability of its tax counsel to deliver its tax opinion; and

•	affiliate transactions.

The merger agreement also contains a number of representations and warranties made by WPP and Abbey Merger relating to a number of matters, including the following:

•	organization, valid existence, good standing and qualification to do business of WPP and its subsidiaries, including Abbey Merger;

•	the effectiveness of its memorandum and articles of association and the deposit agreement;

•	capitalization;

•	corporate authority to enter into the merger agreement;

•	absence of conflicts with WPP’s or its subsidiaries corporate governance documents, contracts or laws;

•	the required governmental filings and approvals necessary to complete the merger;

•	absence of litigation;

•	brokers’ and finders’ fees related to the merger;

•	SEC filings and financial statements;

•	absence of changes since December 31, 2003;

•	the absence of actions that would jeopardize the treatment of the merger as a reorganization within the meaning of Section 368 of the Internal Revenue Code or the ability of its tax counsel to deliver its tax opinion;

•	availability of financing to consummate the merger and pay all related fees and expenses;

•	operations of Abbey Merger;

•	neither WPP nor any of its subsidiaries owns any Grey shares or has the right to acquire any Grey shares other than pursuant to the merger agreement;

•	the absence of a vote required by WPP share owners to complete the merger; and

•	undisclosed liabilities.

Conduct of Business Pending the Merger; Other Actions

WPP and Grey have each agreed that during the period from the signing of the merger agreement until the completion of the merger, they will not:

•	declare or pay dividends or make distributions on their outstanding shares or securities convertible into those shares other than, in the case of Grey, regular quarterly cash dividends of no more than $1.00 per Grey share, dividends or distributions payable under the terms of Grey’s outstanding 5% convertible debentures and dividends or distributions paid to Grey or its wholly-owned subsidiaries, and, in the case of WPP, regular interim and final annual cash dividends, including increases consistent with past practice;

•	take any action which to the knowledge of certain of their senior executives would prevent, materially delay or materially impede the completion of the merger, including any action or omission that would cause the merger to fail to qualify as a reorganization under Section 368 of the Internal Revenue Code;

•	fail to timely satisfy all applicable tax reporting and filing requirements contained in the Internal Revenue Code relating to the merger; and

•	take any action to cause their shares to be delisted, in the case of WPP, on the LSE and on the Nasdaq National Market and, in the case of Grey, on the Nasdaq National Market.

WPP has also agreed not to enter any agreements or transactions for an acquisition or joint venture or take any other action if the agreement, transaction or action would prevent, materially delay or materially impede WPP’s ability to consummate the merger.

In addition, Grey has agreed that, during the period from the signing of the merger agreement until the completion of the merger, it will carry on its business in the ordinary course consistent with past practice and use its reasonable best efforts to preserve intact its business organization, and to preserve its present relationships and goodwill with employees, clients, suppliers, creditors, lessors, business associates and other persons with which Grey has significant business relations. Subject to certain exceptions and except to the extent previously disclosed to WPP or as required by law, the merger agreement restricts Grey’s ability to take any of the following actions without WPP’s prior written consent (which consent cannot be unreasonably delayed or withheld):

•	amend or otherwise change its certificate of incorporation or by-laws or any similar governing instruments;

•	issue, deliver, sell, pledge, dispose of or encumber any of its stock, options, convertible securities, or other rights to acquire its stock, or any other ownership interest in Grey or its subsidiaries, except in accordance with the terms of outstanding options, the convertible debentures or the Limited Duration Class B common stock and permitted grants to employees of a limited number of options and restricted shares as agreed to in the disclosure schedule;

•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of its or its subsidiaries stock or securities convertible into such stock, except acquisitions of restricted shares at original cost pursuant to the terms of Grey’s existing stock plans and as required by the terms of any employment agreement;

•	engage in any internal reorganization or restructuring of the ownership structure of the subsidiaries, businesses and divisions of Grey and its subsidiaries;

•	purchase or otherwise acquire any corporation or other business organization or assets other than (i) purchases of assets not constituting a business or a material equity interest in a business in the ordinary course of business consistent with past practice, (ii) acquisitions of businesses for consideration not exceeding an amount set forth in the disclosure schedules, (iii) additional equity interests in its subsidiaries and entities reflected on its most recent audited financial statements under the equity method of accounting for consideration not exceeding an amount set forth in the disclosure schedules, (iv) real property leases having a term of less than five years and which require aggregate rental payments in any year less than an amount set forth in the disclosure schedules;

•	sell or otherwise dispose of any corporation or other business organization or division thereof or any other assets other than (i) short-term money market or similar investments and (ii) fixed assets in the ordinary course of business consistent with past practice having a fair market value less than an amount set forth in the disclosure schedules;

•	other than in the ordinary course consistent with past practice, (i) incur or materially modify the terms of any indebtedness for borrowed money or any other liability, (ii) become responsible for obligations of another person or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

•	other than in the ordinary course of business consistent with past practice, enter into, amend in any material respect, terminate, cancel, materially extend, or request or agree to any material change in, or waive, release or assign any material right or claim under, any material contract;

•	enter into, amend in any material respect, extend or replace any affiliation arrangement or any material contract with respect to any joint venture or strategic alliance;

•	amend, extend or replace any client contracts under which Grey and its subsidiaries received aggregate prior year annual fees and commissions in excess of an amount set forth in the disclosure schedules, unless the amendment, extension or replacement, does not contain terms that, in the aggregate, are materially less favorable to Grey or its subsidiaries than the contract being amended, extended or replaced;

•	enter into any new client contract under which Grey and its subsidiaries expect to receive annual fees and commissions in excess of an amount set forth the disclosure schedules in any year, unless the contract is on terms that are, in the aggregate, not materially less favorable to Grey or its subsidiaries than similar client contracts previously entered into by Grey or its subsidiaries;

•	authorize or make any capital expenditures, other than for improvements of existing facilities and for the acquisition of information technology and except as agreed to in the disclosure schedules;

•	amend or establish any new compensation or benefit plans, except to the extent required by any plan or agreement, or make any new allocations under Grey’s senior management incentive plans or amend, adjust or modify any new allocation previously made except as agreed to in the disclosure schedule, or increase the compensation or benefits of Grey’s directors, officers or employees except for increases as agreed to in the disclosure schedule;

•	terminate the employment of Grey’s Chief Executive Officer or other employees party to an employment or similar agreement (other than for cause) or take any action to permit the Chief Executive Officer or other employees to terminate their employment for good reason, unless the termination or action is required to comply with fiduciary obligations under law;

•	accelerate the time of payment or vesting of any compensation or benefits under any plan except as required by the plan or agreement;

•	other than in the ordinary course of business consistent with past practice, make any material tax election, change any method or significant policy or practice of accounting, settle or compromise any material tax liability including any audits, examinations or litigations with respect to taxes, file any amended tax return with respect to any material tax, change any annual tax accounting period, enter into any closing agreement relating to any material tax or surrender any right to claim a material tax refund;

•	fail to enforce its rights under any standstill agreement;

•	enter into any contract that will restrict or limit the ability of the surviving corporation, WPP or any of their subsidiaries from conducting, after the merger, any of their respective businesses in any geographical area; and

•	settle any litigation where the amount paid exceeds $1,000,000.

Stockholders Meeting

The merger agreement requires Grey to take all action necessary to call and hold a meeting of its stockholders to adopt the merger agreement. Grey, however, is not required to hold the special meeting if the merger agreement is terminated. Grey’s board of directors is required to use its reasonable best efforts to have the merger agreement adopted by Grey’s stockholders and, subject to its fiduciary duties under applicable law, to recommend that its stockholders vote in favor of adoption of the merger agreement.

Resignation of Grey’s Directors

Grey has agreed to deliver to WPP at the effective time of the merger the resignation of its directors, and if requested by WPP, the resignation of its subsidiaries’ directors.

Offers for Alternative Transactions

Grey has agreed not to, and is required to use its reasonable best efforts to cause its employees, agents and representatives not to:

•	initiate, solicit or knowingly encourage or facilitate any inquiries or the making, submission or reaffirmation of any alternative transaction offer; or

•	engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an alternative transaction offer.

An “alternative transaction offer” is a proposal or offer with respect to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving Grey and its subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in Grey, or the assets, securities or ownership interests of Grey or any of its subsidiaries representing 20% or more of the consolidated assets of Grey and its subsidiaries.

However, if Grey receives an unsolicited alternative transaction offer prior to adoption of the merger agreement by Grey’s stockholders, it may engage in discussions or negotiations with, and furnish confidential information to, the person that made the offer, if:

•	Grey’s board of directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that such action is necessary for the board of directors to comply with its fiduciary duties under applicable law and that the offer will result in, or could reasonably be expected to constitute or result in, a “superior proposal,” and

•	Grey promptly notifies WPP no later than 24 hours after taking such actions.

A “superior proposal” is an alternative transaction offer that:

•	is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the person making the proposal; and

•	would result in a transaction more favorable to Grey’s stockholders from a financial point of view than the merger (after giving effect to any adjustments to the terms of the merger agreement committed to in writing by WPP in response to the offer).

Furthermore, if at any time prior to the adoption of the merger agreement by Grey’s stockholders, Grey’s board of directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that a bona fide written alternative transaction offer is a superior proposal and that terminating the merger agreement to accept the superior proposal and/or recommending the superior proposal to Grey’s stockholders is required by its fiduciary duties under applicable law, Grey may terminate the merger agreement and/or its board of directors may recommend the superior proposal to its stockholders, but only if:

•	Grey gives WPP prior written notice that it intends to take either of these actions at least three business days before the action is to be taken and, during this period, negotiates in good faith with WPP to revise the terms of the merger agreement so that the alternative transaction offer would no longer be a superior proposal and the action would not be required to be taken; and

•	if Grey intends to terminate the merger agreement, it concurrently pays to WPP the $56 million termination fee. See “—Termination and Effects of Termination” below.

Grey has also agreed:

•	to terminate any discussions or negotiations regarding alternative transactions that were being conducted before the merger agreement was signed;

•	to notify WPP promptly if any inquiries, proposals or requests for information regarding an alternative transaction are received or any discussions or negotiations are sought and identify the person making the inquiry, proposal or request and the material terms of any alternative transaction offer that Grey receives; and

•	to the extent it has a right to do so, to promptly request that each person who executed a confidentiality agreement with Grey within the 12 months prior to the date of the merger agreement in connection with that person’s consideration of an alternative transaction return or destroy all confidential information previously furnished to the person.

Stock Options and Other Employee Benefits

Until December 31, 2005, WPP will provide to Grey employees:

•	salary, incentive compensation and other employee benefits, except stock-based benefits and compensation, which in the aggregate are substantially comparable to the benefits provided by Grey before the merger; and

•	stock-based benefits and compensation which in the aggregate are substantially similar to the stock-based benefits and compensation provided to similarly situated employees of WPP but adjusted to take into account salary and incentive compensation provided to Grey employees which are more favorable than those maintained for similarly situated employees of WPP.

After completion of the merger, WPP will, for calendar year 2004, honor the terms of Grey’s year 2004 annual bonus program and administer the program consistent with Grey’s historical annual bonus programs and in accordance with the agreement in the disclosure schedule.

WPP will also recognize:

•	a Grey employee’s prior service with Grey and its predecessor entities for purposes of eligibility and vesting and benefit accruals (but not for any benefit accruals under any defined benefit pension plan) and determinations under any employee compensation, incentive or benefit plans that are maintained for the benefit of Grey employees after the merger to the same extent as that service is recognized by Grey before the merger, except to the extent this would result in an employee receiving duplication of benefits for the same period of service; and

•	any co-payments and deductibles incurred by a Grey employee for purposes of determining the employee deductible or out-of-pocket requirements under any medical or similar plans that Grey employees will be eligible to participate in after the merger.

In addition, WPP has agreed to honor the terms of:

•	each existing employment, change of control, severance and termination plan or agreement between Grey and any Grey director, officer or employee; and

•	all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of Grey and similar employment compensation and benefit arrangements and agreements in effect as of the merger, in each case to the extent the obligation is legally binding on Grey or any of its subsidiaries.

Indemnification and Insurance

After the effective time of the merger, WPP will indemnify the individuals who are or were directors or officers of Grey or any of its subsidiaries as of or before the completion of the merger for any losses they incur because they acted as directors and officers of Grey or its subsidiaries before the merger, as follows:

•	WPP will, for a period of six years after the effective time of the merger, maintain all rights to indemnification and advancement of expenses and all limitations on liability existing under the Grey certificate of incorporation and bylaws in favor of those directors and officers;

•	WPP will, for a period of six years after the effective time of the merger, indemnify and hold harmless those directors and officers against any costs or expenses, including reasonable attorney’s fees, judgments, fines, losses, claims, damages or liabilities they incur in connection with any claim arising out of or pertaining to matters relating to actions taken by them in their capacity as officers or directors prior to the effective time of the merger or taken by them at the request of Grey or any of its subsidiaries. In this regard, WPP will advance fees and expenses, including reasonable attorney’s fees, as incurred to the fullest extent permitted under applicable law if the person to whom expenses are advanced provides a customary undertaking, to the extent required by applicable law, to repay these expenses if it is ultimately determined that this person is not entitled to indemnification; and

•	WPP will, for a period of six years after the merger, maintain in effect Grey’s current directors’ and officers’ liability insurance policies or substitute policies of at least the same coverage as those currently in effect containing terms and conditions which are not materially less advantageous to any beneficiary for matters existing or occurring at or prior to the effective time of the merger. WPP will not, however, be required to maintain any more coverage than can be obtained for the remainder of the six-year period for an annual premium that is more than 200% of the annual premium currently paid by Grey for its existing insurance coverage.

Conditions

Conditions to Each Party’s Obligations to Complete the Merger

Grey’s and WPP’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	Stockholder Approvals.

(1) the holders of at least two-thirds of the voting power of all outstanding shares of Grey common stock and Limited Duration Class B common stock, voting together as a single class (with holders of shares of Limited Duration Class B common stock entitled to ten votes per share of Limited Duration Class B common stock and holders of common stock entitled to one vote per share for this vote) shall have voted to adopt the merger agreement; and

(2) the holders of at least two-thirds of the total number of outstanding shares of Grey common stock and Limited Duration Class B common stock, voting together as a single class (with holders of shares of Limited Duration Class B common stock and holders of common stock, in each case, entitled to only one vote per share for this vote) shall have voted to adopt the merger agreement.

•	No Laws or Orders. No law or order having been enacted or entered by a U.S. or United Kingdom governmental entity, the European Commission or governmental entities of certain other jurisdictions, that restrains, enjoins or otherwise prohibits the completion of the merger and no governmental entity of any other jurisdiction having enacted a law or order that restrains, enjoins or otherwise prohibits the completion of the merger unless failing to comply with such law or order would not reasonably be expected to have a material adverse effect on WPP (for this purpose, without giving effect to the merger), or lead to criminal prosecution of any director or officer of Grey, WPP or their respective subsidiaries.

•	Regulatory Approvals.

(1) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act having expired or been terminated;

(2) the European Commission confirming that the merger and any matters arising from the merger are compatible with the common market and any national authority within the European Union to which the merger or any part of the merger is referred by the European Commission approving the merger in accordance with national merger control laws; and

(3) all other required approvals of other governmental entities having been obtained, except for those that, if not obtained, would not reasonably be expected to have a material adverse effect on WPP (for this purpose, without giving effect to the merger), or lead to criminal prosecution of any director or officer of Grey, WPP or their respective subsidiaries.

We describe in detail the regulatory approvals required or advisable in connection with the completion of the merger and the actions the merger agreement requires that WPP and Grey take to obtain regulatory approvals under “The Merger—Regulatory Approvals.”

•	No Proceedings. No proceedings by any U.S. or United Kingdom governmental entity, the European Commission, or certain other governmental entities being pending seeking to enjoin, prohibit or restrain or challenge the completion of the merger and no other proceedings being pending seeking to enjoin, prohibit or restrain or challenge the completion of the merger unless the proceeding would not reasonably be expected to have a material adverse effect on WPP (for this purpose, without giving effect to the merger), or lead to criminal prosecution of any director or officer of Grey, WPP or their respective subsidiaries.

•	Effectiveness of Registration Statement. The Form F-4 registration statement of which this proxy statement/prospectus is a part having become effective and the absence of a stop order suspending its effectiveness and no proceeding for such purpose having been initiated or threatened by the Securities and Exchange Commission and not concluded or withdrawn and the receipt of all state securities or “blue sky” permits or approvals required to complete the merger.

•	Stock Exchange Listing.

(1) The WPP ordinary shares to be issued in the merger having been admitted to the Official List of the U.K. Listing Authority and to trading on the main market of the LSE; and

(2) the WPP ADSs to be issued in the merger having been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

As used in the proxy statement/prospectus and in the merger agreement, a “material adverse effect” means, with respect to any entity, any change, event or effect that has been or would be materially adverse to the business, financial condition, or results of operations of the entity and its subsidiaries, taken as a whole, except that changes, events or effects caused by the following will not be considered to have a material adverse effect:

•	changes in general economic conditions, unless the change, event or effect materially and disproportionately affects that entity relative to other participants in the advertising industry;

•	changes in general conditions in the advertising industry, unless the change, event, or effect materially and disproportionately affects that entity relative to other participants in the advertising industry;

•	the announcement of the merger and the transactions contemplated by the merger agreement, including any termination of, or reduction in, client business due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement, or the performance of the merger agreement and the transactions contemplated by the merger agreement, including compliance with the covenants contained in the merger agreement, provided that this exception does not apply to certain representations and warranties and the failure to take actions relating to the interim covenants of the parties;

•	changes in any tax laws or regulations or applicable accounting regulations or principles, unless the change, event, or effect materially and disproportionately affects that entity relative to other participants in the advertising industry; or

•	the impact of any change in business of specified clients publicly announced before the merger agreement is signed.

Additional Conditions to the Obligations of WPP

The obligations of WPP to effect the merger are also subject to the satisfaction, or waiver by WPP, of the following conditions:

•	Representations and Warranties.

(1) Grey’s representations and warranties regarding certain matters relating to its capitalization must be true and correct (except for deviations of 1% or less of the number of Grey’s fully diluted outstanding shares disclosed in the representation), when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date;

(2) Grey representations and warranties regarding (i) certain matters relating to its capitalization, (ii) its authority to execute and deliver and perform the merger agreement, (iii) the opinions of its financial advisors, (iv) broker’s and finder’s fees related to the merger, (v) takeover statutes and rights plans and (vi) certain material contracts must be true and correct in all material respects when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

(3) all other representations and warranties made by Grey (disregarding all qualifications and materiality exceptions) must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except to the extent that all failures of such representation and warranties to be true and correct (excluding the effect of failures resulting from actions required to be taken under the merger agreement to obtain any approval or authorization under applicable law for the consummation of the merger), have not had, and would not reasonably be expected to have, a material adverse effect on Grey.

•	Compliance with Covenants. Grey having performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or before the date of the completion of the merger.

•	Tax Opinion. WPP having received an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP (or from other counsel reasonably satisfactory to WPP) substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

(1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code; and

(2) WPP will be treated as a corporation under Section 367(a) of the Internal Revenue Code with respect to each transfer of property to WPP pursuant to the merger.

•	Chairman, President and Chief Executive Officer of Grey. Edward H. Meyer’s continued employment as the Chairman, President and Chief Executive Officer of Grey as of the date the merger is completed, unless he dies, becomes disabled or is terminated for cause.

Additional Conditions to the Obligations of Grey

The obligation of Grey to effect the merger is also subject to the satisfaction or waiver by Grey of the following conditions:

•	Representations and Warranties.

(1) WPP’s representations and warranties regarding (i) its capitalization, (ii) its authority to execute and deliver and perform the merger agreement, (iii) broker’s and finder’s fees related to the merger, (iv) its financing, (v) the operations of Abbey Merger, (vi) its ownership of Grey shares, (vii) the lack of shareholder approval required to approve the merger and the merger agreement must be true and correct in all material respects when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

(2) all other representations and warranties made by WPP (disregarding all qualifications and materiality exceptions), must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except to the extent that all failures of such representation and warranties to be true and correct (excluding the effect of failures resulting from actions required to be taken under the merger agreement to obtain any approval or authorization under applicable law for the consummation of the merger), have not had, and would not reasonably be expected to have, a material adverse effect on WPP.

•	Compliance with Covenants. WPP and Abbey Merger having performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or before the date of the completion of the merger.

•	Tax Opinion. Grey having received an opinion from Simpson Thacher & Bartlett LLP (or from other counsel reasonably satisfactory to Grey) substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion:

(1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code; and

(2) WPP will be treated as a corporation under Section 367(a) of the Internal Revenue Code with respect to each transfer of property to WPP pursuant to the merger.

Termination and Effects of Termination

Right to Terminate. The merger agreement may be terminated at any time before the completion of the merger in any of the following ways:

(1) by mutual written consent;

(2) by either party, if:

(a) a United States or United Kingdom governmental entity, the European Commission, or governmental entities of certain other jurisdictions has issued an order or taken any other action restraining, enjoining or otherwise prohibiting the merger and such order or other action is final and non-appealable;

(b) the merger is not completed by August 11, 2005*, provided that neither party may terminate the merger agreement if the failure to complete the merger by that date is caused by the failure of the party seeking to terminate to fulfill its obligations under the merger agreement;

(c) Grey’s stockholders do not approve the merger at its stockholders meeting; or

(d) any representation or warranty of the other party contained in the merger agreement is untrue or inaccurate, or the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, which would result in the closing condition to the merger relating to representations, warranties and covenants not being satisfied and the inaccuracy or breach can not be cured or has not been cured by the earlier of 10 business days following notice of the inaccuracy or breach and August 11, 2005*; and

(3) by WPP, if:

(a) Grey’s board of directors withdraws, modifies or adversely changes its favorable recommendation of the merger to Grey’s stockholders; or

(b) Grey’s board of directors recommends an alternative transaction offer to its stockholders.

Prior to the adoption of the merger agreement by Grey’s stockholders, and subject to certain conditions including the payment to WPP of a termination fee of $56 million, Grey may also terminate the merger agreement to accept a superior proposal.

Termination Fees Payable to WPP. Grey has agreed to pay WPP a termination fee of $56 million if:

(1) Grey terminates the merger agreement to accept a superior proposal;

(2) WPP terminates the merger agreement after Grey’s board of directors recommends an alternative transaction offer to its stockholders;

(3) WPP terminates the merger agreement after Grey’s board of directors withdraws, modifies or adversely changes its favorable recommendation of the merger to its stockholders at a time when an alternative transaction offer for Grey is made or is publicly announced and not withdrawn; or

(4) an alternative transaction offer for Grey is made or is publicly announced and not withdrawn and the merger agreement is subsequently terminated:

(a) by WPP or Grey, because the necessary approval of Grey’s stockholders is not obtained at its stockholders meeting;

(b) by WPP, because Grey’s representations and warranties are inaccurate or it violates its obligations under the merger agreement and, in either case, the result is that a condition to the merger cannot be satisfied;

and, in the case of each of (a) and (b), within nine months after the merger agreement is terminated, Grey enters into an agreement in respect of any alternative transaction offer, or an alternative transaction offer is completed.

For purposes of determining Grey’s obligation to pay the termination fee in the circumstances described in clauses (3) and (4) above, an alternative transaction offer will have the same meaning as described under “—Offers for Alternative Transactions” above, except references to “20% or greater” and “20% or more” shall instead be references to “50% or greater” and “50% or more,” respectively.

Expenses

Whether or not the merger is completed, except as otherwise specifically provided in the merger agreement, all costs and expenses incurred in connection with the merger, the merger agreement and the other transactions

*	This date reflects the amendment contained in the First Amendment to Agreement and Plan of Merger, dated as of December 1, 2004.

contemplated by the merger agreement will be paid by the party incurring the expense, except that WPP or Grey will share equally the costs and expenses of filing, printing and distributing the Form F-4 registration statement of which this proxy statement/prospectus is a part.

Amendment and Waiver

Amendment. The merger agreement may be amended by the written agreement of the parties at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Grey’s stockholders.

Waiver. At any time prior to the effective time of the merger, WPP or Grey may:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

Any extension or waiver will be valid only if set forth in writing and signed by the party granting the waiver. The failure of any party to assert any rights or remedies under the merger agreement will not constitute a waiver of such rights or remedies.

THE VOTING AGREEMENT

The following is a summary of the material terms of the voting agreement between WPP, Abbey Merger and Edward H. Meyer, Grey’s Chairman, President and Chief Executive Officer and Chief Executive Officer of Grey Worldwide, Grey’s principal advertising unit. This summary is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement/prospectus as Appendix B and is incorporated by reference into this document. Grey stockholders are urged to read the voting agreement in its entirety.

Concurrently with the execution and delivery of the merger agreement, WPP and Abbey Merger entered into a voting agreement with Mr. Meyer. As of the date of the voting agreement, Mr. Meyer was the beneficial owner of 149,158 shares of Grey common stock and 135,617 shares of Limited Duration Class B common stock (excluding shares of Grey common stock and Limited Duration Class B common stock beneficially owned by Mr. Meyer solely by reason of his membership on the committee responsible for the administration of Grey’s Employee Stock Ownership Plan). As of the date of the voting agreement, Mr. Meyer was also the beneficial owner of 50,000 shares of Grey common stock issuable upon the exercise of his currently exercisable options to purchase shares of Grey common stock. As of the date of the voting agreement, the aggregate number of shares of Grey common stock and Limited Duration Class B common stock beneficially owned by Mr. Meyer which are subject to the voting agreement, excluding shares of Grey common stock issuable upon the exercise of Mr. Meyer’s currently exercisable options to purchase shares of Grey common stock, represented approximately 43.5% of voting power of all outstanding Grey shares, giving effect to the 10 votes per share of the Limited Duration Class B common stock, and approximately 20.5% of the total number of outstanding Grey shares, without giving effect to the 10 votes per share of the Limited Duration Class B common stock. We refer to the Grey shares beneficially owned by Meyer, together with any shares of common stock issued upon exercise of any of his options and any other Grey shares over which Mr. Meyer acquires beneficial ownership after the date of the voting agreement as the “Grey Subject Shares.”

Pursuant to the voting agreement, Mr. Meyer has agreed that, during the period from and including September 11, 2004 through and including the earliest to occur of (a) the adoption of the merger agreement by Grey’s stockholders and (b) the termination of the merger agreement in accordance with its terms (the “voting period”), he will vote or execute consents with respect to the Grey Subject Shares beneficially owned by him on the applicable record date, at any meeting or in connection with any proposed action by written consent of Grey’s stockholders, with respect to any of the following matters:

•	in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement; and

•	against:

(1) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Grey contained in the merger agreement or of Mr. Meyer contained in the voting agreement;

(2) any action, proposal, transaction or agreement involving Grey that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the merger agreement;

(3) any alternative transaction offer made prior to the termination of the merger agreement (other than one made by WPP); and

(4) any amendment to Grey’s certificate of incorporation or by-laws.

In connection with the performance of Mr. Meyer’s obligations under the voting agreement, Mr. Meyer irrevocably appointed WPP and any designee of WPP as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the voting period to the extent described above and agreed not to grant any other proxy, power of attorney or other authorization with respect to any Grey shares beneficially owned by him that is inconsistent with his obligations to vote or execute consents pursuant to the voting agreement. The power of attorney granted by Mr. Meyer is a durable power of attorney and will survive his bankruptcy, death or incapacity. The proxy and power of attorney granted by Mr. Meyer pursuant to the voting agreement will terminate only upon the expiration of the voting period.

Mr. Meyer also has agreed not to, during the voting period: (1) convert any Grey Subject Shares that are shares of Limited Duration Class B common stock into shares of common stock; (2) transfer any Grey Subject Shares (other than shares of Grey common stock issued upon the exercise of Mr. Meyer’s options), except for (i) transfers upon his death (but only if the transferee agrees to be bound by the voting agreement to the same extent as Mr. Meyer), (ii) transfers to certain permitted transferees who agree to be bound by the terms of the voting agreement, (iii) transfers in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligation arising from the exercise of any options required to be exercised under Mr. Meyer’s employment agreement with Grey and WPP, (iv) transfers by the Edward & Sandra Meyer Foundation Inc., or (v) the conversion of Grey Subject Shares into the right to receive merger consideration pursuant to the merger agreement; or (3) deposit any Grey shares beneficially owned by him in a voting trust or subject any of these shares to any arrangement or agreement with any person (other than WPP) with respect to the voting or the execution of consents with respect to these shares that could restrict his ability to comply with and perform his covenants and obligations to vote or execute consents pursuant to the voting agreement.

In addition, Mr. Meyer has agreed that during the voting period, he will not (a) initiate, solicit or knowingly facilitate or encourage, or respond to, any inquiries with respect to, or the making, submission or reaffirmation of, any alternative transaction offer; (b) engage in any discussions, negotiations or other communications relating to any alternative transaction offer; or (c) furnish to any person, or provide any person with access to, any confidential information with respect to Grey, the merger agreement or any agreement entered into by WPP, Grey and/or Mr. Meyer, in each case, except to the extent that Grey is undertaking any of the foregoing activities in accordance with the merger agreement, in which case Mr. Meyer is permitted to undertake similar activities. Additionally, Mr. Meyer has agreed to provide WPP with prompt written notice of his receipt of any alternative transaction offer (including any reaffirmation of any alternative transaction offer first made prior to the date of the voting agreement) or any request for non-public information and to promptly (and in any event within 24 hours) keep WPP informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such alternative transaction offer or request for non-public information. Furthermore, Mr. Meyer agreed not to exercise appraisal rights under applicable law in connection with the merger.

The voting agreement will terminate on the earliest to occur of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) the election of Mr. Meyer in his sole discretion to terminate the voting agreement promptly following any amendment of any term or provision of the original unamended merger agreement that reduces or changes the form of the consideration payable pursuant to the merger agreement or otherwise amends the merger agreement in a manner adverse to Mr. Meyer in a material respect.

Letter Agreement among Mr. Meyer, WPP and Grey

Mr. Meyer, WPP and Grey entered into a letter agreement dated as of December 20, 2004 addressing certain transfer provisions relating to Mr. Meyer’s shares of Grey common stock contained in the voting agreement. The voting agreement, as described above, generally restricts the transfer of Mr. Meyer’s existing shares subject to a number of exceptions which permitted Mr. Meyer to transfer shares of Grey common stock to Grey in order to pay the exercise price and tax withholding obligations associated with Mr. Meyer’s exercise of options that he is required to exercise under the employment agreement (approximately 13,000). Mr. Meyer held options to acquire 30,000 shares of Grey common stock that expired by their terms on January 23, 2005, if unexercised. The letter agreement provided that Mr. Meyer would exercise these 30,000 options by December 31, 2004 and permitted Mr. Meyer to transfer to Grey shares of Grey common stock in order to pay the aggregate exercise price and tax withholding obligations associated with his exercise of all of the 30,000 options. WPP also consented in the letter agreement, for purposes of the operating covenants in the merger agreement, to Grey’s acquisition of the shares of Grey common stock by Grey from Mr. Meyer as payment of the aggregate exercise price and tax withholding obligations. On December 23, 2004, Mr. Meyer exercised these 30,000 options and delivered to Grey 9,253 shares of Grey common stock having a market value equal to the aggregate exercise price of these options and 8,184 shares of Grey common stock in satisfaction of tax withholding obligations arising from the exercise of these options.

In addition, the letter agreement modified the transfer restrictions in the voting agreement that prohibited any pledges of shares of Grey common stock owned by Mr. Meyer to permit Mr. Meyer to pledge up to 20,000 shares of his existing Grey common stock to secure a third party loan to him.

As part of his personal asset diversification strategy, Mr. Meyer may sell some or all of the 30,000 shares of Grey common stock issued to him upon exercise of the options, subject to market conditions, before January 14, 2005. As indicated above, Mr. Meyer is not restricted under the voting agreement from transferring shares issued to him upon the exercise of options. Following any sales by Mr. Meyer of the 30,000 shares, he would remain the beneficial owner of 20,000 shares of Grey common stock issuable upon the exercise of his remaining currently exercisable options to purchase Grey common stock as well as 149,158 shares of Grey common stock and 135,617 shares of Limited Duration Class B common stock, less any shares delivered to Grey to pay the exercise price and tax withholding obligations associated with Mr. Meyer’s exercise of the 30,000 options.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA

Market Prices

The primary trading market for the WPP ordinary shares is the LSE, where they are traded under the ticker symbol “WPP.” The WPP ordinary shares are also traded on German stock exchanges in Berlin, Frankfurt, Munich, and Stuttgart. WPP ADSs, each representing five ordinary shares, are issued by a depositary and are quoted on the Nasdaq National Market under the ticker symbol “WPPGY.” The Grey common stock is traded on the Nasdaq Stock Market’s National Market and quoted on the Nasdaq National Market under the ticker symbol “GREY.”

The table below sets forth, for the periods indicated, the highest and lowest middle market quotations for the WPP ordinary shares, as derived from the Daily Official List of the LSE, and the range of high and low closing prices of WPP ADSs and Grey common stock as quoted on the Nasdaq National Market.

	WPP Ordinary Shares		WPP ADSs		Grey Common Stock
	High	Low	High	Low	High	Low
	(£ per WPP ordinary share)		($ per ADS)		($ per share)
Year ended December 31, 1999	9.96	3.59	133.00	60.88	400	284
Year ended December 31, 2000	13.24	6.93	102.56	50.25	650	380
Year ended December 31, 2001	8.89	4.60	65.31	34.50	740	507
Year ended December 31, 2002
First Quarter	8.11	6.50	57.56	46.35	681	600
Second Quarter	8.10	5.41	58.50	42.34	826	669
Third Quarter	5.62	4.02	42.86	30.52	727	522
Fourth Quarter	5.48	3.91	42.75	30.16	620	566
Year ended December 31, 2003
First Quarter	4.94	3.20	40.06	26.74	638	595
Second Quarter	5.24	3.50	42.57	28.07	778	606
Third Quarter	5.96	4.65	46.81	39.64	808	746
Fourth Quarter	5.84	5.09	49.93	43.43	817	655
Year ended December 31, 2004
First Quarter	6.43	5.31	59.50	48.64	698	667
Second Quarter	5.88	5.29	53.53	46.86	985	690
Third Quarter	5.58	4.70	50.94	42.39	998	861
Fourth Quarter	5.90	4.98	56.50	45.02	1,110	900
Monthly Prices
July 2004	5.53	5.05	50.94	46.60	990	862
August 2004	5.10	4.70	47.04	42.79	917	861
September 2004	5.30	4.98	47.45	45.02	998	900
October 2004	5.54	5.23	50.80	46.93	1,042	997
November 2004	5.90	5.53	55.00	50.35	1,097	1,040
December 2004	5.83	5.57	56.50	53.66	1,110	1,015
January 2005 (through January 28, 2005)	5.70	5.50	54.40	51.27	1,086	1,050

Grey stockholders are urged to obtain current market quotations for the WPP ADSs, WPP ordinary shares and shares of Grey common stock.

The table below sets forth the closing middle market quotations for the WPP ordinary shares, as derived from the Daily Official List of the LSE, and the per share closing prices for WPP ADSs as quoted on the Nasdaq National Market and the closing price for shares of Grey common stock as quoted on the Nasdaq National Market, in each case, on June 18, 2004, the last day before rumors of a possible merger involving Grey were circulating in press reports, September 10, 2004, the last trading day before formal public announcement of the signing of the merger agreement, and January 28, 2005, the latest practicable date before the printing of this proxy statement/prospectus. The table also sets forth the implied pro forma equivalent per share values for shares of Grey common stock, as determined by multiplying the applicable per share closing price for WPP ADSs by the exchange ratio of 21.746.

	WPP ADS price	Grey common stock price	WPP ordinary share price	Grey common stock implied pro forma equivalent price
June 18, 2004	$51.80	$754.00	£5.64	$1,126.44
September 10, 2004	$46.66	$940.00	£5.14	$1,014.67
January 28, 2005	$53.59	$1,082.00	£5.69	$1,165.37

As of January 28, 2005, the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain information, there were 444 registered holders of Grey common stock. As of December 24, 2004, the last date prior to the printing of this proxy statement/prospectus for which it was practicable for us to obtain information, there were approximately 8,208 registered holders of WPP ordinary shares, 1,248 registered holders of WPP ADSs.

Dividend Data

WPP

The following table sets forth dividends announced and paid in respect of WPP ADSs and ordinary shares, on a per ADS and per ordinary share basis for the periods indicated.

Dividends have been translated from pounds sterling per WPP ADS into U.S. dollars using the Bloomberg Closing Mid Point rate on the date the dividends were paid. Dividends have historically been paid semi-annually, with the regular interim dividend paid in November and the regular final dividend paid in July of the next year, subject to approval by WPP’s share owners. See “Summary—Currency and Exchange Rate Data” and “Description of WPP Ordinary Shares—Dividends” and “Description of WPP American Depositary Shares—Share Dividends and Other Distributions.”

	Dividends per WPP ordinary share and WPP ADS
	Interim		Final		Total
1999
Ordinary Share	1.00	p	2.10	p	3.10	p
ADS	8.1	¢	17.0	¢	25.1	¢
2000
Ordinary Share	1.20	p	2.55	p	3.75	p
ADS	9.1	¢	19.3	¢	28.4	¢
2001
Ordinary Share	1.44	p	3.06	p	4.50	p
ADS	10.4	¢	22.0	¢	32.4	¢
2002
Ordinary Share	1.73	p	3.67	p	5.40	p
ADS	13.0	¢	27.6	¢	40.6	¢
2003
Ordinary Share	2.08	p	4.40	p	6.48	p
ADS	16.8	¢	36.0	¢	53.0	¢
2004
Ordinary Share	2.50	p	n/a		n/a
ADS	22.8	¢	n/a		n/a

Grey

The following table sets forth the quarterly dividends in respect of Grey common stock declared and paid for the periods indicated.

	Dividends per share of Grey common stock
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
1999	$1.00	$1.00	$1.00	$1.00	$4.00
2000	$1.00	$1.00	$1.00	$1.00	$4.00
2001	$1.00	$1.00	$1.00	$1.00	$4.00
2002	$1.00	$1.00	$1.00	$1.00	$4.00
2003	$1.00	$1.00	$1.00	$1.00	$4.00
2004	$1.00	$1.00	$1.00	$1.00	$4.00

DESCRIPTION OF WPP

WPP and its subsidiaries and affiliates comprise one of the largest advertising and marketing businesses in the world. For the year ended December 31, 2003, WPP had revenue of approximately £4,106 million and operating income of £415.3 million. In the six months ended June 30, 2004, WPP had revenue of approximately £2,025.6 million and operating income of £194.6 million. As of June 30, 2004, WPP had 57,723 employees located in approximately 1,400 offices in 104 countries.

WPP operates through a number of established global, multinational and national advertising and marketing services companies that are organized into four business segments. WPP’s largest segment is Advertising and Media investment management where it operates well-known advertising networks such as J. Walter Thompson Company, Ogilvy & Mather Worldwide, Red Cell, Y&R and Bates Asia as well as media investment management companies such as MindShare and Mediaedge:cia. WPP’s other segments are Information, insight and consultancy (where its operations are conducted through Kantar Media Research, Millward Brown, Research International and other companies), Public relations and public affairs (where it operates through well-known companies such as Burson-Marsteller, Cohn & Wolfe, Hill & Knowlton and Ogilvy Public Relations Worldwide) and Branding and identity, Healthcare and Specialist communications (where its operations are conducted through Enterprise IG, Landor Associates, Fitch Worldwide, CommonHealth, Sudler & Hennessey, Healthworld, OgilvyOne, Wunderman, 141 Worldwide and other companies).

WPP serves over 330 clients in at least three service disciplines and more than 130 clients in four service disciplines. WPP serves over 100 clients in six or more countries. All together, WPP now serves more than 300 of the Fortune Global 500, over one-half of the NASDAQ 100, and over 30 of the Fortune e-50. WPP’s 10 largest clients in 2003, measured by revenues, were Altria, American Express, AT&T, Colgate-Palmolive, Ford, GlaxoSmithKline, IBM, Nestle, Pfizer and Unilever. Together, these clients accounted for approximately 26% of WPP’s revenues in 2003. WPP has maintained long-standing relationships with many of its clients, with the average length of relationship for the top 10 clients being approximately 50 years.

Recent Developments.

In 2004, WPP has completed acquisitions of, or has increased the equity interests in, the following entities:

Name	Country
Advertising and Media investment management
Ablea	South Korea
Marketing Communications	Canada
Effort Advertising	China
Logic	Japan
Northcote(1)	Chile
Diamond(1)	South Korea
O&M India(1)	India
Stenstrom	Sweden
AdForce	Indonesia
Parintex(1)	Poland
Operans(1)	Netherlands
Plush	Australia
Sponsorcom	Germany
Concept Media(1)	Germany
LG Ad(1)	S. Korea
Digit	UK
MediaCore	Taiwan
Y&R Vinizius(1)	Spain
Focus Media	Spain
Newsun Insight	China
KR Media	France
Y&R Chile(1)	Chile
Dentsu India(1)	India

Name	Country

Information, insight and consultancy
AGB Group(1)(2)	Italy
Marketing and Planning Systems (MaPS)	USA
DaVinci Healthcare Partners	USA
Cannondale Associates	USA

Public relations and affairs
Chime Communications(1)	UK
Dome	USA

Specialist communications
Retail Planning Associates	USA
NZP (Netherlands)	Netherlands
The Farm(1)	UK
MediaPro	Spain
141 Romania(1)	Romania
Lewis Kahn Staniford (LKS)	Australia

(1)	Increased stake
(2)	WPP has conditionally agreed with VNU to form a 50/50 joint venture, combining the AGB Group and the non-U.S. television audience measurement service of Neilsen Media Research. The joint venture will operate under the name AGB Nielsen Media Research.

DESCRIPTION OF GREY

Grey commenced operations in 1917, was incorporated in New York in 1925 as Grey Advertising Inc. and reincorporated in Delaware in 1974. Grey changed its name to Grey Global Group Inc. in 2000.

Grey is one of the world’s largest advertising, communications and marketing service companies. It operates in 83 countries around the world providing its clients with services and expertise over a broad range of communications disciplines including mass market advertising, media planning and buying, direct marketing, healthcare marketing, public relations and public affairs, sales promotion, graphic design, corporate communications, event marketing, interactive communications, channel marketing and retail advertising support, and product branding.

Grey services a diverse client base in all product categories including fast moving consumers goods, pharmaceutical products, automobiles, entertainment and communications, technology and telecommunications, and retail. Grey has maintained client relationships over long periods of time. It has been providing service to its ten largest clients, on average, for more than 23 years. One client, The Procter & Gamble Company, has been a client of Grey for more than forty years. Grey and its subsidiaries employed approximately 10,500 people at the end of 2003, including eight executive officers.

DESCRIPTION OF WPP ORDINARY SHARES

General

The following information is a summary of the material terms of the ordinary shares nominal value 10p each as specified in WPP’s articles of association as presently in effect. You are encouraged to read WPP’s memorandum and articles of association, which are an exhibit to the registration statement of which this proxy statement/prospectus forms a part. See also “Description of WPP American Depositary Shares” and “Comparison of Rights of Grey Stockholders and WPP Share Owners.”

If you elect to receive share consideration in the merger, or you receive share consideration for some of your Grey shares pursuant to the allocation and proration procedures described in this proxy statement/prospectus, the WPP ordinary shares issued in exchange for your Grey shares will be delivered in the form of WPP ADSs, each of which represents five WPP ordinary shares, unless you choose to receive the WPP ordinary shares underlying the ADSs. The deposit agreement among Citibank, N.A., WPP and ADS holders governs the rights of holders of WPP ADSs as described in “Description of WPP American Depositary Shares.” You should be aware that these rights are different from the rights of the owners of WPP ordinary shares.

All of the issued WPP ordinary shares are fully paid and not subject to any further calls or assessments by WPP. There are no conversion rights, redemption provisions or sinking fund provisions relating to any WPP ordinary shares.

The WPP ordinary shares are issued in registered form. WPP ordinary shares are represented in certificated form and also in uncertificated form under “CREST.” CREST is an electronic settlement system in the United Kingdom which enables WPP ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a physical certificate. After the merger, all WPP ordinary shares, including those underlying the WPP ADSs to be issued in the merger:

•	may be represented by certificates in registered form issued (subject to the terms of issue of the shares) by WPP’s registrar, Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol BS13 8AE, England; or

•	may be in uncertificated form with the relevant CREST member account being credited with the WPP ordinary shares issued.

As of September 10, 2004 there were 1,180,228,711 WPP ordinary shares outstanding of which 102,976,890 were represented by WPP ADSs.

Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer ordinary shares in the same manner and under the same terms as U.K. residents or nationals.

Dividends

WPP may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the directors. The directors may from time to time declare and pay to the share owners of WPP such interim dividends as appear to the directors to be justified by the profits of WPP available for distribution. There are no fixed dates on which entitlement to dividends arises on WPP ordinary shares.

The share owners may pass, on the recommendation of the directors, an ordinary resolution to direct all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other company. The articles also permit a scrip dividend scheme under which share owners may be given the opportunity to elect to receive fully paid WPP ordinary shares instead of cash, or a combination of shares and cash, with respect to future dividends.

If a share owner owes any money to WPP relating in any way to shares, the board may deduct any of this money from any dividend on any shares held by the share owner, or from other money payable by WPP in respect of the shares. Money deducted in this way may be used to pay the amount owed to WPP.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for the benefit of WPP until they are claimed. A dividend or other money remaining unclaimed twelve years after it first became due for payment will be forfeited and cease to remain owing by WPP.

Voting Rights

At a general meeting an ordinary resolution or any other question (other than a special or extraordinary resolution) put to a vote shall be decided by a show of hands unless a poll is duly demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	at least five share owners present in person or by proxy, and who are entitled to vote on the resolution;

•	any share owner(s) present in person or by proxy, who represent in the aggregate at least 10% of the voting rights of all share owners entitled to vote on the resolution; or

•	any share owner(s) present in person or by proxy, who hold shares providing a right to vote on the resolution on which the aggregate sum paid up on such shares is equal to not less than 10% of the total sum paid up on all the shares providing that right.

All special resolutions and extraordinary resolutions shall be decided on a poll.

Subject to disenfranchisement in the event of (i) non-payment of any call or other sum due and payable in respect of any shares or (ii) any non-compliance with any statutory notice requiring disclosure of the beneficial ownership of any shares, and subject to any special rights or restrictions as to voting for the time being attached to any shares on a show of hands, every holder of WPP ordinary shares who (being an individual) is present in person or (being a corporation) is present by a duly authorized representative at a general meeting of WPP will have one vote and every person present who has been appointed as a proxy shall have one vote, and on a poll, every holder of WPP ordinary shares who is present in person or by proxy will have one vote for each share held, except that any proxy who has been appointed by the ADS Depositary shall have such number of votes as equals the number of shares in relation to which such proxy has been appointed.

In the case of joint holders, the vote of the person whose name stands first in the register of members and who tenders a vote is accepted to the exclusion of any votes tendered by any other joint holders.

The necessary quorum for a general share owner meeting is a minimum of two persons entitled to vote on the business to be transacted, each being a share owner or a proxy for a share owner or a duly authorized representative of a corporate share owner. WPP received from NASDAQ an exemption from the requirement under NASDAQ Marketplace Rule 4350(f), pursuant to which a listed company has to provide in its by-laws that the quorum for any meeting of the holders of common stock shall not be less than 33 1/3% of the outstanding shares of the company’s common voting stock.

An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the U.K. Companies Act or a resolution appointing any person (other than a retiring director) as a director shall be called by not less than twenty one clear days’ notice. All other extraordinary general meetings shall be called by not less than 14 clear days’ notice. Only those share owners entered in the register of members 48 hours prior to the date of the meeting are entitled to vote at that meeting and the number of shares then registered in their respective names shall determine the number of votes such share owner is entitled to cast at that meeting.

Return of Capital

In the event of a winding-up or other return of capital of WPP, the assets of WPP available for distribution among the share owners will be divided, subject to the rights attached to any other shares issued on any special terms and conditions, between the holders of WPP ordinary shares according to the respective amounts of nominal (par) value paid up on those shares and in accordance with the provisions of the U.K. Companies Act. The liquidator may, if authorized by an extraordinary resolution of share owners and subject to the U.K. Companies Act, divide and distribute among the share owners, the whole or any part of the non-cash assets of WPP in such manner as he may determine.

The liquidator may also, with the same authority, transfer any assets to trustees upon any trusts for the benefit of share owners as the liquidator decides. No past or present share owner can be compelled to accept any shares or other property which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

Under Section 80 of the U.K. Companies Act, directors are, with certain exceptions, unable to allot relevant securities without the authority of the share owners in a general meeting. Relevant securities as defined in the U.K. Companies Act would include WPP ordinary shares or securities convertible into WPP ordinary shares. In addition, under the U.K. Companies Act, the issuance of equity securities, that are, or are to be, paid for wholly in cash, except shares held under an employees’ share scheme, must be offered in the first instance to the existing equity share owners in proportion to the respective nominal (par) values of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed in a general meeting of share owners. In this context, equity securities generally means, in relation to WPP, WPP ordinary shares, or shares with no restrictions on the amounts receivable in a distribution of dividends or capital, and all rights to subscribe for or convert into such shares.

WPP’s articles of association allow share owners in a general meeting to authorize the directors, for a period up to five years, to allot relevant securities generally up to an aggregate nominal amount fixed by the share owners, and to allot equity securities for cash other than in connection with a rights issue. In accordance with institutional investor guidelines, the nominal amount of relevant securities to be fixed by share owners is normally restricted to one-third of the existing issued ordinary share capital, and the amount of equity securities to be issued for cash other than in connection with a rights issue is restricted to 5% of the existing issued ordinary share capital. At WPP’s annual general meeting in 2004, these amounts were fixed at £39,334,225 and £5,900,134, respectively.

The authorities referred to above granted to the directors at the annual general meeting in 2004 expire on June 28, 2009.

Disclosure of Interests in Shares

The U.K. Companies Act gives WPP power to require persons whom it knows, or reasonably believes are, or have been within the previous three years, interested in its relevant share capital to disclose prescribed particulars of those interests. For this purpose “relevant share capital” means issued share capital of WPP carrying the right to vote in all circumstances at a general meeting of WPP. Failure to provide the information requested within a prescribed period after the date of sending the notice may result in sanctions being imposed against the holder of the relevant shares as provided in the U.K. Companies Act. Under WPP’s articles of association, WPP may also apply the following restrictions depending on the level of the relevant shareholding: the withdrawal of voting and certain other rights, restrictions on the right to receive dividends and to transfer such shares. In this context, the term “interest” is broadly defined and will generally include an interest of any kind in shares, including the interest of a holder of a WPP ADS.

In addition, under the U.K. Companies Act, any person who acquires either alone or, in certain circumstances, with others a direct or indirect interest in the relevant share capital of WPP in excess of the

“notifiable percentage”, currently 3% or 10% for certain types of interest, is obligated to disclose prescribed information to WPP with respect to those shares within two business days. An obligation of disclosure also arises where such person’s notifiable interest subsequently falls below the notifiable percentage or where, above that level, the percentage level in which such person is interested increases or decreases. See “Comparison of Rights of Grey Stockholders and WPP Share Owners—Disclosure of Interests.”

Alteration of Share Capital

WPP may from time to time by ordinary resolution of its share owners:

•	increase its share capital by the amount, to be divided into shares of the amounts, that the resolution prescribes;

•	consolidate and divide all or any of its share capital into shares of a larger amount than the existing shares;

•	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of the share capital by the amount of the shares cancelled; and

•	subdivide any of its shares into shares of a smaller amount than that fixed by the memorandum of association, provided that the proportion between the amount paid and the amount, if any, unpaid on each reduced share must be the same as on the share from which the reduced share is derived, and the resolution may determine that any of the shares resulting from the sub-division may have any preference or advantage or have qualified or deferred rights or be subject to any restrictions.

Subject to the U.K. Companies Act and to any rights the holders of any WPP shares may have, WPP may purchase or enter into a contract to purchase any of its own shares of any class (including any redeemable shares, if WPP should decide to issue any) provided that the approval of either more than 50% (in the case of open market purchases) or 75% (in the case of private purchases) of attending share owners present in person or by proxy at a general meeting of share owners is given. However, shares may only be repurchased out of distributable profits or the proceeds of a fresh issue of shares made for that purpose, and, if a premium is paid it must be paid out of distributable profits.

WPP may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other non-distributable reserve, subject in each case to confirmation by the English Courts.

Transfer of Shares

Unless the articles of association specify otherwise, a share owner may transfer some or all of his or her shares to another person in any manner which is permitted by the U.K. Companies Act and is approved by the board. Transfers of uncertificated shares must be carried out using CREST. The instrument of transfer for certificated shares must be signed by or on behalf of the transferor and except in the case of a fully paid share, by or on behalf of the transferee and must be delivered to the registered office or any other place the directors decide. The board may refuse to register a transfer:

(1) if it is of shares which are not fully paid;

(2) if it is of shares on which WPP has a lien;

(3) if it is not stamped and duly presented for registration together with the share certificate and evidence of title as the board reasonably requires;

(4) if it is with respect to more than one class of shares;

(5) if it is in favor of more than four persons jointly; or

(6) in certain circumstances, if the holder has failed to provide the required particulars to WPP as described under “—Disclosure of Interests in Shares” above.

WPP may not refuse to register transfers of WPP ordinary shares if this refusal would prevent dealings in the shares on the London Stock Exchange from taking place on an open and proper basis.

If the board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal.

The registration of transfers may be suspended at any time and for any period (not exceeding 30 days in any year) as the directors may determine, except that the registration of the transfer of shares held in uncertificated form may only be suspended as permitted by U.K. regulation.

General Meetings and Notices

A share owner who is not registered on WPP’s register of share owners with an address in the U.K. and who has not supplied to WPP an address within the U.K. for the purpose of giving notice will not be entitled to receive notices from WPP. In certain circumstances, WPP will be able to give notices to share owners by advertisement in newspapers in the U.K. Holders of WPP ADSs are entitled to receive notices under the terms of the deposit agreement relating to WPP ADSs. See “Description of WPP American Depositary Shares—Voting Rights.” Under English law, WPP is required to hold an annual general meeting of share owners within 15 months after the preceding annual general meeting and, subject to the foregoing, the meeting may be held at a time and place determined by the directors.

Liability of Directors and Officers

See “Comparison of Rights of Grey Stockholders and WPP Share Owners—Liability of Directors and Officers” for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

Registrar

The registrar for WPP ordinary shares is Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol BS13 8AE, England.

DESCRIPTION OF WPP AMERICAN DEPOSITARY SHARES

General

Citibank, N.A. as depositary will issue WPP ADSs to you in the form of a certificated American depositary receipt upon completion of the merger, unless you choose to receive WPP ordinary shares. Each ADS will represent an ownership interest in, and the right to receive, five WPP ordinary shares, which WPP will deposit with the custodian, which currently is Citibank, N.A.—London Branch. Each ADS will also represent securities, cash or other property deposited with the depositary but not distributed to ADS holders. The depositary’s principal office is located at 111 Wall Street, 5th Floor, New York, New York 10043, and the custodian’s principal office is located at 11 Old Jewry, London EC2R 8DB, England.

Because the depositary will be the legal owner of the underlying ordinary shares, ADS holders will generally exercise their rights as share owners through the depositary.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The following is a summary of the deposit agreement between WPP, the depositary and the holders of ADSs. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the deposit agreement and the American depositary receipts evidencing the ADSs. We describe in “Where You Can Find More Information” how you can obtain copies of the deposit agreement and the ADSs. In addition, you may inspect the deposit agreement and the ADR, at the principal office of the depositary and at the office of the custodian.

As of September 10, 2004, there were 20,595,378 WPP ADSs outstanding.

Share Dividends and Other Distributions

How will ADS holders receive dividends and other distributions on the ADSs?

The depositary will pay to the ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. The ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, before making any distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws.

•	Cash. The depositary will, promptly after payment, convert into U.S. dollars any cash dividend or distribution WPP pays on the ordinary shares. If conversion into U.S. dollars is not possible on a reasonable basis or if a necessary governmental approval cannot be obtained on a reasonable basis, the depositary may distribute the pounds sterling only to those ADS holders to whom it is practicable to do so or hold the pounds sterling it cannot convert for the account of the ADS holders who have not been paid. The depositary will not be liable for any interest. The depositary will distribute only whole U.S. dollars and cents.

•	Shares. If WPP distributes ordinary shares as a dividend or free distribution, the depositary will either distribute new ADSs representing the distributed shares or, if new ADSs are not distributed, the ADSs then outstanding will also represent the distributed shares. If the depositary distributes new ADSs, it will only distribute whole ADSs and will sell shares which would require it to issue a fractional ADS and distribute the net proceeds to the ADS holders otherwise entitled to those shares.

•

Rights to Receive Additional Shares. If WPP offers holders of ordinary shares any rights, including rights to subscribe for additional shares, the depositary may, after consulting with WPP and if requested by WPP, distribute these rights to the holders of ADSs. If the depositary determines that it is not legal or not feasible to make these rights available to the holder of ADSs, the depositary may sell the rights and allocate the net proceeds to holders’ accounts and, to the extent practicable distribute the net proceeds to the holders of ADSs in the same way it distributes cash. If WPP does not instruct the depositary otherwise, the depositary may allow rights that are not distributed or sold to lapse.

U.S. securities laws may restrict the distribution of rights or the securities for which the rights are exercisable. The depositary will not offer holders of ADSs rights unless the offer and distribution of those rights and the securities for which the rights are exercisable are either exempt from registration or have been registered under the Securities Act. The deposit agreement does not obligate WPP to register under the Securities Act those rights or the securities for which they are exercisable.

•	Other Distributions. The depositary will send to the ADS holders anything else WPP distributes on deposited securities by any means the depositary thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may decide to sell what WPP distributed and distribute the net proceeds, in the same way as it distributes cash.

The deposit agreement does not obligate WPP to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue the ADSs that Grey stockholders are entitled to receive in the merger in certificated ADR form, against deposit of the underlying ordinary shares. The depositary will issue ADSs to any person who deposits ordinary shares, along with any appropriate instruments of transfer, or endorsement, with the custodian. As a condition to issuing the ADSs for deposited ordinary shares, the depositary will require delivery of evidence of any necessary approvals of the governmental agency in England, if any, which is responsible for regulating currency exchange at that time, and may also require an agreement transferring any rights as a share owner to receive dividends or other property. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested by the person depositing the ordinary shares and will issue certificated ADRs representing ADSs and deliver the ADRs at the depositary’s principal office to the persons requested. These taxes or charges will not be payable by Grey stockholders or by holders of outstanding Grey stock options in connection with their receipt of WPP ADSs pursuant to the merger agreement.

How do ADS holders cancel an ADS and obtain ordinary shares?

Subject to applicable law, holders of ADSs may submit a written request to withdraw ordinary shares and turn in their ADRs, at the principal office of the depositary. Ordinary shares that an ADS holder withdraws will be delivered in registered form or by electronic delivery. Upon payment of its fees and of any taxes or charges, including stamp taxes or stock transfer taxes and fees (including a fixed stamp duty of £5.00 per instrument of transfer), the depositary will deliver the deposited securities underlying the ADSs at the office of the custodian, unless delivered electronically. The depositary may, however, deliver at its principal office any dividends or distributions with respect to the ordinary shares represented by the ADSs being turned in, or any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary. Alternatively, at the request, risk and expense of the ADS holder, the depositary will deliver the ordinary shares at its principal office in New York City.

Voting Rights

How do ADS holders vote?

As soon as practicable after the depositary receives notice of any meeting of WPP share owners, the depositary will fix a record date with respect to that meeting. The depositary or WPP, if it so determines, will mail to all registered holders of ADSs as of that record date (1) information contained in the notice of meeting or solicitation materials, (2) a receipt proxy card, (3) a statement that all registered holders of ADSs as of the record date will be entitled, subject to applicable law, WPP’s articles of association and the provision governing the deposited securities, either to (a) use the receipt proxy to attend, vote and speak at the meeting, (b) appoint any other person as a substitute proxy for such holder or (c) appoint the person nominated by the depositary as the substitute proxy for such holder and to instruct the person nominated by the depositary how to vote and (4) if the depositary’s nominee is to be appointed as the substitute proxy, a brief statement as to the manner in which voting instructions may be given.

ADSs for which no specific voting instructions are received by the depositary will not be voted by the depositary, but may be directly voted by the registered holder in attendance at a meeting of shareholders as proxy for the depositary, subject to the provisions of the deposit agreement and WPP’s articles of association. The depositary will only vote as you instruct.

Registered holders of the ADSs are permitted to attend, speak and vote at share owners meetings or to appoint substitute proxies to attend, speak and vote at share owners meetings.

Fees and Expenses

For:	ADS Holders Must Pay:

• Each issuance of an ADR, including issuances as a result of a share dividend, share split or an exchange of shares for the underlying WPP ordinary shares	$5.00 (or less) per 100 ADSs

• Each surrender of an ADR, including if the deposit agreement terminates	$5.00 (or less) per 100 ADSs

• Each cash distribution	$2.00 (or less) per 100 ADSs

• Transfer and registration of ordinary shares on WPP’s share register from or to the name of the depositary or its agent when ordinary shares are deposited or withdrawn	Registration or transfer fees

• Transfers of ADRs	$1.50 (or less) per ADR certificate

• Conversion of pounds sterling to U.S. dollars	Fees and expenses incurred by the depositary

• Cable, telex, facsimile transmission and delivery expenses, if expressly provided in the agreement	Fees and expenses incurred by the depositary

• As necessary

Certain taxes and governmental charges the depositary or the custodian has to pay on any ADS or ordinary share underlying an ADS, for example, stock transfer taxes, stamp duty reserve tax or withholding taxes

No taxes or charges will be payable by Grey stockholders or by holders of outstanding Grey stock options in connection with their receipt of WPP ADSs pursuant to the merger agreement.

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to the ADS holders. It may also restrict the transfer of ADSs or restrict the withdrawal of underlying deposited securities until the ADS holders pay any taxes owed on the ADSs or the underlying ordinary shares. It may also sell deposited shares to pay any taxes owed. The ADS holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited shares, it will, if appropriate, reduce the number of ADSs held to reflect the sale and pay any proceeds, or send any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If WPP:

•	Changes the nominal or par value of any of the WPP ordinary shares;

•	Reclassifies, splits or consolidates any of the WPP ordinary shares;

•	Distributes securities on any of the WPP ordinary shares that are not distributed to you; or

•	Recapitalizes, reorganizes, merges, consolidates or sells its assets, then:

(1) the cash, shares or other securities received by the depositary will become new deposited securities under the deposit agreement, and each ADS will automatically represent its equal share of the new deposited securities; and

(2) the depositary will, if WPP asks it to, issue new ADSs or ask holders of ADSs to surrender their outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Disclosure of Interests

The obligation of a holder of WPP ordinary shares and other persons with an interest in the shares to disclose information to WPP under English law also applies to holders of ADSs and any other persons with an interest in the ADSs. The consequences for failure to comply with these provisions will be the same for holders of ADSs and any other persons with an interest as for a holder of WPP ordinary shares. See “Description of WPP Ordinary Shares—Disclosure of Interests in Shares.”

Amendment and Termination

How may the deposit agreement be amended?

WPP may agree with the depositary to amend the deposit agreement and the WPP ADRs without the consent of holders of the ADSs for any reason. If the amendment adds or increases fees or charges, except for charges of the depositary for deposits, custody, transfer and registration, taxes and governmental charges, or prejudices any substantial right of the ADS holders, it will only become effective 60 days after the depositary notifies the ADS holders of the amendment. At the time an amendment becomes effective, holders of the ADSs are considered, by continuing to hold their ADSs, to consent to the amendment and to be bound by the deposit agreement as amended. However, no amendment will impair the right of holders of the ADSs to receive the deposited securities in exchange for their ADSs.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if WPP asks it to do so, in which case it must notify the holder of the ADSs at least 30 days before termination. The depositary may also resign by providing written notice of its resignation to WPP. This resignation will be effective upon the earlier of (1) 60 days or (2) WPP’s appointment of a successor depositary. If the depositary notifies WPP of its resignation and WPP fails to appoint a new depositary within 60 days, the depositary may terminate the depositary agreement without the approval of WPP by notifying holders of the ADSs at least 30 days prior to the termination.

If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders, and will not give any further notices or do anything else under the deposit agreement other than:

(1) collect dividends and distributions on the deposited securities;

(2) sell rights and other property offered to holders of deposited securities; and

(3) deliver ordinary shares and other deposited securities upon cancellation of ADSs.

At any time after six months after termination of the deposit agreement, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not have any liability for interest. The depositary’s only obligations will be to account for the money and cash. After termination, WPP’s only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

ADS Holder’s Right to Receive the Ordinary Shares Underlying the ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

•	due to temporary delays caused by the depositary or WPP closing its transfer books, the deposit of ordinary shares in connection with voting at a share owners meeting, or the payment of dividends;

•	when the ADS holder owes money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any provision of the deposit agreement.

Limitations on Obligations and Liability to ADS Holders

The deposit agreement expressly limits the obligations of WPP and the depositary. It also limits the liability of WPP and the depositary. WPP and the depositary:

•	are only obligated to perform those obligations as are specifically set forth in the deposit agreement without negligence or bad faith and using its reasonable judgment;

•	are not liable if either of them is prevented or delayed by law, any provision of the WPP memorandum and articles of association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information; and

•	may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.

In the deposit agreement, WPP and the depositary agree to indemnify each other under specified circumstances.

The depositary and its agents are not liable for any failure to carry out any instructions to vote any of the ordinary shares, for the manner in which any of these votes are cast or for the effect of these votes.

The depositary may own and deal in any class of securities of WPP and its affiliates and in ADSs.

Requirements for Depositary Actions

Before the depositary will issue or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, WPP or the depositary may require:

•	payment of taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities, as well as the fees and expenses of the depositary;

•	production of satisfactory proof of the identity of the person presenting ordinary shares for deposit or ADSs upon withdrawal, and of the genuineness of any signature or other information they deem necessary; and

•	compliance with applicable laws and governmental regulations, and such other regulations as the depositary may establish consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register transfers of ADSs generally when the transfer books of the depositary are closed or at any time if the depositary or WPP, in good faith thinks it advisable to do so.

Advantages and Disadvantages of Receiving WPP ADSs rather than WPP Ordinary Shares

You may prefer to receive WPP ADSs instead of WPP ordinary shares for the following reasons:

•	WPP ADSs trade in U.S. dollars on the Nasdaq National Market, whereas WPP ordinary shares trade in pounds sterling on the LSE;

•	dividends on WPP ADSs are paid in U.S. dollars, whereas dividends on WPP ordinary shares are paid in pounds sterling; and

•	unlike WPP ordinary shares, the trading of WPP ADSs in the U.S. is not subject to a 0.5% stamp tax on the value of traded shares that under current U.K. tax law is imposed on any purchaser of WPP ordinary shares.

You should, however, be aware that the trading volume of the WPP ordinary shares on the LSE has historically been greater than the trading volume of the WPP ADSs on the Nasdaq National Market. If this continues, it may be easier for a holder to sell WPP ordinary shares on the LSE than to sell WPP ADSs on the Nasdaq National Market. In addition, as described above under “—Fees and Expenses”, various fees are payable by holders of WPP ADSs to the depositary in connection with certain transactions, including in connection with obtaining WPP ordinary shares underlying ADSs and the issuance or surrender of the depositary receipts representing the ADSs.

Neither WPP nor Grey is making any recommendation as to whether Grey stockholders should elect to receive WPP ordinary shares in lieu of WPP ADSs in the merger. You must make your own decision with respect to this election.

COMPARISON OF RIGHTS OF GREY STOCKHOLDERS AND WPP SHARE OWNERS

As a result of the merger, holders of Grey shares who elect to receive WPP shares will receive WPP ADSs, each representing five WPP ordinary shares, or, at the choice of the holder, WPP ordinary shares. WPP is a company incorporated under the laws of England and Wales. The following is a summary comparison of material differences between the rights of a Grey stockholder and a WPP share owner arising from the differences between the corporate laws of Delaware and those of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. This summary is not a complete description of the laws of Delaware or of England and Wales, the other rules or laws referred to in this summary, the Grey certificate of incorporation, the Grey bylaws or the WPP memorandum and articles of association. For information on how to obtain the governing instruments of Grey and WPP, see “Where You Can Find More Information.” You are encouraged to obtain and read these documents.

You should refer to “Description of WPP American Depositary Shares” for a description of the WPP ADSs and a discussion of the ways in which the rights of holders of WPP ADSs may differ from those of holders of WPP ordinary shares.

Unless the context otherwise requires, references to “share owner” or “share owners” means the person(s) whose name(s) appear on a company’s register of members and who are the legal owners of the shares concerned.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Voting Rights

• Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by the stockholder unless the certificate of incorporation provides otherwise.

•      Under WPP’s articles of association, a share owner who is present in person or who is represented by proxy and entitled to vote at a share owners meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. Under English law, any five ordinary share owners, including proxies for share owners (or a lower number if provided in the articles of association) and any share owner or share owners, including proxies for share owners, representing at least 10% of the shares or of the voting rights, or a lower percentage if provided in the articles of association, has the statutory right to demand a vote by a poll. On a poll each share owner, including proxies for share owners, is entitled to one vote for each ordinary share held.

•      Grey’s certificate of incorporation provides that each holder of a share of common stock is entitled to one vote per share and each holder of Limited Duration Class B common stock is entitled to ten votes per share, in each case, upon all matters presented for a vote at each annual and special meeting of stockholders of the company.

•      Grey’s bylaws provide that, as a general matter, any corporate action to be taken by vote of the stockholders will be authorized by a majority of the total votes, or when the stockholders are required to vote by class, by a majority of votes of the appropriate class, cast at a meeting at which a quorum is present.

•      Additionally, Grey’s certificate of incorporation provides that whenever the vote of stockholders is required to be taken by any provision of the Delaware law in connection with a merger or consolidation of Grey or the sale, lease, exchange or other disposition of all or substantially all of its assets, such action requires the concurrence of the holders of not less than two-thirds of Grey’s outstanding stock entitled to vote thereon.

•      WPP’s articles of association provide that ordinary resolutions put to a vote at a share owners meeting will be decided on a show of hands, unless a poll is demanded by

(a) the chairman of the meeting;

(b) at least five share owners present in person or by proxy that have the right to vote on the resolution;

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
(c) any share owner or share owners (present in person or by proxy) representing at least 10% of the voting rights of all share owners that have the right to vote on the resolution; or

(d) any share owner or share owners (present in person or by proxy) holding shares that have voting rights on the resolution on which the aggregate sum paid on its or their shares is equal to at least 10% of the total sum paid on all the shares having these voting rights on the resolution.

• WPP’s articles of association provide that all special resolutions and extraordinary resolutions are decided on a poll.

•      Under English law, ordinary resolutions must be approved by at least a majority of the votes cast by share owners present in person, or by proxy if the articles of association so permit. If a poll is demanded, the resolution conducted on a poll must be approved by at least a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75% of the votes cast at the meeting to be approved.

• Under WPP’s articles of association, proxies of share owners are entitled to attend, speak and vote at share owners meetings.

•      Under WPP’s articles of association the ADR depositary can appoint several proxies in accordance with the requirements set out in WPP’s articles of association. The purpose of the provision is to enable all registered holders of WPP ADSs to attend, vote and speak at any meeting of WPP share owners, or to appoint another person as proxy. A more complete description of the voting rights of a holder of WPP ADSs is found at “Description of WPP American Depositary Shares—Voting Rights.”

•      The Grey bylaws provide that at all meetings of the stockholders the holders of a majority of the votes of the shares of stock of Grey issued and outstanding and entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class must be present in person or by proxy, or except as otherwise provided by Delaware law or in Grey’s certificate of incorporation.

•      Under English law, two share owners present in person constitute a quorum for purposes of a general meeting, unless the company’s articles of association specify otherwise. WPP’s articles of association do not specify otherwise, except that the share owners will not need to be present in person, and may instead be present by proxy, to constitute a quorum.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

•      Under Delaware law, a certificate of incorporation may provide that in elections of directors, stockholders are entitled to cumulate votes, meaning that a stockholder may accumulate the number of votes he would be permitted to cast in favor of all directors and cast such total votes for a single director or distribute such total votes among any two or more directors. Grey’s certificate of incorporation provides for cumulative voting in the election of directors.

• Cumulative voting is not recognized under English law.

•      Grey’s certificate of incorporation provides that holders of shares of common stock and Limited Duration Class B common stock, have the right, all voting as a single class, to elect a number of directors that shall constitute Grey’s entire board of directors. Such holders also have the right to remove such directors by the affirmative votes of the holders of not less than the number of shares entitled to vote thereon that, if voted cumulatively, would be sufficient to elect the entire class of directors of which such director is a part.

Action by Written Consent

•      Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action required or permitted to be taken at a stockholders meeting without a meeting if the action is consented to in writing by stockholders entitled to cast the same number of votes that would be required to take that action at a meeting at which all stockholders were present and voting in person. Grey’s certificate of incorporation does not alter the right of stockholders to take action by written consent.

•      Although permitted under English law, a public company such as WPP does not generally provide for the passing of resolutions by written consent given the difficulty of obtaining consents from all share owners.

Shareholder Proposals and Shareholder Nominations of Directors

•      Under the Grey bylaws, stockholders do not have an express right to nominate candidates for election to the board of directors or bring other business before an annual meeting and the order of business at all meetings of the stockholders shall be determined by the chairman of the board, or in his absence or inability to act, by the president, or in his absence or inability to act, by any person chosen by a majority of those stockholders entitled to vote who are present, in person or by proxy.

         The SEC rules allow certain resolutions to be included in management’s proxy statement for annual meetings of shareholders if, among other conditions required to be met, advance notice is given to the corporation.

•      Under English law, share owners may demand that a resolution be voted on at a general meeting if the demand is made

(1) by share owners holding at least 5% of the voting power of shares having a right to vote on the resolution; or

(2) by at least 100 share owners holding shares on which there has been paid up an average sum per share owner of at least £100.

The share owners must deposit the demand at the company’s registered office at least six weeks before the general meeting to which it relates.

In general, resolutions to appoint directors must be put to share owners on the basis of one

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the share owners have first unanimously approved so doing.

Sources and Payment of Dividends

•      Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the board of directors may declare and pay dividends out of

(1) surplus of the corporation, which is defined as net assets less statutory capital; or

(2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

provided, however, that if the net assets of the corporation have been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

•      Grey’s certificate of incorporation provides that, if dividends are declared that are payable in shares of common stock or Limited Duration Class B common stock, dividends shall be declared that are payable at the same rate on both classes of stock. Grey’s certificate of incorporation also provides that, if Grey subdivides or combines the outstanding shares of common stock or Limited Duration Class B common stock, the outstanding shares of the other such class of stock will be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of common stock or Limited Duration Class B common stock, as the case may be, have been subdivided or combined.

•      Subject to the prior rights of holders of preferred shares, an English company may pay dividends on its ordinary shares only out of its distributable profits, defined as accumulated, realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums, which are equal to the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares. Amounts credited to the share premium account, however, may be used to pay up unissued shares which may then be distributed to share owners in proportion to their holdings.

•      In addition, under English law, WPP will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves. If recommended by the WPP board, WPP share owners may, by ordinary resolution, declare final dividends, but no dividend may be declared in excess of the amount recommended by the WPP board. The WPP board has the power under WPP’s articles of association to pay interim dividends without the approval of share owners to the extent the financial position of WPP justifies a dividend. WPP has historically paid interim and final dividends in respect of each year.

Rights of Purchase and Redemption

•      Under Delaware law, any corporation may purchase, redeem and dispose of its own shares out of the corporation’s surplus (as defined above), and a corporation may purchase or redeem any of its shares of preferred stock (or its common stock if no preferred stock is outstanding) out of capital if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation, and the remaining assets of the corporation are sufficient to pay its debts.

•      Under English law, a company may issue redeemable shares if authorized by its articles of association, subject to any conditions stated therein. WPP’s articles of association permit the issuance of redeemable shares.

•      A company may purchase its own shares, if the purchase

(1) is authorized by its articles of association; and

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(2) (a) in the case of an open-market purchase, authority to make the market purchase has been given by an ordinary resolution of its share owners; or

(b) in all other cases, has first been approved by a special resolution.

WPP’s articles of association authorize WPP to purchase its own shares.

•      A company may redeem or purchase shares only if the shares are fully paid and, in the case of public companies, only out of

(1) distributable profits; or

(2) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

•      The U.K. Listing Authority requires that where a company has issued listed shares which are convertible into a class of shares to be purchased, the holders of the convertible shares must first pass an extraordinary resolution approving any repurchase at a separate class meeting unless the terms of issue of the securities provided for the company purchasing its own equity securities.

•      The U.K. Listing Authority requires that purchases of 15% or more of a company’s share capital under an authority to purchase granted by share owners must be made through either a tender or partial offer to all share owners, at a stated maximum or fixed price.

•      Purchases under an authority to purchase granted by share owners below the 15% threshold may be made through:

(1) the open market, provided that the price is not more than 5% above the average of the middle market quotations taken from the Daily Official List of the London Stock Exchange for the five business days before the purchase date; or

(2) an off-market transaction negotiated with one or more share owners.

Meetings of Shareholders
• Grey’s bylaws provide that all meetings of stockholders are to be held at any place designated by Grey’s board of directors or the officer calling the meeting.	• Under WPP’s articles of association, all general meetings of share owners will be held at the time and place determined by the directors.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Special Meetings of Shareholders

•      Delaware law provides that special meetings of stockholders may be called by

(1) the board of directors; or

(2) any person or persons authorized by the corporation’s certificate of incorporation or bylaws.

         Grey’s bylaws provide that special meetings of stockholders may be called only on the order of

(1) the chairman of the board of directors; or

(2) the president; or

(3) the board of directors.

•      Grey’s bylaws provide that stockholders entitled to receive notice of a special meeting must receive notice of the meeting at least 10 days and not more than 50 days prior to the meeting. This notice must identify the business to be transacted at the special meeting.

•      Under English law, an extraordinary general meeting of share owners may be called by

(1) the board of directors; or

(2) share owners holding at least one-tenth of the paid-up capital of the company carrying voting rights at the general meetings.

•      The notice requirements for an ordinary resolution, an extraordinary resolution and a special resolution are as follows:

(1) Ordinary resolution—14 clear days’ notice;

(2) Extraordinary resolution—14 clear days’ notice; and

(3) Special resolution—21 clear days’ notice.

         In addition, general meetings may be called upon shorter notice if

(1) in the case of an annual general meeting, all the share owners who are permitted to attend and vote agree to the shorter notice; or

(2) in the case of an extraordinary general meeting, a majority of the share owners holding at least 95% by nominal value of the shares which can be voted at this meeting so agree.

         “Clear days’ notice” means calendar days and excludes

(1) the date of mailing;

(2) the date of receipt or deemed receipt of the notice; and

(3) the date of the meeting itself.

         WPP’s articles of association provide that documents sent by first class mail are deemed received the day after mailing and, if sent by second class mail, on the second day after mailing.

         “Extraordinary resolutions” are relatively unusual and are confined to matters out of the ordinary course of business, such as a proposal to wind up the affairs of the company.

         “Special resolutions” are required for proposals to:

(1) change the name of the company;

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(2) reduce its share capital;

(3) permit the company to issue new shares for cash without applying the share owners preemptive rights;

(4) amend the company’s objects clause in its memorandum of association;

(5) amend the company’s articles of association; or

(6) carry out other matters for which the company’s articles of association or the U.K. Companies Act prescribe that a “special resolution” is required.

         All other proposals relating to the ordinary course of a company’s business, such as the election of directors and transactions, such as mergers, acquisitions and dispositions, are the subject of an “ordinary resolution.”

Appraisal Rights

•      Under Delaware law, stockholders of a corporation involved in a merger generally have the right to demand and receive payment in cash of the fair value of their stock as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration. However, appraisal rights are not available to holders of shares

(1) listed on a national securities exchange;

(2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

(3) held of record by more than 2,000 stockholders;

         unless holders of such shares are required to accept in the merger anything other than any combination of

(1) shares of stock or depositary receipts of the surviving corporation in the merger;

(2) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either

(a) listed on a national securities exchange;

•      While English law does not generally provide for appraisal rights, a shareholder may apply to a court and the court may specify terms for the acquisition that it considers appropriate as described under “—Shareholders’ Votes on Certain Transactions” below.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(b) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

(c) held of record by more than 2,000 holders; or

(3) cash in lieu of fractional shares of the stock or depositary receipts received.

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

Preemptive Rights

•      Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation.

Grey’s certificate of incorporation does not provide for preemptive rights.

•      Under English law, the issuance for cash of:

(1) equity securities, being those which, with respect to dividends or capital, carry a right to participate beyond a specified amount; or

(2) rights to subscribe for or convert into equity securities must be offered first to the existing equity share owners in proportion to the respective nominal values of their holdings, unless a special resolution to the contrary has been passed by share owners in a general meeting.

At its annual general meeting each year, WPP has passed, as is the custom of many English companies whose shares are listed, a resolution to authorize the directors of WPP to allot up to a specified amount of share capital, generally 5% of issued share capital, without these preemption rights. WPP expects that it will continue this practice after the merger.

Amendment of Governing Instruments

•      Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires

(1) recommendation of the board of directors;

(2) the affirmative vote of a majority of the outstanding stock entitled to vote; and

(3) the affirmative vote of a majority of the outstanding stock of each class adversely affected by the amendment.

•      Under English law, share owners have the power to amend:

(1) the objects or purpose clause in a company’s memorandum of association; and

(2) any provisions of the company’s articles of association

by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting share owners to apply to the courts to cancel the amendments.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

•      Under Delaware law, stockholders have the power to adopt, amend or repeal bylaws by the affirmative vote of a majority of the stock present and entitled to vote at a meeting at which a quorum is present, unless the certificate of incorporation or the bylaws specify a greater vote.

•      Under Grey’s certificate of incorporation, approval of the holders of shares representing at least four-fifths of the outstanding stock of Grey entitled to vote is required to amend the bylaws for the purpose of changing the number of directors or to amend or repeal the provision of Grey’s certificate of incorporation which provides that changing the number of directors shall require the concurrence of not less than four-fifths of the outstanding stock of Grey entitled to vote thereon.

•      Under English law, the board of directors is not authorized to change the memorandum of association or the articles of association. See “—Stock Class Rights” below.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by extraordinary resolution of the classes affected in separate class meetings. See “—Stock Class Rights” below.

•      Under Grey’s certificate of incorporation, approval of the holders of shares representing at least two-thirds of the outstanding stock of Grey entitled to vote is required to amend or repeal the provision of Grey’s certificate of incorporation which provides that whenever the vote of stockholders is required to be taken in connection with a merger or consolidation of Grey or the sale, lease, exchange, or other disposition of all or substantially all of its assets, such action requires the concurrence of the holders of not less than two-thirds of Grey’s outstanding stock entitled to vote thereon.

•      Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the bylaws of a company. The Grey certificate of incorporation authorizes Grey’s board of directors to adopt, amend or repeal the Grey bylaws by a vote of a majority of the directors.

Preference Stock

•      The Grey certificate of incorporation authorizes Grey’s board of directors

(1) to provide for the issuance of one or more series of preference stock; and

(2) to fix, subject to any restrictions in the Grey certificate of incorporation, the voting power, the designations, preferences and relative, participating, optional, conversion, dividend or other special rights, and the qualifications, limitations or restrictions thereof, of the preferred stock.

•      Subject to the rights of any existing shareholders, WPP’s articles of association permit WPP to issue new shares with any rights granted to holders of such shares, including rights of priority over the WPP ordinary shares. WPP currently has only issued ordinary shares.

Grey currently does not have any shares of preferred stock outstanding.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Stock Class Rights

•      Under Delaware law, any change to the rights of holders of Grey’s common stock or preference stock would require an amendment to the Grey certificate of incorporation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will

(1) increase or decrease the authorized shares of the class;

(2) increase or decrease the par value of the shares of the class; or

(3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

•      WPP’s articles of association provide that:

(1) the rights of any class of shares may only be changed with the consent in writing of holders of three-fourths of the total nominal value of shares of that class or by an extraordinary resolution passed at a separate class meeting of the holders of the relevant class of shares;

(2) the quorum required for the separate class meetings is at least two people who hold, or act as proxies for, at least one third of the total nominal value of the existing shares of the class, except that at any adjournment of a class meeting one share owner constitutes a quorum, regardless of the number of shares that person holds;

(3) every holder of shares of a class having a separate class meeting is entitled, on a poll, to one vote in respect of each share held; and
(4) a poll may be demanded at a separate class meeting by any person present in person or by proxy and entitled to vote.
Shareholders’ Votes on Certain Transactions

•      Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or substantially all of a corporation’s assets or dissolution requires

(1) the approval of the board of directors; and

(2) approvals by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Grey’s certificate of incorporation provides that whenever the vote of stockholders is required to be taken by any provision of the Delaware law in connection with a merger or consolidation of it or the sale, lease, exchange or other disposition of all or substantially all of its assets, such action requires the concurrence of the holders of not less than two-thirds of Grey’s outstanding stock entitled to vote thereon.

•      The U.K. Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of share owners or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require the approval of:

(1) at a special meeting convened by order of the court of a majority in number of share owners or creditors (as the case may be) representing 75% in value of the capital held by, or debt owed to, the class of share owners or creditors or class thereof present in person or by proxy; and

(2) the court.

Once approved, sanctioned and becoming effective, all share owners and creditors of the relevant class are bound by the terms of the scheme, and a dissenting share owner would have no rights comparable to appraisal rights provided under Delaware law.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

•      Under the rules of the Nasdaq National Market, acquisitions involving

(1) any director, officer or substantial security holders and the issuance of additional shares of common stock of a listed company totaling five percent or more of the outstanding shares of that company’s common stock or five percent or more of the voting power of the company; or

(2) the issuance of additional shares of common stock of a listed company totaling 20% or more of the outstanding shares of common stock or 20% or more of the voting power of the company require the approval of the holders of a majority of the shares voting on the acquisition. Other transactions do not require stockholder approval under the Nasdaq National Market rules.

•      Under the rules of the U.K. Listing Authority, share owner approval:

(1) is usually required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25% or more of the size of the listed company; and

(2) may also be required for an acquisition or disposal of assets between a listed company and parties, including:

(a) directors of the company or its subsidiaries;

(b) a person who is entitled to exercise or control the exercise of 10% or more of the nominal value of any class of the company’s or any holding company’s or its subsidiary’s shares having the right to vote; or

(c) any of their affiliates.

•      The U.K. Companies Act also provides:

(1) that where a takeover offer is made for the shares of a U.K. company; and

(2) within four months of the date of the offer, the offeror has acquired or contracted to acquire at least 90% in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the 90% level, require share owners who do not accept the offer to transfer their shares on the terms of the offer. A dissenting share owner may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate. A minority share owner is also entitled in these circumstances, in the alternative, to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection
• Delaware law allows any stockholder (1) to inspect (a) the corporation’s stock ledger; (b) a list of its stockholders; and

•      Except when closed under the provisions of the U.K. Companies Act, the register and index of names of share owners of an English company may be inspected during business hours:

(1) for free, by its share owners; and

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(c) its other books and records; and

(2) to make copies or extracts of those materials during normal business hours, provided that

(a) the stockholder makes a written request under oath stating the purpose of his inspection; and

(b) the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

(2) for a fee by any other person.

In both cases, the documents may be copied for a fee.

•      The share owners of an English public company may also inspect, without charge, during business hours:

(1) minutes of meetings of the share owners and obtain copies of the minutes for a fee; and

(2) service contracts of the company’s directors.

In addition, the published annual accounts of a public company are required to be available for share owners at a general meeting and a share owner is entitled to a copy of these accounts.

The share owners of WPP do not have rights to inspect the accounting records of WPP or minutes of meetings of its directors.

Standard of Conduct for Directors

•      Delaware law does not contain any specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of Grey’s board is thus determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith, on an informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

•      Grey’s board of directors currently consists of 4 members, one of whom is an executive officer of Grey.

•      Under English law, a director has a fiduciary duty to act in a company’s best interest. This duty includes obligations:

(1) not to create an actual or potential conflict between his duty to the company and duties to any other person or his personal interests, and

(2) to exercise his powers only in accordance with the memorandum and articles of association of the company.

In addition, a director must exercise reasonable care and skill. The precise scope of this duty is not defined, but the test generally is both subjective (i.e., was the director’s conduct that of a reasonably diligent person who has the knowledge and experience of the director) and objective (i.e., was the director’s conduct that of a reasonably diligent person having the knowledge and experience that a director should have).

In addition, a director is also required to disclose to the company of which he is a director certain information, including personal interests, in contracts or arrangements with the company that may not be apparent.

•      WPP’s board currently consists of 13 members, 10 of whom are non-executive directors of WPP.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Classification of the Board of Directors

•      Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.

•      Grey’s certificate of incorporation provides that if the board authorizes the issuance of one or more series of preferred stock with the power to elect directors, three-fourths of the board would comprise Capital Stock Directors elected by common stock, Limited Duration Class B common stock and the preferred stock, voting as a single class, and one-fourth of the board would comprise Preferred Stock Directors, to be elected exclusively by the preferred stock voting as a single class.

•      Grey’s bylaws provide that Grey’s board of directors will be divided into three classes of directors with

(1) two directors in each of the first and second classes and one director in the third class; and

(2) each class elected to serve for a term of three years, with the term of only one class expiring every year; and

(3) directors to be chosen for a full three-year term to succeed the class of directors whose term expires in the year of such election.

•      While English law permits a company to provide for terms of different length for its directors, WPP’s articles of association do not provide for any such differentiation. WPP’s articles of association provide that all directors who, at the date of the notice convening an annual general meeting, have been in office for more than 30 months since they were last elected or re-elected by share owners, must retire from office. These retired directors will be eligible for re-election at that annual general meeting.

Removal of Directors

•      Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors, except that

(1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

(2) directors may not be removed in certain situations in the case of a corporation having cumulative voting.

Under Grey’s certificate of incorporation, a director of Grey may be removed with or without cause by the affirmative vote of holders of not less than the number of shares of common stock and Limited Duration Class B common stock entitled to vote thereon that, if voted cumulatively, would be sufficient to elect the entire class of directors of which such director is a part.

Under the U.K. Companies Act, share owners may remove a director without cause by ordinary resolution, irrespective of any provisions of the company’s articles of association or service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Vacancies on the Board of Directors

•      Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws,

(1) vacancies on a board of directors; and

(2) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen.

•      Grey’s bylaws provide that, subject to the rights of any holders of preference stock,

(1) any vacancies on Grey’s board; or

(2) newly created directorships will be filled only by the affirmative vote of a majority of the remaining directors in office, even if less than a quorum. Grey’s bylaws also provides that any directors chosen to fill a vacancy not resulting from an increase in the number of directors will serve for the remainder of the term of his or her predecessor.

•      Under WPP’s articles of association, share owners may by ordinary resolution appoint a person to be a director:

(1) to fill a vacancy; or

(2) to become an additional director, subject to any maximum provided in the company’s articles of association.

However, the person appointed must either be recommended by the directors or notified to WPP, following certain procedures in WPP’s articles of association.

•      The board of directors has the power to appoint a director to serve until the next annual general meeting of the company, whereupon the director concerned is required to retire but will be eligible for election.

Liability of Directors and Officers

•      Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for

(1) any breach of his duty of loyalty to the corporation or its stockholders;

(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4) any transaction from which he derives an improper personal benefit.

Grey’s certificate of incorporation provides that a director of Grey will not be personally liable to Grey or its stockholders for monetary damages for breach of fiduciary duty as a director.

•      English law does not permit a company to exempt any director or officer of the company or any person employed by the company as an auditor from any liability arising from negligence, default, breach of duty or breach of trust against the company.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Indemnification of Directors and Officers

•      Delaware law provides that a corporation may indemnify a person who is made a party to any third party suit or proceeding on account of being a director or officer of the corporation against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the officer or director

(1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

(2) in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

•      Grey’s certificate of incorporation provides that Grey will indemnify, to the fullest extent permitted by Delaware law, members of its board, officers of Grey and all persons whom Grey will have the power to indemnify from and against all expenses, liabilities or other matters.

•      English law does not permit a company to indemnify:

(1) a director or officer of the company; or

(2) any person employed by the company as an auditor

against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities incurred in proceedings in which:

(1) judgment is entered in favor of the director or officer or the director or officer is acquitted; or

(2) the director or officer is held liable, but the court finds that he acted honestly and reasonably and that relief should be granted.

•      WPP’s articles of association provide that to the extent permitted by the U.K. Companies Act, every director or other officer of WPP is to be indemnified against liabilities he incurs in the actual or purported discharge of his duties or exercise of his power.

•      The U.K. Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against any liability arising from negligence, default, breach of duty or breach of trust against the company.

•      WPP maintains directors’ and officers’ insurance.

Shareholders’ Suits

•      Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must

(1) state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•      While English law only permits a share owner to initiate a lawsuit on behalf of the company in limited circumstances, the U.K. Companies Act permits a share owner whose name is on the register of share owners of the company to apply for a court order:

(1) when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some share owners, including the share owner making the claim; or

(2) when any act or omission of the company is or would be so prejudicial.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(2) (a) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors; or

(b) state the reasons for the plaintiff’s failure to obtain the action or for not making the effort.

•      Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

•      An individual may also commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a share owner on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by share owners on behalf of the company or on behalf of other share owners. In order to become a share owner and enforce these rights under English law, holders of WPP ADSs will be required to withdraw from the depositary at least one of their WPP ordinary shares underlying the WPP ADSs. See “Description of WPP American Depositary Shares—Deposit, Withdrawal and Cancellation” for information about how to withdraw WPP ordinary shares.

Provisions Relating to Share Acquisitions

•      Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15 percent or more of a corporation’s voting stock, within three years after the person or entity became an interested stockholder, unless

(1) the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

(2) after completion of the transaction in which the person became an interested stockholder, the interested stockholder held a least 85% of the voting stock of the corporation not including (a) shares held by officers and directors and (b) shares held by specified employee benefit plans; or

(3) after the person became an interested stockholder, the business combination was approved by the board and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

The merger of WPP and Grey is not governed by the limitations set forth in Section 203. Grey’s board of directors has unanimously approved and adopted the merger and the merger agreement.

•      In the case of a company whose shares are listed, share owner approval must be obtained for certain acquisitions or disposals of assets involving directors or substantial share owners or their associates. In addition, takeovers of public companies, i.e., generally those whose shares are listed, are regulated by the U.K. City Code on Takeovers and Mergers, which is:

(1) comprised of non-statutory rules unenforceable at law; and

(2) administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers.

•      The U.K. City Code on Takeovers and Mergers provides that when:

(1) any person acquires, whether by a series of transactions over a period of time or not, shares which, together with shares held or acquired by persons acting in concert with him, represent 30% or more of the voting rights of a company; or

(2) any person, together with persons acting in concert with him, holds at least 30% but not more than 50% of the voting rights and that person, or any person acting in concert with him, acquires any additional shares the person must generally make an offer for all of the equity shares of the company, whether voting or non-voting, and any class of voting non-equity shares

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

of the company held by that person or any person acting in concert with him, for cash, or accompanied by a cash alternative, at not less than the highest price paid by the person or these persons for the relevant shares during the 12 months preceding the date of the offer.

Takeover Related Provisions

•      A Delaware court will generally uphold board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that

(1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

(2) the board action taken was reasonable in relation to the threat posed.

•      Under English law, directors of a company have a fiduciary duty to take only those actions which are in the interests of the company. Generally, anti-takeover measures are not actions which fall within this category.

•      Under the U.K. City Code on Takeovers and Mergers, a company is prohibited from taking any action without the approval of its share owners at a general meeting after:

(1) a bona fide offer has been communicated to its board of directors; or

(2) its board of directors has reason to believe that a bona fide offer might be imminent,

which action could effectively result in the offer being frustrated or the share owners being denied an opportunity to decide on its merits.

•      WPP does not maintain a share owner rights plan.

Disclosure of Interests

•      Acquirors of Grey common stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the outstanding Grey common stock must, within 10 days after such acquisition

(1) file a Schedule 13D with the SEC disclosing specified information; and

(2) send a copy of the Schedule 13D to Grey and to each securities exchange on which Grey common stock is traded.

•      Grey is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of stockholders the identity and number of shares of Grey common stock beneficially owned by:

(1) each of its directors;

(2) its chief executive officer;

•      The U.K. Companies Act provides that anyone who acquires a material interest or becomes aware that he has acquired a material interest in 3% or more of any class of shares of a public company’s issued share capital carrying rights to vote at general share owner meetings must notify that company in writing of his interest within two days. Thereafter, any increase or decrease of a whole percentage or decrease which reduces the interest to below 3% must be notified in writing to the company. This requirement will apply to holders of WPP ordinary shares.

In addition, the U.K. Companies Act provides that a public company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in the company’s issued voting share capital to:

(1) confirm whether this is or is not the case; and

(2) if this is the case, to give further information that the company requires relating to

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners

(3) each of its four most highly compensated executive officers other than its chief executive officer;

(4) all of its directors and executive officers as a group; and

(5) any beneficial owner of 5% or more of the Grey common stock of whom it is aware.

his interest and any other interest in the company’s shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.

ADSs will generally constitute holding an interest in the underlying WPP ordinary shares.

When the notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, among other things:

(1) any transfer of the shares;

(2) the exercise of voting rights;

(3) the issue of further shares in right of them; and

(4) other than in a liquidation, dividends and other payments.

These restrictions may also avoid any agreement to transfer the shares. In respect of an interest in shares that is less than 0.25% of the relevant class of shares in a company whose shares are listed, the restrictions extend only to a prohibition against attending and voting at share owners meetings.

The articles of association of WPP provide that the WPP board may impose the restrictions on share owners set forth in the above paragraph, which restrictions are normally imposed by the courts in the event a notice is served.

In addition, holders of WPP ADSs are required to comply with specified U.S. securities law requirements, including filing Schedules 13D with respect to their beneficial ownership of the underlying WPP ordinary shares if they beneficially hold more than 5% of the WPP ordinary shares outstanding.

•      WPP is required by the listing rules of the U.K. Listing Authority to disclose in its annual report the identity and share interests of its directors and any persons connected with them, as defined in the U.K. Companies Act, and of any person with an interest of 3% or more of its ordinary shares, including ordinary shares underlying ADSs.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws
Ability to Bring Suits, Enforce Judgments and Enforce U.S. Law

•      Grey is a U.S. company incorporated under the laws of Delaware and has substantial assets located in the U.S. As a result, investors generally can initiate lawsuits in the U.S. against Grey and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.

•      WPP is an English company located in the U.K. Many of the directors and officers of WPP will be residents of the U.K. and not the U.S. In addition, although WPP will have substantial assets in the U.S., the majority of WPP’s assets and a large portion of the assets of WPP’s directors and officers will be located outside of the U.S.

As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

(1) to effect service within the U.S. upon WPP and the directors and officers of WPP located outside the U.S.;

(2) to enforce in U.S. courts or outside the U.S., judgments obtained against those persons in U.S. courts;

(3) to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S.; and

(4) to enforce against those persons in the U.K., whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Short Swing Profits

•      Directors and officers of Grey are governed by rules under the Exchange Act that may require directors and officers to forfeit to Grey any “short swing” profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of Grey equity securities.

•      Directors and officers of WPP are not subject to the Exchange Act’s “short swing” profit rules because WPP is a foreign private issuer under the Exchange Act which is not subject to these rules.

However, directors of WPP are subject to applicable U.K. legislation prohibiting insider dealing.

In addition, the directors have to comply with the Model Code of the U.K. Listing Authority which has been adopted by WPP, which provides that the considerations taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director must not be of a short-term nature.

The Model Code also places additional restrictions on trading during periods prior to announcement of a company’s results.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Proxy Statements and Reports
Notices and Reports to Shareholders
• Under the Exchange Act proxy rules, Grey must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.

•      As a foreign private issuer, WPP will not be governed by the proxy rules under the Exchange Act.

However, WPP will be governed by the U.K. Companies Act and the listing rules of the U.K. Listing Authority regulating notices of share owner meetings, which provide that notice of a share owner meeting must be accompanied by:

(1) a share owner circular containing an explanation of the purpose of the meeting; and

(2) the recommendations of the board with respect to actions to be taken.

In addition, WPP sends WPP ordinary share owners a copy of its annual report and accounts or a summary thereof. Under the rules of the Nasdaq National Market, WPP is required to distribute to its ADS holders copies of its annual report. In connection with the merger, WPP will amend its agreement with the ADR depositary to require it to deliver to the depositary, for distribution, to ADS holders, all reports WPP distributes to holders of its ordinary shares.

In addition, under the listing rules of the U.K. Listing Authority, WPP will, depending on their size and importance, be required to send to share owners details relating to certain acquisitions, dispositions, takeovers, mergers and offers either made by, or in respect of, the company.

Provisions Currently Applicable to Grey Stockholders	Provisions Applicable to WPP Share Owners
Reporting Requirements

•      As a U.S. public company, Grey must file with the SEC, among other reports and notices:

(1) an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

(2) a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending on or after December 15, 2004 and before December 15, 2005 and within 35 days after the end of a fiscal quarter ending on or after December 15, 2005; and

(3) Current Reports on Form 8-K upon the occurrence of important corporate events.

•      As a foreign private issuer with securities quoted on the Nasdaq National Market and registered under Section 12 of the Exchange Act, WPP will be required to publicly file with the SEC Annual Reports on Form 20-F within six months after the end of each fiscal year and reports on Form 6-K.

•      WPP is also required to notify the U.K. Listing Authority of:

(1) any major new developments relating to its business which are not public knowledge and may lead to a substantial movement in its share price;

(2) notifications received by it from persons holding an interest in 3% or more of any class of the company’s share capital;

(3) any changes in its board of directors;

(4) any purchase or redemption by it of its own equity securities;

(5) interests of directors in its shares or debentures; and

(6) changes in its capital structure.

VALIDITY OF SECURITIES

Allen & Overy LLP will pass upon the validity under English law of the WPP ordinary shares to be issued pursuant to the merger.

STOCKHOLDER PROPOSALS

Grey does not intend to hold an annual meeting of its stockholders in 2005 and will hold its 2005 annual meeting only if the merger is not completed. If Grey’s 2005 annual meeting is to be held, to be considered for inclusion in Grey’s proxy statement for the meeting, stockholder proposals must have been received by the Secretary of Grey at Grey’s principal executive offices, 777 Third Avenue, New York, New York 10017, no later than August 10, 2005 and otherwise have complied with the requirements of Rule 14a-8 under the Exchange Act.

With respect to any stockholder proposal which a Grey stockholder has not previously sought to include in Grey’s proxy statement, notice of the same must be provided by October 24, 2005 or management proxies will be allowed, pursuant to Rules 14a-4 and 14a-5(e) promulgated pursuant to the Exchange Act, to use their discretionary authority with respect to such proposals when raised at Grey’s 2005 annual meeting.

EXPERTS

The consolidated financial statements of Grey appearing in Grey’s Annual Report (Form 10-K and 10-K/A) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of WPP as of December 31, 2003, 2002 and 2001 and for each of the years then ended incorporated into this proxy statement/prospectus by reference to the Report of Foreign Private Issuer on Form 6-K/A of WPP filed with the SEC on January 25, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report therein, and have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

WPP files annual reports and furnishes other information and Grey files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The Grey filings, the most recent WPP filings and other information on file with the SEC, and the registration statement of which this proxy statement/prospectus forms a part, are available at the Internet world wide web site maintained by the SEC at www.sec.gov.

WPP has filed a registration statement on Form F-4 to register with the SEC the WPP ordinary shares which Grey stockholders will receive in connection with the merger including ordinary shares evidenced by WPP ADSs. A registration statement on Form F-6 in respect of the WPP ADSs has also been filed. This proxy statement/prospectus is a part of the registration statement on Form F-4 and constitutes a prospectus of WPP, as well as being a proxy statement of Grey for its special meeting.

The SEC permits WPP and Grey to “incorporate by reference” information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or superseded by any information subsequently incorporated by reference.

This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about WPP and Grey and their financial conditions.

WPP SEC Filings (File No. 000-16350)	Period or Filing Date
Annual Report on Form 20-F*	Year ended December 31, 2003
Reports on Form 6-K and 6-K/A	Filed on July 2, 2004, September 23, 2004, October 1, 2004, December 1, 2004, December 20, 2004, December 21, 2004, January 25, 2005, and January 27, 2005

Grey SEC Filings (File No. 000-7898)	Period or Filing Date
Annual Report on Form 10-K and 10-K/A	Year ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004
Current Report on Form 8-K	Filed on January 8, 2004, February 27, 2004,
March 2, 2004, April 9, 2004, April 19, 2004,
May 10, 2004, May 18, 2004, July 20, 2004,
September 13, 2004, September 28, 2004, October 6,
2004, October 15, 2004, November 8, 2004,
December 2, 2004 and December 10, 2004

WPP and Grey also incorporate by reference into this proxy statement/prospectus additional documents that they may file with or furnish to the SEC from the date of this proxy statement/prospectus to the date of the Grey special meeting. These include reports such as Annual Reports on Form 10-K and Form 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any Reports on Form 6-K designated as being incorporated by reference into this proxy statement/prospectus, as well as proxy statements filed by Grey.

The WPP ADSs are quoted on the Nasdaq National Market. The WPP ordinary shares are admitted to the Official List of the U.K. Listing Authority and trade on the main market of the London Stock Exchange. The WPP ordinary shares also trade on German stock exchanges in Berlin, Frankfurt, Munich and Stuttgart.

*	Excluding the financial statements contained in pages F-1 through F-36 thereof, which are superseded by the financial statements contained in the Form 6-K/A filed on January 25, 2005.

You may not have been sent some of the documents incorporated by reference, but you can obtain any of them through WPP or Grey as described below, the SEC or the SEC’s Internet world wide web site as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

WPP Group plc c/o WPP Group USA, Inc. 125 Park Avenue New York, New York 10017 Tel: (212) 632-2200 Attention: Investor Relations	WPP Group plc 27 Farm Street London WIJ 5RJ England Tel: (011 44) 20 7408 2204 Attention: Feona McEwan, Group Communications Director	Grey Global Group Inc. 777 Third Avenue New York, New York 10017 Tel: (212) 546-2000 Attention: Corporate Secretary

If you would like to request documents from WPP or Grey, please do so by to receive them before the Grey special meeting.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to vote on the merger. No one has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated January 31, 2005. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to Grey stockholders nor the issuance by WPP of ADSs or ordinary shares in connection with the merger shall create any implication to the contrary. Information contained in this proxy statement/prospectus regarding WPP has been provided by WPP, and information contained in this proxy statement/prospectus regarding Grey has been provided by Grey.

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

WPP GROUP PLC,

ABBEY MERGER CORPORATION

and

GREY GLOBAL GROUP INC.

Dated as of September 11, 2004

INDEX OF PRINCIPAL TERMS

Page
2004 Bonus Program	A-45
Acquisition Proposal	A-44
affiliate	A-57
Agreement	A-8
Antitrust Law	A-48
beneficial owner	A-57
beneficially owned	A-57
Book-Entry Shares	A-17
Burdensome Conditions	A-48
business day	A-57
By-Laws	A-20
Cash Cap Number	A-11
Cash Electing Share	A-10
Cash Election	A-10
Cash Election Number	A-11
Cash Percentage	A-11
Cause	A-14
Certificate of Incorporation	A-20
Certificate of Merger	A-9
Certificates	A-13
Class B Common Stock	A-9
Class B Shares	A-10
Closing	A-8
Closing Date	A-9
Code	A-8
Common Law Employee	A-27
Common Shares	A-10
Common Stock	A-9
Company	A-8
Company Affiliates	A-50
Company Board Recommendation	A-41
Company Common Stock	A-10
Company Confidentiality Agreement	A-43
Company Disclosure Schedule	A-19
Company Employees	A-25
Company Material Adverse Effect	A-20
Company Plans	A-25
Company Proxy Statement	A-41
Company SEC Reports	A-23
Company Stock Option	A-14
Company Stock Plans	A-21
Confidentiality Agreements	A-43
Contracts	A-23
control	A-57
controlled	A-57
controlled by	A-57
Convertible Debenture Actions	A-50
Convertible Debentures	A-16
corresponding section	A-57

Page
Costs	A-46
Deposit Agreement	A-10
Depository	A-10
DGCL	A-8
Disability	A-15
Dissenting Shares	A-17
DOJ	A-48
ECMR	A-23
Effective Time	A-9
Electing Shares	A-10
Election Date	A-13
employee benefit plan	A-25
Employment Agreement	A-8
Environmental Laws	A-30
Environmental Permits	A-30
ERISA	A-25
Europe	A-14
Europe Company Stock Option	A-14
European Person	A-14
Exchange Act	A-13
Exchange Agent	A-17
Exchange Ratio	A-10
Excluded Shares	A-10
Financial Advisors	A-29
Foreign Antitrust Laws	A-23
Foreign Benefit Plan	A-25
Form F-4	A-41
Form of Election	A-13
FTC	A-48
Germany Pension Plan	A-25
Good Reason	A-15
Governmental Entity	A-23
HSR Act	A-23
Indemnified Parties	A-46
Indenture	A-16
Intellectual Property	A-29
IRS	A-25
knowledge	A-58
Leases	A-28
Licenses	A-23
Material Contract	A-31
materially delay	A-58
Materials of Environmental Concern	A-30
Merger	A-8
Merger Consideration	A-11
Merger Requisite Votes	A-22
Merger Sub	A-8
Non-Electing Holders	A-17
Non-Electing Share	A-10
Non-Europe Company Stock Option	A-14

Page
Official List	A-15
Other Consideration	A-12
Other Shares Value	A-12
Parent	A-8
Parent ADRs	A-10
Parent Confidentiality Agreement	A-43
Parent Depository Shares	A-10
Parent Disclosure Schedule	A-32
Parent Listing Particulars	A-42
Parent Material Adverse Effect	A-33
Parent Ordinary Share Certificates	A-17
Parent Ordinary Shares	A-10
Parent Reports	A-35
Per Share Cash Consideration	A-10
Per Share Stock Consideration	A-10
person	A-58
Preferred Stock	A-21
Representatives	A-44
Restricted Shares	A-15
SEC	A-15
Securities Act	A-23
Shares	A-10
Shortfall Number	A-11
Significant Subsidiary	A-21
SMIP	A-16
Stock Electing Share	A-10
Stock Election	A-10
Stockholders Meeting	A-41
subsidiary	A-58
Superior Proposal	A-44
Surviving Corporation	A-8
Takeover Statute	A-29
Tax Representation Letter	A-50
Tax Return	A-29
Taxes	A-29
Termination Date	A-54
Termination Fee	A-55
U.K. GAAP	A-35
U.S. generally accepted accounting principles	A-58
UKLA	A-15
under common control with	A-57
Voting Agreement	A-8

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 11, 2004 (this “Agreement”), among WPP Group plc, an English public limited company (“Parent”), Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Grey Global Group Inc., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the merger (the “Merger”) of the Company with and into Merger Sub in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, (ii) approved this Agreement in accordance with the DGCL, upon the terms and conditions contained herein, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Boards of Directors of Parent and Merger Sub have approved, and the board of directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement providing for the Merger in accordance with the DGCL, upon the terms and conditions contained herein;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Edward H. Meyer is entering into a voting agreement with Parent and Merger Sub (the “Voting Agreement”) pursuant to which Mr. Meyer is agreeing in his capacity as a stockholder of the Company to vote all of his Shares (as defined in Section 2.1(a)) in favor of the adoption of this Agreement; and Mr. Meyer is entering into an agreement with the Company, Merger Sub and Parent (the “Employment Agreement” setting forth, among other things Mr. Meyer’s role with the Surviving Corporation (as defined in Section 1.1) after the Effective Time (as defined in Section 1.2); and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 1.2 Closing; Effective Time. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the second business day (or such later business day as necessary to allow for compliance with the announcement requirement of the penultimate sentence of Section 2.2(d)(i)) after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions), or at such other place or at such other date as Parent and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the parties hereto, being the “Effective Time”) and shall make all other filings or recordings required under the DGCL in connection with the Merger.

SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4 Certificate of Incorporation; By-Laws.

(a) At the Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.

(b) From and after the Effective Time, the by-laws of Merger Sub shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable law.

SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. Prior to the Effective Time, Parent and Merger Sub shall take all necessary action to elect or appoint the officers of the Company (other than those who Parent determines shall not remain as officers of the Surviving Corporation) immediately prior to the Effective Time as officers of the Surviving Corporation, which shall be effective as of the Effective Time. Such officers shall hold office with the Surviving Corporation, in each case until the earlier of his or her resignation or removal.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) and Limited Duration Class B Common Stock, par value $0.01 per share of the Company (the “Class B Common Stock”, and together with the Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock (“Common Shares”) or shares of Class B Common Stock (“Class B Shares”, and together with the Common Shares, the “Shares”) to be canceled pursuant to Section 2.1(b) (any Shares to be so cancelled, “Excluded Shares”) and any Dissenting Shares (as defined in Section 2.5(a)) shall, subject to Section 2.2(c), be converted into the right to receive the following:

(i) Each Share with respect to which an election to receive cash consideration (a “Cash Election”) is properly made, and not revoked, in accordance with Section 2.2(d) (each, a “Cash Electing Share”), shall be converted into the right to receive $1,005 in cash, without interest (the “Per Share Cash Consideration”).

(ii) Each Share with respect to which an election to receive share consideration (a “Stock Election”) is properly made, and not revoked, in accordance with Section 2.2(d) (each, a “Stock Electing Share” and all Stock Electing Shares, together with all Cash Electing Shares, the “Electing Shares”), shall be converted into the right to receive 21.746 (the “Exchange Ratio”) American Depository Shares of Parent (“Parent Depository Shares”, each Parent Depository Share representing five ordinary shares of nominal value 10p each of Parent (“Parent Ordinary Shares”)) (together with any cash in lieu of fractional Parent Ordinary Shares or Parent Depository Shares to be paid pursuant to Section 2.6(k), the “Per Share Stock Consideration”). Each holder of Shares entitled to receive Parent Depository Shares in the Merger in respect of the holder’s Shares shall have the right to elect to receive, in lieu of some or all of the Parent Depository Shares the holder is otherwise entitled to receive pursuant to the prior sentence, the number of Parent Ordinary Shares represented by the Parent Depository Shares in respect of which such election is made.

(iii) Each Share other than Shares with respect to which a Cash Election or a Stock Election is properly made, and not revoked, in accordance with Section 2.2(d) (each, a “Non-Electing Share”), shall be converted into the right to receive the Per Share Cash Consideration and/or the Per Share Stock Consideration, as determined in accordance with Section 2.2(c).

(b) Each Share held in the treasury of the Company, Parent or Merger Sub or owned by any direct or indirect subsidiary of such persons, in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof and no consideration shall be paid with respect thereto.

(c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue as one share of common stock of the Surviving Corporation.

SECTION 2.2 Certain Actions Related to Conversion of Securities.

(a) Parent Depository Shares.

(i) The Parent Depository Shares issued in connection with the Merger shall be evidenced by one or more receipts (“Parent ADRs”) issued in accordance with the Amended and Restated Deposit Agreement, dated as of October 24, 1995, among Parent, Citibank, N.A., as Depository (the “Depository”), and the holders and beneficial owners from time to time of Parent ADRs, as amended (the “Deposit Agreement”). As of the Effective Time, the Company or Parent shall pay for all United Kingdom stamp duties, stamp duty reserve tax and other similar taxes and similar levies imposed in connection with the issuance or creation of the Parent Depository Shares to be issued in the Merger and any Parent ADRs in connection therewith and any other United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) that may be payable by Parent and the Company pursuant to the Deposit Agreement. The Company and Parent shall have the same obligation with respect to issuance of Parent Depository Shares and Parent ADRs in connection with the exercise of any Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares in accordance with Section 2.3(a). Subject to Section 2.6(f), no holder of Shares or Company Stock Options shall be obligated to pay any fee or other charge or expense to the Depository in connection with the issuance of Parent Ordinary Shares (or the related Parent Ordinary Share Certificates) or Parent Depository Shares (or the related Parent ADRs) pursuant to the Merger, upon exercise of Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or under a SMIP in accordance with Section 2.3(d).

(ii) The cash payable, and the Parent Depository Shares (or Parent Ordinary Shares, as applicable) issuable, in respect of each of the Shares pursuant to this Article II, are referred to as the “Merger Consideration.” From and after the Effective Time, the Shares shall no longer be outstanding and, subject to Section 2.5(b), no holder of Shares shall have any rights with respect thereto except the right to receive Merger Consideration in respect of such Shares pursuant to this Article II and the right to receive dividends and other distributions pursuant to Section 2.6(i), in each case without interest and only upon compliance with the applicable provisions of this Article II.

(iii) Parent Depository Shares and Parent Ordinary Shares issued in connection with the Merger (or under Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or under a SMIP in accordance with Section 2.3(d)) will rank pari passu in all respects with the outstanding Parent Depository Shares and Parent Ordinary Shares at the time of issue.

(b) Adjustment of Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Common Shares, Class B Shares or Parent Ordinary Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, or Parent changes the number of Parent Ordinary Shares represented by a Parent Depository Share, the Per Share Cash Consideration, the Exchange Ratio, the Per Share Stock Consideration and any other dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Per Share Cash Consideration, Exchange Ratio or Per Share Stock Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

(c) Proration. Notwithstanding anything in this Agreement to the contrary (but subject to Section 2.5):

(i) The Cash Percentage (as defined below) of the Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) (such number, the “Cash Cap Number”), shall be converted into the right to receive the Per Share Cash Consideration pursuant to Section 2.1(a)(i), and all other Shares issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted into the right to receive the Per Share Stock Consideration. The “Cash Percentage” shall be equal to 50%, subject to adjustment as provided in Section 2.2(c)(iv).

(ii) (x) if the aggregate number of Cash Electing Shares (such number, the “Cash Election Number”) exceeds the Cash Cap Number, then (A) all Stock Electing Shares and Non-Electing Shares shall be converted into the right to receive the Per Share Stock Consideration and (B) the number of Cash Electing Shares of each stockholder of the Company that shall be converted into the right to receive the Per Share Cash Consideration shall be equal to the product obtained by multiplying (A) the number of Cash Electing Shares of such stockholder by (B) a fraction, the numerator of which is the Cash Cap Number and the denominator of which is the Cash Election Number, with the remaining number of such holder’s Cash Electing Shares being converted into the right to receive the Per Share Stock Consideration;

(y) if the Cash Election Number is less than the Cash Cap Number (the number of Shares by which the Cash Election Number is less than the Cash Cap Number, the “Shortfall Number”), then (A) all Cash Electing Shares shall be converted into the right to receive the Per Share Cash Consideration and (B) the Stock Electing Shares and Non-Electing Shares shall be treated in the following manner:

(I) if the Shortfall Number is less than or equal to the aggregate number of Non-Electing Shares, then (X) all Stock Electing Shares shall be converted into the right to receive the Per Share Stock Consideration and (Y) the Non-Electing Shares of each stockholder of the Company shall be converted into the right to receive the Per Share Cash Consideration in respect of that number of Non-Electing Shares equal to the product obtained by multiplying (1) the number of Non-Electing Shares of such stockholder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-Electing Shares, with the remaining number of such holder’s Non-Electing Shares being converted into the right to receive the Per Share Stock Consideration; or

(II) if the Shortfall Number exceeds the aggregate number of Non-Electing Shares, then (X) all Non-Electing Shares shall be converted into the right to receive the Per Share Cash Consideration and (Y) the number of Stock Electing Shares of each stockholder of the Company that shall be converted into the right to receive the Per Share Cash Consideration shall be equal to the product obtained by multiplying (1) the number of Stock Electing Shares of such stockholder by (2) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the aggregate number of Non-Electing Shares and the denominator of which is the aggregate number of Stock Electing Shares, with the remaining number of such holder’s Stock Electing Shares being converted into the right to receive the Per Share Stock Consideration.

(iii) For purposes of the calculations in this Section 2.2(c), Shares that constitute Dissenting Shares immediately prior to the Effective Time shall be deemed to be Non-Electing Shares.

(iv) Notwithstanding the foregoing provisions of this Section 2.2, the Cash Percentage shall be reduced (A) if the aggregate Per Share Cash Consideration plus an amount equal to (x) the Per Share Cash Consideration multiplied by (y) the sum of the number of Dissenting Shares, if any, and the number of Shares owned by Parent or Merger Sub canceled in accordance with Section 2.1(b) (the product of (x) and (y) being referred to as the “Other Shares Value”) plus any other amounts paid by Parent (or any affiliate thereof) to, or on behalf of, any holder of Shares (including any cash paid in lieu of fractional Parent Ordinary Shares or Parent Depositary Shares) to the extent such other amounts would be treated as exchanged for a “proprietary interest” in the Company (within the meaning of Treasury Regulation Section 1.368-1(e)) (such other amounts together with the Other Shares Value, the “Other Consideration”) would represent more than 60% of the fair market value of the aggregate Merger Consideration (with the Per Share Stock Consideration being valued on the basis of the average of the high and low prices of a Parent Depositary Share on The New York Stock Exchange Composite Tape on the Closing Date) plus the Other Consideration, to the minimum extent necessary so that the aggregate Per Share Cash Consideration plus the Other Consideration equals 60% of the aggregate value of the Merger Consideration (with the Per Share Stock Consideration being valued on the basis of the average of the high and low prices of a Parent Depositary Share on The New York Stock Exchange Composite Tape on the Closing Date) plus the Other Consideration, or (B) if otherwise necessary to permit the delivery of the tax opinions referred to in Sections 7.2(c) and 7.3(c), to the minimum extent necessary to enable such opinions to be rendered. If the Cash Percentage is reduced, Parent and the Company shall promptly announce the amount of such reduction.

(d) Election Procedures.

(i) Each person who, on or prior to the Election Date (as defined in Section 2.2(d)(ii)), is a record holder of Shares (other than Dissenting Shares) shall be entitled to specify, in accordance with this Section 2.2(d), (x) the number of such holder’s Shares (including Restricted Shares (as defined in Section 2.3(c)) and, if the Shares to which the election relates are represented by Certificates, the particular Shares, with respect to which such holder makes a Cash Election and (y) the number of such holder’s Shares (including Restricted Shares) and, if the Shares to which the election relates are represented by Certificates, the particular Shares, with respect to which such holder makes a Stock Election.

(ii) Parent shall prepare and file as an exhibit to the Form F-4 (as defined in Section 6.2(a)) a form of election (the “Form of Election”) in form and substance reasonably acceptable to the Company. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any certificates representing Shares (“Certificates”) shall pass, only upon proper delivery of the Form of Election and any Certificates. The Company shall mail the Form of Election with the Company Proxy Statement (as defined in Section 6.2(a)) to all persons who are record holders of Shares as of the record date for the Stockholders Meeting (as defined in Section 6.1(a)). The Form of Election shall be used by each record holder of Shares (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) who wishes to make a Cash Election and/or a Stock Election for any or all Shares (including Restricted Shares) held by such holder. The Company shall use its reasonable best efforts to make the Form of Election, together with a copy of the Company Proxy Statement, available to all persons who become record holders of Shares during the period between the record date for the Stockholders Meeting and the Election Date. Any holder’s Election shall have been properly made only if the Exchange Agent (as defined in Section 2.6(a)) shall have received at its designated office, by 5:00 p.m., New York City time, on (A) the date of the Stockholders Meeting or (B) if the Closing Date is more than four business days following the Stockholders Meeting, the date that is two business days prior to the Closing Date (the “Election Date”), a Form of Election properly completed and signed and, if the Shares to which the Cash Election and/or Stock Election relate are represented by Certificates, the Form of Election shall have been accompanied by Certificates representing those Shares duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); provided, that, such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). After a Cash Election or a Stock Election is validly and properly made with respect to any Shares, no further registration of transfers of such Shares shall be made on the stock transfer books of the Company, unless and until such Cash Election or Stock Election is properly revoked in accordance with Section 2.2(d)(iii). Parent and the Company shall announce the anticipated Election Date at least five business days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Date shall be similarly delayed to a subsequent date, and Parent and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Date.

(iii) Any Cash Election or Stock Election may be revoked with respect to all or a portion of the Shares subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with Article VIII. If a Cash Election or Stock Election is revoked with respect to Shares represented by Certificates, Certificates representing such Shares shall be promptly returned to the holder that submitted the same to the Exchange Agent.

(iv) The determination of the Exchange Agent (or the determination of Parent, after reasonable consultation with the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections and Stock Elections shall have been properly made or revoked pursuant to this Section 2.2(d) and as to when Cash Elections, Stock Elections and revocations were received by the Exchange Agent. The Exchange Agent (or Parent, after reasonable consultation with the Company, in the event that the Exchange Agent declines to make the following computation) shall also make all computations as to the proration contemplated by Section 2.2(c), and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of Parent, after Parent’s reasonable consultation with the Company, make any rules as are consistent with this Section 2.2(d) for the implementation of the Cash Elections and Stock Elections provided for in this Agreement as shall be necessary or desirable to effect these Cash Elections and Stock Elections.

(v) To the extent practicable, the Form of Election shall permit each holder that beneficially owns Shares and/or whose affiliates beneficially own Shares in more than one name or account to specify how to allocate the Per Share Cash Consideration and Parent Depository Shares or Parent Ordinary Shares, as the case may be, to be issued in the Merger among the various accounts that such holder of Shares beneficially owns and, with the requisite consent of such holder’s affiliates, among the accounts beneficially owned by such holder and its affiliates.

SECTION 2.3 Options; Restricted Stock; SMIP.

(a) The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the applicable Company Stock Plans (as defined in Section 3.3(a)) so that (1) each option to purchase Shares held by an employee, director, or former employee or former director of the Company or any of its subsidiaries (each, a “Company Stock Option”) outstanding at the Effective Time shall, as of the Effective Time, cease to represent a right to acquire Shares, (2) (x) each Company Stock Option held by a person whose primary place of residence or employment with the Company or any of its subsidiaries at the Effective Time is in

Europe (as defined below) (such option, a “Europe Company Stock Option” and such person, a “European Person”) shall be, from and after the Effective Time, an option to acquire Parent Ordinary Shares as provided below, and (y) each Company Stock Option that is not a Europe Company Stock Option (such option, a “Non- Europe Company Stock Option”) shall be, from and after the Effective Time, an option to acquire Parent Depository Shares as provided below, (3) if the employment of a holder of Company Stock Options is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause (as defined below), the holder terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason (as defined below) or his or her employment with the Surviving Corporation or any of its subsidiaries terminates as a result of his or her death or Disability (as defined below), in any such case, all of the then unvested Company Stock Options held by such holder shall become fully vested upon such termination and exercisable, in the case of a termination not for Cause or for Good Reason, for a period of thirty days following such termination and, in the case of a termination on account of death or disability, for a period of one year following such termination, and (4) except as expressly set forth in this Section 2.3(a), from and after the Effective Time, each Company Stock Option shall remain subject to the terms and conditions (including, subject to the prior clause (3), the vesting terms) applicable thereto immediately prior to the Effective Time. From and after the Effective Time, (i) the number of Parent Ordinary Shares purchasable upon exercise of each outstanding Europe Company Stock Option shall be equal to the product obtained by multiplying (x) the number of Shares that were purchasable under that Europe Company Stock Option immediately prior to the Effective Time by (y) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest whole number of Parent Ordinary Shares, and (ii) the exercise price per Parent Ordinary Share under each Europe Company Stock Option shall be equal to the quotient obtained by dividing (x) the exercise price per Share of each Europe Company Stock Option immediately prior to the Effective Time by (y) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest cent. From and after the Effective Time, (i) the number of Parent Depository Shares purchasable upon exercise of each outstanding Non-Europe Company Stock Option shall be equal to the product obtained by multiplying (x) the number of Shares that were purchasable upon exercise of that Non-Europe Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest whole number of Parent Depository Shares, and (ii) the exercise price per Parent Depository Share under each Non-Europe Company Stock Option shall be obtained by dividing (x) the exercise price per Share of each Non-Europe Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)), rounded up or down to the nearest cent. Notwithstanding the foregoing, each Company Stock Option intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and each Company Stock Option required by law of any applicable jurisdiction to be adjusted in a manner other than as set forth above, shall be adjusted as required by the applicable law. For the purposes of this Agreement, “Europe” means only the following countries or regions: Austria, Belgium, Denmark, Eire Island, Finland, France, Germany, Greece, Italy, Luxemburg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. For purposes of this Section 2.3, the term “Cause” shall mean (i) the willful misappropriation of the funds or property of the Surviving Corporation or any of its affiliates; (ii) conviction in a court of law for, or the entering of a plea of guilty or no contest to, a felony or any crime involving moral turpitude, fraud, dishonesty or theft; and (iii) the commission of any willful misconduct which is demonstrably injurious to the reputation, business or business relationships of the Surviving Corporation or any of its affiliates. For purposes of this Section 2.3, the term “Good Reason” shall mean (i) a reduction in the employee’s base salary as in effect immediately prior to the date of this Agreement, (ii) a significant diminution to the employee’s position or significant decrease in the employee’s duties from his or her position and duties in effect immediately after the Effective Time, in each case without the employee’s prior written consent, or (iii) a change in the employee’s principal work location, if the employee’s principal work location immediately after the Effective Time is in Manhattan, New York City, to outside Manhattan, New York City, or, if the employee’s principal work location immediately after the Effective Time is outside Manhattan, New York City, to outside of the city of the employee’s principal work location, in each case without the employee’s prior written consent. For purposes of this Section 2.3, the term “Disability” shall mean (i) the term “Disability” as used in the Surviving Corporation’s long-term disability plan, if any, or (ii) a physical or mental infirmity which impairs the employee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days as determined by the Surviving Corporation.

(b) Parent shall have available after the Effective Time the number of Parent Depository Shares and Parent Ordinary Shares required to satisfy upon exercise of Company Stock Options outstanding immediately after the Effective Time in accordance with Section 2.3(a) or issuable under the SMIPs in accordance with Section 2.3(d). Parent shall file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act prior to the Effective Time so that Parent shall have available from and after the Effective Time the number of Parent Depository Shares and Parent Ordinary Shares issuable upon the exercise of Non-Europe Company Stock Options as provided in Section 2.3(a) or issuable to a Stock Participant who is not a European Person in accordance with Section 2.3(d), and shall use reasonable best efforts to (i) cause such registration statement or post-effective amendment to become effective and comply, to the extent applicable, with state securities or “blue sky” laws with respect thereto, at the Effective Time, and (ii) maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as those options remain outstanding. In addition, Parent shall use its reasonable best efforts to do all such things as are required under applicable laws and regulations for the Parent Ordinary Shares issuable upon exercise of Company Stock Options or under the SMIPs to be admitted to the official list (the “Official List”) maintained by the U.K. Listing Authority (the “UKLA”) and to trading on the London Stock Exchange plc (the “LSE”).

(c) Notwithstanding anything to the contrary contained in this Agreement, at the Effective Time, each issued and outstanding Share subject to vesting or other lapse restrictions pursuant to the Company Stock Plans immediately prior to the Effective Time (“Restricted Shares”) shall be converted into the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration in accordance with this Article II; provided, however, that, (i) all Parent Ordinary Shares or Parent Depository Shares issuable upon conversion of a Restricted Share shall be subject to the same terms (including vesting terms) as applicable to the Restricted Share in respect of which they are issued and (ii) all cash amounts (including any cash in lieu of fractional Parent Ordinary Shares or Parent Depository Shares to be paid pursuant to Section 2.6(k)) payable upon conversion of a Restricted Share shall be subject to the same terms (including vesting terms) as applicable to the Restricted Share in respect of which they are payable and shall be paid to the holder thereof, at such time as such applicable vesting or other restrictions lapse, together with simple annual interest on such cash amount accruing from the Effective Time until such lapse at a rate of two percent per annum; provided further, however, that, if the employment of a holder of a Restricted Share is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause or the holder terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason, in either case, all of the Parent Ordinary Shares, Parent Depositary Shares, and/or cash payable in respect of converted Restricted Shares then held by such holder shall become fully vested and, in the case of cash (including interest), be paid out, upon such termination. Holders of Restricted Shares shall be entitled to make a Cash Election (or receive a Form of Election) with respect to such Shares. The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the applicable Company Stock Plans to implement the foregoing with respect to the Restricted Shares.

(d) The Board of Directors of the Company or the appropriate committee thereof shall take all action necessary under the Company’s 1998 Senior Management Incentive Plan or 2003 Senior Management Incentive Plan (together, the “SMIPs”) so that, at the Effective Time, (i) the Stock Accumulated Account of each Stock Participant (both as defined in the applicable SMIP) shall be adjusted so that (x) the Stock Accumulated Account of each Stock Participant that is a European Person shall have allocated or credited to it that number of Parent Ordinary Shares that is equal to (A) five times the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)) multiplied by (B) the number of Shares allocated or credited to the Stock Accumulated Account of such Stock Participant immediately prior to the Effective Time (and, with respect to such Stock Participant, for the period from and after the Effective Time, all references to “Stock” in the applicable SMIP shall be deemed to refer to Parent Ordinary Shares and all references to the Company in the applicable SMIP shall be deemed to refer to Parent), (y) the Stock Accumulated Account of each Stock Participant that is not a European Person shall have allocated or credited to it that number of Parent Depository Shares equal to the Exchange Ratio (subject to adjustment as provided in Section 2.2(b)) multiplied by the number of Shares allocated or credited to the Stock

Accumulated Account of such Stock Participant immediately prior to the Effective Time (and, with respect to such Stock Participant, for the period from and after the Effective Time, all references to “Stock” in the applicable SMIP shall be deemed to refer to Parent Depository Shares and all references to the Company in the applicable SMIP shall be deemed to refer to Parent), (ii) if the employment of a Participant (as defined in the applicable SMIP) is involuntarily terminated by the Surviving Corporation or any of its subsidiaries after the Effective Time other than for Cause or the Participant terminates his or her employment with the Surviving Corporation or any of its subsidiaries after the Effective Time for Good Reason, in either case, the Contingent Account of the Participant shall become a Vested Account (both as defined in the applicable SMIP) upon such termination and (iii) except as expressly set forth in this Section 2.3(d), from and after the Effective Time, the SMIPs shall remain subject to the terms and conditions (including, subject to the prior clause (ii), the vesting terms) applicable thereto immediately prior to the Effective Time.

(e) For the avoidance of doubt, the parties hereto acknowledge and agree that, except as expressly provided in this Section 2.3, none of the execution of this Agreement, the performance by the parties of their obligations hereunder, or the consummation of the Merger and the other transactions contemplated hereby and thereby shall give rise to (i) accelerated vesting or exercisability of any Company Stock Options, (ii) vesting of any Restricted Shares, (iii) vesting of, or payments to participants from, account balances under the SMIP or (iv) vesting of account balances in the Company’s Employee Stock Ownership Plan.

SECTION 2.4 Convertible Debentures. Pursuant to Section 11.11 of the Indenture, dated as of October 28, 2003 (the “Indenture”), between the Company and American Stock Transfer & Trust Company, as Trustee, relating to the Company’s 5.0% Contingent Convertible Subordinated Debentures Due 2033 (the “Convertible Debentures”), prior to the Effective Time, Parent shall take such action as required under such section to establish the right of the holders of the Convertible Debentures to convert each Convertible Debenture after the Effective Time, to the extent otherwise convertible pursuant to the terms of the Indenture, into the amount and type of Merger Consideration paid or issued pursuant to the Merger in respect of such number of Non-Electing Shares that is equal to the number of Common Shares into which such Convertible Debenture would have been convertible absent consummation of the Merger. As soon as practicable after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, deliver to the holders of the Convertible Debentures appropriate notices setting forth such holders’ rights pursuant to the Indenture with respect thereto to the extent required by the terms thereof and any other notices required by the terms of the Indenture as a result of the transactions contemplated hereby, and shall comply with the terms of the Indenture with respect to the making of an offer to purchase Convertible Debentures from the holders thereof as a result of the transactions contemplated hereby, if required by the terms of the Indenture.

SECTION 2.5 Dissenting Shares.

(a) Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder’s rights under Section 262 of the DGCL, such stockholder’s Shares in respect of which the stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration payable or issuable in respect of Non-Electing Shares without any interest thereon.

(b) The Company shall give Parent (i) prompt notice of any notice received by the Company of intent to demand the fair value of any Shares, withdrawals of such notices and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters’ rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of dissenters’ rights or offer to settle or settle any such rights.

SECTION 2.6 Surrender of Shares.

(a) Following the date of this Agreement and in any event not less than three business days prior to the mailing of the Company Proxy Statement to the stockholders of the Company, Parent shall select a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the “Exchange Agent”) for the purpose of exchanging Certificates or Shares represented by book-entry (“Book-Entry Shares”), for Parent ADRs, certificates representing Parent Ordinary Shares (“Parent Ordinary Share Certificates”), as applicable, and/or cash consideration (including cash payable in lieu of fractional interests in Parent Depository Shares or Parent Ordinary Shares, as applicable, in accordance with Section 2.6(k)).

(b) The Exchange Agent shall act as the agent for each holder of Shares to receive the Merger Consideration to which such holder shall become entitled to receive with respect to such holder’s Shares pursuant to this Article II.

(c) Parent shall deposit, or cause the Depository to deposit, with the Exchange Agent, from time to time, (i) that number of Parent ADRs and Parent Ordinary Share Certificates, as applicable, in any denominations as the Exchange Agent shall specify and (ii) cash, in each case as are issuable or payable, respectively, pursuant to this Article II in respect of Shares for which Certificates or Book-Entry Shares have been properly delivered to the Exchange Agent.

(d) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of Non-Electing Shares (these holders, “Non-Electing Holders”), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such holder representing such Non-Electing Shares shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Shares, for payment of the Merger Consideration therefor.

(e) Each stockholder who properly made and did not revoke a Cash Election or Stock Election shall be entitled to receive in exchange for such stockholder’s Electing Shares, and upon surrender by a Non-Electing Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Non-Electing Holder shall be entitled to receive in exchange therefor, (i) the number of whole Parent Depository Shares (or Parent Ordinary Shares, as applicable), if any, into which such holder’s Shares represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.6(l)) equal to (A) the amount of cash (including the Per Share Cash Consideration and cash in lieu of fractional interests in Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be paid pursuant to Section 2.6(k)), if any, into which such holder’s Shares represented by such holder’s properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, plus (B) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.6(i).

(f) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment or issuance of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or issuance shall have paid to the Exchange Agent any transfer and other taxes required by reason of the payment or issuance of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until so surrendered, each Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II.

(g) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(h) Any Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be issued and any cash to be paid in respect of Shares (including any cash in lieu of fractional interests in Parent Depository Shares (or Parent Ordinary Shares, as applicable) to be paid pursuant to Section 2.6(k), plus any cash dividend or other distribution that a former holder of Shares has the right to receive pursuant to Section 2.6(i)) pursuant to this Article II, that remains unclaimed by any former holder of Shares nine months after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by Parent) or shall be delivered to Parent (and/or to the Depository upon the instruction of Parent and held by the Depository subject to the instruction of Parent in an account or accounts designated for this purpose). Parent shall not be liable to any former holder of Shares for any securities properly delivered or any amount properly paid by the Depository, the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Shares has not been surrendered prior to two years after the Effective Time (or immediately prior to an earlier date on which the Merger Consideration in respect of the Certificate or Book-Entry Shares would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.5(b)), any cash, share dividends and distributions otherwise payable in respect of the Certificate or Book-Entry Shares shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(i) No dividends or other distributions with respect to Parent Depository Shares (or Parent Ordinary Shares, as applicable), issuable with respect to the Shares shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until those Certificates or Book-Entry Shares are surrendered as provided in this Article II. Upon surrender, there shall be issued and/or paid to the holder of the Parent Depository Shares (or Parent Ordinary Shares, as applicable), issued in exchange therefor, without interest, (A) at the time of surrender, the dividends or other distributions payable with respect to those Parent Depository Shares (or Parent Ordinary Shares, as applicable) with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those Parent Depository Shares (and Parent Ordinary Shares, as applicable) with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

(j) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by the Certificate pursuant to this Article II.

(k) Each holder of Shares otherwise entitled to receive a fractional interest in a Parent Depository Share or Parent Ordinary Share, as applicable, pursuant to the terms of this Article II, shall be entitled to receive, in accordance with the provisions of this Section 2.6(k), a cash payment (without interest) in lieu of that fractional interest in a Parent Depository Share (or Parent Ordinary Share, as applicable) determined by multiplying the fractional interest to which such holder would otherwise be entitled by (x) in the case of a fractional interest in a

Parent Ordinary Share, the closing price for a Parent Ordinary Share as reported on the Daily Official List of the LSE on the first trading day following the date on which the Effective Time occurs and (y) in the case of a fractional interest in a Parent Depository Share, the amount determined pursuant to clause (x) multiplied by 5. Any cash payment in lieu of a fractional interest shall be made in U.S. dollars, in the case of a Parent Depository Share, and U.K. pounds sterling, in the case of a Parent Ordinary Share.

(l) Notwithstanding anything in this Agreement to the contrary, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement any amounts as may be required to be deducted and withheld with respect to the making of this payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any former holder of Shares, sold this consideration for an amount of cash equal to the fair market value of the consideration at the time of the deemed sale and paid these cash proceeds to the appropriate taxing authority.

(m) The Exchange Agent shall invest any cash deposited with the Exchange Agent by Parent (or caused to be deposited by Parent), as directed by Parent, provided that no such investment or losses thereon shall affect the Per Share Cash Consideration payable to holders of Shares entitled to receive such consideration or cash in lieu of fractional interests, as provided in Section 2.6(k), and Parent shall promptly provide additional funds to the Exchange Agent for the benefit of holders of Shares entitled to receive such consideration in the amount of any such losses. Any interest or income produced by such investments shall be payable to the Surviving Corporation or Parent, as Parent directs.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth on the corresponding section of the Company Disclosure Schedule delivered by the Company to the Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”) and except as disclosed in the Company SEC Reports (as defined in Section 3.7(a)) filed or furnished prior to the date of this Agreement (but excluding the disclosures in “Risks Relating to Our Business” and “Forward-Looking Statements” sections of any such Company SEC Report):

SECTION 3.1 Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (as defined below) and (y) would not reasonably be expected to prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement. The Company and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, leased or operated by it or the conduct of its business or the nature of its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing which, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement. “Company Material Adverse Effect” means any change, event or effect that has been or would be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than any change, event or effect resulting from (i) changes in general economic conditions (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry), (ii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, or reduction in, client business due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants contained herein, (iii) changes in general conditions in the advertising industry (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry), (iv) changes in any tax laws or regulations or applicable accounting regulations or principles (except to the extent that those changes, events or effects have a materially disproportionate effect on the Company and its subsidiaries relative to other participants in the advertising industry) or (v) only with respect to the clients listed on Section 3.1 of the Company Disclosure Schedule, the impact of any change in client business publicly announced by the Company or such client prior to the date of this Agreement; provided that the exception set forth in clause (ii) shall not apply with respect to the representations and warranties set forth in Sections 3.4 and 3.5 or the absence of conflict or similar representations set forth in Section 3.10(j) or with respect to any failure by the Company or any of its subsidiaries to take any action prohibited by Section 5.1 for which the consent of Parent is properly withheld).

SECTION 3.2 Certificate of Incorporation and By-laws. The Company has heretofore furnished or otherwise made available to Parent a true, complete and correct copy of the restated certificate of incorporation (the “Certificate of Incorporation”) and the by-laws (the “By-Laws”) of the Company, in each case as currently in effect. The Certificate of Incorporation and By-Laws of the Company, as so made available, are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any provisions of its Certificate of Incorporation or By-Laws in any material respect.

SECTION 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, (ii) 10,000,000 shares of Class B Common Stock and (iii) 500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the close of business on September 1, 2004, (i) 1,162,631 shares of Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) 229,737 shares of Class B Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights, (iii) an aggregate of 315,709 shares of Common Stock and 0 shares of Class B Common Stock were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the Company’s 1994 Stock Incentive Plan, the SMIPs and Employee Stock Ownership Plan (the “Company Stock Plans”), an aggregate of 156,055 shares of Common Stock were reserved for issuance upon, or otherwise deliverable in connection with, the conversion of the Convertible Debentures and no other Shares are reserved for issuance by the Company, (iv) no shares of Preferred Stock were outstanding or reserved for issuance. As of the date of this Agreement, the Company had outstanding Company Stock Options to purchase 112,417 Common Shares and 0 Class B Shares, with a weighted average exercise price of $347.82, and a total of 7365.33 Common Shares are allocated or credited to accounts of Stock Participants under the SMIPs. From the close of business on September 1, 2004 until the date of this Agreement, no shares of Company Common Stock or Preferred Stock have been issued except for Common Shares issued pursuant to the exercise of Company Stock Options, the conversion of Convertible Debentures or the conversion of Class B Shares. Except as set forth above, there are no outstanding options, warrants or other outstanding rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock or voting securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for any shares of capital stock or voting securities of the Company.

(b) Except as set forth in Section 3.3(a), there are no preemptive rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock or voting securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from the Company or its subsidiaries, any shares of capital stock or voting securities of the Company. Except as set forth above, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the stockholders of the Company on any matter. As of the date of this Agreement, each such Company Stock Option has the exercise price, is subject to the vesting schedule, has an exercise period, and is held by the holder set forth with respect thereto, as set forth in Section 3.3 of the Company Disclosure Schedule. As of the date of this Agreement, each outstanding Restricted Share is subject to the vesting schedule and held by the holder set forth with respect thereto in Section 3.3 of the Company Disclosure Schedule. Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (x) each participant in a SMIP, identifying the applicable SMIP, the amount of cash and/or number of Common Shares, if any, allocated or credited to such participant’s Contingent Account or Vested Account (both as defined in the applicable SMIP), as applicable, and the Allocation Amount (as defined in the applicable SMIP) for such participant for each uncompleted Plan Year (as defined in the applicable SMIP).

As used herein, the term “Significant Subsidiary” shall mean any subsidiary listed on Section 3.3(b) of the Company Disclosure Schedule. The aggregate annual revenues of the Significant Subsidiaries of the Company for the year ended December 31, 2003 represented at least 75% of the consolidated annual revenues of the Company for the year ended December 31, 2003.

(c) Each of the outstanding shares of capital stock, other ownership interests and other voting securities of each of the Company’s Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares, other ownership interests and voting securities are owned by the Company or another wholly-owned subsidiary of the Company, in each case, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where any such failure to own any such shares, ownership interests or voting securities free and clear, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, call, commitments or rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock, other ownership interests or voting securities of any Significant Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from the Company or any of its subsidiaries, any shares of capital stock, other ownership interests or voting securities in any Significant Subsidiary of the Company, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.4 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Employment Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Employment Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Employment Agreement, to perform its obligations hereunder or thereunder or to consummate the transactions contemplated hereby and thereby (other than adoption of this Agreement by (i) the holders of not less than two-thirds in voting power of the outstanding Shares and (ii) the holders of not less than two-thirds of the outstanding Shares (the “Merger Requisite Votes”), and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). Each of this Agreement and the Employment Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing. The Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, (A) approved this Agreement and the Employment Agreement, the Merger, and the other transactions contemplated hereby and thereby, (B) declared the advisability of this Agreement, and (C) subject to Section 6.1(b), recommended that the Company’s stockholders vote in favor of the adoption of this Agreement at the Stockholders Meeting. The only votes of the stockholders of the Company required to adopt this Agreement and approve the transactions contemplated hereby are the Merger Requisite Votes.

(b) As of September 1, 2004, to the knowledge of the Company, the adoption of this Agreement by the holders of not less than two thirds of the outstanding Shares will constitute adoption of this Agreement by the holders of a majority of the outstanding Shares, excluding Shares beneficially owned by directors, officers or employees of the Company.

SECTION 3.5 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the Employment Agreement by the Company do not and will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate the certificate of incorporation, by-laws or comparable constituent documents of the subsidiaries of the Company, (iii) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (i) through (vii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound, or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation (“Contracts”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence that, individually or in the aggregate, would not, and would not reasonably be expected to, (x) have a Company Material Adverse Effect or (y) prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement and the Employment Agreement by the Company and the consummation of the transactions contemplated hereby and thereby by the Company, do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the Nasdaq, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the filing with the European Commission of a merger notification in accordance with Council Regulation (EC) 139/2004, the E.C. Merger Regulation (the “ECMR”), (v) the applicable requirements of the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to Article 9 of the ECMR, (vi) the applicable requirements of antitrust, competition or other similar laws, rules, regulations and judicial doctrines of jurisdictions other than the United States and the European Union or of investment laws relating to foreign ownership (collectively, “Foreign Antitrust Laws”) and (vii) any such consent, approval, authorization, declaration, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to, (A) prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement and the Employment Agreement or (B) have a Company Material Adverse Effect.

SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in violation of, or has violated, any law, rule, regulation, order, judgment or decree to which the Company or any of its subsidiaries is subject or by which its or any of their respective properties are bound, except for any such violation which would not have, or reasonably be expected to have, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises (“Licenses”) from Governmental Entities required to conduct their respective businesses as now being conducted and all such Licenses are valid and in full force and effect, except for any such Licenses the failure of which to have or to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.7 SEC Filings; Financial Statements.

(a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2002 (all such forms, reports, statements, certificates and other documents filed by the Company with the SEC since January 1, 2002, whether or not required to be filed, collectively, the “Company SEC Reports”). Each of the Company SEC Reports, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company SEC Reports, when filed as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC with respect to any of the Company SEC Reports.

(b) Each of the consolidated financial statements of the Company and its subsidiaries (including the related notes and schedules) included in the Company SEC Reports have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Each of the consolidated balance sheets of the Company and its subsidiaries included in the Company SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and each of the related consolidated statements of operations, cash flows and changes in stockholders’ equity included in the Company SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of the Company and its subsidiaries for the periods indicated (subject, in the case of unaudited statements, to normal period-end adjustments).

(c) The Company has (x) designed and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (y) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A summary of any of those disclosures made by management to the Company’s auditors and audit committee has been made available to Parent.

SECTION 3.8 Absence of Certain Changes or Events. From December 31, 2003 (and with respect to periods after the date of this Agreement, except as expressly contemplated hereby), the Company and its subsidiaries have, in all material respects, conducted their businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of these businesses. From December 31, 2003, there has not been (i) any change in the business, financial condition, or results of operations of the Company and its subsidiaries except those changes that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company’s capital stock or any securities convertible, exchangeable or exercisable for or into shares of its capital stock, except for (x) regular quarterly cash dividends of no more than $1.00 per Share and (y) interest payments in respect of the Convertible Debentures in accordance with their terms; (iii) any redemption, repurchase or other acquisition of any shares of capital stock or ownership interests of the Company of any of its subsidiaries or any securities convertible, exchangeable or exercisable for or into shares of capital stock or ownership interests of the Company or any of its subsidiaries other than acquisitions of Restricted Shares at their applicable original cost, pursuant to the terms of any Company Stock Plan or any employment agreement listed in Section 3.10(a) of the Disclosure Schedule, or (iv) any material change by the Company in its accounting principles, practices or methods except as required by changes in U.S. generally accepted accounting principles. Between December 31, 2003 and the date of this Agreement, there has been no corporate directive or authorization from the Company to increase compensation payable or which could become payable to any employees of the Company that has been made as a result of or in contemplation of a change of control of the Company or its subsidiaries, and between December 31, 2003 and the date of this Agreement, there have not been any material alterations or changes in overall compensation and benefit practices and plans of the Company or its subsidiaries.

SECTION 3.9 Absence of Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, any of the executive officers of the Company, except, in each case, for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement. There are no formal or informal SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations or material whistle-blower complaints pending or, to the knowledge of the Company with respect to SEC or other governmental inquiries or investigations, threatened, in each case regarding any accounting or disclosure practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

SECTION 3.10 Employee Benefit Plans.

(a) Except as set forth herein, Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but excluding any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA), and each other material director and employee plan, program, policy, agreement or arrangement, health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, vacation or sick pay policy, fringe benefit plan, and compensation including those providing for bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, severance or change-in-control benefits and post-employment or retirement benefits, employment agreement or other employee benefits of any kind, whether funded or unfunded, contributed to, sponsored or maintained by the Company or any of its United States or United

Kingdom subsidiaries or any of its Germany subsidiaries (but only with respect to pension plans that are sponsored by the Company or any of its subsidiaries that are maintained in Germany (“Germany Pension Plans”)), in each case under which the Company or any of its subsidiaries has any liability, contingent or otherwise, for the benefit of any current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any of its subsidiaries (collectively, the “Company Employees”) and which covers any Company Employee employed or providing services or formerly employed or providing services in the United States, the United Kingdom or Germany to the Company or any of its subsidiaries (such plans, programs, policies, agreements and arrangements, collectively, “Company Plans”). For purposes of this Agreement, the term “Foreign Benefit Plan” shall refer to each material plan, program or agreement contributed to, sponsored or maintained by the Company or any of its subsidiaries that is maintained outside of the United States and the United Kingdom (other than Germany Pension Plans), or that covers primarily employees residing or working outside the United States and the United Kingdom (other than Germany Pension Plans), and which would have been treated as a Company Plan had it been a material United States or United Kingdom plan, program or agreement. The Company shall use its reasonable best efforts to make available to Parent, within thirty (30) days following the date of this Agreement, a list and copies of Foreign Benefit Plans as well as any Company Plans not previously provided or made available to Parent.

(b) With respect to each Company Plan not described in the last sentence of Section 3.10(a), the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, including insurance coverage and self-insured arrangements, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any summary plan description and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

(c) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan has been established and administered in accordance with its terms, including making all required contributions, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations and where applicable to a Company Plan, the Company, its subsidiaries and its ERISA affiliates (as defined below) have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each Company Plan. For purposes of this Agreement, “ERISA affiliate” means, with respect to the Company or Parent, as applicable, each business or entity which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with the Company or Parent, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or Parent, as applicable, under Section 414(o) of the Code, or is under “common control” with the Company or Parent, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

(d) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any of its subsidiaries nor any ERISA affiliate (i) is a party to any collective bargaining agreement, (ii) has any liability to any multiemployer plan (within the meaning of ERISA sections 3(37) or 4001(a)(3)) and (iii) has at any time sponsored, contributed to, or had any liability or obligation in respect of, any multiemployer plan.

(e) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

(f) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company, any of its subsidiaries nor any ERISA affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and (ii) to the knowledge of the Company, no condition exists that presents a risk to the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

(g) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the six-year period preceding the execution of this Agreement and has received a determination letter to that effect from the Internal Revenue Service and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which could reasonably be expected to materially adversely affect qualification or exemption.

(h) Except as have not had, and would not have reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Foreign Benefit Plans (i) have been maintained in accordance with all applicable requirements; (ii) if they are intended to qualify for special tax treatment, meet all requirements for that treatment; and (iii) if they are intended to be funded and/or book-reserved are appropriately funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(i) Any United States Company Plan listed on Schedule 3.10(a) that provides post-retirement medical benefits is marked with an asterisk.

(j) The execution, delivery of and performance by the Company of its obligations under and the consummation of the transactions contemplated by this Agreement will not (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan or any trust or loan related to any of those plans or agreements that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, (ii) to the knowledge of the Company, constitute an event under any Foreign Benefit Plan or any trust or loan related to any of those plans that will or may result in payments (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distributions, increases in benefits or obligations to fund benefits with respect to any Company Employee that would be, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, or (iii) result in the triggering or imposition of (x) any restrictions or limitations on the right of the Company or any of its subsidiaries to amend or terminate any Company Plan, or (y) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no commitment covering any Company Employee that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 162(m) of the Code.

(k) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or, to the knowledge of the Company, any of its subsidiaries or any of its ERISA affiliates relating to, or change in employee participation or coverage under, any Company Plan which would increase the expense to the Company and its Subsidiaries of maintaining the plan or agreement above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 2003, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l) The Company has not granted any Company Stock Options or Restricted Shares under any Company Stock Plan to any person who was not a Common Law Employee or director of the Company or a subsidiary of the Company or a director of the Company as of the date of grant. “Common Law Employee” shall mean any individual considered an employee of the Company under applicable law and shall exclude, without limitation, any contractors or self-employed consultants engaged by the Company.

SECTION 3.11 Labor and Employment Matters.

(a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its subsidiaries (i) is in compliance with all applicable laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; and (ii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

(b) No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened in writing to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries.

SECTION 3.12 Insurance. All material insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by law. Neither the Company nor any of its subsidiaries is in material breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of any of the Insurance Policies.

SECTION 3.13 Properties.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all material real property owned by the Company and its subsidiaries.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each lease, sublease, license or other occupancy agreement that involves an obligation with respect to 50,000 or more square feet in area relating to real property and to which the Company or any of its subsidiaries is a party or pursuant to which the Company or any of its subsidiaries uses or occupies real property (the “Leases”). None of the Company or any of its subsidiaries is a party to or obligated under any lease, sublease, license or other occupancy agreement, other than the Leases, involving annual base rent in excess of $2,000,000. The Company or one of its subsidiaries, as the case may be, which is the lessee thereof enjoys peaceful and undisturbed possession under all Leases, except as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.14 Tax Matters.

(a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its subsidiaries has timely filed, or will timely file, with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed by, or with respect to, it on or prior to the Closing Date in the manner provided by law. Such Tax Returns were, and in the case of Tax Returns to be filed, will be complete and accurate in all material respects.

(b) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Taxes (as defined below) due and payable (without regard to whether those Taxes have been assessed) on the Tax Returns of the Company or any of its subsidiaries have been paid or adequate reserves have been established for the satisfaction of those Taxes.

(c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material federal, state, local or foreign income or other Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries.

(d) Neither the Company nor any of its subsidiaries (i) is a party to any Tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has an obligation to indemnify any party (other than the Company or one of its subsidiaries) with respect to Taxes or (ii) is or has ever been a member of an affiliated group filing a consolidated return (other than a group the common parent of which was the Company).

(e) No deficiency with respect to Taxes has been proposed or threatened in writing, asserted or assessed against the Company or any of its subsidiaries, except to the extent any such deficiency would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its subsidiaries have been paid in full or adequate reserves have been established for the payment thereof.

(g) No material audit or examination or refund litigation with respect to any Tax Return is pending as of the date of this Agreement.

(h) No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

(i) Neither the Company nor any subsidiary of the Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. Neither the Company nor any of its subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and Parent is not required to withhold tax on the purchase of the Company by reason of Section 1445 of the Code.

(j) Neither the Company nor any subsidiary of the Company has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its subsidiaries.

(k) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any of its subsidiaries.

For purposes of this Agreement, “Taxes” shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. For purposes of this Agreement, “Tax Return” shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

SECTION 3.15 Opinions of Financial Advisors. Each of Goldman, Sachs & Co. and JPMorgan Securities Inc. (the “Financial Advisors”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

SECTION 3.16 Brokers. No broker, finder or investment banker (other than the Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has disclosed to Parent all material terms of the engagement of each of the Financial Advisors.

SECTION 3.17 Takeover Statutes; Rights Plans. The Board of Directors of the Company has approved, for purposes of Section 203 of the DGCL, this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby and, assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.13, neither any “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company nor the restrictions set forth in Section 203 of the DGCL (each a “Takeover Statute”) are applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated hereby or thereby. The Company does not have any stockholder rights plan in effect.

SECTION 3.18 Intellectual Property. Schedule 3.18 sets forth a true and complete list, as of the date of this Agreement, of all patents, patent applications, trademark registrations, trademark applications and copyright registrations owned by Company. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its subsidiaries own or have a valid right to use all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature, including all intellectual property set forth in Section 3.18 of the Company Disclosure Schedule (“Intellectual Property”) as are necessary for their businesses as currently conducted; (b) to the knowledge of the Company, such Intellectual Property does not infringe the Intellectual Property of any third party and is not being infringed by any third party; (c) the Company and each of its subsidiaries make reasonable efforts to protect and maintain their Intellectual Property; and (d) the Company is not a party to any claim, suit or other action, and, to the knowledge of the Company, no claim, suit or other action is threatened, that challenges the validity, enforceability, ownership, or right to use, sell or license the Intellectual Property.

SECTION 3.19 Environmental Matters.

(a) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its subsidiaries comply with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) required under such laws to operate as it presently operates; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by the Company or any of its subsidiaries, under circumstances that are reasonably likely to require notification, investigation or cleanup or to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location, except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) neither the Company nor any of its subsidiaries has received any written claim, notice or complaint, or been subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities or obligations arising from Materials of Environmental Concern or pursuant to Environmental Laws, and no such matter has been threatened to the knowledge of the Company; and (v) there is no written report of any environmental, health or safety investigation, study, audit, test, review of other analysis conducted in relation to any operations or properties of the Company or any of its subsidiaries or any other operations or properties or facilities now or previously owned or leased by the Company or its subsidiaries, in the possession of or under the control of the Company, which has not been made available to Parent and which identifies a violation of Environmental Laws or releases of Materials of Environmental Concern for which the Company or any of its subsidiaries is liable.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.19 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” shall mean all foreign, Federal, state, or local statutes, regulations, ordinances, codes, decrees, orders, judgments or requirements, including without limitation common law, relating to: (A) protection, preservation or cleanup of the environment or natural resources, (B) Materials of Environmental Concern or (C) health and safety matters, in each case, in effect as of the date of this Agreement.

(ii) “Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

(iii) “Materials of Environmental Concern” shall mean any hazardous, acutely hazardous, toxic or deleterious substance, waste, pollutant or agent, including without limitation petroleum or any fraction thereof, asbestos-containing materials and polychlorinated biphenyls or any substance identified as hazardous by or subject to regulation or liability under the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

SECTION 3.20 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with U.S. generally accepted accounting principles except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 2003 (including the notes thereto), (ii) as incurred pursuant to the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2003 in the ordinary course of business consistent with past practice, (iv) as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (v) as have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

SECTION 3.21 Contracts.

(a) None of the Company nor any of its subsidiaries is a party to or bound by any: (i) Contract that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (ii) material Contract with respect to partnerships, joint ventures, strategic alliances, acquisitions or dispositions containing covenants of the Company or any of its subsidiaries not to compete in any line of business, industry or geographical area which line of business, industry or geographical area is material to the Company and its subsidiaries taken as a whole; (iii) Contract which creates a partnership or joint venture or similar arrangement with respect to any material business of the Company and its subsidiaries taken as a whole; (iv) Contract that, individually or in the aggregate, would or would reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement; or (v) any collective bargaining agreement. Each such Contract described in clauses (i)-(v) is referred to herein as a “Material Contract”.

(b) Section 3.21 of the Company Disclosure Schedule sets forth a schedule, as of the date of this Agreement, of all payments required to be made by the Company from and after the date hereof pursuant to obligations to acquire additional shares of subsidiaries of the Company or to complete earn-out, deferred purchase price or similar arrangements, specifying the amount or amounts payable in each year and the assumptions made to calculate such amount or amounts.

(c) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no default under any Material Contract either by the Company or any of its subsidiaries party thereto or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, in each case except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Neither the Company nor any of its subsidiaries is party to any Contract (excluding client Contracts with clients that are not the Top Clients and client Contracts terminable in full (including the restrictions and limitations on conduct of business) upon 90 days or less notice by the Surviving Corporation or any of its subsidiaries without any liability to the Surviving Corporation or any of its subsidiaries resulting from such termination) that will restrict or limit, in any material respect, the ability of Parent or any of its subsidiaries to conduct, from and after the Closing, any of their respective businesses in any geographical area. “Top Clients” means the twenty largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, that are incorporated in the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 and the twenty largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, for the six months ended June 30, 2004, that are incorporated in the unaudited consolidated financial statements of the Company included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004.

SECTION 3.22 Continuity of Business. Section 3.22 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) the ten largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, that are incorporated in the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003, and (ii) the ten largest clients (measured by fees and commissions generated) of the Company and its subsidiaries, taken as a whole, for the six months ended June 30, 2004, that are incorporated in the unaudited consolidated financial statements of the Company included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004. To the knowledge of the Company, no client of the Company or any of its subsidiaries identified pursuant to the preceding sentence has advised the Company or any subsidiary orally or in writing since December 31, 2003 and on or prior to the date of this Agreement that it (x) is terminating or considering terminating substantially all its business handled by the Company and its subsidiaries or (y) is planning to materially reduce its aggregate future spending with the Company and its subsidiaries.

SECTION 3.23 Tax Treatment. Neither the Company nor any of its subsidiaries has taken or agreed to take any action or failed to take any action, and to the knowledge of the Company, no other person has taken or failed to take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 7.2(d) and 7.3(c).

SECTION 3.24 Affiliate Transactions. Except as disclosed in the Company’s annual report on Form 10K/A filed on April 29, 2004, there are no transactions, arrangements or contracts between the Company and its subsidiaries, on the one hand, and the Company’s affiliates (other than subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC.

SECTION 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth on the corresponding section of the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) and except as disclosed in the Parent Reports (as defined in Section 4.8(a)) filed or furnished to the SEC prior to the date of this Agreement (but excluding the disclosures in “Risk Factors” and “Forward-Looking Statements” sections of any such Parent Reports):

SECTION 4.1 Organization and Qualification; Subsidiaries. Parent and each of its subsidiaries, including Merger Sub, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below) and (y) would not be reasonably be expected to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. Parent and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of its properties owned, leased or operated by it or the conduct of its business or the nature or its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing which, individually or in the aggregate, (x) has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (y) would not be reasonably be expected to prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever except as would not reasonably be expected to prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement. “Parent Material Adverse Effect” means any change, event or effect that has been or would be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole, other than any change, event or effect resulting from (i) changes in general economic conditions (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry), (ii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, or reduction in, client business due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants contained herein (iii) changes in general conditions in the advertising industry (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry), (iv) changes in any tax laws or regulations or applicable accounting regulations or principles (except to the extent that those changes, events or effects have a materially disproportionate effect on Parent and its subsidiaries relative to other participants in the advertising industry) or (v) only with respect to the clients listed on Section 4.1 of the Parent Disclosure Schedule, the impact of any change in client business publicly announced by Parent or such client prior to the date of this Agreement; provided that the exception set forth in clause (ii) shall not apply with respect to the representations and warranties set froth in Section 4.5 or 4.14 or with respect to any failure by Parent or any of its subsidiaries to take any action prohibited by Section 5.2 for which the consent of the Company is properly withheld).

SECTION 4.2 Memorandum and Articles of Association; Deposit Agreement. Parent has heretofore furnished or otherwise made available to the Company a complete true, and correct copy of its memorandum and articles of association and the Deposit Agreement, in each case as currently in effect. These memorandum and articles of association and the Deposit Agreement, as so made available, are in full force and effect and no other organizational documents are applicable to or binding upon Parent. Parent is not in violation of any provisions of its memorandum and articles of association or the Deposit Agreement in any material respect.

SECTION 4.3 Capitalization. The authorized share capital stock of Parent is £175,000,000 divided into 1,750,000,000 Parent Ordinary Shares. As of the close of business on September 10, 2004, the issued share capital of Parent consisted of 1,180,228,711 Parent Ordinary Shares. All of the outstanding Parent Ordinary

Shares are, and all of the Parent Ordinary Shares to be issued pursuant to the Merger will be, when issued, duly authorized and validly issued and fully paid or credited as fully paid and the Parent Ordinary Shares and Parent Depository Shares to be issued pursuant to the Merger (or under Company Stock Options outstanding at the Effective Time that become exercisable for Parent Depository Shares or Parent Ordinary Shares in accordance with Section 2.3(a) or pursuant to the SMIPs in accordance with Section 2.3(d)) will be allotted free from all liens, charges and encumbrances and will rank pari passu in all respects with the outstanding Parent Ordinary Shares at the Effective Time or, as applicable, at the time of issue. As of the close of business on September 10, 2004, Parent has no Parent Ordinary Shares reserved for or otherwise subject to issuance, except (i) not more than 81,000,000 Parent Ordinary Shares subject to issuance pursuant to outstanding options to purchase Parent Ordinary Shares, (ii) 16,362,000 Parent Ordinary Shares issuable in the form of Parent Depository Shares upon conversion of 3% Convertible Subordinated Notes of Young & Rubicam Inc. due 2005, (iii) 41,860,465 Parent Ordinary Shares issuable upon conversion of the 2% Convertible Bonds of Parent due 2007, and (iv) a number of Parent Ordinary Shares with a value upon issuance equivalent to no more than $70 million, in the aggregate, which are issuable pursuant to “earn-out” provisions of acquisition and similar agreements previously entered by Parent and/or its subsidiaries. Except as set forth above, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for or into securities having the right to vote) with the shareholders of Parent on any matter.

SECTION 4.4 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary action by the Boards of Directors of Parent and Merger Sub and, prior to the Effective Time, will be duly and validly authorized by all necessary action by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

SECTION 4.5 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, do not and will not (i) conflict with or violate Parent’s memorandum or articles of association or the certificate of incorporation or by-laws of Merger Sub, (ii) conflict with or violate the memorandum or articles of association, certificate of incorporation, by-laws or other constituent documents of the subsidiaries of Parent, (iii) assuming that all consents, approvals, authorizations, declarations and permits contemplated by clauses (i) through (viii) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or (iv) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which, individually or in the aggregate, would not, and would not reasonably be expected to, (x) have a Parent Material Adverse Effect or (y) prevent, materially delay or materially impede the ability of Parent or, Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the HSR Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the UKLA, the LSE and the Nasdaq, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the filing with the European Commission of a merger notification in accordance with the ECMR, (v) the applicable requirements of the competent authority of any member state of the European Union to which any of the transactions contemplated by this Agreement is referred pursuant to Article 9 of the ECMR, (vi) the applicable requirements of Foreign Antitrust Laws, (vii) the applicable requirements of Section 765 of Income and Corporation Tax Act 1988 and (viii) any such consent, approval, authorization, declaration, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to, (x) prevent, materially delay or materially impede Parent’s or Merger Sub’s ability to consummate the Merger or the other transactions contemplated by this Agreement or (y) have a Parent Material Adverse Effect.

SECTION 4.6 Absence of Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, any of the executive officers of Parent, except, in each case, for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede Parent’s ability to consummate the Merger or the other transactions contemplated by this Agreement. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that, individually or in the aggregate, (x) have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (y) would not reasonably be expected to prevent, materially delay or materially impede Parent’s ability to consummate the Merger or the other transactions contemplated by this Agreement. There are no formal or informal governmental inquiries or investigations or internal investigations or material whistle-blower complaints pending or, to the knowledge of Parent with respect to governmental inquiries or investigations, threatened, in each case regarding any accounting or disclosure practices of Parent or any of its subsidiaries or any malfeasance by any executive officer of the Parent.

SECTION 4.7 Brokers. No broker, finder or investment banker (other than Merrill Lynch International and Morgan Stanley, whose fees and expenses shall be paid by Parent) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its subsidiaries.

SECTION 4.8 SEC Filings; Financial Statements.

(a) Parent has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC or UKLA since January 1, 2002 (all such forms, reports, statements, certificates and other documents filed by Parent with the SEC or UKLA since January 1, 2002, whether or not required to be filed, collectively, the “Parent Reports”). Each of the Parent Reports, as amended, complied as to form in all material respects with applicable statutory requirements and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent Reports, when filed as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from the SEC or UKLA with respect to any of the Parent Reports.

(b) Each of the consolidated financial statements of Parent and its subsidiaries (including the related notes and schedules) included in the Parent Reports have been prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) applied on a consistent basis through the periods involved except as may be indicated in the notes thereto. The related notes reconciling to U.S. generally accepted accounting principles the consolidated financial statements of Parent, or any portion thereof, as applicable, comply in all material respects with the requirements of the SEC applicable to this reconciliation. Each of the consolidated balance sheets of Parent and its subsidiaries included in the Parent Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and each of the related consolidated income statements, statements of cash flows and statements of shareowner funds included in the Parent Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of Parent and its subsidiaries for the periods indicated (subject, in the case of unaudited statements, to normal period-end adjustments).

(c) Parent has designed and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to the management of Parent by others within those entities, and (y) has disclosed, based on its most recent evaluation, to Parent’s outside auditors and the audit committee of the Board of Directors of Parent (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

SECTION 4.9 Absence of Certain Changes or Events. From December 31, 2003, there has not been (i) any change in the business, financial condition or results of operations of Parent and its subsidiaries except those changes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect; or (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent’s capital stock or any securities convertible, exchangeable or exercisable for or into share of its capital stock, except for regular cash dividends in the ordinary course.

SECTION 4.10 Tax Treatment. Neither Parent nor any of its subsidiaries has taken or agreed to take any action or failed to take any action, and to the knowledge of Parent no person has taken or failed to take any action which would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code or the ability of counsel to render the opinions described in Sections 7.2(d) and 7.3(c).

SECTION 4.11 Financing. Parent and Merger Sub will have available to them, at the Effective Time, immediately available funds (including pursuant to any existing credit facilities) necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses.

SECTION 4.12 Operations of Merger Sub. Prior to the Effective Time, Merger Sub will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

SECTION 4.13 Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or their respective affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Sub or their respective affiliates holds any rights to acquire any Shares, in each case except pursuant to this Agreement and the Voting Agreement.

SECTION 4.14 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the

Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby. None of Parent, Merger Sub or any of their affiliates is required to obtain the advice of any works council or workers council or similar body in connection with this Agreement, the Merger or the transactions contemplated hereby or the financing thereof.

SECTION 4.15 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with U.S. generally accepted accounting principles except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2003 (including the notes thereto), (ii) as incurred pursuant to the transactions contemplated by this Agreement, (iii) as incurred after December 31, 2003 in the ordinary course of business consistent with past practice, (iv) as would not have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (v) as have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business.

SECTION 4.16 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Company acknowledges that neither Parent, Merger Sub nor any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE V

CONDUCT PENDING THE MERGER

SECTION 5.1 Conduct of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated by this Agreement or as required by applicable law, or unless Parent shall otherwise agree in writing, the business of the Company and its subsidiaries shall be conducted in its ordinary course and consistent with past practice and the Company shall use its reasonable best efforts to preserve intact its business organization, and to preserve its present relationships and goodwill with employees, clients, suppliers, creditors, lessors, business associates and other persons with which it has significant business relations. Between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as required by applicable law, or as set forth in the corresponding section of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a) amend or otherwise change its Certificate of Incorporation or By-laws or any similar governing instruments;

(b) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including but not limited to stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for the issuance of Common Shares and Class B Shares issuable in accordance with the terms of outstanding Company Stock Options, the Convertible Debentures or Class B Common Stock, and grants to employees of the Company and its subsidiaries, other than those identified in Schedule 5.1(b) or any executive officer of the Company, of (i) options to purchase the equivalent of up to the number of Company Shares set forth in Section 5.1(b) of the Company Disclosure Schedule in the aggregate, as described below, or (ii) grants of an aggregate of up to the equivalent of the number of restricted Company Shares set forth in Section 5.1(b) of the Company Disclosure Schedule, as described below). The Company shall make such option or restricted stock grants by delivering a binding written commitment, which Parent hereby agrees to honor, that, as of the Effective Time, option or restricted stock grants, as the case may be, shall be made by Parent with respect to Parent

Ordinary Shares or Parent Depository Shares (as applicable) equal to the number of Company Shares specified in the written commitment (subject to the maximums with respect to Company Shares set forth in Section 5.1 of the Company Disclosure Schedule), multiplied by the appropriate Exchange Ratio. The strike price of any such option shall be determined by reference to the fair market value of a Parent Ordinary Share or Parent Depository Share (as applicable) as of the Effective Time; provided that, to the extent a grant of such option as of the Effective Time would result in a violation of applicable law, such grant shall occur as soon as practicable thereafter;

(c) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other ownership interests or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, or any other ownership interests (except for (i) regular quarterly cash dividends on Company Common Stock of no more than $1.00 per Share, (ii) any dividend or distribution paid to the Company or a wholly-owned subsidiary of the Company or any other dividend or distribution required to be made by a subsidiary of the Company pursuant to the terms of the outstanding capital stock, ownership interests or securities of or stockholder agreements relating to, such subsidiary outstanding as of the date of this Agreement, or (iii) dividends or distributions on the Convertible Debentures in accordance with their terms);

(d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock or other ownership interests of the Company or any of its subsidiaries or any securities convertible, exchangeable or exercisable for or into any such shares of capital stock or other ownership interests, other than acquisitions of Restricted Shares at their applicable original cost pursuant to the terms of any Company Stock Plan or any employment agreement listed in Section 3.10(a) of the Company Disclosure Schedule, or engage in any internal reorganization or restructuring of the ownership structure of the subsidiaries, businesses and divisions of the Company and its subsidiaries);

(e) (i) purchase, lease or license from any person, or otherwise acquire (whether by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or equity or other ownership interests therein or any other assets other than (v) purchases, leases or licenses of assets not constituting a business or a material equity interest in a business in the ordinary course of business consistent with past practice, (w) purchases and acquisitions of businesses for consideration not exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate, (x) purchases and acquisitions of additional equity interests in subsidiaries of the Company and in entities the results of which were reflected on the Company’s most recent audited financial statements under the equity method of accounting for consideration not exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate, (y) capital expenditures permitted by clause (viii) below or (z) leases of real property having a term not to exceed five years and under which the Company and its subsidiaries will not be required to make rental and/or other payments exceeding the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate in any year; (ii) sell, lease or license to any person, or otherwise dispose of (whether by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or equity or other ownership interests therein or any other assets other than dispositions of short-term money market or similar investments and sales, leases or licenses of fixed assets in the ordinary course of business consistent with past practice so long as the fixed assets subject to sale, lease or license do not have a fair market value greater than the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate; (iii) (x) incur or modify in any material respect the terms of (A) any indebtedness for borrowed money or (B) any other liability except in the ordinary course of business or (y) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than to a wholly-owned subsidiary of the Company), provided that the Company and its subsidiaries may in the ordinary course of business consistent with past practice (I) make borrowings in an amount not to exceed the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate under their existing credit facilities to fund working capital needs or (II) cause the issuance of letters of credit so long as all such letters of credit do not exceed the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in the aggregate; (iv) other than in the ordinary course of business consistent with past practice, but subject to clause (v) below, enter into, amend in any material respect, terminate (including by failing to renew), cancel, materially extend, or request any material change in, or agree to any material change in, or waive, release or assign any material right or claim under, any Material Contract; (v) enter into, amend in any material respect, extend or replace any affiliation arrangement or any material Contract with respect to any joint venture or strategic alliance; (vi) amend, extend or replace any Contract or Contracts with any client under which the Company and its subsidiaries received aggregate prior year annual fees and commissions in excess of the amount set forth in Section 5.1(e) of the Company Disclosure Schedule under such Contract or Contracts, unless such Contract or Contracts as so amended, extended or replaced, does not contain terms that, in the aggregate, are materially less favorable to the Company or its subsidiaries than the Contract or Contracts being amended, extended or replaced; (vii) enter into any Contract or Contracts with any new client under which the Company and its subsidiaries expect to receive annual fees and commissions in excess of the amount set forth in Section 5.1(e) of the Company Disclosure Schedule in any year under such Contract or Contracts, unless the Contract is on terms that are, in the aggregate, not materially less favorable to the Company or its subsidiaries than similar Contracts (in terms of scope of services being provided and annual fees and commissions expected to be received) previously entered into by the Company or its subsidiaries; or (viii) authorize or make any capital expenditures, other than for improvements of existing facilities and for the acquisition of information technology and except as provided in Section 5.1(e) of the Company Disclosure Schedule;

(f) increase the compensation or benefits of any of its directors, officers or employees (except as set forth in Section 5.1(f) of the Company Disclosure Schedule) or, except to the extent required under any Company Plan, establish, adopt, enter into, or amend or terminate any Company Plan, including any employment agreement or severance arrangement, or make any new allocations under the SMIPs or amend, adjust or modify any allocations previously made under the SMIPs, except as provided in Section 5.1(f) of the Company Disclosure Schedule;

(g) (x) terminate the employment of the Company’s Chief Executive Officer, or take any action, or permit any action to be taken, that would permit the Company’s Chief Executive Officer to terminate his employment for Good Reason (as defined in his employment agreement) or (y) terminate the employment of any employee party to an employment, severance or similar agreement with the Company or any of its subsidiaries (other than for Cause, as defined in each applicable employee’s employment, severance or similar agreement, as applicable) or take any action, or permit any action to be taken, that would permit any such employee to terminate his or her employment for Good Reason (as defined in each applicable employee’s employment, severance or similar agreement, as applicable), unless in each case if the Board of Directors of the Company determines in good faith that any such termination or action is required for it to comply with its fiduciary obligations under applicable law;

(h) cause the acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation, benefits or awards, under any Company Plan, except in each case as required by the applicable Company Plan pursuant to the terms in effect as of the date of this Agreement;

(i) other than in the ordinary course of business consistent with past practice or as required by applicable law, (i) make any material Tax election or change any method or significant policy or practice of accounting, (ii) enter into any settlement or compromise of any material Tax liability (including any audits, examinations or litigations with respect to Taxes), (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax or (vi) surrender any right to claim a material Tax refund;

(j) fail to timely satisfy or cause to be timely satisfied all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement;

(k) take any action which, to the knowledge of the Company, would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

(l) except to the extent necessary to take any actions that the Company is otherwise permitted to take pursuant to Section 6.5 (and in such case only in accordance with the terms of Section 6.5), waive any of its rights under, or release any other party from, amend, or fail to enforce its rights under, any provision of any standstill agreement;

(m) enter into or otherwise become party to any Contract that will restrict or limit, in any material respect, the ability of the Surviving Corporation, Parent or any of their subsidiaries from conducting, from and after the Closing, any of their respective businesses in any geographical area (other than any Contract terminable in full (including the restrictions and limitations on conduct of business) on notice of no more than 90 days by the Surviving Corporation or its subsidiary without any liability to the Surviving Corporation or any of its subsidiaries);

(n) settle or compromise any litigation other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by the Company) in settlement or compromise, in each case, does not exceed $1,000,000;

(o) take any action to cause the Common Shares to cease to be listed on the Nasdaq; or

(p) agree to take any of the actions described in Sections 5.1(a) through 5.1(o).

SECTION 5.2 Conduct of Parent Pending the Merger. Between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth in the corresponding section of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries shall without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

(a) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of capital stock of Parent (except for (i) regular interim and final annual cash dividends consistent with past practice (including increases consistent with past practice);

(b) enter into or consummate any agreements or transactions for an acquisition (by merger, consolidation, reorganization, consolidation, share exchange, acquisition of stock or assets or otherwise) or joint venture or other agreement or otherwise, or take any other action, if in any such case, such agreement, transaction or other action, individually or in the aggregate, would, or would reasonably be expected to, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement;

(c) take any other action which, to the knowledge of the Parent, would prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including any action or omission that would cause the Merger to fail to qualify as a reorganization under Section 368 of the Code;

(d) fail to timely satisfy or cause to be timely satisfied all applicable Tax reporting and filing requirements contained in the Code with respect to the transactions contemplated by this Agreement;

(e) take any action to cause the Parent Ordinary Shares to cease to be admitted to the Official List or to trading on the main market of the LSE or the Parent Depository Shares evidenced by Parent ADRs to cease to be eligible for quotation on the Nasdaq; or

(f) agree to take any of the actions described in Sections 5.2(a) through 5.2(e).

SECTION 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

SECTION 5.4 Certain Notices. From and after the date of this Agreement until the Effective Time, the Company and Parent shall promptly notify each other orally and in writing of (a) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (b) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice. This Section 5.4 shall not constitute a covenant or agreement for purposes of Section 7.2(b), 7.3(b), 8.1(d) or 8.1(e).

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Stockholders Meeting.

(a) As soon as reasonably possible following the date of this Agreement and the effectiveness of the Form F-4 (as defined in Section 6.2), the Company, acting through its Board of Directors, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement (including any adjournments or postponements, the “Stockholders Meeting”), (ii) subject to Section 6.1(b), include in the Company Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement (the “Company Board Recommendation”) and, subject to the approval of the Financial Advisors, the respective written opinion of each Financial Advisor, dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock, and (iii) use its reasonable best efforts to obtain the Merger Requisite Votes.

(b) The Board of Directors may fail to make or withdraw, modify or change in a manner adverse to Parent, all or any portion of the Company Board Recommendation only if the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated.

SECTION 6.2 Registration Statement; Information Supplied.

(a) Parent shall promptly prepare and file with the SEC as soon as practicable a registration statement on Form F-4 (or any successor form) (as amended or supplemented, the “Form F-4”) under the Securities Act with respect to the Parent Ordinary Shares (including the Parent Ordinary Shares underlying the Parent Depository

Shares) issuable and deliverable pursuant to this Agreement. The Company and Parent shall cooperate with each other in the preparation of the Form F-4. A portion of the Form F-4 shall serve as a prospectus with respect to the Parent Ordinary Shares and Parent Depository Shares issuable and deliverable pursuant to the terms of this Agreement and as the Company’s proxy statement with respect to the Stockholders Meeting (as amended or supplemented, the “Company Proxy Statement”). Parent shall prepare the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act. Each of Parent and the Company shall use reasonable best efforts to have the Form F-4 declared effective by the SEC as promptly as practicable after the filing. Parent shall use reasonable best efforts to obtain, prior to the effective date of the Form F-4, all necessary state securities law or “blue sky” permits or approvals required to effect the transactions contemplated by this Agreement. Parent shall advise the Company, promptly after it receives notice, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Depository Shares or Parent Ordinary Shares issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction. Each of Parent and the Company shall as soon as reasonably practicable notify the other of the receipt of any comments from the SEC with respect to the Form F-4 or the Company Proxy Statement, any request by the SEC for any amendment to the Form F-4 or the Company Proxy Statement, or for additional information.

(b) The Company and Parent each agree, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in the Form F-4 or the Company Proxy Statement will, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to the Company’s stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment and/or a supplement to the Form F-4 or the Company Proxy Statement, so that the Form F-4 or the Company Proxy Statement would not, at the time the Form F-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to the Company’s stockholders and at the time of the Stockholders Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers this information shall promptly notify the other party and, to the extent required by law, an appropriate amendment or supplement describing that information shall be promptly filed with the SEC or any other applicable Governmental Entity and, to the extent required by law, disseminated to the Company’s stockholders.

(c) The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Form F-4 is declared effective.

(d) Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and stockholders, as applicable, and any other matters as may be necessary or advisable in connection with the Form F-4 or the Company Proxy Statement (including information required to be set forth therein as required by the Securities Act or Exchange Act and the rules and regulations promulgated thereunder) or any other filing, notice, statement, registration, submission of information or application required to be made by or on behalf of the Company or Parent or any of their respective subsidiaries to any third-party and/or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, the Voting Agreement and the Employment Agreement.

(e) The Company and Parent shall cooperate and Parent shall promptly prepare and file with the UKLA listing particulars relating to Parent and its subsidiaries and the Parent Ordinary Shares (the “Parent Listing Particulars”), if required under the UKLA listing rules, and Parent shall use its reasonable best efforts to obtain formal approval by the UKLA of the Parent Listing Particulars as soon as practicable and, in connection therewith, Parent will supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the UKLA for the purposes of obtaining such approval.

(f) Parent agrees, as to itself and its subsidiaries, that the Parent Listing Particulars will contain all particulars required to comply in all material respects with all applicable statutory and other legal provisions and Parent agrees that all information contained in the Parent Listing Particulars with respect to itself and its subsidiaries will be in accordance with the facts and will not omit anything likely to affect the import of that information. The Company agrees that all such information supplied by the Company for inclusion in the Parent Listing Particulars with respect to the Company and its subsidiaries will be substantially in accordance with the facts and will not omit anything likely to affect the import of that information. If required, Parent will prepare (with the cooperation of the Company) a summary of the Parent Listing Particulars, which shall comprise a fair summary of the key information set out in the Parent Listing Particulars, to be included in the Company Proxy Statement.

SECTION 6.3 Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and, as specified by Parent reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time.

SECTION 6.4 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent reasonable access, consistent with applicable law, at all reasonable times to its officers, employees, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or authorized representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its clients, jeopardize the attorney-client privilege of the Company or its subsidiaries or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement; provided that the Company shall use its reasonable best efforts to obtain contractual waivers and consents and implement requisite procedures to enable the provision of access and disclosure without such violations, prejudices or contraventions. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of Parent and Merger Sub will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated May 7, 2004, between the Company and Parent (the “Company Confidentiality Agreement”), which Company Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

(c) The Company will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated August 31, 2004, between the Company and Parent (the “Parent Confidentiality Agreement”, and together with the Company Confidentiality Agreement, the “Confidentiality Agreements”), which Parent Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.5 Acquisition Proposals.

(a) The Company agrees that (i) it and its officers and directors shall not, (ii) its subsidiaries and its subsidiaries’ officers and directors shall not, and (iii) it shall use reasonable best efforts to ensure that its and its subsidiaries’ investment bankers, financial advisors, attorneys, accountants, employees, consultants or other agents, advisors or representatives (collectively, “Representatives”) shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making, submission or reaffirmation of any proposal or offer with respect to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving the Company and its subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or ownership interests of or in the Company or any of its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, in each case other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal. Subject to Section 6.5(b), neither the Company nor its Board of Directors or any committee thereof shall recommend to its stockholders any Acquisition Proposal or approve or enter any agreement with respect to an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by Section 6.5(b) below and the Company may not fail to make or withdraw, modify or change in a manner adverse to Parent all or any portion of the Company Board Recommendation unless permitted by Section 6.1(b), and provided further that, notwithstanding anything herein to the contrary, any “stop-look-and-listen” communication by the Company or its Board of Directors to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the stockholders of the Company in connection with the making or amendment of a tender offer or exchange offer containing the substance of a “stop-look-and-listen” communication pursuant to such Rule 14d-9(f)) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Parent of, all or a portion of the Company Board of Recommendation) or (ii) prior to the adoption of this Agreement by the Company’s stockholders in accordance with this Agreement, (A) providing access to its properties, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the party so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Company Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Company Confidentiality Agreement), or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that prior to taking any of the actions set forth in clauses (A) or (B) of clause (ii), (x) the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such action is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law and that such Acquisition Proposal will result in, or could reasonably be expected to constitute or result in, a Superior Proposal from the party that made the applicable Acquisition Proposal, and (y) the Company shall have informed Parent promptly following (and in no event later than 24 hours after) the taking by it of any such action. A “Superior Proposal” means an Acquisition Proposal that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the person making the proposal, and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this

Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Parent in response to such Acquisition Proposal). The Company shall use its reasonable best efforts to take the necessary steps promptly to inform the persons set forth in clauses (i), (ii) and (iii) of the first sentence of this Section 6.5(a) of the obligations undertaken in this Section 6.5.

(b) Notwithstanding anything in this Section 6.5 to the contrary, if, at any time prior to the adoption of this Agreement by the Company’s stockholders in accordance with this Agreement, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.5(a), that such proposal is a Superior Proposal and that terminating this Agreement to accept such Superior Proposal and/or recommending such Superior Proposal to the stockholders of the Company is necessary in order for the Board of Directors to comply with its fiduciary duties under applicable law, the Company may terminate this Agreement and/or its Board of Directors may recommend such Superior Proposal to its stockholders, as applicable; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless concurrently with such termination pursuant to this Section 6.5(b) the Company pays to Parent the Termination Fee payable pursuant to Section 8.2(b); and provided, further, however, that the Company shall not exercise its right to terminate this Agreement and the Board of Directors shall not recommend a Superior Proposal to its stockholders pursuant to this Section 6.5(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that the Company or its Board of Directors intends to take such action with respect to a Superior Proposal, specifying in reasonable detail the material terms and conditions of the Superior Proposal, this notice to be delivered not less than three business days prior to the time the action is taken, and, during this three business day period, the Company and its advisors shall negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

(c) The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The Company also shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information or data heretofore furnished to any person by or on behalf of it or any of its subsidiaries.

(d) Promptly (and in no event later than 24 hours) after receipt by the Company, its subsidiaries or any of its or their respective directors, officers or Representatives of an Acquisition Proposal, or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, its subsidiaries or any of its or their respective directors, officers or Representatives, the Company shall provide Parent with written notice of the material terms and conditions of any Acquisition Proposal or the identity of any party requesting non-public information or seeking discussions or negotiations, and thereafter shall keep Parent informed, on a current basis, of the status and material terms and conditions of any proposals or offers. The Company shall make available to Parent (to the extent it has not previously done so) all nonpublic information made available to any person making an Acquisition Proposal.

SECTION 6.6 Employment and Employee Benefits Matters.

(a) Without limiting any additional rights that any Company Employee may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending on December 31, 2005, to maintain the existing severance plans of the Company and any subsidiary of the Company and to provide the severance payments and benefits required thereunder in accordance with the terms of such plans to be provided to any Company Employee terminated during that period. In respect of the annual bonus payable to the Company Employees for service rendered in fiscal year 2004, Parent shall, or shall cause the Surviving Corporation to, continue to honor the terms and conditions of and obligations (existing as of the date of this Agreement) under the Company’s year 2004 annual bonus program and the award or participation agreements thereunder (the “2004 Bonus Program”), which 2004 Bonus Program shall be administered in a manner consistent with the Company’s historic annual bonus programs. Aggregate annual discretionary bonuses and SMIP allocations for 2004 shall be made in accordance with Section 6.6(a) of the Company Disclosure Schedule.

(b) Without limiting any additional rights that any Company Employee may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for the period commencing at the Effective Time and ending on December 31, 2005, to maintain for Company Employees (i) welfare, pension benefits, base salary and incentive-based benefits or compensation (but not equity-based benefits or compensation) that in the aggregate are no less favorable than the overall welfare, pension benefits, base salary and incentive-based benefits or compensation maintained for and provided to such Company Employees immediately prior to the Effective Time and (ii) equity-based benefits or compensation that in the aggregate are no less favorable than the equity-based benefits or compensation in the aggregate provided to similarly situated employees of Parent and its subsidiaries but adjusted to take into account the extent to which, if any, the base salary and incentive-based compensation or benefits maintained for and provided to the Company Employees pursuant to the foregoing clause (i) are more favorable than those maintained for and provided to similarly situated employees of Parent and its subsidiaries; provided, however, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable law. Nothing contained in this Agreement shall restrict the ability of Parent and its affiliates to terminate the employment of any Company Employee for any reason at any time after the effective date of his or her employment with Parent and its affiliates.

(c) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation for the Company Employees’ service with the Company, its subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), the Parent or its subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time.

(d) From and after the Effective Time, Parent will honor, and will cause its subsidiaries to honor, in accordance with its terms, (x) each existing employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its subsidiaries and any officer, director or employee of that company, equity-based plans, programs or agreements, bonus plans or programs, and (y) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its subsidiaries and similar employment compensation and benefit arrangements and agreements in effect as of the Effective Time, in each case to the extent legally binding on the Company or any of its subsidiaries.

SECTION 6.7 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any employee may have under any Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time)

and former officer or director of the Company and its subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, without limitation, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby) or taken by them at the request of the Company or any of its subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent or the Surviving Corporation within ten business days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company’s Certificate of Incorporation and By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) Parent shall, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that during this period, Parent shall not be required to maintain any coverage in excess of the amount that can be obtained for the remainder of the period for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage. Parent agrees to honor and perform under, and to cause the Surviving Corporation’s to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries.

(d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in Section 6.6 and this Section 6.7.

SECTION 6.8 Further Actions.

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Merger and the other transactions contemplated by this Agreement (including, in the case of the Company, notices required under existing consent decrees with the FTC (as defined below)). In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and a merger notification pursuant to the ECMR with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or the ECMR.

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.8(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, ECMR or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with any written notices or other communications received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), the European Commission or any other U.S. or foreign Governmental Entity and of any notices or other communications received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences in accordance with Antitrust Law. For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the ECMR, Foreign Antitrust Laws, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.8(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including, without limitation, in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its subsidiaries or the conducting of its business in a manner which would resolve such objections or suits.

(d) Notwithstanding the foregoing or any other provision of this Agreement, neither Parent nor Merger Sub shall be required by this Section 6.8 to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) unless (x) the taking of the action is conditioned on consummation of the Merger and (y) the action would not result in, or would not reasonably be expected to result in, the imposition of Burdensome Conditions. “Burdensome Conditions” means any action proposed to be taken in accordance with this Section 6.8 that, individually or in the aggregate with any other actions proposed to be taken in accordance with this Section 6.8, would result in, or would reasonably be expected to result in, a Parent Material Adverse Effect (for the avoidance of doubt, materiality for this purpose shall be measured without giving effect to the consummation of the Merger). At the request of Parent, the Company shall take actions, or agree to take actions or consent to the taking of actions (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) as Parent shall determine to be necessary or appropriate in order to obtain the consents, approvals, declarations and authorizations of any Governmental Entity required to be obtained in connection with the Merger. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be required by this Section 6.8 to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) unless the taking of the action is conditioned upon consummation of the Merger. The Company shall not take any action, agree to take any action or consent to the taking of any action pursuant to this Section 6.8 (including with respect to selling, holding separate or otherwise disposing of assets or conducting its business in a specified manner) without the prior written consent of Parent (this consent not to be unreasonably withheld or delayed).

(e) Subject to the obligations under Sections 6.8(c) and (d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) each of Parent, Merger Sub and the Company shall use its respective reasonable best efforts to defend, at its own cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

(f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) so long as such party has up to then complied in all material respects with its obligations under this Section 6.8.

SECTION 6.9 Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

SECTION 6.10 Takeover Statutes. Subject to the terms of this Agreement and the parties’ respective fiduciary duties under applicable law, if any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and their respective Board of Directors shall, subject to applicable law, grant any approvals and take any actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of any Takeover Statute on these transactions.

SECTION 6.11 Trading/Listing Applications; Establishment of Parent Depository Shares. Parent shall promptly prepare and submit to the UKLA and the LSE applications with respect to the admission of the Parent Ordinary Shares issuable pursuant to the Merger to the Official List and to trading on the LSE, respectively, and to the Nasdaq a listing application in respect of the Parent Depository Shares issuable pursuant to the Merger, and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the admission to listing and trading of the Parent Ordinary Shares, in the case of the UKLA and the LSE, respectively, subject only to allotment, and the listing of the Parent Depository Shares, in the case of the Nasdaq, subject to official notice of issuance. Parent shall supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or required by the UKLA or the LSE for the purpose of obtaining admission of the Parent Ordinary Shares issuable pursuant to the Merger to the Official List and to trading on the LSE. Parent shall prior to the Effective Time enter into all necessary agreements with the Depository and other parties to establish the Parent Depository Shares deliverable pursuant to the Merger.

SECTION 6.12 Letters of Accountants.

(a) The Company shall use commercially reasonable efforts to cause to be delivered to the Board of Directors of Parent “comfort” letters of Ernst & Young LLP, the Company’s independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to the Company and its directors and Parent and its directors, in form reasonably satisfactory to Parent and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

(b) Parent shall use commercially reasonable efforts to cause to be delivered to the Board of Directors of the Company “comfort” letters of Deloitte & Touche LLP, Parent’s independent public accountants, dated the effective date of the Form F-4 and the Closing Date, respectively, and addressed to Parent and its directors and the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

SECTION 6.13 Agreements of Company Affiliates. The Company shall promptly cause to be prepared and delivered to Parent a list identifying all persons who may be deemed to be as of the date of the Company Stockholders Meeting “affiliates” of the Company for purposes of Rule 145 under the Securities Act (the “Company Affiliates”), and shall use commercially reasonable efforts to cause each Company Affiliate to deliver to Parent an executed agreement in customary form on or prior to the Closing Date.

SECTION 6.14 Tax Representation Letters. Parent shall deliver to counsel to Parent and to counsel to the Company as of the Closing Date a “Tax Representation Letter” containing customary representations as shall be necessary to enable each counsel to render the opinions described in Sections 7.2(c) and 7.3(c). The Company shall deliver to counsel to the Company and to counsel to Parent as of the Closing Date a Tax Representation Letter containing customary representations as shall be necessary to enable counsel to render the opinions described in Sections 7.2(c) and 7.3(c).

SECTION 6.15 Section 16(b). The Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.16 Convertible Debentures. With respect to the Convertible Debentures and the Indenture relating thereto, the Company shall use its reasonable best efforts to cooperate with Parent, to the extent requested by Parent, to effect a consent solicitation, tender offer or other action or transaction with respect to the

Convertible Debentures as directed by Parent (“Convertible Debenture Actions”). All Convertible Debenture Actions shall be in accordance with applicable law and shall be on terms and conditions proposed by Parent; provided, that, the effectiveness of all Convertible Debenture Actions (including all obligations to make any payments to holders of all or any portion of the Convertible Debentures in connection therewith or to modify the terms or provisions of the Indenture) shall be conditioned upon the consummation of the Merger, and shall terminate immediately upon the termination of this Agreement prior to the Effective Time. The Company agrees not to consummate any Convertible Debenture Action unless Parent consents in writing to such consummation. If this Agreement is terminated prior to the consummation of the Merger, Parent shall reimburse the Company for its reasonable out-of-pocket fees and expenses (including any consent fees paid but only to the extent consented to by Parent) incurred pursuant to this Section 6.16. The Company agrees to use its reasonable efforts to cooperate with Parent and, subject to the preceding sentence and applicable law, to use its reasonable best efforts to consummate all Convertible Debenture Actions.

SECTION 6.17 Tax Reporting Requirement. Parent and the Company shall timely satisfy or cause to be timely satisfied the reporting requirements contained in United States Treasury Regulation Section 1.367(a)-3(c)(6).

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) This Agreement shall have been adopted by the stockholders of the Company by the Merger Requisite Votes.

(b) No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) (any of the foregoing, an (“Order”) that prohibits, restrains or enjoins the consummation of the Merger shall have been enacted, entered, promulgated or enforced by (i) any United States Governmental Entity, (ii) the European Commission or any United Kingdom Governmental Entity, (iii) any Governmental Authority of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, or (iv) any Governmental Entity other than one referred to in clauses (i), (ii) or (iii), unless, in the case of this clause (iv), failing to comply with such Order would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries; provided, however, that, prior to invoking the condition set forth in this Section 7.1(b), each party agrees to comply with Section 6.8.

(c) (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, (ii) all required approvals by the European Commission applicable to the Merger under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, (iii) all required approvals of the competent authority of any member state of the European Union applicable to the Merger under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, (iv) all approvals required to consummate the Merger pursuant to any Foreign Antitrust Law of the jurisdictions listed in Section 7.1(b) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, and (v) all other required approvals of any Governmental Entity under applicable law or regulation shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired, except, in the case of this cause (v), if failure to obtain such approval or failure of such waiting period to terminate or expire would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries.

(d) (i) No action, suit or proceeding by any United States Governmental Entity, United Kingdom Governmental Entity, the European Commission or any Governmental Entity of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, shall be pending seeking to enjoin, prohibit or restrain or challenging the consummation of the Merger or the other transactions contemplated hereby and (ii) no other action, suit or proceeding shall be pending seeking to enjoin, prohibit or restrain or challenging the consummation of the Merger or the other transactions contemplated hereby, unless, in the case of this clause (ii), any such action, suit or proceeding would not, individually or in the aggregate, either reasonably be expected to result in Burdensome Conditions or lead to criminal prosecution of any director or officer of the Company, Parent or their respective subsidiaries.

(e) The Form F-4 shall have become effective and no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn and all state securities or “blue sky” permits or approvals required to consummate the Merger shall have been received.

(f) The Parent Listing Particulars (if required under the UKLA listing rules) being approved by the UKLA and the Parent Ordinary Shares (including Parent Ordinary Shares underlying Parent Depository Shares) to be issued pursuant to the Merger shall have been admitted to the Official List of the UKLA and to trading on the main market of the LSE and this admission shall have become effective in accordance with the rules and regulations of the UKLA and the LSE and the Parent Depository Shares to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Section 3.3(a) shall be true and correct (except for deviations of not more than 1% of the number of the Company’s fully diluted outstanding Shares disclosed in Section 3.3(a)), as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct to the extent required in this clause (i) only as of the specified date); (ii) the representations and warranties of the Company set forth in Sections 3.3(b), 3.4, 3.15, 3.16, 3.17 and 3.21(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date); and (iii) the other representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant to this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Company Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent that all failures of such representation and warranties to be so true and correct (excluding the effect of any such failures resulting from actions required to be taken under this Agreement to obtain any approval or authorization under applicable law for the consummation of the Merger), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

(c) Parent shall have received an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP (or, if Fried, Frank, Harris, Shriver & Jacobson LLP refuses to issue this opinion, from other counsel reasonably satisfactory to Parent), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. The opinion set forth in clause (ii) may assume that any stockholder who is a “five-percent transferee shareholder” with respect to Parent within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.367(a)-3(c)(1)(iii)(B). In rendering its opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters.

(d) Edward H. Meyer shall continue to be employed as Chairman, President and Chief Executive Officer of the Company, unless he shall no longer be so employed as a result of (i) his death or Disability (as defined in the Employment Agreement) or (ii) his termination by the Company for Cause (as defined in the Employment Agreement).

(e) Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in Sections 4.3, 4.4, 4.7, 4.11, 4.12, 4.13 and 4.14 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date) and (ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered by Parent pursuant to this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent that all failures of such representations to be so true and correct (excluding the effect of any such failures that result from actions required to be taken under this Agreement to obtain any approval or authorization under applicable law for the consummation of the Merger), individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

(c) The Company shall have received an opinion from Simpson Thacher & Bartlett LLP (or, if Simpson Thacher & Bartlett LLP refuses to issue this opinion, from other counsel reasonably satisfactory to the Company), dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and (ii) Parent will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Merger. The opinion set forth in clause (ii) may assume that any stockholder who is a “five-percent transferee shareholder” with respect to Parent within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii) files the agreement described in United States Treasury Registration Section 1.367(a)-3(c)(1)(iii)(B). In rendering this opinion, counsel shall be entitled to rely upon customary representations of Parent and the Company reasonably requested by counsel, including, without limitation, those contained in the Tax Representation Letters.

(d) The Company shall have received certificates of the Chief Executive Officer or the Chief Financial Officer of each of Parent and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the Company:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company if any United States Governmental Entity, United Kingdom Governmental Entity, the European Commission, or any Governmental Entity of the jurisdictions listed on Schedule 7.1(b) of the Company Disclosure Schedule, shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such Order or other action is or shall have become final and nonappealable;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before the date which is nine months from the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(d) by the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or if any such representation or warranty shall have become untrue or inaccurate, such that (A) the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and (B) such breach or inaccuracy is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach or inaccuracy and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, or (ii) prior to the adoption of this Agreement by the stockholders of the Company, in accordance with, and subject to the terms and conditions of, Section 6.5(b);

(e) by Parent (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or if any such representation or warranty shall have become untrue or inaccurate, such that (A) the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and (B) such breach or inaccuracy is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach or inaccuracy and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement, or (ii) if the Board of Directors of the Company (A) shall have withdrawn, modified or changed (it being understood and agreed that any “stop-look-and-listen” communication by the Board of Directors of the Company to the stockholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer containing the substance of a “stop-look-and-listen” communication pursuant to Rule 14d-9(f), shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement or the Merger) in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger, or shall have resolved to effect any of the foregoing, or (B) shall have recommended to the stockholders of the Company an Acquisition Proposal other than the Merger, or shall have resolved to effect the foregoing; or

(f) by either Parent or the Company if, upon a vote taken thereon at the Stockholders Meeting, this Agreement shall not have been adopted by the Merger Requisite Votes.

SECTION 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Sections 3.16, 4.7, 6.4(b), 6.4(c), 6.9, the penultimate sentence of Section 6.16 (relating to reimbursement of the Company’s expenses), this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof.

(b) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii)(B), then the Company shall pay $56,000,000 (such amount, the “Termination Fee”) to Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as possible (but in any event within two business days) in the case of a termination pursuant to Section 8.1(e)(ii)(B), in each case payable by wire transfer of same day funds.

(c) In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.1(e)(ii)(A) and, at any time after the date of this Agreement and prior to the event giving rise to Parent’s right to terminate under Section 8.1(e)(ii)(A), an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the event giving rise to Parent’s right to terminate under Section 8.1(e)(ii)(A), or (ii)(x) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.1(f) and, at any time after the date of this Agreement and prior to the Stockholders Meeting, an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the Stockholders Meeting or (B) by Parent pursuant to Section 8.1(e)(i) and, at any time after the date of this Agreement and prior to the breach giving rise to Parent’s right to terminate under Section 8.1(e)(i), an Acquisition Proposal shall have been made known to the Company or publicly disclosed and shall not have been withdrawn prior to the breach giving rise to Parent’s right to terminate under Section 8.1(e)(i), and (y) within nine months after this termination, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to which any Acquisition Proposal is consummated, then, in the case of either clause (i) or (ii), the Company shall pay the Termination Fee to Parent, by wire transfer of same day funds, in the case of clause (i), as promptly as possible (but in any event within two business days) following such termination pursuant to Section 8.1(e)(ii)(A) or, in the case of clause (ii), on the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect of the Acquisition Proposal, as may be applicable (provided, that, for purpose of this Section 8.2(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.5(a), except that the references to “20% or greater” and “20% or more” shall be deemed to be references to “50% or greater” and “50% or more,” respectively).

(d) The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.2, and, in order to obtain the payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.2, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with this suit, together with interest on the amount due from each date for payment until the date of the payment at the prime rate of Citibank, N.A. in effect on the date the payment was required to be made.

SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement, the Merger and the other transactions contemplated hereby. Expenses incurred in connection with the filing, printing and mailing of the Form F-4 and Company Proxy Statement shall be shared equally by Parent and the Company.

SECTION 8.4 Amendment. This Agreement may be amended to the fullest extent permitted by law by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or Merger Sub. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) this Article IX.

SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub:

WPP Group plc

27 Farm Street

London W1J 5RJ

England

Attention: Group Chief Executive

Facsimile: 207-409-7502

with an additional copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Arthur Fleischer, Jr., Esq.

                 Philip Richter, Esq.

Facsimile: (212) 859-4000

and:

Davis & Gilbert

1740 Broadway

Third Floor

New York, New York 10019

Attention: Curt C. Myers, Esq.

Facsimile: (212) 765-7920

and:

Allen & Overy

One New Change

London EC4M 9QQ

England

Attention: Mark Gearing, Esq.

Facsimile: 44-171-330-9999

if to the Company:

Grey Global Group Inc.

777 Third Avenue

New York, NY 10017

Attention: Corporate Secretary

Facsimile: (212) 546-1495

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John G. Finley, Esq.

Facsimile: 212-455-2502

SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) “beneficial owner” with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares (and the term “beneficially owned” shall have a corresponding meaning);

(c) “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York;

(d) “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(e) “corresponding section” means the section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, which corresponds to the section number of the representation or warranty qualified and each other section of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, which contains a disclosure where it is readily apparent on the face of the information disclosed that it should be an exception to such representation or warranty;

(f) “knowledge” (i) with respect to the Company means the actual knowledge of any of the persons set forth in Section 9.3(f) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the persons set forth in Section 9.3(f) of the Parent Disclosure Schedule;

(g) “materially delay”, when used herein with reference to the consummation of the Merger means or the other transactions contemplated hereby, means a delay in consummation beyond the Termination Date;

(h) “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(i) “subsidiary” means, with respect to the Company, any corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, and, with respect to Parent, any body corporate which is a subsidiary or subsidiary undertaking, in each case within the meaning of the Companies Act 1985 of the United Kingdom, as amended; and

(j) “U.S. generally accepted accounting principles” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. This Agreement shall not be assigned by operation of law or otherwise.

SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of Section 6.7 which shall inure to the benefit of the persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof.

SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.10 Specific Performance; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 9.2. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.11 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.11.

SECTION 9.12 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WPP GROUP PLC

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	Group Finance Director

ABBEY MERGER CORPORATION

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	President

GREY GLOBAL GROUP INC.

By:	/s/ STEVEN FELSHER
Name:	Steven Felsher
Title:	Vice Chairman

EXECUTION COPY

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT, dated as of December 1, 2004 (this “Amendment”), to the Agreement and Plan of Merger, dated as of September 11, 2004, among WPP Group plc, an English public limited company (“Parent”), Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Grey Global Group Inc., a Delaware corporation (the “Company”).

WHEREAS, Parent, Merger Sub and the Company have entered into the Agreement and Plan of Merger, dated as of September 11, 2004 (the “Merger Agreement”);

WHEREAS, Parent, Merger Sub and the Company each desire to enter into this Amendment for the purpose of amending the Merger Agreement;

WHEREAS, Section 8.4 of the Merger Agreement permits Parent, Merger Sub and the Company, by action taken or authorized by their respective Boards of Directors, to amend the Merger Agreement by an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; and

WHEREAS, Parent, Merger Sub and the Company each desire to amend the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, Parent, Merger Sub and the Company agree as follows:

1. Amendment to Section 8.1(c) of the Merger Agreement. Section 8.1(c) of the Merger Agreement is hereby amended by deleting the phrase “nine months” and replacing it with the phrase “eleven months”.

2. Representations and Warranties. Each of Parent, Merger Sub and the Company represents and warrants that (a) it has the corporate power and authority to execute and deliver this Amendment, (b) this Amendment has been duly and validly authorized by all necessary action of its board of directors, and (c) this Amendment has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

3. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

4. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5. No Other Amendments. Except to the extent expressly amended by this Amendment, all terms of the Merger Agreement shall remain in full force and effect without amendment, change or modification.

6. References to Merger Agreement. All references in the Merger Agreement to the “Agreement” shall be deemed to be the Merger Agreement as amended by this Amendment.

7. Defined Terms. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

WPP GROUP PLC

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	Group Finance Director

ABBEY MERGER CORPORATION

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	President

GREY GLOBAL GROUP INC.

By:	/s/ STEVEN FELSHER
Name:	Steven Felsher
Title:	Vice Chairman

Appendix B

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of September 11, 2004, by and among WPP Group plc, an English public limited company (“Parent”), Abbey Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Mr. Edward H. Meyer (the “Stockholder”).

WITNESSETH:

WHEREAS, as of the date of this Agreement, the Stockholder beneficially owns shares of (i) Common Stock, par value $.01 per share, of Grey Global Group Inc., a Delaware corporation (the “Company”) (the “Common Stock”), and (ii) Limited Duration Class B Common Stock, par value $.01 per share, of the Company (each of which entitles its holder to 10 votes per share) (the “Class B Common Stock” and, together with the Common Stock, the “Company Common Stock”);

WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of this date (the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub and Merger Sub will survive as a wholly-owned subsidiary of Parent (the “Merger”), and each share of Company Common Stock will be converted into the right to receive cash or American Depository Shares of Parent (“Parent Depository Shares”) (each of which represents five ordinary shares of nominal value 10p each of Parent (“Parent Ordinary Shares”)) or Parent Ordinary Shares in lieu of Parent Depository Shares, in accordance with the terms of the Merger Agreement;

WHEREAS, concurrently herewith, Parent, the Company and the Stockholder are entering into an employment agreement, dated as of this date (the “Employment Agreement”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2 Other Definitions. For purposes of this Agreement:

(a) “Company Options” means options to acquire Company Common Stock granted to the Stockholder by the Company and held by the Stockholder as of the date of this Agreement.

(b) “New Shares” means any shares of capital stock of the Company (other than Owned Shares) over which the Stockholder acquires beneficial ownership at any time during the Voting Period (but excluding any shares of

Company Common Stock beneficially owned by the Stockholder solely by reason of his membership on the committee responsible for the administration of the Company’s Employee Stock Ownership Plan and any Option Shares).

(c) “Option Shares” means any shares of Company Common Stock issued or issuable upon the exercise of Company Options.

(d) “Owned Shares” means all of the shares of Company Common Stock beneficially owned by the Stockholder as of the date of this Agreement (but excluding any shares of Company Common Stock beneficially owned by the Stockholder solely by reason of his membership on the committee responsible for the administration of the Company’s Employee Stock Ownership Plan and any Option Shares). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the “Owned Shares” shall be deemed to refer to and include the Owned Shares (as defined in the prior sentence) as well as all stock dividends and distributions and any securities into which or for which any or all of those Owned Shares may be changed or exchanged or which are received in the transaction.

(e) “Permitted Transferee” means, with respect to the Stockholder or any Permitted Transferee, lineal descendants of the Stockholder or Permitted Transferee, spouses of any of the foregoing, legal representatives or estates of any of the foregoing, trusts maintained for the benefit of any of the foregoing or for the benefit of charitable foundations or organizations, and corporations, charitable foundations or organizations controlled by any of the foregoing or charitable foundations or organizations of which one or more of the foregoing is a director, in each case only if such parties agree to be bound by the terms of this Agreement.

(f) “Representative” means, with respect to any particular person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of that person.

(g) “Voting Period” means the period from and including the date of this Agreement through and including the earliest to occur of (i) the approval and adoption of the Merger Agreement by the Merger Requisite Votes and (ii) the termination of the Merger Agreement in accordance with its terms.

(h) “Transfer” means sell, transfer, tender, pledge, encumber, hypothecate, assign or otherwise dispose, by operation or law or otherwise.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Agreement to Vote.

(a) The Stockholder hereby agrees that, during the Voting Period, he shall vote or execute consents, as applicable, with respect to the Owned Shares, any New Shares and any Option Shares beneficially owned by him as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares, any New Shares and any Option Shares beneficially owned by him as of the applicable record date) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of the holders vote or execute consents with respect to any of the foregoing matters.

(b) The Stockholder hereby agrees that, during the Voting Period, he shall vote or execute consents, as applicable, with respect to the Owned Shares, any New Shares and any Option Shares beneficially owned by him as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares, any New Shares and any Option Shares beneficially owned by him as of the applicable record date)

against each of the matters set forth in clauses (i), (ii), (iii) or (iv) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of the holders vote or execute consents with respect to any of the following matters:

(i) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement;

(ii) any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement;

(iii) any Acquisition Proposal made prior to the termination of the Merger Agreement, other than an Acquisition Proposal made by Parent; and

(iv) any amendment to the Company’s Certificate of Incorporation or By-laws.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Section 2.1 shall require the Stockholder to vote or execute any consent with respect to any Option Shares not issued upon the exercise of a Company Option prior to the applicable record date for that vote or consent.

SECTION 2.2 Grant of Irrevocable Proxy. The Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Owned Shares, any New Shares and any Option Shares, in accordance with Section 2.1. This proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall not directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Owned Shares, New Shares or any Option Shares that is inconsistent with Sections 2.1 and 2.2.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by the Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder, and the Stockholder acknowledges that the proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate only upon the expiration of the Voting Period.

ARTICLE III

COVENANTS

SECTION 3.1 Voting Period Restrictions. The Stockholder agrees that he shall not, and shall not permit any person, directly or indirectly, during the Voting Period, to:

(a) convert into shares of Common Stock any Owned Shares or New Shares that are shares of Class B Common Stock;

(b) Transfer any or all of the Owned Shares or New Shares; provided that the foregoing shall not prevent (i) the Transfer of Owned Shares or New Shares upon the death of the Stockholder pursuant to the terms of any trust or will of the Stockholder or by the laws of intestate succession, but only if, and any such Transfer shall be void unless, the transferee executes and delivers to Parent an agreement to be bound by the terms of this Agreement to the same extent as the Stockholder, (ii) the Transfer of Owned Shares or New Shares to a Permitted Transferee, (iii) the Transfer of Owned Shares or New Shares in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligation arising from the exercise of any stock option required under Section 27 of the Employment Agreement, (iv) the Transfer of any Owned Shares or New Shares held by the Edward & Sandra Meyer Foundation Inc. or (v) the conversion of the Owned Shares and New Shares into the right to receive Merger Consideration pursuant to the Merger in accordance with the terms of the Merger Agreement; or

(c) deposit any Owned Shares, New Shares or Option Shares in a voting trust or subject any of the Owned Shares or New Shares to any arrangement or agreement with any person (other than Parent) with respect to the voting or the execution of consents with respect to any Owned Shares, New Shares or Option Shares that could restrict his ability to comply with and perform his covenants and obligations under Article II of this Agreement.

SECTION 3.2 No Shop Obligations of the Stockholder. The Stockholder covenants and agrees with Parent that, during the Voting Period, he shall not and shall not permit any of his Representatives to, directly or indirectly, (i) initiate, solicit or knowingly facilitate or encourage, or respond to, any inquiries with respect to, or the making, submission or reaffirmation of, any Acquisition Proposal, (ii) engage in any discussions, negotiations or other communications relating to an Acquisition Proposal, or (iii) furnish to any person, or provide any person with access to, any confidential information with respect to the Company, this Agreement, the Merger Agreement or any agreement entered into by Parent, the Company and/or the Stockholder in connection therewith or the transactions contemplated hereby or thereby (“Non-Public Information”); provided that the obligations of the Stockholder under this Section 3.2 shall be inoperative during any period of time that the Company is undertaking any of the activities permitted by the third sentence of Section 6.5(a) of the Merger Agreement and, in such case, the Stockholder shall also be permitted to undertake similar activities. Without limiting the generality of the previous sentence, promptly (but in any event within 24 hours) after the Stockholder’s receipt of any Acquisition Proposal (including any reaffirmation of any Acquisition Proposal first made prior to the date of this Agreement) or any request for Non-Public Information, the Stockholder shall (i) provide Parent with written notice of the material terms and conditions of any such Acquisition Proposal or request for Non-Public Information, and the identity of the person making such Acquisition Proposal or request for Non-Public Information and (ii) promptly (but in any event within 24 hours) keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal or request for Non-Public Information.

SECTION 3.3 General Covenants. The Stockholder agrees that he shall not:

(a) enter into any agreement, commitment, letter of intent, agreement in principle, or understanding with any person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, his covenants and obligations under this Agreement; or

(b) take any action that could restrict or otherwise affect his legal power, authority and right to comply with and perform his covenants and obligations under this Agreement.

SECTION 3.4 Stockholder’s Capacity. Parent and Merger Sub acknowledge that the Stockholder is not making any agreement or understanding herein in his capacity as a director or officer of the Company and that the Stockholder is executing this agreement solely in his capacity as the beneficial owner of Company Common Stock and nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1 Authorization. The Stockholder has all legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

SECTION 4.2 Ownership of Shares. The Owned Shares consist of 149,158 shares of Common Stock and 135,617 shares of Class B Common Stock. The Company Options are exercisable for 50,000 Option Shares. Except as described in the Schedule 13D, as amended to the date hereof, of the Stockholder with respect to Company Common Stock or Forms 3, 4, or 5 filed by the Stockholder on or prior to the date hereof, the Stockholder is the sole beneficial owner of all of the Owned Shares and Option Shares and has the sole power to vote (or cause to be voted or consents to be executed) and to dispose of (or cause to be disposed of) all of the Owned Shares and, upon their issuance, Option Shares. As of the date of this Agreement, the Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Owned Shares and Option Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Owned Shares or Option Shares. The Stockholder has good and valid title to the Owned Shares and Company Options, free and clear of any and all Liens, proxies, voting agreements, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

SECTION 4.3 No Conflicts. Except for a filing of an amendment to a Schedule 13D and a filing of a Form 4 as required by the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder or the performance by the Stockholder of his obligations hereunder and (ii) none of the execution and delivery of this Agreement by the Stockholder, or the performance by the Stockholder of his obligations hereunder shall (A) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Owned Shares or Option Shares may be bound, or (B) violate any applicable law, rule, regulation, order, judgment, or decree applicable to the Stockholder, except for any of the foregoing as could not reasonably be expected to impair the Stockholder’s ability to perform his obligations under this Agreement in any material respect. Notwithstanding anything to the contrary contained in this Agreement, with respect to any Owned Shares, New Shares and, upon their issuance, Option Shares with respect to which the Stockholder does not have the sole power to vote (or cause to be voted or consents to be executed) and/or the sole power to dispose of (or cause to be disposed of), the Stockholder shall have no obligations hereunder other than to use his reasonable best efforts to cause all of his obligations under this Agreement to be complied with by any person having such power to vote or dispose.

SECTION 4.4 Reliance by Parent and Merger Sub. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of his obligations hereunder and the compliance by the Stockholder with the terms hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represent and warrant to the Stockholder that (i) it has all legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the party, enforceable against it in accordance with the terms of this Agreement.

ARTICLE VI

TERMINATION

This Agreement shall terminate upon the earliest to occur of (x) the Effective Time, (y) the termination of the Merger Agreement in accordance with its terms and (z) the election of the Stockholder in his sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable pursuant to such Merger Agreement or otherwise amends such Merger Agreement in a manner adverse to the Stockholder in a material respect; provided, that, with respect to termination pursuant to clause (x) above, Sections 7.1 and 7.4 through 7.15 shall survive such termination Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Publication. The Stockholder hereby permits Parent, Merger Sub and/or the Company to publish and disclose in press releases, Schedule 13D filings, and the Form F-4 and/or the Company Proxy Statement (including all documents and schedules filed with the SEC) and any other disclosures or filings required by applicable law his identity and ownership of shares of the Company Common Stock, the nature of his commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

SECTION 7.2 HSR Requirements. The Stockholder agrees promptly to make all necessary filings, if any, and thereafter make any other required submissions, if any, with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement required under the HSR Act or any antitrust and competition laws of any other applicable jurisdiction and any other applicable law. The Stockholder shall cooperate with Parent in connection with the making of the filings referenced in the preceding sentence.

SECTION 7.3 Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that he may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Owned Shares, any New Shares or any Option Shares.

SECTION 7.4 Affiliate Agreement. The Stockholder agrees to execute an agreement contemplated by Section 6.13 of the Merger Agreement as soon as practicable after the date of this Agreement.

SECTION 7.5 Further Actions. Each of the parties agrees that it will use its reasonable best efforts to do all things necessary to effectuate the terms of this Agreement.

SECTION 7.6 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

SECTION 7.7 Amendments, Waivers, etc. This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking the action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 7.8 Enforcement of Agreement; Specific Performance. The Stockholder agrees and acknowledges that Parent and Merger Sub would suffer irreparable damage in the event that any of the obligations of Stockholder in this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached by the Stockholder. It is accordingly agreed by the Stockholder that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

SECTION 7.9 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a) If to the Parent or Merger Sub, addressed to it at:

c/o WPP Group plc

27 Farm Street

London W1J 5RJ

England

Fax: 207 409 7502

Attn: Group Chief Executive

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Fax: (212) 859-4000

Attn: Arthur Fleischer, Jr., Esq.

          Philip Richter, Esq.

(b) If to the Stockholder, addressed to him at:

c/o Grey Global Group Inc.

777 Third Avenue

New York, NY 10017

USA

Fax: (212) 546-1495

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Fax: (212) 450-3800

Attn: Dennis Hersch, Esq.

or to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.

SECTION 7.10 Headings; Titles. Headings and titles of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

SECTION 7.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of this invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement as to effect the original intent of the parties as closely as possible in acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.12 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

SECTION 7.13 Assignment; Binding Effect; No Third Party Beneficiaries; Further Action. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each of Parent and/or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Parent. This Agreement shall be binding upon and shall inure to the benefit of Parent and Merger Sub and their respective successors and assigns and shall be binding upon the Stockholder and his heirs, executors and administrators. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than, in the case of Parent and Merger Sub, their respective successors and assigns and, in the case of the Stockholder, his heirs, executors and administrators) any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Stockholder shall take any further action and execute any other instruments as may be necessary to effectuate the intent of this Agreement.

SECTION 7.14 Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. This Agreement shall not be deemed to have been prepared or drafted by any one party or another or any party’s attorneys.

SECTION 7.15 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws. The Stockholder hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal courts located in the State of Delaware or any Delaware state courts (and, if appropriate, appellate courts therefrom) in connection with any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any suit, action or proceeding relating thereto except in those courts), waives any defense or objection his may have or hereafter have relating to the laying of venue of any suit, action or proceeding in any such courts and agrees not to plead or claim that any suit, action or proceeding brought therein has been brought in an inconvenient forum.

SECTION 7.16 Counterparts; Facsimiles. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all of the parties. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

(Signature page follows.)

IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

WPP GROUP PLC

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	Group Finance Director

ABBEY MERGER CORPORATION

By:	/s/ PAUL RICHARDSON
Name:	Paul Richardson
Title:	President

/s/ EDWARD H. MEYER
Mr. Edward H. Meyer, in his capacity as the Stockholder

Appendix C

PERSONAL AND CONFIDENTIAL

September 11, 2004

Board of Directors

Grey Global Group Inc.

777 Third Avenue

New York, NY 10017

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Limited Duration Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Common Stock, the “Company Common Stock”), of Grey Global Group Inc. (the “Company”) of the Cash Consideration and the Stock Consideration (as defined below) to be received by such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of September 11, 2004 (the “Agreement”), among WPP Group plc (“Parent”), Abbey Merger Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Agreement, the Company will be merged with and into Merger Sub (the “Merger”) and each outstanding share of Company Common Stock (not owned by Parent, Merger Sub or by any direct or indirect subsidiary of Parent, Merger Sub or the Company) will be converted into either (i) $1,005 in cash (the “Cash Consideration”) or (ii) 21.746 American Depository Shares of Parent (“Parent Depository Shares”), each Parent Depository Share representing five ordinary shares, nominal value 10p each, of Parent (“Parent Ordinary Shares”) (the “Stock Consideration”). Holders of Company Common Stock may elect, with respect to all or a portion of their shares of Company Common Stock, to convert such shares of Company Common Stock into the right to receive either the Cash Consideration per share or the Stock Consideration per share, subject to certain procedures and limitations contained in the Agreement, as to which procedures and limitations we express no opinion, including that 50% (subject to certain adjustments) of the shares of Company Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive the Cash Consideration and the remainder will be converted into the right to receive the Stock Consideration. In addition, holders of shares of Company Common Stock who are entitled to receive Parent Depository Shares pursuant to the terms of the Agreement may elect to receive, in lieu of some or all of the Parent Depository Shares such holders are entitled to receive, the number of Parent Ordinary Shares represented by the Parent Depository Shares in respect of which such election is made.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transactions contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have provided certain investment banking services to Parent from time to time, including having acted as financial advisor to Parent in connection with its acquisition of Young & Rubicam Inc. in October 2000; having acted as a financial advisor to Parent in connection with its acquisition of Tempus Group PLC in November 2001; and having acted as a financial advisor to Parent in connection with its acquisition of Cordiant Communications Group PLC in August 2003. We also may provide investment banking services to the Company and Parent in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Board of Directors

Grey Global Group Inc.

September 11, 2004

Page Two

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Parent and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and Parent for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Voting Agreement (as defined in the Agreement); annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2003; Annual Reports on Form 20-F of Parent for the five fiscal years ended December 31, 2003; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain periodic reports on Form 6-K of Parent; certain other communications from the Company and Parent to their respective stockholders; certain internal financial analyses and forecasts for Parent prepared by its management; certain publicly available equity research reports relating to Parent, including estimates of the future financial performance of Parent set forth in such reports; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies, including discussions with respect to the financial forecasts included in certain publicly available equity research reports. In addition, we have reviewed the reported price and trading activity for the shares of the Common Stock, the Parent Depository Shares and the Parent Ordinary Shares, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the advertising industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. Our opinion does not address the underlying business decision of the Company to engage in the Transaction nor are we expressing any opinion as to the prices at which the Parent Depository Shares or Parent Ordinary Shares will trade at any time. In addition, we do not express any opinion as to the allocation of the Cash Consideration and the Stock Consideration, taken in the aggregate, among the different classes or series of Company Common Stock. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote or make any election with respect to such Transaction.

Board of Directors

Grey Global Group Inc.

September 11, 2004

Page Three

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Cash Consideration and the Stock Consideration to be received by the holders of Company Common Stock in the Merger, taken in the aggregate, is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

Appendix D

September 13, 2004

The Board of Directors

Grey Global Group Inc.

777 Third Avenue

New York, NY 10017

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Stock, par value $0.01 per share (the “Common Stock”) and Limited Duration Class B Stock, par value $0.01 per share (together with the Common Stock, the “Company Common Stock”), of Grey Global Group Inc. (the “Company”) of the consideration to be received, in the aggregate, by such holders in the proposed merger (the “Merger”) of the Company with Abbey Merger Corporation, a wholly-owned subsidiary (“Merger Sub”) of WPP Group plc (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger, dated September 11, 2004 (the “Agreement”) among the Company, the Merger Partner and Merger Sub, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock (other than shares of Company Common Stock held in treasury, owned by the Merger Partner and its affiliates or owned by holders who properly exercise dissenters’ rights) will be converted into the right to receive, at the holder’s election: (i) $1,005 per share in cash (the “Cash Consideration”); or (ii) 21.746 American Depositary Shares of the Merger Partner (the “Merger Partner Depository Shares”) or the corresponding amount of Ordinary Shares, par value 10p each, of the Merger Partner (the “Merger Partner Ordinary Shares”), with each Merger Partner Depository Share representing five Merger Partner Ordinary Shares (in each case, together with any cash payable in lieu of fractional shares); provided that 50% (subject to certain adjustments) of the then issued and outstanding Company Common Stock will be converted into the right to receive the Cash Consideration and the remainder will be converted into the right to receive the Merger Partner Depository Shares or the Merger Partner Ordinary Shares.

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) reviewed the publicly available financial terms of certain transactions involving advertising companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Common Stock, the Merger Partner Depository Shares and the Merger Partner Ordinary Shares and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company and the Merger Partner relating to their respective businesses, as well as certain publicly available equity research reports relating to the Merger Partner which include estimates for the Merger Partner’s future results; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry, including discussions relating to the financial forecasts included in certain publicly available equity research reports.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We

D-1

have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We have also assumed that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions (including without limitation, the exchange rate between U.S. dollars and pounds sterling) as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger, in the aggregate, and we express no opinion as to the allocation of the consideration among the different classes or series of Company Common Stock or the relative merits of the Merger as compared to other business strategies that might be available to the Company or the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Merger Partner Depository Shares or the Merger Partner Ordinary Shares will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, which include the rendering of this opinion, if the proposed Merger is consummated. Please be advised that we and our affiliates have in the past provided certain investment banking and commercial banking services to the Company, for which customary compensation was received, including acting as lead managing underwriter of the Company’s $150 million 5.0% Contingent Convertible Subordinated Debentures Due 2033 and serving as the Administrative Agent on the Company’s $110 million Senior Revolving Credit Facility since 2001. In addition, one of our affiliates is a lender under the Merger Partner’s syndicated bank facilities. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger, in the aggregate, is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full and referred to in any proxy, information statement filed with the Securities and Exchange Commission and/or mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. MORGAN SECURITIES INC.

D-2

Appendix E

Delaware General Corporation Law

Section 262

§ 262. Appraisal rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

[Grey Global Logo]

Grey Global Group Inc.

Common Stock

Proxy Solicited by the Board of Directors

For the Special Meeting Of Stockholders

to be Held on March 3, 2005

8:00 a.m.

PROXY

The undersigned, stockholder(s) of Grey Global Group Inc. (“Company”), hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 32 Old Slip, Second Floor Auditorium, New York, New York 10005 at 8:00 a.m., local time, on March 3, 2005 and at any adjournments or postponements thereof (the “Special Meeting”), upon the matters set forth on the reverse side, and, in their discretion, on all other matters that may properly come before the Special Meeting.

The shares represented hereby will be voted in accordance with the specifications herein, but where specifications are not indicated, this proxy will be voted “FOR” adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., as the same may be amended prior to the Special Meeting.

The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete and return your proxy in the enclosed envelope as soon as possible. Your vote is important. Thank you for voting.

- Please detach along perforated line and mail in the envelope provided-

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE

AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 11, 2004, BY AND AMONG

WPP GROUP PLC, ABBEY MERGER CORPORATION AND GREY GLOBAL GROUP INC.

1.    Adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., as the same may be amended prior to the Special Meeting.

☐ For	☐ Against	☐ Abstain

2.    The transaction of such other business as may properly come before the meeting, and at any and all adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, dated January 31, 2005.

To change the address on your account, please check the box at right                                  ☐ and indicate your new address in the address space above.

Signature of Stockholder                                                   Date:

Signature of Stockholder                                                   Date:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[Grey Global Logo]

Grey Global Group Inc.

Limited Duration Class B Common Stock

Proxy Solicited by the Board of Directors

For the Special Meeting Of Stockholders

to be Held on March 3, 2005

8:00 a.m.

PROXY

The undersigned, stockholder(s) of Grey Global Group Inc. (“Company”), hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 32 Old Slip, Second Floor Auditorium, New York, New York 10005 at 8:00 a.m., local time, on March 3, 2005, and at any adjournments or postponements thereof (the “Special Meeting”), upon the matters set forth on the reverse side, and, in their discretion, on all other matters that may properly come before the Special Meeting.

The shares represented hereby will be voted in accordance with the specifications herein, but where specifications are not indicated, this proxy will be voted “FOR” adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., as the same may be amended prior to the Special Meeting.

The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete and return your proxy in the enclosed envelope as soon as possible. Your vote is important. Thank you for voting.

- Please detach along perforated line and mail in the envelope provided-

————————————————————————————————————————

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE

AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 11, 2004, BY AND AMONG

WPP GROUP PLC, ABBEY MERGER CORPORATION AND GREY GLOBAL GROUP INC.

1.    Adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., as the same may be amended prior to the Special Meeting.

☐ For	☐ Against	☐ Abstain

2.    The transaction of such other business as may properly come before the meeting, and at any and all adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, dated January 31, 2005.

To change the address on your account, please check the box at right                                  ☐ and indicate your new address in the address space above.

Signature of Stockholder                                                   Date:

Signature of Stockholder                                                   Date:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To the Stockholders of Grey Global Group Inc.:

We are sending you the enclosed election form because on September 11, 2004, Grey Global Group Inc. signed a merger agreement with WPP Group plc. As more fully described in the proxy statement/prospectus that has been sent to you in connection with the proposed merger, if the stockholders of Grey adopt the merger agreement and certain other conditions are satisfied, Grey will be merged with and into Abbey Merger Corporation, a wholly-owned subsidiary of WPP. Abbey Merger Corporation will survive the merger, will continue the business of Grey and will remain a wholly-owned subsidiary of WPP. You should carefully read the accompanying proxy statement/prospectus.

If WPP and Grey complete the merger, you will have the right to elect to receive either $1,005 in cash (“Cash Consideration”) or 21.746 WPP American depositary shares, or WPP ADSs (“Share Consideration”), for each share of Grey common stock or Limited Duration Class B common stock that you own, subject to allocation and proration procedures designed to ensure that 50% of the Grey shares are converted into Cash Consideration and 50% of the Grey shares are converted into Share Consideration. You may make an election to receive Cash Consideration and/ or Share Consideration for your Grey shares by completing, signing, and returning the enclosed election form in accordance with the instructions. You may elect to receive Cash Consideration or Share Consideration for some or all of your Grey shares in Box 5 on page 4 of the attached election form. However, you may not elect to receive both Cash Consideration and Share Consideration for a single Grey share.

If you elect to receive Cash Consideration or Share Consideration, the form of merger consideration that you actually receive will likely be adjusted as a result of the allocation and proration procedures pursuant to the merger agreement as described in the proxy statement/prospectus. The allocation and proration procedures are designed to ensure that 50% of the Grey shares outstanding at the completion of the merger are converted into Cash Consideration and 50% of the Grey shares outstanding at the completion of the merger are converted into Share Consideration. If the aggregate number of Grey shares for which cash elections are made exceeds the 50% threshold, then a pro rata portion of the Grey shares for which you and other Grey stockholders make cash elections will be exchanged for WPP ADSs (or WPP ordinary shares) so that the total number of Grey shares exchanged for cash equals the 50% threshold. Similarly, if the aggregate number of Grey shares for which share elections are made exceeds the 50% threshold, then a pro rata portion of the Grey shares for which you and other Grey stockholders make share elections will be exchanged for cash so that the total number of Grey shares exchanged for WPP shares equals the 50% threshold. As more fully described in the proxy statement/prospectus, the percentage of Grey shares converted into Cash Consideration will be decreased and the percentage of Grey shares converted into Share Consideration will be correspondingly increased to the extent necessary to ensure the merger qualifies as a reorganization for U.S. tax purposes.

If you and/or your affiliates are the registered holder of Grey shares represented by more than one certificate, you may specify to the Exchange Agent on this election form how to allocate Cash Consideration, if any, that you become entitled to receive among the various Grey shares of which you are the registered holder and, with the proper consent of your affiliates, among Grey shares of which you and/or your affiliates are the registered holder. Grey stockholders who hold their shares in “street name” through brokers, banks or other nominees will be able to make this type of allocation only if and to the extent that the stockholder’s brokers, banks or other nominees provide for the making of this type of allocation.

In addition, regardless of whether you elect to receive Cash Consideration or Share Consideration for your Grey shares, you may choose to receive WPP ordinary shares instead of all or a portion of the WPP ADSs, if any, that you become entitled to receive as a result of elections you make and/or the operation of the allocation and proration procedures.

For further information, see “The Merger Agreement—Merger Consideration—Making Cash and Share Elections” in the proxy statement/prospectus.

If for any reason the merger is not completed, this election form will be void and of no effect. Certificate(s) for Grey shares previously delivered for exchange will be returned promptly.

The deadline for receipt of your election form and other required documents, referred to as the Election Deadline, is 5:00 p.m., New York City time on March 3, 2005, which is the day of the special meeting of the Grey stockholders called to adopt the merger agreement. However, if the closing of the merger will occur more than four business days after the special meeting, this deadline will be extended until two business days before the closing date. In this event, WPP and Grey will publicly announce the new election deadline at least five business days before the anticipated closing date.

If you fail by the Election Deadline to submit a properly completed election form, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, you will be deemed not to have made an election. As a non-electing stockholder, you may be paid Cash Consideration for all of your Grey shares, Share Consideration for all of your Grey shares, or Cash Consideration for a portion of your Grey shares and Share Consideration for a portion of your Grey shares, depending on the cash elections and share elections that other stockholders have made.

Grey stockholders who hold their shares in “street name” through brokers, dealers, commercial banks, trust companies or other nominees must follow the instructions of their broker, dealer, commercial bank, trust company or other nominee.

Please read carefully the following information and general instructions for making your election.

ELECTION FORM

American Stock Transfer & Trust Company:

In connection with the merger of Grey Global Group Inc. with and into Abbey Merger Corporation, a wholly-owned subsidiary of WPP Group plc, the undersigned registered holder of Grey common stock and/or Limited Duration Class B common stock (collectively “Grey Shares”) hereby submits the stock certificates representing the undersigned’s Grey Shares, hereby transfers ownership of such stock by book-entry transfer, or hereby guarantees the delivery of such Grey Shares, to the account of American Stock Transfer & Trust Company, the exchange agent designated by WPP pursuant to the Agreement and Plan of Merger among WPP, Abbey and Grey dated September 11, 2004, or its replacement or successor, and hereby instructs the exchange agent to deliver, or cause to be delivered, to the undersigned, in exchange for the undersigned’s Grey Shares, Cash Consideration and/or Share Consideration pursuant to the undersigned’s election as set forth on page 4 of this election form in accordance with the requirements and subject to the allocation and proration procedures contained in the merger agreement. The undersigned acknowledges and confirms that if the aggregate number of Grey Shares for which cash elections are made exceeds 50% of the outstanding Grey Shares, then a portion of the Grey Shares for which cash elections are made will be exchanged for Share Consideration on a pro rata basis so that the total number of Grey Shares exchanged for Cash Consideration equals the 50% threshold. The undersigned further acknowledges and confirms that if the aggregate number of Grey Shares for which share elections are made exceeds the 50% threshold, then a portion of the Grey Shares for which share elections are made will be exchanged for Cash Consideration on a pro rata basis so that the total number of Grey shares exchanged for Share Consideration equals the 50% threshold. The undersigned acknowledges and confirms that the percentage of Grey shares converted into Cash Consideration will be decreased and the percentage of Grey shares converted into Share Consideration will be correspondingly increased to the extent necessary to ensure the merger qualifies as a reorganization for U.S. tax purposes as more fully described in the proxy statement/prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to surrender the Grey Shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed by the exchange agent or WPP to be appropriate or necessary to complete the sale, assignment or transfer of the undersigned’s Grey Shares. All authority conferred or agreed to be conferred in this election form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned.

The undersigned understands that neither surrender nor an election is made in acceptable form until receipt by the exchange agent of this election form, or a facsimile hereof, duly completed and manually signed, together with such stock certificates or transfer of ownership by book-entry transfer and all accompanying evidences of authority. The undersigned agrees that all questions as to validity, form and eligibility of any surrender of the Grey certificates hereunder will be determined by WPP (after reasonable consultation with Grey) and that such determination will be final and binding.

The undersigned agrees that, pending the completion of the merger, the undersigned may not and shall not sell or otherwise transfer the Grey Shares subject to this election form unless the merger agreement is terminated or the undersigned properly revokes this election prior to the election deadline.

The undersigned acknowledges that, until the undersigned properly surrenders the stock certificate(s) representing the undersigned’s Grey Shares or properly transfers such shares in book-entry form, the undersigned will not receive any Share Consideration or Cash Consideration issuable or payable as a result of the merger or any dividends or other distributions payable on any WPP ADSs or WPP ordinary shares into which the Grey Shares represented by the certificate(s) have been converted. The undersigned further understands that no interest will be payable with respect to any cash to be paid pursuant to the merger or with respect to dividends or distributions payable on surrender of any certificates representing Grey Shares. Delivery of certificates representing Grey Shares will be affected, and risk of loss and title to the Grey certificate(s) will pass only upon proper delivery thereof to the exchange agent in the appropriate manner to one of the addresses shown herein.

This election form must be sent to American Stock Transfer & Trust Company, as the exchange agent, at the address indicated below:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, New York 10038

Attention: Exchange Department

Detach Form Before Mailing

GREY GLOBAL GROUP INC. FORM OF ELECTION

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE PROXY STATEMENT/PROSPECTUS RELATED TO THE MERGER.

Description of Grey Certificate(s) Surrendered

	Column 1 Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Column 2 Grey Certificate Number(s)	Column 3 Class of Grey Shares (Common or Limited Duration Class B)	Column 4 Number of Grey Shares Represented by Grey Certificate(s)

BOX A

	(Attach additional schedule if necessary)	Total No. of Grey Shares

Elections are subject to proration as more fully described in the proxy statement/prospectus. This means that there can be no assurance that you will receive 100% of the merger consideration in the form you elect for all Grey Shares for which you properly deliver an election form.

Your election must be accompanied by your Grey stock certificate(s), a book-entry transfer of shares to the exchange agent (see Box F), or a guaranteed delivery (see Box G).

Allocation Among Grey Shares

To be completed ONLY if (1) you and/or your affiliates are the registered holders of Grey Shares represented by more than one certificate and (2) you and/or your affiliates wish to specify your preference for the allocation of Cash Consideration, if any, among those Grey Shares to the extent you become entitled to receive Cash Consideration for some or all of your Grey Shares. Please note that, even if you did not elect to receive Cash Consideration, you may still wish to complete this form in the event that you are entitled to receive Cash Consideration as a result of the allocation and proration procedures described in the proxy statement/prospectus.

If the Grey Shares you wish to list below are registered in any name other than the name(s) appearing in Box A above, before returning this election form, you must obtain from the Exchange Agent a form of consent that must be completed by the person in whose name such shares are registered. This election form must be accompanied by a properly completed copy of that form of consent.

	Column 1 Order in which Cash Consideration will be allocated among your Grey Shares	Column 2 Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Column 3 Grey Certificate Number(s)	Column 4 Class of Grey Shares (Common or Limited Duration Class B)	Column 5 Number of Grey Shares Represented by Grey Certificate(s)

BOX B

Elections

(1)	Number of shares of Grey Common Stock to which this Form of Election relates:

(2)	Number of shares of Grey Limited Duration Class B Common Stock to which this Form of Election relates:

You must mark either Box (3), (4) or (5) to participate in the Election.

(3) ☐	Mark this box to receive 21.746 American depositary shares (“ADSs”) of WPP Group plc (“WPP”) per Grey Share, subject to proration, for all of your Grey Shares (“Share Consideration”).

OR

(4) ☐	Mark this box to receive $1,005 in cash, without interest, subject to proration, for all of your Grey Shares (“Cash Consideration”).

OR

(5) ☐	Mark this box to receive a combination of Share Consideration and Cash Consideration, subject to proration.

Insert the number of shares of Grey Common Stock for which you elect Share Consideration:

Insert the number of shares of Grey Limited Duration Class B Common Stock for which you elect Share Consideration:

Insert the number of shares of Grey Common Stock for which you elect Cash Consideration:

Insert the number of shares of Grey Limited Duration Class B Common Stock for which you elect Cash Consideration:

(6)	Complete Box E if you wish to receive WPP ordinary shares in lieu of all or a portion of the WPP ADSs you are otherwise entitled to receive. Because your elections are subject to possible proration as described in the proxy statement/prospectus, you may wish to consider whether or not to complete Box E even if you elect to receive Cash Consideration for all of your Grey Shares.

Special Issuance Instructions

(Signature Guaranty Required. See General Instruction 4)

TO BE COMPLETED ONLY if the certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid are to be issued in a name other than the name(s) appearing in Box A above.

Issue

        ☐ Certificate(s) to:    ☐ Check to:

BOX C       Name:

(Please print or type)

Address:

(street and number)

(city, state and zip code)

Tax Identification Number

(Also complete Substitute Form W-9)

Special Mailing Instructions

(Signature Guaranty Required. See General Instruction 6)

TO BE COMPLETED ONLY if the certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid are to be delivered to an address other than that appearing in Box A above or, if Box C is filled in, to an address other than that appearing therein.

Mail

        ☐ Certificate(s) to:    ☐ Check to:

BOX D       Name:

(Please print or type)

Address:

(street and number)

(city, state and zip code)

WPP Ordinary Share Choice

To be completed ONLY if you wish to receive five WPP ordinary shares per WPP ADS in lieu of all or a portion of the WPP ADSs you otherwise become entitled to receive.

BOX E

If you wish to receive WPP ordinary shares instead of WPP ADSs for all of or a portion of the WPP ADSs you otherwise become entitled to receive, indicate in the box below the percentage of the WPP ADSs in lieu of which you wish to receive WPP ordinary shares :

        % WPP ADSs

Book-Entry Delivery

If your Grey Shares are being delivered by book-entry transfer to the exchange agent’s account, complete the following:

Name of electing institution:

BOX F	The Depository Trust Company Company Account Number:

Transaction Code Number:

If you choose to receive WPP ordinary shares, please provide the CREST Participant Identification Number and CREST Member Identification Number, if applicable, of the CREST account to which you want those ordinary shares delivered:

CREST Participant Identification Number:

CREST Member Identification Number:

Guarantee of Delivery

The undersigned, a member firm of a registered national securities exchange, a member of the NASD, Inc. or a commercial bank or trust company in the United States, hereby guarantees to deliver to the exchange agent either all of the certificate(s) for Grey Shares to which this election form relates, or such certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer, or to deliver to the exchange agent the Grey Shares identified below pursuant to the procedure for electronic transfer at the Depository Trust Company, no later than 5:00 p.m. eastern time, on the third trading day after the election deadline as described in the proxy statement/prospectus related to the merger.

The undersigned acknowledges that it must deliver the Grey Shares covered by this election form to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.
BOX G

	Dated	Print Firm Name

	Certificate Number(s)	Authorized Signature

	Number of Grey shares	Address

If the Grey Shares will be delivered by book-entry transfer, provide the Depository Trust Company account number:
Telephone Number

Sign Here

	Signature:		Date:

	Signature:		Date:

BOX H	Must be signed by registered holder(s) exactly as name(s) appear(s) on surrendered Grey certificate(s), or the book-entry account, or the authorized representative of such registered holder(s) or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please provide the information below.		MEDALLION GUARANTEE OF SIGNATURE(S) (if required)

	Name(s):	Name of Firm:
(Please Print)
Authorized Signature:
(Please Print)

	Capacity:	Title:
	(Please Print Full Title)		(Please Print)

Daytime Telephone:
(including area code)

IMPORTANT TAX INFORMATION

Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in Box I below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding.

	SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below.	Name Social Security Number – – OR Employer Identification Number –
Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Check this box ☐ if you are awaiting your TIN.

CERTIFICATION — Under the penalties of perjury, I certify that:

BOX I		(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding under the provisions of the Internal Revenue Code because (a) I am exempt from backup withholdings, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien)

        Certification Instructions — You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

Signature: Date:

If you checked the box in part 2 of Box I above, you must complete Box J.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

BOX J

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 28% of all reportable payments made to me after will be withheld until I provide a number.

Signature: Date:

GENERAL INSTRUCTIONS

1.  Execution and Delivery of Election form

If you want to make an election to receive Cash Consideration or Share Consideration for all or a portion of your Grey Shares, this election form must be completed, dated, signed and mailed, or hand delivered, to the exchange agent, American Stock Transfer & Trust Company, at the address listed on the front page hereof, accompanied by the Grey certificate(s) for which you have made an election, a book-entry transfer of shares to the exchange agent or a guarantee of delivery. DO NOT SEND STOCK CERTIFICATES TO EITHER GREY OR WPP. The method of delivering stock certificate(s), together with this election form and the other documentation required hereby, is at your option and risk. If mail is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the exchange agent is enclosed for your convenience.

The deadline for receipt of your election form and other required documents, referred to as the Election Deadline, is 5:00 p.m., New York City time on March 3, 2005, which is the day of the special meeting of the Grey stockholders called to adopt the merger agreement. However, if the closing of the merger will occur more than four business days after the special meeting, this deadline will be extended until two business days before the closing date. In this event, WPP and Grey will publicly announce the new election deadline at least five business days before the anticipated closing date. If you surrender your Grey Shares to make an election, you will not be able to sell those Grey Shares pending the completion of the merger, unless your election is properly revoked prior to the Election Deadline or the merger agreement is terminated. All elections will automatically be deemed to be revoked in the event the merger agreement is terminated.

In Boxes (1) and (2) on page 4 please print the number of shares of each class of Grey Shares (common or Limited Duration Class B common) with respect to which you are making an election using this Form of Election.

If you mark Box (3) on page 4, you are electing Share Consideration for all of your Grey Shares, subject to possible proration as described in the accompanying proxy statement/prospectus.

If you mark Box (4) on page 4, you are electing Cash Consideration for all of your Grey Shares, subject to possible proration as described in the accompanying proxy statement/prospectus.

If you mark Box (5) on page 4, you are electing Share Consideration with respect to a portion of your Grey Shares and Cash Consideration with respect to a portion of your Grey Shares, subject to possible proration as described in the accompanying proxy statement/prospectus. Please insert the number of shares of each class of Grey Shares for which you are electing Share Consideration, subject to possible proration, and the number of shares for each class of Grey Shares for which you are electing Cash Consideration, subject to possible proration.

In addition, complete Box E if you wish to receive ordinary shares of WPP in lieu of all or a portion of the WPP ADSs you are otherwise entitled to receive. Because your elections are subject to possible proration, you may wish to consider whether or not to complete Box E even if you elect to receive Cash Consideration for all of your Grey Shares.

If you and/or your affiliates are the registered holder of Grey shares represented by more than one certificate, you may specify to the Exchange Agent on this election form how to allocate Cash Consideration, if any, that you become entitled to receive among the various Grey shares of which you are the registered holder and, with the proper consent of your affiliates, among Grey shares of which you and your affiliates are the registered holder. Grey stockholders who hold their shares in “street name” through brokers, banks or other nominees will be able to make this allocation only if and to the extent that the stockholder’s brokers, banks or other nominees provide for the making of this type of allocation. To make such an allocation you must complete Box B. You may attach a photocopy of Box B to the election form for each of the certificates or accounts you specify in Box B. If you and/or your affiliates’ Grey Shares for which you wish to allocate Cash Consideration in

Box B are registered in any name other than the name(s) appearing in Box A above, before returning this Form of Election, you must obtain from the Exchange Agent a form of consent that must be completed by the person in whose name such shares are registered. This election form must be accompanied by a properly completed copy of that form of consent. In addition, the information in Box B on each election form for you and your affiliates must be the same, and all listed affiliates must validly and timely submit to the Exchange Agent their election form or else the Exchange Agent will not be able to take your allocation preference into consideration. In the event that the exact preferences you specify in the table cannot be accommodated, the Exchange Agent will attempt to allocate the Cash Consideration as closely as possible to your desired allocation. If you are making an election with respect to Grey shares owned by one of your affiliates, your affiliate should not submit an election form. Instead, your affiliate should complete the form of consent obtained from the exchange agent, which should indicate that you are authorized to sign on behalf of your affiliate.

2.  Signatures

This election form must be signed by or on behalf of the registered holder(s) of the stock certificate(s) submitted herewith. If such stock certificate(s) are registered in the names of two or more persons, all such persons must sign. The signatures on this election form must correspond exactly with the name(s) as written on the face of the surrendered stock certificate(s) or on the book-entry account, unless the Grey shares represented hereby have been assigned or otherwise transferred by such registered holder(s), in which event this election form must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4. If the surrendered Grey certificate(s) are registered in different forms of the name of any person signing this election form (e.g., “John Smith” on one Grey certificate and “J. Smith” on another), it will be necessary for such person either to sign this election form in each way in which the stock certificate(s) are registered or to sign as many election forms as there are different name registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such.

3.  Issuance of Share Consideration or Payment of Cash in Same Name

If the certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered stock certificate(s) and such certificate(s) and check(s) are to be delivered to address(es) appearing in Box A above, then such Grey certificate(s) need not be endorsed and no guarantee of the signature(s) on this election form is required. For a correction of name or for a change in name which does not involve a change in ownership, you must follow Instruction 7.

4.  Issuance of Share Consideration or Payment of Cash in Different Names

If the certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid are to be issued other than in the exact name(s) of the registered holder(s) of the surrendered stock certificate(s) (for example, if the stock certificates have been transferred or assigned and the transfer has not been registered on the books of Grey), you must complete Box C above and comply with the following:

(a) Endorsement and Guarantee. The stock certificate(s) surrendered must be properly endorsed, or accompanied by appropriate stock powers properly executed, by the registered holder(s) of such stock certificate(s) to the person(s) who are to receive the certificate representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such stock certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

(b) Transferee’s Signature. This election form must be signed by the assignee(s) or other transferee(s) of the stock certificate(s) submitted herewith, or his, her or its agent, and should not be signed by the assignor or other transferor. The signature of such assignee(s) or other transferee(s) must be guaranteed as provided in Instruction 4(a).

(c) Transfer Taxes. Satisfactory evidence of the payment of all applicable stock transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such stock certificate(s) (or satisfactory evidence that such tax is not applicable) must be received by the exchange agent prior to the delivery of any certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) or a check for any cash to be paid.

You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the certificate(s) representing WPP ADSs or ordinary shares or a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered stock certificate(s).

5.  Supporting Evidence of Authority

In case this election form or any stock certificate endorsement or stock power is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with this election form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in form satisfactory to the exchange agent.

6.  Special Instructions for Delivery by the Exchange Agent

The certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) and/or a check for any cash to be paid will be mailed to the address(es) of the registered holder(s) of the surrendered stock certificate(s), as indicated in Box A, unless instructions to the contrary are given in Box C. If the certificate(s) representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) and/or a check for any cash to be paid are to be delivered to the registered holder(s) of the stock certificate(s) at an address other than as indicated in Box A, Box D must be completed and the appropriate signature(s) must be guaranteed as provided in General Instruction 4(a).

7.  Correction of or Change in Name

For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (i) for a change in name by marriage, etc., this election form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (ii) for a correction in name, this election form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on this election form must be guaranteed as provided in General Instruction 4(a).

8.  Substitute Form W-9

Under Federal income tax law, any person submitting this election form must provide to the exchange agent and WPP his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in Box I. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this election form. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the exchange agent or at http://www.amstock.com/main/nav_sitemap.asp.

Part 2 of Box I may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of Box I is checked, such person must also complete Box J to avoid backup withholding. Notwithstanding that Part 2 of Box I is checked and Box J is completed, prior to the time a properly certified TIN is provided to the exchange agent, the exchange agent will withhold 28% of all payments made.

The signature and date endorsed on Substitute Form W-9 in Box I will serve to certify that the TIN and withholding information provided in this election form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this election form.

9.  Improper Surrender

The exchange agent and WPP reserve the right to reject any surrender of stock certificate(s) that are defective or irregular in any respect and may request from persons making such surrenders such additional documents as the exchange agent or WPP deems appropriate to cure any such defect or irregularity. However, the exchange agent and WPP also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.

10.  Lost Certificates

If any stock certificate representing Grey Shares has been lost or stolen, the exchange agent should be contacted (see General Instruction 14) for information with respect to the procedures to be followed to receive certificates representing Share Consideration (in the form of WPP ADSs or WPP ordinary shares) and/or a check for any cash to be paid.

11.  Inadequate Space

If the space provided in Box A is inadequate, the stock certificate numbers, the number of Grey Shares represented thereby and the election made with respect to such certificates should be listed on a separate signed schedule attached hereto.

12.  Waiver of Appraisal Rights

The execution and submission of an unrevoked election form and accompanying surrender of stock certificates for the applicable merger consideration, book entry transfer of shares or a guarantee of delivery, as applicable, will result in a waiver and withdrawal of any demand for appraisal that otherwise may have been made.

13.  Miscellaneous

The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this election form.

14.  Inquiries

All inquiries with respect to the surrender of stock certificate(s) representing Grey Shares and replacements of any lost stock certificates should be made to the exchange agent at the appropriate address set forth above or by telephone at (877) 248-6417 or (718) 921-8317. If you have any questions about the merger, need assistance in voting your shares, or making elections or need additional copies of the proxy statement/prospectus, the proxy card, or this form of election, you should contact the proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account	Give the SOCIAL SECURITY number of:
1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

b So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5. Sole proprietorship account	The owner(3)

For this type of account	Give the EMPLOYER IDENTIFICATION number of:
6. A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

7. Corporate account	The corporation

8. Association, club, religious, charitable, educational or other tax-exempt organization account	The organization

9. Partnership account	The partnership

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

How to Obtain a TIN

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number.

Payees Exempt from Backup Withholding

Payees exempt from backup withholding on all payments include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
•	The United States or any of its agencies or instrumentalities.
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.
•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade of business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

NOTICE TO PARTICIPANTS OF

GREY GLOBAL GROUP INC. EMPLOYEE STOCK OWNERSHIP PLAN

                     ,

Dear ESOP Participant:

SOLICITATION OF SHAREHOLDERS OF GREY GLOBAL INC.

As you may know, on September 11, 2004, Grey Global Group Inc. (“Grey”) signed an Agreement and Plan of Merger, as amended (the “Merger Agreement”), with WPP Group plc (“WPP”). As more fully described in the enclosed proxy statement/prospectus, if the stockholders of Grey adopt the Merger Agreement and certain other conditions are satisfied, Grey will be merged with and into Abbey Merger Corporation, a wholly-owned subsidiary of WPP. Abbey Merger Corporation will survive the merger, will continue the business of Grey and will remain a wholly-owned subsidiary of WPP. You should carefully read the accompanying proxy statement/prospectus.

The enclosed information relates only to shares of the Grey common stock and Grey Limited Duration Class B common stock held in your account under the Grey Global Inc. Employee Stock Ownership Plan. If you own other shares outside of the Plan, you should receive separate mailings related to those shares.

PROXY SOLICITATION

As a participant in the Grey Global Group Inc. Employee Stock Ownership Plan (the “ESOP”), you may direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your ESOP, to vote shares of Grey common stock and Limited Duration Class B common stock (“Grey shares”) allocated to your ESOP account. You may direct Vanguard by completing, signing, and returning the enclosed ESOP Instruction Form, which must be received by the ESOP Deadline (4:00 p.m. Eastern Time on February 28, 2005).

Please note that the terms of the ESOP establish how Vanguard will vote your Grey shares. Vanguard will vote the Grey shares held in your ESOP account as directed by you on the enclosed ESOP Instruction Form. If you send in your ESOP Instruction Form and no direction is provided, Vanguard will vote your Grey shares for the adoption of the Merger Agreement. If your ESOP Instruction Form is not received by the ESOP Deadline, Vanguard will vote all of your Grey shares for and against the Merger Agreement, in the same proportion as those Grey shares for which Vanguard receives specific voting instructions from other ESOP participants. In addition, all unallocated Grey shares in the ESOP, if any, will be voted pro rata, in the same proportion as those Grey shares for which Vanguard received specific voting instructions from ESOP participants.

ELECTION FOR EXCHANGE OF SHARES

IF THE MERGER AGREEMENT IS ADOPTED

On the enclosed ESOP Instruction Form, you may also direct Vanguard to exchange Grey shares allocated to your ESOP account in the event the Merger Agreement is adopted. You may direct Vanguard by completing, signing, and returning the enclosed ESOP Instruction Form, which must be received by the ESOP Deadline (4:00 p.m. Eastern Time on February 28, 2005).

According to the terms of the ESOP and the Merger Agreement, you may elect from the following options: (1) each Grey share in your account will be exchanged for $1,005 cash (“cash consideration”), subject to proration; (2) each Grey share will be exchanged for 21.746 WPP American depositary shares, or WPP ADSs (“share consideration”), subject to proration; or (3) a percentage of your Grey shares will be exchanged for share consideration and the remaining percentage will be exchanged for cash consideration, subject to proration. You may not elect to receive both cash consideration and share consideration for a single share of Grey stock. The proration limitations indicated in this paragraph are described in the enclosed proxy statement/prospectus.

In the event that Vanguard does not receive your ESOP Election Form by the ESOP Deadline or you do not indicate the form of consideration you wish to receive on your ESOP Instruction Form, the ESOP requires that Vanguard exchange the Grey shares in your ESOP account for the same consideration that non-electing Grey stockholders will receive in the merger in accordance with the proration procedures described in the enclosed proxy statement/prospectus.

MAILING OR FAXING YOUR INSTRUCTIONS TO VANGUARD

To instruct Vanguard, please promptly complete, sign and date the enclosed “ESOP Instruction Form” and mail it to Vanguard in the enclosed postage-paid reply envelope. In order to direct Vanguard, your ESOP Instruction Form must be received by (4:00 pm EST on February 28, 2005), the ESOP Deadline. If you prefer, you may fax a completed and signed ESOP Instruction Form to Vanguard’s attention at 1-877-226-7171.

Please note that timely voting instructions provided to Vanguard will be followed with respect to the voting of shares held in your account as of January 31, 2005 (the record date) and that timely instructions with respect to elections for exchanges of shares provided to Vanguard will be followed with respect to all shares held in your account as of the effective date of the merger. In addition, all unallocated Grey shares as of the record date, if any, will be voted in proportion to the voting decisions that you and other voting ESOP participants make and will be exchanged for the same consideration that non-electing Grey stockholders will receive in the merger in accordance with the proration procedures described in the enclosed proxy statement/prospectus.

YOUR DECISION IS CONFIDENTIAL

All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including Grey, WPP, Abbey Merger Corporation, or any of their respective directors, officers, employees or affiliates.

FOR ADDITIONAL QUESTIONS

If you have any questions about the proxy solicitation, please contact (insert name and phone number of information agent). Additionally, all proxy-solicitation materials and the Merger Agreement are available online at www.sec.gov. If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services weekdays during normal business hours at 1-800-523-1188.

Sincerely,

Vanguard Fiduciary Trust Company

ESOP INSTRUCTION FORM

GREY GLOBAL GROUP INC. EMPLOYEE STOCK OWNERSHIP PLAN

BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ THE ACCOMPANYING INFORMATION, INCLUDING THE ENCLOSED PROXY STATEMENT/PROSPECTUS. THE

ENCLOSED “NOTICE TO PARTICIPANTS” DESCRIBES HOW YOUR GREY SHARES WILL BE TREATED IF YOU FAIL TO OR DO NOT PROPERLY SUBMIT THIS FORM

Part I: Proxy Solicitation

With respect to the stated adoption of the Agreement and Plan of Merger, dated as of September 11, 2004, as amended (the “Merger Agreement”), by and among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc., I hereby direct Vanguard to vote the Grey shares in my ESOP account as follows (Please check one box below):

☐     For     ☐     Against     ☐     Abstain

Part II: Election for Exchange of Shares if Merger Agreement is Adopted

If the Merger Agreement is adopted, I hereby direct Vanguard to exchange the Grey shares allocated to my ESOP account as follows (Please check one box below):

☐ I direct Vanguard to exchange 100% of my Grey shares for $1,005 in cash, without interest, (“cash consideration”) per Grey share, subject to proration as described in the proxy statement/prospectus; OR,

☐ I direct Vanguard to exchange 100% of my Grey shares for 21.746 American depositary shares (“ADSs”) of WPP Group plc (“share consideration”) per Grey share, subject to proration as described in the proxy statement/prospectus; OR,

☐ I direct Vanguard to exchange     % (insert a percentage in whole numbers less than 100%) of my Grey shares for share consideration. I understand that any remaining shares will default to cash consideration, subject to proration as described in the proxy statement/prospectus.

Note: You may fax your completed and signed Form to Vanguard’s attention at 1-877-226-7171.

IN ORDER TO DIRECT VANGUARD, THIS FORM MUST BE SIGNED AND DATED AND RECEIVED BY (4:00 PM EST, ON FEBRUARY 28, 2005), THE ESOP DEADLINE.

Signature

Please Print Name

Social Security Number

Date

Daytime Phone Number